EXECUTION COPY








   RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.,

                       Company,

           RESIDENTIAL FUNDING CORPORATION,

                   Master Servicer,

                          and

                BANKERS TRUST COMPANY,

                        Trustee




            POOLING AND SERVICING AGREEMENT

               Dated as of June 1, 1995



          Mortgage Pass-Through Certificates

                    Series 1995-S9







                   TABLE OF CONTENTS
                                                   Page

                       ARTICLE I

                      DEFINITIONS

     Section 1.01.  Definitions. . . . . . . . . . .  3
          Accretion Directed TAC Certificates. . . .  3
          Accretion Directed TAC Components. . . . .  3
          Accretion Termination Date . . . . . . . .  3
          Accrual Distribution Amount. . . . . . . .  3
          Accrued Certificate Interest . . . . . . .  3
          Adjusted Mortgage Rate . . . . . . . . . .  4
          Adjusted Senior Principal Distribution
               Amount. . . . . . . . . . . . . . . .  4
          Advance. . . . . . . . . . . . . . . . . .  4
          Affiliate. . . . . . . . . . . . . . . . .  4
          Agreement. . . . . . . . . . . . . . . . .  5
          Amount Held for Future Distribution. . . .  5
          Appraised Value. . . . . . . . . . . . . .  5
          Assignment . . . . . . . . . . . . . . . .  5
          Assignment Agreement . . . . . . . . . . .  5
          Assignment of Proprietary Lease. . . . . .  5
          Available Distribution Amount. . . . . . .  5
          Bankruptcy Amount. . . . . . . . . . . . .  6
          Bankruptcy Code. . . . . . . . . . . . . .  7
          Bankruptcy Loss. . . . . . . . . . . . . .  7
          Book-Entry Certificate . . . . . . . . . .  7
          Business Day . . . . . . . . . . . . . . .  7
          Buydown Funds. . . . . . . . . . . . . . .  7
          Buydown Mortgage Loan. . . . . . . . . . .  7
          Cash Liquidation . . . . . . . . . . . . .  8
          Certificate. . . . . . . . . . . . . . . .  8
          Certificate Account. . . . . . . . . . . .  8
          Certificate Account Deposit Date . . . . .  8
          Certificateholder or Holder. . . . . . . .  8
          Certificate Owner. . . . . . . . . . . . .  8
          Certificate Principal Balance. . . . . . .  8
          Certificate Register and Certificate
               Registrar . . . . . . . . . . . . . . 10
          Class. . . . . . . . . . . . . . . . . . . 10
          Class A Certificate. . . . . . . . . . . . 10
          Class A-8 Component A. . . . . . . . . . . 10
          Class A-8 Component B. . . . . . . . . . . 10
          Class A-9 Component A. . . . . . . . . . . 10
          Class A-9 Component B. . . . . . . . . . . 10
          Class A-9 Component C. . . . . . . . . . . 11
          Class A-9 Component C Collection
               Shortfall . . . . . . . . . . . . . . 11
          Class A-9 Component C Principal
               Distribution Amount . . . . . . . . . 11
          Class B Certificate. . . . . . . . . . . . 11
          Class B Percentage . . . . . . . . . . . . 11
          Class B-1 Percentage . . . . . . . . . . . 11
          Class B-1 Prepayment Distribution
               Trigger . . . . . . . . . . . . . . . 11
          Class B-2 Percentage . . . . . . . . . . . 11
          Class B-2 Prepayment Distribution
               Trigger . . . . . . . . . . . . . . . 12
          Class B-3 Percentage . . . . . . . . . . . 12
          Class B-3 Prepayment Distribution
               Trigger . . . . . . . . . . . . . . . 12
          Class M Certificate. . . . . . . . . . . . 12
          Class M Percentage . . . . . . . . . . . . 12
          Class M-1 Percentage . . . . . . . . . . . 12
          Class M-2 Percentage . . . . . . . . . . . 12
          Class M-2 Prepayment Distribution
               Trigger . . . . . . . . . . . . . . . 13
          Class M-3 Percentage . . . . . . . . . . . 13
          Class M-3 Prepayment Distribution
               Trigger . . . . . . . . . . . . . . . 13
          Class R Certificate. . . . . . . . . . . . 13
          Class R-I Certificate. . . . . . . . . . . 13
          Class R-II Certificate . . . . . . . . . . 13
          Closing Date . . . . . . . . . . . . . . . 13
          Code . . . . . . . . . . . . . . . . . . . 14
          Compensating Interest. . . . . . . . . . . 14
          Component. . . . . . . . . . . . . . . . . 14
          Cooperative. . . . . . . . . . . . . . . . 14
          Cooperative Apartment. . . . . . . . . . . 14
          Cooperative Lease. . . . . . . . . . . . . 14
          Cooperative Loans. . . . . . . . . . . . . 14
          Cooperative Stock. . . . . . . . . . . . . 15
          Cooperative Stock Certificate. . . . . . . 15
          Corporate Trust Office . . . . . . . . . . 15
          Credit Support Depletion Date. . . . . . . 15
          Curtailment. . . . . . . . . . . . . . . . 15
          Custodial Account. . . . . . . . . . . . . 15
          Custodial Agreement. . . . . . . . . . . . 15
          Custodian. . . . . . . . . . . . . . . . . 15
          Cut-off Date . . . . . . . . . . . . . . . 15
          Cut-off Date Principal Balance . . . . . . 15
          Debt Service Reduction . . . . . . . . . . 15
          Deficient Valuation. . . . . . . . . . . . 15
          Definitive Certificate . . . . . . . . . . 16
          Deleted Mortgage Loan. . . . . . . . . . . 16
          Depository . . . . . . . . . . . . . . . . 16
          Depository Participant . . . . . . . . . . 16
          Destroyed Mortgage Note. . . . . . . . . . 16
          Determination Date . . . . . . . . . . . . 16
          Discount Fraction. . . . . . . . . . . . . 16
          Discount Mortgage Loan . . . . . . . . . . 16
          Disqualified Organization. . . . . . . . . 16
          Distribution Date. . . . . . . . . . . . . 17
          Due Date . . . . . . . . . . . . . . . . . 17
          Due Period . . . . . . . . . . . . . . . . 17
          Eligible Account . . . . . . . . . . . . . 17
          Eligible Funds . . . . . . . . . . . . . . 18
          Event of Default . . . . . . . . . . . . . 18
          Excess Bankruptcy Loss . . . . . . . . . . 18
          Excess Fraud Loss. . . . . . . . . . . . . 18
          Excess Special Hazard Loss . . . . . . . . 18
          Excess Subordinate Principal Amount. . . . 18
          Extraordinary Events . . . . . . . . . . . 19
          Extraordinary Losses . . . . . . . . . . . 19
          FDIC . . . . . . . . . . . . . . . . . . . 19
          FHLMC. . . . . . . . . . . . . . . . . . . 19
          Final Distribution Date. . . . . . . . . . 19
          Fitch. . . . . . . . . . . . . . . . . . . 20
          FNMA . . . . . . . . . . . . . . . . . . . 20
          Foreclosure Profits. . . . . . . . . . . . 20
          [Fraud Loss Amount . . . . . . . . . . . . 20
          Fraud Losses . . . . . . . . . . . . . . . 21
          Independent. . . . . . . . . . . . . . . . 21
          Initial Certificate Principal Balance. . . 21
          Insurance Proceeds . . . . . . . . . . . . 21
          Insurer. . . . . . . . . . . . . . . . . . 21
          Late Collections . . . . . . . . . . . . . 21
          Liquidation Proceeds . . . . . . . . . . . 21
          Loan-to-Value Ratio. . . . . . . . . . . . 21
          Maturity Date. . . . . . . . . . . . . . . 22
          Monthly Payment. . . . . . . . . . . . . . 22
          Moody's. . . . . . . . . . . . . . . . . . 22
          Mortgage . . . . . . . . . . . . . . . . . 22
          Mortgage File. . . . . . . . . . . . . . . 22
          Mortgage Loan Schedule . . . . . . . . . . 22
          Mortgage Loans . . . . . . . . . . . . . . 23
          Mortgage Note. . . . . . . . . . . . . . . 23
          Mortgage Rate. . . . . . . . . . . . . . . 23
          Mortgaged Property . . . . . . . . . . . . 23
          Mortgagor. . . . . . . . . . . . . . . . . 24
          Net Mortgage Rate. . . . . . . . . . . . . 24
          Non-Discount Mortgage Loan . . . . . . . . 24
          Non-Primary Residence Loans. . . . . . . . 24
          Non-United States Person . . . . . . . . . 24
          Nonrecoverable Advance . . . . . . . . . . 24
          Nonsubserviced Mortgage Loan . . . . . . . 24
          Notional Amount. . . . . . . . . . . . . . 24
          Officers' Certificate. . . . . . . . . . . 24
          Opinion of Counsel . . . . . . . . . . . . 24
          Original Senior Percentage . . . . . . . . 25
          Outstanding Mortgage Loan. . . . . . . . . 25
          Ownership Interest . . . . . . . . . . . . 25
          PAC Certificate. . . . . . . . . . . . . . 25
          PAC I Certificate. . . . . . . . . . . . . 25
          PAC I Principal Amount . . . . . . . . . . 25
          PAC II Certificate . . . . . . . . . . . . 25
          PAC II Component . . . . . . . . . . . . . 25
          PAC II Principal Amount. . . . . . . . . . 25
          Pass-Through Rate. . . . . . . . . . . . . 25
          Paying Agent . . . . . . . . . . . . . . . 26
          Percentage Interest. . . . . . . . . . . . 26
          Permitted Investments. . . . . . . . . . . 26
          Permitted Transferee . . . . . . . . . . . 27
          Person . . . . . . . . . . . . . . . . . . 27
          Planned Principal Balance. . . . . . . . . 28
          Pool Stated Principal Balance. . . . . . . 28
          Pool Strip Rate. . . . . . . . . . . . . . 28
          Prepayment Assumption. . . . . . . . . . . 28
          Prepayment Distribution Percentage . . . . 28
          Prepayment Distribution Trigger. . . . . . 29
          Prepayment Period. . . . . . . . . . . . . 30
          Primary Insurance Policy . . . . . . . . . 30
          Principal Only Component . . . . . . . . . 30
          Principal Prepayment . . . . . . . . . . . 30
          Principal Prepayment in Full . . . . . . . 30
          Program Guide. . . . . . . . . . . . . . . 30
          Purchase Price . . . . . . . . . . . . . . 30
          Qualified Substitute Mortgage Loan . . . . 30
          Rating Agency. . . . . . . . . . . . . . . 31
          Realized Loss. . . . . . . . . . . . . . . 31
          Record Date. . . . . . . . . . . . . . . . 32
          Regular Certificate. . . . . . . . . . . . 32
          REMIC. . . . . . . . . . . . . . . . . . . 32
          REMIC I. . . . . . . . . . . . . . . . . . 32
          REMIC I Certificates . . . . . . . . . . . 33
          REMIC II . . . . . . . . . . . . . . . . . 33
          REMIC II Certificates. . . . . . . . . . . 33
          REMIC Provisions . . . . . . . . . . . . . 33
          REO Acquisition. . . . . . . . . . . . . . 33
          REO Disposition. . . . . . . . . . . . . . 33
          REO Imputed Interest . . . . . . . . . . . 33
          REO Proceeds . . . . . . . . . . . . . . . 33
          REO Property . . . . . . . . . . . . . . . 34
          Request for Release. . . . . . . . . . . . 34
          Required Insurance Policy. . . . . . . . . 34
          Residential Funding. . . . . . . . . . . . 34
          Responsible Officer. . . . . . . . . . . . 34
          Schedule of Discount Fractions . . . . . . 34
          Security Agreement . . . . . . . . . . . . 34
          Seller . . . . . . . . . . . . . . . . . . 34
          Seller's Agreement . . . . . . . . . . . . 34
          Senior Accelerated Distribution
               Percentage. . . . . . . . . . . . . . 34
          Senior Percentage. . . . . . . . . . . . . 36
          Senior Principal Distribution Amount . . . 36
          Servicing Accounts . . . . . . . . . . . . 36
          Servicing Advances . . . . . . . . . . . . 36
          Servicing Fee. . . . . . . . . . . . . . . 36
          Servicing Officer. . . . . . . . . . . . . 36
          Special Hazard Amount. . . . . . . . . . . 37
          Special Hazard Loss. . . . . . . . . . . . 37
          Standard & Poor's. . . . . . . . . . . . . 37
          Stated Principal Balance . . . . . . . . . 37
          Subordinate Principal Distribution
               Amount. . . . . . . . . . . . . . . . 38
          Subserviced Mortgage Loan. . . . . . . . . 38
          Subservicer. . . . . . . . . . . . . . . . 38
          Subservicer Advance. . . . . . . . . . . . 39
          Subservicing Account . . . . . . . . . . . 39
          Subservicing Agreement . . . . . . . . . . 39
          Subservicing Fee . . . . . . . . . . . . . 39
          TAC Principal Amount . . . . . . . . . . . 39
          Targeted Principal Balances. . . . . . . . 39
          Tax Returns. . . . . . . . . . . . . . . . 39
          Transfer . . . . . . . . . . . . . . . . . 39
          Transferee . . . . . . . . . . . . . . . . 39
          Transferor . . . . . . . . . . . . . . . . 39
          Trust Fund . . . . . . . . . . . . . . . . 40
          Uncertificated Accrued Interest. . . . . . 40
          Uncertificated Notional Amount . . . . . . 41
          Uncertificated Pass-Through Rate . . . . . 41
          Uncertificated Principal Balance . . . . . 41
          Uncertificated REMIC I Regular Interest
               R . . . . . . . . . . . . . . . . . . 41
          Uncertificated REMIC I Regular Interest
               S . . . . . . . . . . . . . . . . . . 42
          Uncertificated REMIC I Regular Interest
               T . . . . . . . . . . . . . . . . . . 42
          Uncertificated REMIC I Regular Interest
               U . . . . . . . . . . . . . . . . . . 42
          Uncertificated REMIC I Regular Interest
               V . . . . . . . . . . . . . . . . . . 42
          Uncertificated REMIC I Regular Interest
               W . . . . . . . . . . . . . . . . . . 42
          Uncertificated REMIC I Regular Interest
               X . . . . . . . . . . . . . . . . . . 42
          Uncertificated REMIC I Regular Interest
               Y . . . . . . . . . . . . . . . . . . 43
          Uncertificated REMIC I Regular Interests
               Z . . . . . . . . . . . . . . . . . . 43
          Uncertificated REMIC I Regular Interest
               Z Pool Strip Rate . . . . . . . . . . 43
          Uncertificated REMIC I Regular
               Interests . . . . . . . . . . . . . . 43
          Uncertificated REMIC I Regular Interest
               R Distribution Amount . . . . . . . . 43
          Uncertificated REMIC I Regular Interest
               S Distribution Amount . . . . . . . . 43
          Uncertificated REMIC I Regular Interest
               T Distribution Amount . . . . . . . . 43
          Uncertificated REMIC I Regular Interest
               U Distribution Amount . . . . . . . . 44
          Uncertificated REMIC I Regular Interest
               V Distribution Amount . . . . . . . . 44
          Uncertificated REMIC I Regular Interest
               W Distribution Amount . . . . . . . . 44
          Uncertificated REMIC I Regular Interest
               X Distribution Amount . . . . . . . . 44
          Uncertificated REMIC I Regular Interest
               Y Distribution Amount . . . . . . . . 44
          Uncertificated REMIC I Regular Interests
               Z Distribution Amounts. . . . . . . . 44
          Uncertificated REMIC I Regular Interest
               Distribution Amounts. . . . . . . . . 44
          Uncertificated REMIC II Regular
               Interests . . . . . . . . . . . . . . 44
          Uncertificated REMIC II Regular
               Interests Distribution Amounts. . . . 45
          Uninsured Cause. . . . . . . . . . . . . . 45
          United States Person . . . . . . . . . . . 45
          Voting Rights. . . . . . . . . . . . . . . 45

                      ARTICLE II

             CONVEYANCE OF MORTGAGE LOANS;
           ORIGINAL ISSUANCE OF CERTIFICATES

     Section 2.01.  Conveyance of Mortgage Loans . . 46
     Section 2.02.  Acceptance by Trustee. . . . . . 51
     Section 2.03.  Representations, Warranties
                    and Covenants of the Master
                    Servicer and the Company . . . . 52
     Section 2.04.  Representations and Warranties
                    of Sellers . . . . . . . . . . . 57
     Section 2.05.  Issuance of Certificates
                    Evidencing
                    Interests in REMIC I . . . . . . 59
     Section 2.06.  Conveyance of Uncertificated
                    REMIC I and REMIC II Regular
                    Interests;
                    Acceptance by the Trustee. . . . 60
     Section 2.07.  Issuance of Certificates
                    Evidencing Interest in REMIC
                    II . . . . . . . . . . . . . . . 60

                      ARTICLE III

             ADMINISTRATION AND SERVICING
                   OF MORTGAGE LOANS

     Section 3.01.  Master Servicer to Act as
                    Servicer . . . . . . . . . . . . 62
     Section 3.02.  Subservicing Agreements
                    Between Master Servicer and
                    Subservicers; Enforcement of
                    Subservicers' and Sellers'
                    Obligations. . . . . . . . . . . 63
     Section 3.03.  Successor Subservicers . . . . . 64
     Section 3.04.  Liability of the Master
                    Servicer . . . . . . . . . . . . 65
     Section 3.05.  No Contractual Relationship
                    Between Subservicer and
                    Trustee or Certificateholders. . 65
     Section 3.06.  Assumption or Termination of
                    Subservicing Agreements by
                    Trustee. . . . . . . . . . . . . 65
     Section 3.07.  Collection of Certain Mortgage
                    Loan Payments; Deposits to
                    Custodial Account. . . . . . . . 66
     Section 3.08.  Subservicing Accounts;
                    Servicing Accounts . . . . . . . 68
     Section 3.09.  Access to Certain
                    Documentation and Information
                    Regarding the Mortgage Loans . . 70
     Section 3.10.  Permitted Withdrawals from the
                    Custodial Account. . . . . . . . 70
     Section 3.11.  Maintenance of the Primary
                    Insurance Policies;
                    Collections Thereunder . . . . . 72
     Section 3.12.  Maintenance of Fire Insurance
                    and Omissions and Fidelity
                    Coverage . . . . . . . . . . . . 73
     Section 3.13.  Enforcement of Due-on-Sale
                    Clauses; Assumption and
                    Modification Agreements;
                    Certain Assignments. . . . . . . 75
     Section 3.14.  Realization Upon Defaulted
                    Mortgage Loans . . . . . . . . . 77
     Section 3.15.  Trustee to Cooperate;
                    Release of Mortgage Files. . . . 80
     Section 3.16.  Servicing and Other
                    Compensation . . . . . . . . . . 81
     Section 3.17.  Reports to the Trustee
                    and the Company. . . . . . . . . 83
     Section 3.18.  Annual Statement as to
                    Compliance . . . . . . . . . . . 83
     Section 3.19.  Annual Independent Public
                    Accountants' Servicing Report. . 83
     Section 3.20.  Rights of the Company in
                    Respect of the Master
                    Servicer . . . . . . . . . . . . 84
     Section 3.21.  Administration of Buydown
                    Funds. . . . . . . . . . . . . . 85

                      ARTICLE IV

            PAYMENTS TO CERTIFICATEHOLDERS

     Section 4.01.  Certificate Account. . . . . . . 86
     Section 4.02.  Distributions. . . . . . . . . . 86
     Section 4.03.  Statements to
                    Certificateholders . . . . . . . 99
     Section 4.04.  Distribution of Reports to the
                    Trustee and the Company;
                    Advances by the Master
                    Servicer . . . . . . . . . . . .102
     Section 4.05.  Allocation of Realized Losses. .104
     Section 4.06.  Reports of Foreclosures and
                    Abandonment of Mortgaged
                    Property . . . . . . . . . . . .105
     Section 4.07.  Optional Purchase of
                    Defaulted Mortgage Loans . . . .105

     Section 4.08.  Distributions on the
                    Uncertificated REMIC I and
                    REMIC II Regular Interests

                       ARTICLE V

                   THE CERTIFICATES

     Section 5.01.  The Certificates . . . . . . . .109
     Section 5.02.  Registration of Transfer
                    and Exchange of Certificates . .111
     Section 5.03.  Mutilated, Destroyed, Lost
                    or Stolen Certificates . . . . .117
     Section 5.04.  Persons Deemed Owners. . . . . .117
     Section 5.05.  Appointment of Paying Agent. . .118
     Section 5.06.  Optional Purchase of
                    Certificates . . . . . . . . . .118

                      ARTICLE VI

          THE COMPANY AND THE MASTER SERVICER

     Section 6.01.  Respective Liabilities of the
                    Company and the Master
                    Servicer . . . . . . . . . . . .121
     Section 6.02.  Merger or Consolidation of the
                    Company or the Master
                    Servicer; Assignment of Rights
                    and Delegation of Duties by
                    Master Servicer. . . . . . . . .121
     Section 6.03.  Limitation on Liability of the
                    Company, the Master Servicer
                    and Others.. . . . . . . . . . .122
     Section 6.04.  Company and Master
                    Servicer Not to Resign . . . . .123

                      ARTICLE VII

                        DEFAULT

     Section 7.01.  Events of Default. . . . . . . .124
     Section 7.02.  Trustee or Company to Act;
                    Appointment of Successor . . . .126
     Section 7.03.  Notification to
                    Certificateholders . . . . . . .127
     Section 7.04.  Waiver of Events of Default. . .127

                     ARTICLE VIII

                CONCERNING THE TRUSTEE

     Section 8.01.  Duties of Trustee. . . . . . . .129
     Section 8.02.  Certain Matters Affecting the
                    Trustee. . . . . . . . . . . . .131
     Section 8.03.  Trustee Not Liable for
                    Certificates or Mortgage
                    Loans. . . . . . . . . . . . . .132
     Section 8.04.  Trustee May Own Certificates . .133
     Section 8.05.  Master Servicer to Pay
                    Trustee's Fees and Expenses;
                    Indemnification. . . . . . . . .133
     Section 8.06.  Eligibility Requirements for
                    Trustee. . . . . . . . . . . . .134
     Section 8.07.  Resignation and Removal of the
                    Trustee. . . . . . . . . . . . .134
     Section 8.08.  Successor Trustee. . . . . . . .136
     Section 8.09.  Merger or Consolidation of
                    Trustee. . . . . . . . . . . . .136
     Section 8.10.  Appointment of Co-Trustee
                    or Separate Trustee. . . . . . .137
     Section 8.11.  Appointment of Custodians. . . .138
     Section 8.12.  Appointment of Office or
                    Agency . . . . . . . . . . . . .138

                      ARTICLE IX

                      TERMINATION

     Section 9.01.  Termination Upon Purchase by
                    the Master Servicer or the
                    Company or Liquidation of All
                    Mortgage Loans . . . . . . . . .139
     Section 9.02.  Termination of REMIC II. . . . .142
     Section 9.03.  Additional Termination
                    Requirements . . . . . . . . . .142

                       ARTICLE X

                   REMIC PROVISIONS

     Section 10.01. REMIC Administration . . . . . .144
     Section 10.02. Master Servicer and Trustee
                    Indemnification. . . . . . . . .148

                      ARTICLE XI

               MISCELLANEOUS PROVISIONS

     Section 11.01. Amendment. . . . . . . . . . . .149
     Section 11.02. Recordation of Agreement;
                    Counterparts . . . . . . . . . .152
     Section 11.03. Limitation on Rights
                    of Certificateholders. . . . . .152
     Section 11.04. Governing Law. . . . . . . . . .153
     Section 11.05. Notices. . . . . . . . . . . . .153
     Section 11.06. Notices to Rating Agency . . . .154
     Section 11.07. Severability of Provisions . . .155

EXHIBITS

Exhibit A:     Form of Class A Certificate
Exhibit B:     Form of Class M Certificate
Exhibit C:     Form of Class B Certificate
Exhibit D:     Form of Class R Certificate
Exhibit E:     Form of Custodial Agreement
Exhibit F:     Mortgage Loan Schedule
Exhibit G:     Form of Seller/Servicer Contract
Exhibit H:     Forms of Request for Release
Exhibit I-1:   Form of Transfer Affidavit and
              Agreement
Exhibit I-2:   Form of Transferor Certificate
Exhibit J:     Form of Investor Representation Letter
Exhibit K:     Form of Transferor Representation
              Letter
Exhibit L:     Form of Rule 144A Investment
               Representation Letter
Exhibit M:     Text of Amendment to Pooling and
               Servicing Agreement Pursuant to Section
               11.01(e) for a Limited Guaranty
Exhibit N:     Form of Limited Guaranty
Exhibit O:     Form of Lender Certification for
               Assignment of Mortgage Loan
Exhibit P:     Planned Principal Balances and Targeted
               Principal Balances
Exhibit Q:     Schedule of Discount Fractions


This is a Pooling and Servicing Agreement, effective as of June 1, 1995, among RESIDENTIAL FUNDING MORTGAGE
SECURITIES I, INC., as the company (together with its permitted successors and assigns, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer
(together with its permitted successors and assigns, the "Master Servicer"), and BANKERS TRUST COMPANY, as trustee (together with its permitted successors and assigns, the "Trustee"),

                PRELIMINARY STATEMENT:

     The Company intends to sell mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans (as defined herein). As provided herein, the Master Servicer will make an election to treat the entire segregated pool of assets described in the definition of REMIC I (as defined herein), and subject to this Agreement (including the Mortgage Loans), as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes and such segregated pool of assets will be designated as "REMIC I." Eight partial undivided beneficial ownership interests in each of the Mortgage Loans and 655 partial undivided beneficial ownership interests, each representing an interest in one Mortgage Loan equal to the Pool Strip Rate (as defined herein) for such Mortgage Loan (the "Uncertificated REMIC I Regular
Interests"), will represent ownership of "regular interests" in REMIC I and the Class R-I Certificates will be the sole class of "residual interests" in REMIC
I, for purposes of the REMIC Provisions (as defined herein) under federal income tax law. A segregated pool of assets consisting of the Uncertificated REMIC I
Regular Interests will be designated as "REMIC II," and the Master Servicer will make a separate REMIC election with respect thereto. The Class A-1, Class A-2, Class
A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class
A-8, Class A-10, Class A-11, Class M-1, Class M-2,
Class M-3, Class B-1, Class B-2 and Class B-3
Certificates and Class A-9 Component A, Class A-9
Component B and Class A-9 Component C and the
Uncertificated REMIC II Regular Interests will represent ownership of "regular interests" in REMIC II, and the Class R-II Certificates will be the sole class of "residual interests" therein for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The Class A-12 Certificates will represent the entire beneficial ownership interest in the Uncertificated REMIC II Regular Interests.


     The following table sets forth the designation, type, Pass-Through Rate, aggregate Initial Certificate
Principal Balance, Maturity Date, initial ratings and certain features for each Class of Certificates comprising the interests in the Trust Fund created hereunder.



                                   Aggregate
                                   Initial
                        Pass-      Certificate
                        Through    Principal
Designation     Type    Rate       Balance

Class A-1      Senior     6.60%      $23,188,000.00
Class A-2      Senior     7.00%      $23,921,333.00
Class A-3      Senior     6.70%      $12,694,000.00
Class A-4      Senior     6.95%      $12,686,000.00
Class A-5      Senior     7.10%       $9,469,000.00
Class A-6      Senior     7.25%       $6,661,000.00
Class A-7      Senior     8.00%       $7,808,000.00
Class A-8      Senior     8.00%      $18,690,000.00
Class A-9      Senior   See Below    $63,512,857.35
Class A-10     Senior     8.00%       $8,356,981.00
Class A-11     Senior     8.00%               $0.00
Class A-12     Senior  Variable Rate          $0.00
Class R-I      Senior     8.00%             $100.00
Class R-II     Senior     8.00%             $100.00
Class M-1    Mezzanine    8.00%       $5,499,628.00
Class M-2    Mezzanine    8.00%       $2,499,831.00
Class M-3    Mezzanine    8.00%       $2,499,831.00
Class B-1   Subordinate   8.00%         $799,945.00
Class B-2   Subordinate   8.00%         $699,952.00
Class B-3   Subordinate   8.00%         $999,934.64






                           Maturity    Initial  Ratings
Designation    Features      Date         S&P    Fitch

Class A-1       PAC I    June 25, 2025    AAA     AAA
Class A-2       PAC I    June 25, 2025    AAA     AAA
Class A-3       PAC I    June 25, 2025    AAA     AAA
Class A-4       PAC II   June 25, 2025    AAA     AAA
Class A-5       PAC II   June 25, 2025    AAA     AAA
Class A-6       PAC II   June 25, 2025    AAA     AAA
Class A-7     Accretion
            Directed/TAC June 25, 2025    AAA     AAA
Class A-8     See Below  June 25, 2025    AAA     AAA
Class A-9     See Below  June 25, 2025    AAA     AAA
Class A-10     Accrual
              Companion  June 25, 2025    AAA     AAA
Class A-11    PAC Strip  June 25, 2025    AAAr    AAA
Class A-12    Stripped
             Interests   June 25, 2025    AAAr    AAA
Class R-I     Residual   June 25, 2025    AAA     AAA
Class R-II    Residual   June 25, 2025    AAA     AAA
Class M-1    Mezzanine   June 25, 2025    N/A     AA
Class M-2    Mezzanine   June 25, 2025    N/A     A
Class M-3    Mezzanine   June 25, 2025    N/A     BBB
Class B-1   Subordinate  June 25, 2025    N/A     BB
Class B-2   Subordinate  June 25, 2025    B       N/A
Class B-3   Subordinate  June 25, 2025    N/A     N/A


     The Class A-8 Certificates are comprised of two components having the following designation, interest rate, initial amounts and features:

              Interest
Designation    Rate     Initial Amount   Features

Class A-8
Component A   8.00%     $ 9,178,000.00   PAC II
Class A-8
Component B   8.00%     $ 9,512,000.00   Accretion
                                         Directed/TAC


     The Class A-9 Certificates are comprised of three components having the following designation, interest rate, initial amounts and features:

              Interest
Designation    Rate     Initial Amount  Features

Class A-9
Component A    8.00%    $63,275,000.00  Accretion
                                        Directed/TAC
Class A-9
Component B    8.00%    $         0.00  PAC Strip
Class A-9
Component C    0.00%    $   237,857.35  Principal Only


     The Mortgage Loans have an aggregate Cut-off Date
Principal Balance equal to $199,986,492.99.  The
Mortgage Loans are fixed rate mortgage loans having terms to maturity at origination or modification of not more than 30 years.


     In consideration of the mutual agreements herein contained, the Company, the Master Servicer and the Trustee agree as follows:

                       ARTICLE I

                      DEFINITIONS

     Section 1.01.  Definitions.

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

     Accretion Directed TAC Certificates:
     Any Class A-7 Certificate.

     Accretion Directed TAC Components:
     Class A-8 Component B and Class A-9 Component A.

     Accretion Termination Date:  With respect to the
Class A-10 Certificates, the earlier to occur of (i) the Distribution Date on which the Certificate
Principal Balance of the Class A-7 Certificates and the amounts of Class A-8 Component B and Class A-9
Component A have been reduced to zero and (ii) the Credit Support Depletion Date.

     Accrual Distribution Amount:
     As defined in Section 4.02(a)(ii)(Y)(E).

     Accrued Certificate Interest:
     With respect to each Distribution Date, as to any Class A Certificate (other than the Class A-9, Class A-
11 and Class A-12 Certificates), any Class M
Certificate, any Class B Certificate or any Class R
Certificate, one month's interest accrued at the related Pass-Through Rate on the Certificate Principal
Balance thereof immediately prior to such Distribution
Date. With respect to each Distribution Date, as to the Class A-9 Certificates, the sum of (i) one month's interest accrued on the amount of Class A-9 Component A immediately prior to such Distribution Date at a rate of 8.00% per annum, plus (ii) one month's interest accrued on the related Notional Amount of Class A-9
Component B immediately prior to such Distribution Date at a rate of 8.00% per annum. The Class A-9 Component
C does not accrue, and is not entitled to any distributions in respect of, interest. With respect to each Distribution Date, as to the Class A-11
Certificates and Class A-12 Certificates, one month's interest accrued at the related Pass-Through Rate on the related Notional Amount thereof. Accrued
Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. In each case Accrued Certificate Interest on any Class of Certificates or Components will be reduced by the amount of (i) Prepayment Interest Shortfalls (to the extent not offset by the Master Servicer with a payment of Compensating Interest as provided in Section 4.01),
(ii) the interest portion (adjusted to the Net Mortgage
Rate) of Realized Losses (including Excess Special
Hazard Losses, Excess Fraud Losses, Excess Bankruptcy
Losses and Extraordinary Losses) not allocated solely to one or more specific Classes of Certificates pursuant to Section 4.05, (iii) the interest portion of Advances previously made with respect to a Mortgage
Loan or REO Property which remained unreimbursed following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property that were made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess
Fraud Losses, Excess Bankruptcy Losses or Extraordinary
Losses and (iv) any other interest shortfalls not covered by the subordination provided by the Class M
Certificates and Class B Certificates, including interest that is not collectible from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations as in effect from time to time, with all such reductions allocated among all of the Certificates in proportion to their respective amounts of Accrued
Certificate Interest which would have resulted absent such reductions. With respect to the Class A-10
Certificates on each Distribution Date that occurs prior to the Accretion Termination Date, interest shortfalls allocable to Class A-10 on such Distribution
Date will be so allocated by reducing the amount that is added to the Certificate Principal Balance thereof in respect of Accrued Certificate Interest pursuant to
Section 4.02(d). In addition to that portion of the reductions described in the second preceding sentence that are allocated to any Class of Class B Certificates or any Class of Class M Certificates, Accrued
Certificate Interest on such Class of Class B
Certificates or such Class of Class M Certificates will be reduced by the interest portion (adjusted to the Net
Mortgage Rate) of Realized Losses that are allocated solely to such Class of Class B Certificates or such Class of Class M Certificates pursuant to Section 4.05.

     Adjusted Mortgage Rate:  With respect to any
Mortgage Loan and any date of determination, the Mortgage Rate borne by the related Mortgage Note, less the rate at which the related Subservicing Fee accrues.

     Adjusted Senior Principal Distribution Amount:
     As defined in Section 4.02(b)(ii).

     Advance: As to any Mortgage Loan, any advance made by the Master Servicer, pursuant to Section 4.04.

     Affiliate:  With respect to any Person, any other
Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms
"controlling" and "controlled" have meanings correlative to the foregoing.

     Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

     Amount Held for Future Distribution:  As to any
Distribution Date, the total of the amounts held in the Custodial Account at the close of business on the preceding Determination Date on account of (i)
Liquidation Proceeds, Insurance Proceeds, Principal
Prepayments, Mortgage Loan purchases made pursuant to
Section 2.02, 2.03 or 2.04 and Mortgage Loan substitutions made pursuant to Section 2.03 or 2.04 received or made in the month of such Distribution Date
(other than such Liquidation Proceeds, Insurance
Proceeds and purchases of Mortgage Loans that the Master Servicer has deemed to have been received in the preceding month in accordance with Section 3.07(b)) and
(ii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the related Due Date.

     Appraised Value: As to any Mortgaged Property, the lesser of (i) the appraised value of such Mortgaged
Property based upon the appraisal made at the time of the origination of the related Mortgage Loan, and (ii) the sales price of the Mortgaged Property at such time of origination, except in the case of a Mortgaged
Property securing a refinanced or modified Mortgage
Loan as to which it is either the appraised value determined above or the appraised value determined in an appraisal at the time of refinancing or modification, as the case may be.

     Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the Trustee for the benefit of Certificateholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law and accompanied by an Opinion of Counsel to that effect.

     Assignment Agreement:  The Assignment and
Assumption Agreement, dated as of June 29, 1995, between Residential Funding and the Company relating to the transfer and assignment of the Mortgage Loans.

     Assignment of Proprietary Lease: With respect to a Cooperative Loan, the assignment of the related
Cooperative Lease from the Mortgagor to the originator of the Cooperative Loan.

     Available Distribution Amount:  As to any
Distribution Date, an amount equal to (a) the sum of
(i) the amount relating to the Mortgage Loans on deposit in the Custodial Account as of the close of business on the immediately preceding Determination
Date and amounts deposited in the Custodial Account in connection with the substitution of Qualified
Substitute Mortgage Loans, (ii) the amount of any Advance made on the immediately preceding Certificate
Account Deposit Date, (iii) any amount deposited in the Custodial Account pursuant to Section 3.12(a) and (iv) any amount deposited in the Certificate Account pursuant to Section 4.07, reduced by (b) the sum as of the close of business on the immediately preceding
Determination Date of (w) aggregate Foreclosure
Profits, (x) the Amount Held for Future Distribution, and (y) amounts permitted to be withdrawn by the Master
Servicer from the Custodial Account in respect of the Mortgage Loans pursuant to clauses (ii)-(x), inclusive, of Section 3.10(a).

     Bankruptcy Amount:  As of any date of
determination prior to the first anniversary of the Cut-off Date, an amount equal to the excess, if any, of
(A) $130,643 over (B) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with
Section 4.05.  As of any date of determination on or
after the first anniversary of the Cut-off Date, an amount equal to the excess, if any, of (1) the lesser of (a) the Bankruptcy Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-off Date coinciding with or preceding such date of determination
(or, if such date of determination is an anniversary of the Cut-off Date, the Business Day immediately preceding such date of determination) (for purposes of this definition, the "Relevant Anniversary") and (b) the greater of

          (A)  the greater of (i) 0.0006 times the
     aggregate principal balance of all the Mortgage
     Loans in the Mortgage Pool as of the Relevant
     Anniversary having a Loan-to-Value Ratio at origination which exceeds 75% and (ii) $100,000;
     and (B) the greater of (i) the product of (x) an amount equal to the largest difference in the related Monthly Payment for any Non-Primary
     Residence Loan remaining in the Mortgage Pool which had an original Loan-to-Value Ratio of 80% or greater that would result if the Net Mortgage
     Rate thereof was equal to the weighted average
     (based on the principal balance of the Mortgage
     Loans as of the Relevant Anniversary) of the Net
     Mortgage Rates of all Mortgage Loans as of the Relevant Anniversary less 1.25% per annum, (y) a number equal to the weighted average remaining term to maturity, in months, of all Non-Primary
     Residence Loans remaining in the Mortgage Pool as of the Relevant Anniversary, and (z) one plus the quotient of the number of all Non-Primary
     Residence Loans remaining in the Mortgage Pool divided by the total number of Outstanding
     Mortgage Loans in the Mortgage Pool as of the Relevant Anniversary, and (ii) $50,000,

over (2) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the Relevant Anniversary.

     The Bankruptcy Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating
Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

     Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

     Bankruptcy Loss:  With respect to any Mortgage
Loan, a Deficient Valuation or Debt Service Reduction;
provided, however, that neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Bankruptcy Loss hereunder so long as the Master
Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage
Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

     Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee.

     Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York, the State of Michigan, the State of California or the State of Illinois (and such other state or states in which the Custodial Account or the Certificate Account are at the time located) are required or authorized by law or executive order to be closed.

     Buydown Funds: Any amount contributed by the seller of a Mortgaged Property, the Company or other source in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor's funds in the early years of a Mortgage Loan. Buydown Funds are not part of the Trust Fund prior to deposit into the Custodial or Certificate Account.

     Buydown Mortgage Loan: Any Mortgage Loan as to which a specified amount of interest is paid out of related Buydown Funds in accordance with a related buydown agreement.

     Cash Liquidation:  As to any defaulted Mortgage
Loan other than a Mortgage Loan as to which an REO
Acquisition occurred, a determination by the Master
Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

     Certificate:  Any Class A Certificate, Class M
Certificate, Class B Certificate or Class R
Certificate.

     Certificate Account: The account or accounts created and maintained pursuant to Section 4.01, which shall be entitled "Bankers Trust Company, as trustee, in trust for the registered holders of Residential
Funding Mortgage Securities I, Inc., Mortgage Pass-
Through Certificates, Series 1995-S9" and which must be an Eligible Account.

     Certificate Account Deposit Date:  As to any
Distribution Date, the Business Day prior thereto.

     Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate
Register, except that neither a Disqualified
Organization nor a Non-United States Person shall be a holder of a Class R-I or R-II Certificate for purposes hereof and, solely for the purpose of giving any consent or direction pursuant to this Agreement, any Certificate, other than a Class R-I or R-II
Certificate, registered in the name of the Company, the Master Servicer or any Subservicer or any Affiliate thereof shall be deemed not to be outstanding and the Percentage Interest or Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting
Rights necessary to effect any such consent or direction has been obtained. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

     Certificate Owner:  With respect to a Book-Entry
Certificate, the Person who is the beneficial owner of such Certificate, as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.

     Certificate Principal Balance: With respect to each Class A Certificate (other than a Class A-11
Certificate or Class A-12 Certificate) and Class R
Certificate, on any date of determination, an amount equal to (i) the Initial Certificate Principal Balance of such Certificate as specified on the face thereof, plus (ii) in the case of each Class A-10 Certificate, an amount equal to the aggregate Accrued Certificate
Interest added to the Certificate Principal Balance of the Class A-10 Certificates on each Distribution Date on or prior to the Accretion Termination Date pursuant to Section 4.02(d), minus (iii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor
Certificate), including any Component thereof, and applied to reduce the Certificate Principal Balance or amount thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal
Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate), including any Component thereof, pursuant to Section 4.05. With respect to each Class M Certificate, on any date of determination, an amount equal to (i) the Initial
Certificate Principal Balance of such Class M
Certificate as specified on the face thereof, minus
(ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate
(or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to
Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05;
provided, that if the Certificate Principal Balances of the Class B Certificates have been reduced to zero, the Certificate Principal Balance of each Class M
Certificate of those Class M Certificates outstanding with the highest numerical designation at any given time shall thereafter be calculated to equal the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Stated
Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate Principal Balance of all other Classes of Certificates then outstanding. With respect to each Class B Certificate, on any date of determination, an amount equal to (i) the Initial
Certificate Principal Balance of such Class B
Certificate as specified on the face thereof, minus
(ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate
(or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to
Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05;
provided, that the Certificate Principal Balance of each Class B Certificate of those Class B Certificates outstanding with the highest numerical designation at any given time shall be calculated to equal the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Stated
Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate Principal Balance of all other Classes of Certificates then outstanding. The
Class A-11 Certificates and Class A-12 Certificates have no Certificate Principal Balance.

     Certificate Register and Certificate Registrar:
The register maintained and the registrar appointed pursuant to Section 5.02.

     Class: Collectively, all of the Certificates bearing the same designation.

     Class A Certificate:  Any one of the Class A-1,
Class A-2, Class A-3, Class A-4, Class A-5, Class A-6,
Class A-7, Class A-8, Class A-9, Class A-10, Class A-11 or Class A-12 Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A, each such Certificate (other than the Class A-12
Certificates) evidencing an interest designated as a "regular interest" in REMIC II for purposes of the REMIC Provisions. The Class A-12 Certificates will represent the entire beneficial ownership interest in the Uncertificated REMIC II Regular Interests.

     Class A-8 Component A:  With respect to the Class
A-8 Certificates, on any date of determination, a component of the Class A-8 Certificates having an amount equal to (i) $9,178,000 minus (ii) the sum of
(x) the aggregate of all amounts previously distributed with respect to the Class A-8 Certificates and applied to reduce Class A-8 Component A pursuant to Section
4.02(b), and (y) the aggregate of all reductions in Class A-8 Component A deemed to have occurred in connection with Realized Losses which were previously allocated to Class A-8 Component A pursuant to Section
4.05 and entitled to distributions as set forth in this Agreement.

     Class A-8 Component B:  With respect to the Class
A-8 Certificates, on any date of determination, a component of the Class A-8 Certificates having an amount equal to (i) $9,512,000 minus (ii) the sum of
(x) the aggregate of all amounts previously distributed with respect to the Class A-8 Certificates and applied to reduce Class A-8 Component B pursuant to Section
4.02(b), and (y) the aggregate of all reductions in Class A-8 Component B deemed to have occurred in connection with Realized Losses which were previously allocated to Class A-8 Component B pursuant to Section
4.05 and entitled to distributions as set forth in this Agreement.

     Class A-9 Component A:  With respect to the Class
A-9 Certificates, on any date of determination, a component of the Class A-9 Certificates having an amount equal to (i) $63,275,000 minus (ii) the sum of
(x) the aggregate of all amounts previously distributed with respect to the Class A-9 Certificates and applied to reduce Class A-9 Component A pursuant to Section
4.02(b), and (y) the aggregate of all reductions in Class A-9 Component A deemed to have occurred in connection with Realized Losses which were previously allocated to Class A-9 Component A pursuant to Section
4.05 and entitled to distributions as set forth in this Agreement.

     Class A-9 Component B:  With respect to the Class
A-9 Certificates, the Component B thereof having a Notional Amount as set forth in this Agreement and entitled to distributions of interest (but not principal) to the extent set forth in this Agreement.

     Class A-9 Component C:  With respect to the Class
A-9 Certificates, on any date of determination, a component of the Class A-9 Certificates having an amount equal to (i) $237,857.35 minus (ii) the sum of
(x) the aggregate of all amounts previously distributed with respect to the Class A-9 Certificates and applied to reduce Class A-9 Component C pursuant to Section
4.02(b), and (y) the aggregate of all reductions in Class A-9 Component C deemed to have occurred in connection with Realized Losses which were previously allocated to Class A-9 Component C pursuant to Section
4.05 and entitled to distributions as set forth in this Agreement.

     Class A-9 Component C Collection Shortfall: With respect to the Final Disposition of a Discount Mortgage
Loan and any Distribution Date, the excess of the amount described in Section 4.02(b)(i)(C)(1) over the amount described in Section 4.02(b)(i)(C)(2).

     Class A-9 Component C Principal Distribution
Amount:  As defined in Section 4.02(b)(i).

     Class B Certificate:  Any one of the Class B-1
Certificates, Class B-2 Certificates or Class B-3
Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit C and evidencing an interest designated as a "regular interest" in the Trust Fund for purposes of the REMIC Provisions.

     Class B Percentage:  The Class B-1 Percentage,
Class B-2 Percentage and Class B-3 Percentage.

     Class B-1 Percentage:  With respect to any
Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate
Certificate Principal Balance of the Class B-1
Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal
Balance of all of the Mortgage Loans (or related REO
Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

     Class B-1 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated
Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 1.25%.

     Class B-2 Percentage:  With respect to any
Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate
Certificate Principal Balance of the Class B-2
Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal
Balance of all of the Mortgage Loans (or related REO
Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

     Class B-2 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class B-2 Certificates and Class B-3
Certificates immediately prior to such Distribution
Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO
Properties) immediately prior to such Distribution Date is greater than or equal to 0.85%.

     Class B-3 Percentage:  With respect to any
Distribution Date, a fraction expressed as a percentage, the numerator of which is the aggregate
Certificate Principal Balance of the Class B-3
Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal
Balance of all the Mortgage Loans (or related REO
Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

     Class B-3 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated
Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 0.50%.

     Class M Certificate:  Any one of the Class M-1
Certificates, Class M-2 Certificates or Class M-3
Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B and evidencing an interest designated as a "regular interest" in the Trust Fund for purposes of the REMIC Provisions.

     Class M Percentage:  The Class M-1 Percentage,
Class M-2 Percentage and Class M-3 Percentage.

     Class M-1 Percentage:  With respect to any
Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate
Certificate Principal Balance of the Class M-1
Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal
Balance of all of the Mortgage Loans (or related REO
Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

     Class M-2 Percentage:  With respect to any
Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate
Certificate Principal Balance of the Class M-2
Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal
Balance of all of the Mortgage Loans (or related REO
Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

     Class M-2 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class M-2 Certificates, Class M-3 Certificates,
Class B-1 Certificates, Class B-2 Certificates and
Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated
Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 3.75%.

     Class M-3 Percentage: With respect to any
Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate
Certificate Principal Balance of the Class M-3
Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal
Balance of all of the Mortgage Loans (or related REO
Properties) (other than the related Discount fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

     Class M-3 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class M-3 Certificates, Class B-1 Certificates,
Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 2.50%.

     Class R Certificate:  Any one of the Class R-I
Certificates or Class R-II Certificates.

     Class R-I Certificate:  Any one of the Class R-I
Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit D and evidencing an interest designated as a "residual interest" in REMIC I for purposes of the REMIC Provisions.

     Class R-II Certificate:  Any one of the Class R-II
Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit D and evidencing an interest designated as a "residual interest" in REMIC II for purposes of the REMIC Provisions.

     Closing Date:  June 29, 1995.

     Code:  The Internal Revenue Code of 1986.

     Compensating Interest: With respect to any Distribution Date, an amount equal to Prepayment
Interest Shortfalls resulting from Principal
Prepayments in Full during the related Prepayment
Period, but not more than the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance of the Mortgage Loans immediately preceding such Distribution
Date and (b) the sum of the Servicing Fee, all income and gain on amounts held in the Custodial Account and the Certificate Account and payable to the Certificateholders with respect to such Distribution
Date and servicing compensation to which the Master
Servicer may be entitled pursuant to Section 3.10(a)(v) and (vi); provided that for purposes of this definition the amount of the Servicing Fee will not be reduced pursuant to Section 7.02 except as may be required pursuant to the last sentence of such Section.

     Component:  Any of Class A-8 Component A, Class A-
8 Component B, Class A-9 Component A, Class A-9
Component B and Class A-9 Component C.

     Cooperative: A private, cooperative housing corporation organized under the laws of, and headquartered in, the State of New York which owns or leases land and all or part of a building or buildings located in the State of New York, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes, among other things, the sale of Cooperative Stock.

     Cooperative Apartment: A dwelling unit in a multi-dwelling building owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of a proprietary lease or occupancy agreement.

     Cooperative Lease:  With respect to a Cooperative
Loan, the proprietary lease or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative
Stock, which lease or agreement confers an exclusive right to the holder of such Cooperative Stock to occupy such apartment.

     Cooperative Loans: Any of the Mortgage Loans made in respect of a Cooperative Apartment, evidenced by a Mortgage Note and secured by (i) a Security Agreement,
(ii) the related Cooperative Stock Certificate, (iii) an assignment of the Cooperative Lease, (iv) financing statements and (v) a stock power (or other similar instrument), and ancillary thereto, a recognition agreement between the Cooperative and the originator of the Cooperative Loan, each of which was transferred and assigned to the Trustee pursuant to Section 2.01 and are from time to time held as part of the Trust Fund.

     Cooperative Stock:  With respect to a Cooperative
Loan, the single outstanding class of stock, partnership interest or other ownership instrument in the related Cooperative.

     Cooperative Stock Certificate:  With respect to a
Cooperative Loan, the stock certificate or other instrument evidencing the related Cooperative Stock.

     Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this instrument is located at Four Albany
Street, New York, New York 10006, Attention:
Residential Funding Corporation Series 1995-S9.

     Credit Support Depletion Date:  The first
Distribution Date on which the Senior Percentage equals
100%.

     Curtailment:  Any Principal Prepayment made by a
Mortgagor which is not a Principal Prepayment in Full.

     Custodial Account: The custodial account or accounts created and maintained pursuant to Section
3.07 in the name of a depository institution, as custodian for the holders of the Certificates, for the holders of certain other interests in mortgage loans serviced or sold by the Master Servicer and for the Master Servicer, into which the amounts set forth in
Section 3.07 shall be deposited directly. Any such account or accounts shall be an Eligible Account.

     Custodial Agreement: An agreement that may be entered into among the Company, the Master Servicer, the Trustee and a Custodian in substantially the form of Exhibit E hereto.

     Custodian: A custodian appointed pursuant to a Custodial Agreement.

     Cut-off Date: June 1, 1995.

     Cut-off Date Principal Balance:  As to any
Mortgage Loan, the unpaid principal balance thereof at the Cut-off Date after giving effect to all installments of principal due on or prior thereto, whether or not received.

     Debt Service Reduction:  With respect to any
Mortgage Loan, a reduction in the scheduled Monthly
Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient
Valuation or any reduction that results in a permanent forgiveness of principal.

     Deficient Valuation:  With respect to any Mortgage
Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

     Definitive Certificate: Any definitive, fully registered Certificate.

     Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage
Loan.

     Depository: The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry
Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section
8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities
Exchange Act of 1934, as amended.

     Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Destroyed Mortgage Note: A Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

     Determination Date: With respect to any Distribution Date, the 20th day (or if such 20th day is not a Business Day, the Business Day immediately following such 20th day) of the month of the related
Distribution Date.

     Discount Fraction:  With respect to each Discount
Mortgage Loan, the fraction expressed as a percentage, the numerator of which is 8.00% minus the Net Mortgage
Rate (or the initial Net Mortgage Rate with respect to any Discount Mortgage Loans as to which the Mortgage
Rate is modified pursuant to 3.07(a)) for such Mortgage
Loan and the denominator of which is 8.00%.  The
Discount Fraction with respect to each Discount
Mortgage Loan is set forth on Exhibit Q attached hereto.

     Discount Mortgage Loan: Any Mortgage Loan having a Net Mortgage Rate (or the initial Net Mortgage Rate) of less than 8.00% per annum and any Mortgage Loan deemed to be a Discount Mortgage Loan pursuant to the definition of Qualified Substitute Mortgage Loan.

     Disqualified Organization: Any organization defined as a "disqualified organization" under Section
860E(e)(5) of the Code, which includes any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such
Person may cause REMIC I, REMIC II or any Person having an Ownership Interest in any Class of Certificates
(other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such
Person.  The terms "United States", "State" and
"international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

     Distribution Date: The 25th day of any month beginning in the month immediately following the month of the initial issuance of the Certificates or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day.

     Due Date: With respect to any Distribution Date, the first day of the month in which such Distribution
Date occurs.

     Due Period:  With respect to any Distribution
Date, the period commencing on the second day of the month preceding the month of such Distribution Date and ending on the related Due Date.

     Eligible Account: An account that is any of the following: (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in its highest rating available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Trustee and each Rating Agency) the registered Holders of Certificates have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of the Custodial Account, either (A) a trust account or accounts maintained in the corporate trust department of The First National Bank of Chicago or (B) an account or accounts maintained in the corporate asset services department of The First National Bank of Chicago, as long as its short term debt obligations are rated P-1 (or the equivalent) or better by each Rating
Agency and its long term debt obligations are rated A2
(or the equivalent) or better, by each Rating Agency, or (iv) in the case of the Certificate Account, a trust account or accounts maintained in the corporate trust division of Bankers Trust Company, or (v) an account or accounts of a depository institution acceptable to each Rating Agency (as evidenced in writing by each Rating
Agency that use of any such account as the Custodial
Account or the Certificate Account will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency).

     Eligible Funds: On any Distribution Date means the portion, if any, of the Available Distribution
Amount remaining after reduction by the sum of (i) the aggregate amount of Accrued Certificate Interest on the Class A and Class R Certificates, (ii) the Senior
Principal Distribution Amount (determined without regard to Section 4.02(a)(ii)(Y)(D) hereof), (iii) the Class A-9 Component C Principal Distribution Amount
(determined without regard to Section 4.02(b)(i)(E) hereof) and (iv) the aggregate amount of Accrued
Certificate Interest on the Class M and Class B
Certificates.

     Event of Default:  As defined in Section 7.01.

     Excess Bankruptcy Loss: Any Bankruptcy Loss, or portion thereof, which exceeds the then applicable
Bankruptcy Amount.

     Excess Fraud Loss: Any Fraud Loss, or portion thereof, which exceeds the then applicable Fraud Loss
Amount.

     Excess Special Hazard Loss:  Any Special Hazard
Loss, or portion thereof, that exceeds the then applicable Special Hazard Amount.

     Excess Subordinate Principal Amount: With respect to any Distribution Date on which the Certificate
Principal Balance of the most subordinate class or classes of Certificates (as established in Section 4.05 hereof) then outstanding is to be reduced to zero and on which Realized Losses are to be allocated to such class or classes, the excess, if any, of (i) the amount that would otherwise be distributable in respect of principal on such class or classes of Certificates on such Distribution Date over (ii) the excess, if any, of the Certificate Principal Balance of such class or classes of Certificates immediately prior to such Distribution Date over the aggregate amount of Realized
Losses to be allocated to such classes of Certificates on such Distribution Date, as reduced by any such amount that is included in Section 4.02(b)(i)(E) hereof.

     Extraordinary Events: Any of the following conditions with respect to a Mortgaged Property or Mortgage Loan causing or resulting in a loss which causes the liquidation of such Mortgage Loan:

          (a)  losses that are of the type that would
     be covered by the fidelity bond and the errors and omissions insurance policy required to be maintained pursuant to Section 3.12(b) but are in excess of the coverage maintained thereunder;

          (b) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term
     "Special Hazard Loss";

          (c)  hostile or warlike action in time of
     peace or war, including action in hindering, combatting or defending against an actual, impending or expected attack:

               1.   by any government or sovereign
          power, de jure or de facto, or by any
          authority maintaining or using military, naval or air forces; or

               2.   by military, naval or air forces;
     or

               3.   by an agent of any such government,
          power, authority or forces;

          (d)  any weapon of war employing atomic
     fission or radioactive force whether in time of peace or war; or

          (e)  insurrection, rebellion, revolution,
     civil war, usurped power or action taken by governmental authority in hindering, combatting or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority; or risks of contraband or illegal transportation or trade.

     Extraordinary Losses: Any loss incurred on a Mortgage Loan caused by or resulting from an Extraordinary Event.

     FDIC: Federal Deposit Insurance Corporation or any successor thereto.

     FHLMC: Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home
Finance Act of 1970, as amended, or any successor thereto.

     Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section 9.01 which Final Distribution Date shall in no event be later than the end of the 90-day liquidation period described in Section 9.03.

     Fitch: Fitch Investors Service, L.P. or its successor in interest.

     FNMA: Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National
Mortgage Association Charter Act, or any successor thereto.

     Foreclosure Profits: As to any Distribution Date or related Determination Date and any Mortgage Loan, the excess, if any, of Liquidation Proceeds, Insurance
Proceeds and REO Proceeds (net of all amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of each Mortgage Loan or REO Property for which a Cash Liquidation or REO Disposition occurred in the related Prepayment Period over the sum of the unpaid principal balance of such Mortgage Loan or REO
Property (determined, in the case of an REO
Disposition, in accordance with Section 3.14) plus accrued and unpaid interest at the Mortgage Rate on such unpaid principal balance from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Cash Liquidation or REO Disposition occurred.

     Fraud Loss Amount:  As of any date of
determination after the Cut-off Date, an amount equal to: (Y) prior to the first anniversary of the Cut-off
Date an amount equal to 2.00% of the aggregate outstanding principal balance of all of the Mortgage
Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with
Section 4.05 since the Cut-off Date up to such date of determination and (Z) from the first to the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date the Fraud Loss Amount shall be zero.

     The Fraud Loss Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating
Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

     Fraud Losses: Losses on Mortgage Loans as to which there was fraud in the origination of such Mortgage Loan.

     Independent: When used with respect to any specified Person, means such a Person who (i) is in fact independent of the Company, the Master Servicer and the Trustee, or any Affiliate thereof, (ii) does not have any direct financial interest or any material indirect financial interest in the Company, the Master
Servicer or the Trustee or in an Affiliate thereof, and
(iii) is not connected with the Company, the Master
Servicer or the Trustee as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     Initial Certificate Principal Balance: With respect to each Class of Certificates, the Certificate
Principal Balance of such Class of Certificates as of the Cut-off Date as set forth in the Preliminary
Statement hereto.

     Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Primary Insurance
Policy or any other related insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, any Subservicer, the Master Servicer or the Trustee and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account.

     Insurer:  Any named insurer under any Primary
Insurance Policy or any successor thereto or the named insurer in any replacement policy.

     Late Collections:  With respect to any Mortgage
Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of Monthly
Payments due but delinquent for a previous Due Period and not previously recovered.

     Liquidation Proceeds:  Amounts (other than
Insurance Proceeds) received by the Master Servicer in connection with the taking of an entire Mortgaged
Property by exercise of the power of eminent domain or condemnation or in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than REO Proceeds.

     Loan-to-Value Ratio: As of any date, the fraction, expressed as a percentage, the numerator of which is the current principal balance of the related
Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

     Maturity Date: The latest possible maturity date, solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, by which the Certificate
Principal Balance of each Class of Certificates representing a regular interest in REMIC II and the Uncertificated Principal Balance of each Uncertificated
REMIC I Regular Interest (other than each
Uncertificated REMIC I Regular Interest Z) would be reduced to zero, which is June 25, 2025, the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan. The
Maturity Date for each Uncertificated REMIC I Regular
Interest Z and Uncertificated REMIC II Regular Interest is the maturity date for the related Mortgage Loan.

     Monthly Payment:  With respect to any Mortgage
Loan (including any REO Property) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for curtailments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period).

     Moody's: Moody's Investors Service, Inc., or its successor in interest.

     Mortgage: With respect to each Mortgage Note related to a Mortgage Loan which is not a Cooperative
Loan, the mortgage, deed of trust or other comparable instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

     Mortgage File:  The mortgage documents listed in
Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

     Mortgage Loan Schedule:  The list of the Mortgage
Loans attached hereto as Exhibit F (as amended from time to time to reflect the addition of Qualified
Substitute Mortgage Loans), which list shall set forth at a minimum the following information as to each Mortgage Loan:

     (i)       the Mortgage Loan identifying number
               ("RFC LOAN #");

     (ii)      the street address of the Mortgaged
               Property including state and zip code
               ("ADDRESS");

     (iii)          the maturity of the Mortgage Note
                    ("MATURITY DATE");

     (iv)      the Mortgage Rate ("ORIG RATE");

     (v)       the Subservicer pass-through rate ("CURR
               NET");

     (vi)      the Net Mortgage Rate ("NET MTG RT");

     (vii)          the Pool Strip Rate ("STRIP");

     (viii) the initial scheduled monthly payment of principal, if any, and interest
               ("ORIGINAL P & I");

     (ix)      the Cut-off Date Principal Balance
               ("PRINCIPAL BAL");

     (x)       the Loan-to-Value Ratio at origination
               ("LTV");

     (xi)      the rate at which the Subservicing Fee
               accrues ("SUBSERV FEE") and at which the Servicing Fee accrues ("MSTR SERV FEE");


     (xii)          a code "T," "BT" or "CT" under the
                    column "LN FEATURE," indicating
                    that the Mortgage Loan is secured
                    by a second or vacation residence;
                    and

     (xiii) a code "N" under the column "OCCP CODE," indicating that the Mortgage Loan is secured by a non-owner occupied residence.

Such schedule may consist of multiple reports that collectively set forth all of the information requested.

     Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to
Section 2.01 as from time to time are held or deemed to be held as a part of the Trust Fund, the Mortgage Loans originally so held being identified in the initial
Mortgage Loan Schedule, and Qualified Substitute
Mortgage Loans held or deemed held as part of the Trust
Fund including, without limitation, (i) with respect to each Cooperative Loan, the related Mortgage Note,
Security Agreement, Assignment of Proprietary Lease,
Cooperative Stock Certificate, Cooperative Lease and
Mortgage File and all rights appertaining thereto, and
(ii) with respect to each Mortgage Loan other than a Cooperative Loan, each related Mortgage Note, Mortgage and Mortgage File and all rights appertaining thereto.

     Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any modification thereto.

     Mortgage Rate: As to any Mortgage Loan, the interest rate borne by the related Mortgage Note, or any modification thereto.

     Mortgaged Property: The underlying real property securing a Mortgage Loan.

     Mortgagor:  The obligor on a Mortgage Note.

     Net Mortgage Rate: As to each Mortgage Loan, a per annum rate of interest equal to the Adjusted
Mortgage Rate less the per annum rate at which the Servicing Fee is calculated.

     Non-Discount Mortgage Loan: A Mortgage Loan that is not a Discount Mortgage Loan.

     Non-Primary Residence Loans: The Mortgage Loans designated as secured by second or vacation residences, or by non-owner occupied residences, on the Mortgage
Loan Schedule.

     Non-United States Person:  Any Person other than a
United States Person.

     Nonrecoverable Advance: Any Advance previously made or proposed to be made by the Master Servicer in respect of a Mortgage Loan (other than a Deleted
Mortgage Loan) which, in the good faith judgment of the Master Servicer, will not, or, in the case of a proposed Advance, would not, be ultimately recoverable by the Master Servicer from related Late Collections, Insurance Proceeds, Liquidation Proceeds, REO Proceeds or amounts reimbursable to the Master Servicer pursuant to Section 4.02(a) hereof.

     Nonsubserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is not subject to a Subservicing Agreement.

     Notional Amount: As of any Distribution Date: (i) with respect to the Class A-11 Certificates and Class
A-9 Component B, an amount equal to 82.35% and 17.65%, respectively, of the sum of (a) 7/40th of the aggregate
Certificate Principal Balance of the Class A-1
Certificates as of such date, (b) 1/8th of the aggregate Certificate Principal Balance of the Class A-
2 Certificates as of such date, (c) 13/80th of the aggregate Certificate Principal Balance of the Class A-
3 Certificates as of such date, (d) 21/160th of the aggregate Certificate Principal Balance of the Class A-
4 Certificates as of such date, (e) 9/80th of the aggregate Certificate Principal Balance of the Class A-
5 Certificates as of such date and (f) 3/32nd of the aggregate Certificate Principal Balance of the Class A-
6 Certificates as of such date; and (ii) with respect to the Class A-12 Certificates, an amount equal to the aggregate Certificate Principal Balance of the Certificates of all classes as of such date.

     Officers' Certificate: A certificate signed by the Chairman of the Board, the President or a Vice
President or Assistant Vice President, and by the Treasurer, the Secretary, or one of the Assistant
Treasurers or Assistant Secretaries of the Company or the Master Servicer, as the case may be, and delivered to the Trustee, as required by this Agreement.

     Opinion of Counsel: A written opinion of counsel acceptable to the Trustee and the Master Servicer, who may be counsel for the Company or the Master Servicer, provided that any opinion of counsel (i) referred to in the definition of "Permitted Transferee" or (ii) relating to the qualification of the Trust Fund as a REMIC or compliance with the REMIC Provisions must, unless otherwise specified, be an opinion of Independent counsel.

     Original Senior Percentage: 93.49%, which is the fraction, expressed as a percentage, the numerator of which is the aggregate Initial Certificate Principal
Balance of the Class A Certificates (excluding the amount of Class A-9 Component C) and Class R
Certificates and the denominator of which is the aggregate Stated Principal Balance of the Mortgage
Loans (other than the related Discount Fraction of the Discount Mortgage Loans).

     Outstanding Mortgage Loan:  As to any Due Date, a
Mortgage Loan (including an REO Property) which was not the subject of a Principal Prepayment in Full, Cash
Liquidation or REO Disposition and which was not purchased, deleted or substituted for prior to such Due
Date pursuant to Section 2.02, 2.03 or 2.04.

     Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

     PAC Certificate:  Any one of the PAC I
Certificates or PAC II Certificates.

     PAC I Certificate:  Any one of the Class A-1,
Class A-2 or Class A-3  Certificates.

     PAC I Principal Amount:  As defined in Section
4.02(b)(iii).

     PAC II Certificate:  Any Class A-4, Class A-5 or
Class A-6 Certificate.

     PAC II Component: Class A-8 Component A.

     PAC II Principal Amount:  As defined in Section
4.02(b)(iv).

     Pass-Through Rate:  With respect to the Class A
Certificates (other than the Class A-9 Certificates and
Class A-12 Certificates), Class M Certificates, Class B
Certificates and Class R Certificates and any
Distribution Date, the per annum rate set forth in the Preliminary Statement hereto. With respect to the Class A-12 Certificates and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Pool Strip Rates of all Mortgage
Loans in the Trust Fund as of the Due Date in the month immediately preceding the month in which such Distribution Date occurs, weighted on the basis of the respective Stated Principal Balances of such Mortgage
Loans, which Stated Principal Balances shall be the Stated Principal Balances of such Mortgage Loans at the close of business on the immediately preceding
Distribution Date after giving effect to the distributions thereon allocable to principal (or, in the case of the Pass-Through Rate for the initial
Distribution Date, at the close of business on the Cut-off Date). With respect to the Class A-12 Certificates and the initial Distribution Date, the Pass-Through
Rate is equal to 0.5562% per annum.  The Class A-9
Certificates have no Pass-Through Rate and are entitled to Accrued Certificate Interest as set forth herein.

     Paying Agent: Bankers Trust Company or any successor Paying Agent appointed by the Trustee.

     Percentage Interest: With respect to any Certificate (other than a Class A-11, Class A-12, Class
R-I or Class R-II Certificate), the undivided percentage ownership interest in the related Class evidenced by such Certificate, which percentage ownership interest shall be equal to the Initial
Certificate Principal Balance thereof divided by the aggregate Initial Certificate Principal Balance of all of the Certificates of the same Class. With respect to a Class A-11, Class A-12, Class R-I or Class R-II
Certificate, the interest in distributions to be made with respect to such Class evidenced thereby, expressed as a percentage, as stated on the face of each such Certificate.

     Permitted Investments: One or more of the following:

          (i)       obligations of or guaranteed as to
     principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

          (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

          (iii)     federal funds, certificates of
     deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S.
     depository institution or trust company
     incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company;
     provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard &
     Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the
     Rating Agency;

          (iv) commercial paper (having original
     maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating
     Agency in its highest short-term rating available;
     provided that such commercial paper shall have a remaining maturity of not more than 30 days;

          (v)       a money market fund or a qualified
     investment fund rated by each Rating Agency in its highest long-term rating available; and

          (vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted
     Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating
     Agency, as evidenced in writing;

provided, however, that no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations. References herein to the highest rating available on unsecured long-term debt shall mean AAA in the case of Standard & Poor's and Fitch and Aaa in the case of Moody's, and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean A-1 in the case of Standard & Poor's, P-1 in the case of Moody's and either A-1 by Standard & Poor's, P-1 by Moody's or F-1 by Fitch in the case of Fitch.

     Permitted Transferee:  Any Transferee of a Class R
Certificate, other than a Disqualified Organization or Non-United States Person.

     Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Planned Principal Balance:  With respect to each
Class of PAC Certificates and the PAC II Component and each Distribution Date, the amount set forth for such Class or such Component on such Distribution Date on Exhibit P hereto.

     Pool Stated Principal Balance: As to any date of determination, the aggregate of the Stated Principal
Balances of each Mortgage Loan that was an Outstanding
Mortgage Loan on the Due Date in the month preceding the month of such date of determination.

     Pool Strip Rate:  With respect to each Mortgage
Loan, the rate per annum designated on the Mortgage
Loan Schedule as the "STRIP" for such Mortgage Loan.
For purposes of the definition of Qualified Substitute
Mortgage Loan, Pool Strip Rate is the excess of the Net
Mortgage Rate over 8.00% per annum.

     Prepayment Assumption: A prepayment assumption of 240% of the standard prepayment assumption, used for determining the accrual of original issue discount and market discount and premium on the Certificates for federal income tax purposes. The standard prepayment assumption assumes a constant rate of prepayment of mortgage loans of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans, increasing by an additional 0.2% per annum in each succeeding month until the thirtieth month, and a constant 6% per annum rate of prepayment thereafter for the life of the mortgage loans.

     Prepayment Distribution Percentage:   With respect
to any Distribution Date and each Class of Class M
Certificates and Class B Certificates, under the applicable circumstances set forth below, the respective percentages set forth below:

          (i)       For any Distribution Date on which
     any Class of Class M or Class B Certificates are outstanding after the Distribution Date in July
     2000:

               (a)  in the case of the Class of Class M
          Certificates then outstanding with the lowest numerical designation, or in the event the Class M Certificates are no longer outstanding, the Class of Class B
          Certificates then outstanding with the lowest numerical designation and each other Class of Class M Certificates and Class B Certificates for which the related Prepayment Distribution
          Trigger has been satisfied, a fraction,
          expressed as a percentage, the numerator of which is the Certificate Principal Balance of such Class immediately prior to such date and the denominator of which is the sum of the Certificate Principal Balances immediately prior to such date of (1) the Class of Class
          M Certificates then outstanding with the lowest numerical designation, or in the event the Class M Certificates are no longer outstanding, the Class of Class B
          Certificates then outstanding with the lowest numerical designation and (2) all other
          Classes of Class M Certificates and Class B
          Certificates for which the respective
          Prepayment Distribution Triggers have been satisfied; and

               (b)  in the case of each other Class of
          Class M Certificates and Class B Certificates for which the Prepayment Distribution
          Triggers have not been satisfied, 0%; and

          (ii) Notwithstanding the foregoing, if the application of the foregoing percentages on any Distribution Date as provided in Section 4.02
     (determined without regard to the proviso to the definition of "Subordinate Principal Distribution
     Amount") would result in a distribution in respect of principal of any Class or Classes of Class M
     Certificates and Class B Certificates in an amount greater than the remaining Certificate Principal
     Balance thereof (any such class, a "Maturing
     Class"), then: (a) the Prepayment Distribution
     Percentage of each Maturing Class shall be reduced to a level that, when applied as described above, would exactly reduce the Certificate Principal
     Balance of such Class to zero; (b) the Prepayment
     Distribution Percentage of each other Class of Class M Certificates and Class B Certificates (any such Class, a "Non-Maturing Class") shall be recalculated in accordance with the provisions in paragraph (ii) above, as if the Certificate
     Principal Balance of each Maturing Class had been reduced to zero (such percentage as recalculated, the "Recalculated Percentage"); (c) the total amount of the reductions in the Prepayment
     Distribution Percentages of the Maturing Class or
     Classes pursuant to clause (a) of this sentence, expressed as an aggregate percentage, shall be allocated among the Non-Maturing Classes in proportion to their respective Recalculated
     Percentages (the portion of such aggregate reduction so allocated to any Non-Maturing Class, the "Adjustment Percentage"); and (d) for purposes of such Distribution Date, the Prepayment
     Distribution Percentage of each Non-Maturing Class shall be equal to the sum of (1) the Prepayment
     Distribution Percentage thereof, calculated in accordance with the provisions in paragraph (ii) above as if the Certificate Principal Balance of each Maturing Class had not been reduced to zero, plus (2) the related Adjustment Percentage.

     Prepayment Distribution Trigger:  The Class M-2
Prepayment Distribution Trigger, Class M-3 Prepayment
Distribution Trigger, Class B-1 Prepayment Distribution
Trigger, Class B-2 Prepayment Distribution Trigger or
Class B-3 Prepayment Distribution Trigger.

     Prepayment Interest Shortfall:  As to any
Distribution Date and any Mortgage Loan (other than a
Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the related Prepayment Period, an amount equal to the excess of one month's interest at the Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan over the amount of interest (adjusted to the Net
Mortgage Rate) paid by the Mortgagor for such Prepayment Period to the date of such Principal
Prepayment in Full or (b) a Curtailment during the prior calendar month, an amount equal to one month's interest at the Net Mortgage Rate on the amount of such Curtailment.

     Prepayment Period: As to any Distribution Date, the calendar month preceding the month of distribution.

     Primary Insurance Policy: Each primary policy of mortgage guaranty insurance or any replacement policy therefor referred to in Section 2.03(b)(iv) and (v).

     Principal Only Component:  Class A-9 Component C.

     Principal Prepayment: Any payment of principal or other recovery on a Mortgage Loan, including a recovery that takes the form of Liquidation Proceeds or Insurance Proceeds, which is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest on such payment due on any date or dates in any month or months subsequent to the month of prepayment.

     Principal Prepayment in Full:  Any Principal
Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

     Program Guide: Collectively, the Seller Guide and the Servicer Guide for Residential Funding's mortgage loan purchase and conduit servicing program and all supplements and amendments thereto published by Residential Funding from time to time.

     Purchase Price:  With respect to any Mortgage Loan
(or REO Property) required to be purchased on any date pursuant to Section 2.02, 2.03, 2.04 or 4.07, an amount equal to the sum of (i) 100% of the Stated Principal
Balance thereof plus the principal portion of any related unreimbursed Advances and (ii) unpaid accrued interest at the Adjusted Mortgage Rate (or at the Net
Mortgage Rate in the case of a purchase made by the Master Servicer) on the Stated Principal Balance thereof to the first day of the month following the month of purchase from the Due Date to which interest was last paid by the Mortgagor.

     Qualified Substitute Mortgage Loan:  A Mortgage
Loan substituted by Residential Funding or the Company for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officers'
Certificate delivered to the Trustee, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage
Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the Stated Principal
Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by Residential Funding in the Custodial Account in the month of substitution); (ii) have a Mortgage Rate and a Net Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution; (iii) have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted
Mortgage Loan at the time of substitution; (iv) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted
Mortgage Loan; (v) comply with each representation and warranty set forth in Sections 2.03 and 2.04 hereof and
Section 4 of the Assignment Agreement; and (vi) have a Pool Strip Rate equal to or greater than that of the Deleted Mortgage Loan. Notwithstanding any other provisions herein, (x) with respect to any Qualified
Substitute Mortgage Loan substituted for a Deleted
Mortgage Loan which was a Discount Mortgage Loan, such
Qualified Substitute Mortgage Loan shall be deemed to be a Discount Mortgage Loan and to have a Discount
Fraction equal to the Discount Fraction of the Deleted
Mortgage Loan and (y) in the event that the "Pool Strip
Rate" of any Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Pool Strip
Rate" is greater than the Pool Strip Rate of the related Deleted Mortgage Loan (i) the Pool Strip Rate of such Qualified Substitute Mortgage Loan shall be equal to the Pool Strip Rate of the related Deleted
Mortgage Loan for purposes of calculating the Pass-
Through Rate on the Class A-12 Certificates and (ii) the excess of the Pool Strip Rate on such Qualified
Substitute Mortgage Loan as calculated pursuant to the definition of "Pool Strip Rate" over the Pool Strip
Rate on the related Deleted Mortgage Loan shall be payable to the Class R-I Certificates pursuant to
Section 4.02 hereof.

     Rating Agency: Fitch and Standard & Poor's, with respect to the Class A Certificates and Class R
Certificates, Fitch, with respect to the Class M
Certificates and Class B-1 Certificates and Standard &
Poor's with respect to the Class B-2 Certificates. If either agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Company, notice of which designation shall be given to the Trustee and the Master Servicer.

     Realized Loss:  With respect to each Mortgage Loan
(or REO Property) as to which a Cash Liquidation or REO
Disposition has occurred, an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan (or REO Property) as of the date of Cash
Liquidation or REO Disposition, plus (ii) interest (and
REO Imputed Interest, if any) at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders up to the last day of the month in which the Cash Liquidation (or REO
Disposition) occurred on the Stated Principal Balance of such Mortgage Loan (or REO Property) outstanding during each Due Period that such interest was not paid or advanced, minus (iii) the proceeds, if any, received during the month in which such Cash Liquidation (or REO
Disposition) occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Mortgage Loan, net of the portion thereof reimbursable to the Master Servicer or any Subservicer with respect to related Advances or expenses as to which the Master Servicer or Subservicer is entitled to reimbursement thereunder but which have not been previously reimbursed. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage
Loan which has become the object of a Debt Service
Reduction, the amount of such Debt Service Reduction.

     Record Date:  With respect to each Distribution
Date, the close of business on the last Business Day of the month next preceding the month in which the related
Distribution Date occurs.

     Regular Certificate: Any of the Certificates other than a Class R-I Certificate or Class R-II
Certificate.

     REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

     REMIC I: The segregated pool of assets, with respect to which a REMIC election is to be made, consisting of:

     (i)       the Mortgage Loans and the related
               Mortgage Files,

     (ii)      all payments on and collections in
               respect of the Mortgage Loans due after
               the Cut-off Date as shall be on deposit
               in the Custodial Account or in the
               Certificate Account and identified as
               belonging to the Trust Fund,

     (iii)          property which secured a Mortgage
                    Loan and which has been acquired
                    for the benefit of the
                    Certificateholders by foreclosure
                    or deed in lieu of foreclosure, and

     (iv)      the hazard insurance policies and
               Primary Insurance Policies, if any, and
               certain proceeds thereof.

     REMIC I Certificates:  The Class R-I Certificates.

     REMIC II: The segregated pool of assets consisting of the Uncertificated REMIC I Regular
Interests conveyed in trust to the Trustee for the benefit of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7,
Class A-8, Class A-9, Class A-10, Class A-11, Class A-
12, Class M-1, Class M-2, Class M-3, Class B-1, Class
B-2, Class B-3 and Class R-II Certificates pursuant to
Section 2.06, with respect to which a separate REMIC election is to be made.

     REMIC II Certificates:  Any of the Class A-1,
Class A-2, Class A-3, Class A-4, Class A-5, Class A-6,
Class A-7, Class A-8, Class A-9, Class A-10, Class A-
11, Class A-12, Class M-1, Class M-2, Class M-3, Class
B-1, Class B-2, Class B-3 and Class R-II Certificates.

     REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final regulations (or, to the extent not inconsistent with such temporary or final regulations, proposed regulations) and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

     REO Acquisition:  The acquisition by the Master
Servicer on behalf of the Trustee for the benefit of the Certificateholders of any REO Property pursuant to
Section 3.14.

     REO Disposition: As to any REO Property, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds,
REO Proceeds and other payments and recoveries
(including proceeds of a final sale) which the Master
Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

     REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Net Mortgage Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof for such period.

     REO Proceeds: Proceeds, net of expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related
Mortgaged Property) which proceeds are required to be deposited into the Custodial Account only upon the related REO Disposition.

     REO Property: A Mortgaged Property acquired by the Master Servicer through foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage
Loan.

     Request for Release: A request for release, the forms of which are attached as Exhibit H hereto.

     Required Insurance Policy:  With respect to any
Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement, the Program Guide or the related
Subservicing Agreement in respect of such Mortgage
Loan.

     Residential Funding:  Residential Funding
Corporation, a Delaware corporation, in its capacity as seller of the Mortgage Loans to the Company and any successor thereto.

     Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust
Department of the Trustee, including any Senior Vice
President, any Vice President, any Assistant Vice
President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom, with respect to a particular matter, such matter is referred.

     Schedule of Discount Fractions: The schedule setting forth the Discount Fractions with respect to the Discount Mortgage Loans, attached hereto as Exhibit
Q.

     Security Agreement:  With respect to a Cooperative
Loan, the agreement creating a security interest in favor of the originator in the related Cooperative
Stock.

     Seller: As to any Mortgage Loan, a Person, including any Subservicer, that executed a Seller's
Agreement applicable to such Mortgage Loan.

     Seller's Agreement: An agreement for the origination and sale of Mortgage Loans generally in the form of the Seller Contract referred to or contained in the Program Guide, or in such other form as has been approved by the Master Servicer and the Company, each containing representations and warranties in respect of one or more Mortgage Loans.

     Senior Accelerated Distribution Percentage: With respect to any Distribution Date, the percentage indicated below:


                             Senior Accelerated
Distribution Date            Distribution Percentage

July 1995 through
June 2000................100%

July 2000 through
June 2001................Senior Percentage, plus 70%
                         of the difference between 100%
                         and the Senior Percentage

July 2001 through
June 2002................Senior Percentage, plus 60%
                         of the difference between 100%
                         and the Senior Percentage

July 2002 through
June 2003................Senior Percentage, plus 40%
                         of the difference between 100%
                         and the Senior Percentage

July 2003 through
June 2004................Senior Percentage, plus 20%
                         of the difference between 100%
                         and the Senior Percentage

July 2004 and
thereafter...............Senior Percentage


provided, however, (i) that any scheduled reduction to the Senior Accelerated Distribution Percentage described above shall not occur as of any Distribution
Date unless either (a)(1) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 2% and (2) Realized Losses on the Mortgage
Loans to date for such Distribution Date if occurring during the sixth, seventh, eighth, ninth or tenth year
(or any year thereafter) after the Closing Date are less than 30%, 35%, 40%, 45% and 50%, respectively, of the sum of the Initial Certificate Principal Balances of the Class M Certificates and Class B Certificates or
(b)(1) the outstanding principal balance of the Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 4% and (2) Realized Losses on the Mortgage Loans to date for any Distribution Date are less than 10% of the sum of the Initial Certificate Principal Balances of the Class M Certificates and Class B Certificates and (ii) that for any Distribution Date on which the Senior
Percentage is greater than the Original Senior
Percentage, the Senior Accelerated Distribution
Percentage for such Distribution Date shall be 100%.
Notwithstanding the foregoing, upon the reduction of the aggregate Certificate Principal Balance of the Class A Certificates (other than the amount of the amount of Class A-9 Component C) and Class R
Certificates to zero, the Senior Accelerated
Distribution Percentage shall thereafter be 0%.

     Senior Percentage: As of any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate
Certificate Principal Balance of the Class A
Certificates (other than the amount of Class A-9
Component C) and Class R Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage
Loan) immediately prior to such Distribution Date.

     Senior Principal Distribution Amount:  As to any
Distribution Date, the lesser of (a) the balance of the Available Distribution Amount remaining after the distribution of all amounts required to be distributed pursuant to Section 4.02(a)(i) and (ii)(X) and (b) the sum of the amounts required to be distributed to the Class A Certificateholders and Class R
Certificateholders on such Distribution Date pursuant to Section 4.02(a)(ii)(Y), (xviii) and (xix).

     Servicing Accounts: The account or accounts created and maintained pursuant to Section 3.08.

     Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event by the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property,
(ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Sections 3.01, 3.08, 3.12(a) and
3.14.

     Servicing Fee: With respect to any Mortgage Loan and Distribution Date, the fee payable monthly to the Master Servicer in respect of master servicing compensation that accrues at an annual rate designated on the Mortgage Loan Schedule as the "MSTR SERV FEE" for such Mortgage Loan, as may be adjusted with respect to successor Master Servicers as provided in Section
7.02.

     Servicing Officer:  Any officer of the Master
Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer, as such list may from time to time be amended.

     Special Hazard Amount:  As of any Distribution
Date, an amount equal to $2,011,402 minus the sum of
(i) the aggregate amount of Special Hazard Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 and (ii) the Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-off Date, the Adjustment Amount shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greater of (A) the greatest of (i) twice the outstanding principal balance of the Mortgage Loan in the Trust Fund which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary, (ii) the product of 1.00% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary and (iii) the aggregate outstanding principal balance (as of the immediately preceding
Distribution Date) of the Mortgage Loans in any single five-digit California zip code area with the largest amount of Mortgage Loans by aggregate principal balance as of such anniversary and (B) an amount calculated by the Master Servicer and approved by each Rating Agency, which amount shall not be less than $500,000.

     The Special Hazard Amount may be further reduced by the Master Servicer (including accelerating the manner in which coverage is reduced) provided that prior to any such reduction, the Master Servicer shall
(i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating
Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

     Special Hazard Loss: Any Realized Loss not in excess of the cost of the lesser of repair or replacement of a Mortgaged Property suffered by such Mortgaged Property on account of direct physical loss, exclusive of (i) any loss of a type covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property pursuant to Section 3.12(a), except to the extent of the portion of such loss not covered as a result of any coinsurance provision and (ii) any Extraordinary Loss.

     Standard & Poor's:  Standard & Poor's Ratings
Group, a division of McGraw-Hill, Inc., or its successor in interest.

     Stated Principal Balance:  With respect to any
Mortgage Loan or related REO Property, at any given time, (i) the Cut-off Date Principal Balance of the
Mortgage Loan, minus (ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such Mortgage Loan or REO Property during each Due
Period ending prior to the most recent Distribution
Date which were received or with respect to which an Advance was made, and (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation Proceeds and REO
Proceeds, to the extent applied by the Master Servicer as recoveries of principal in accordance with Section
3.14 with respect to such Mortgage Loan or REO
Property, in each case which were distributed pursuant to Section 4.02 on any previous Distribution Date, and
(c) any Realized Loss allocated to Certificateholders with respect thereto for any previous Distribution
Date.

     Subordinate Principal Distribution Amount: With respect to any Distribution Date and each Class of Class M Certificates and Class B Certificates, (a) the sum of (i) the product of (x) the related Class M
Percentage or Class B Percentage for such Class and (y) the aggregate of the amounts calculated for such Distribution Date under clauses (1), (2) and (3) of
Section 4.02(a)(ii)(Y)(A); (ii) such Class's pro rata share, based on the Certificate Principal Balance of each Class of Class M Certificates and Class B
Certificates then outstanding, of the principal collections described in Section 4.02(a)(ii)(Y)(B)(b) to the extent such collections are not otherwise distributed to the Senior Certificates; (iii) the product of (x) the related Prepayment Distribution
Percentage, (y) 100% minus the Senior Accelerated
Distribution Percentage and (z) the aggregate of all Principal Prepayments in Full and Curtailments received in the related Prepayment Period (other than the related Discount Fraction of such Principal Payments in Full and Curtailments with respect to a Discount
Mortgage Loans); (iv) if such Class is the most senior
Class of Certificates then outstanding (as established in Section 4.05 hereof), any Excess Subordinate
Principal Amount for such Distribution Date; and (v) any amounts described in clauses (i), (ii) and (iii) as determined for any previous Distribution Date, that remain undistributed to the extent that such amounts are not attributable to Realized Losses which have been allocated to a subordinate Class of Class M or Class B
Certificates minus (b) any Excess Subordinate Principal
Amount not payable to such Class on such Distribution
Date pursuant to the definition thereof; provided, however, that such amount shall in no event exceed the outstanding Certificate Principal Balance of such Class of Certificates immediately prior to such date.

     Subserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is subject to a Subservicing Agreement.

     Subservicer:  Any Person with whom the Master
Servicer has entered into a Subservicing Agreement and who generally satisfied the requirements set forth in the Program Guide in respect of the qualification of a Subservicer as of the date of its approval as a Subservicer by the Master Servicer.

     Subservicer Advance: Any delinquent installment of principal and interest on a Mortgage Loan which is advanced by the related Subservicer (net of its Subservicing Fee) pursuant to the Subservicing
Agreement.

     Subservicing Account: An account established by a Subservicer in accordance with Section 3.08.

     Subservicing Agreement: The written contract between the Master Servicer and any Subservicer relating to servicing and administration of certain
Mortgage Loans as provided in Section 3.02, generally in the form of the servicer contract referred to or contained in the Program Guide or in such other form as has been approved by the Master Servicer and the Company.

     Subservicing Fee: As to any Mortgage Loan, the fee payable monthly to the related Subservicer (or, in the case of a Nonsubserviced Mortgage Loan, to the Master Servicer) in respect of subservicing and other compensation that accrues at an annual rate equal to the excess of the Mortgage Rate borne by the related
Mortgage Note over the rate per annum designated on the Mortgage Loan Schedule as the "CURR NET" for such
Mortgage Loan.

     TAC Principal Amount: As defined in Section
4.02(b)(vi).

     Targeted Principal Balances: With respect to the
Accretion Directed TAC Components and Accretion
Directed TAC Certificates and each Distribution Date, the amount set forth for such Accretion Directed TAC
Components and Accretion Directed TAC Certificates on such Distribution Date on Exhibit P hereto.

     Tax Returns: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate
Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to
Residual Interest Holders of REMIC Taxable Income or
Net Loss Allocation, or any successor forms, to be filed on behalf of REMIC I and REMIC II due to their classification as REMICs under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue
Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

     Transfer: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

     Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

     Transferor: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

     Trust Fund:  REMIC I and REMIC II.

     Uncertificated Accrued Interest: With respect to each Distribution Date, (i) as to Uncertificated REMIC
I Regular Interest R, an amount equal to the aggregate amount of Accrued Certificate Interest that would result under the terms of the definition thereof on the Class A-1 Certificates if the Pass-Through Rate on such
Classes were equal to the Uncertificated Pass-Through
Rate on Uncertificated REMIC I Regular Interest R, (ii) as to Uncertificated REMIC I Regular Interest S, an amount equal to the aggregate amount of Accrued
Certificate Interest that would result under the terms of the definition thereof on the Class A-2 Certificates if the Pass-Through Rate on such Classes were equal to the Uncertificated Pass-Through Rate on Uncertificated
REMIC I Regular Interest S, (iii) as to Uncertificated
REMIC I Regular Interest T, an amount equal to the aggregate amount of Accrued Certificate Interest that would result under the terms of the definition thereof on the Class A-3 Certificates, if the Pass-Through Rate on such Class were equal to the Uncertificated Pass-
Through Rate on Uncertificated REMIC I Regular Interest
T, (iv) as to Uncertificated REMIC I Regular Interest
U, an amount equal to the aggregate amount of Accrued
Certificate Interest that would result under the terms of the definition thereof on the Class A-4 Certificates if the Pass-Through Rate on such Classes were equal to the Uncertificated Pass-Through Rate on Uncertificated
REMIC I Regular Interest U, (v) as to Uncertificated
REMIC I Regular Interest V, an amount equal to the aggregate amount of Accrued Certificate Interest that would result under the terms of the definition thereof on the Class A-5 Certificates if the Pass-Through Rate on such Classes were equal to the Uncertificated Pass-
Through Rate on Uncertificated REMIC I Regular Interest
V, (vi) as to Uncertificated REMIC I Regular Interest
W, an amount equal to the aggregate amount of Accrued
Certificate Interest that would result under the terms of the definition thereof on the Class A-6
Certificates, if the Pass-Through Rate on such Class were equal to the Uncertificated Pass-Through Rate on Uncertificated REMIC I Regular Interest W, (vii) as to
Uncertificated REMIC I Regular Interest X, an amount equal to the aggregate amount of Accrued Certificate
Interest that would result under the terms of the definition thereof on Class A-9 Component C, if the Pass-Through Rate on such Component were equal to the Uncertificated Pass-Through Rate on Uncertificated
REMIC I Regular Interest X, (viii) as to Uncertificated
REMIC I Regular Interest Y, an amount equal to the aggregate amount of Accrued Certificate Interest that would result under the terms of the definition thereof on the Class A-7, Class A-8, Class A-10, Class M-1,
Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class R-II Certificates and the Class A-9 Component
A, if the Pass-Through Rates (or, in the case of Components, the rate at which interest accrues thereon) on such Classes or Components were equal to the Uncertificated Pass-Through Rate on Uncertificated
REMIC I Regular Interest Y, and (ix) as to each
Uncertificated REMIC I Regular Interest Z, an amount equal to one month's interest accrued at the related
Uncertificated Pass-Through Rate on the related
Uncertificated Notional Amount; provided, that any reduction in the amount of Accrued Certificate Interest resulting from the allocation of Prepayment Interest
Shortfalls, Realized Losses or other amounts to the Class A-12 Certificateholders pursuant to Section 4.05 hereof shall be allocated to the Uncertificated REMIC I
Regular Interests Z pro rata in accordance with the amount of interest accrued with respect to each related
Uncertificated Notional Amount and such Distribution
Date.

     Uncertificated Notional Amount: With respect to each Uncertificated REMIC I Regular Interest Z, the aggregate Stated Principal Balance of the related
Mortgage Loan.

     Uncertificated Pass-Through Rate: With respect to each of the Uncertificated REMIC I Regular Interests R,
S, T, U, V, W, X and Y, 8.00%, 8.00%, 8.00%, 8.00%,
8.00%, 8.00%, 0.00% and 8.00%, respectively.  With
respect to each Uncertificated REMIC I Regular Interest
Z, the related Uncertificated REMIC I Regular Interest
Z Pool Strip Rate.

     Uncertificated Principal Balance: With respect to each Uncertificated REMIC I Regular Interest on any date of determination, an amount equal to $23,188,000.00 with respect to Uncertificated REMIC I
Regular Interest R, an amount equal to $23,921,333.00 with respect to Uncertificated REMIC I Regular Interest
S, an amount equal to $12,694,000.00 with respect to Uncertificated REMIC I Regular Interest T,
$12,686,000.00 with respect to Uncertificated REMIC I
Regular Interest U, an amount equal to $9,469,000.00 with respect to Uncertificated REMIC I Regular Interest
V, an amount equal to $6,661,000.00 with respect to Uncertificated REMIC I Regular Interest W, $237,857.35 with respect to Uncertificated REMIC I Regular Interest
X, $111,129,202.64 with respect to Uncertificated REMIC
I Regular Interest Y and $0.00 with respect to each Uncertificated REMIC I Regular Interest Z, minus the sum of (x) the aggregate of all amounts previously deemed distributed with respect to such interest and applied to reduce the Uncertificated Principal Balance thereof pursuant to Section 4.08(a)(ii) and (y) the aggregate of all reductions in Certificate Principal
Balance deemed to have occurred in connection with Realized Losses that were previously deemed allocated to the Uncertificated Principal Balance of such Uncertificated REMIC I Regular Interest pursuant to
Section 4.08(d).

     Uncertificated REMIC I Regular Interest R: An uncertificated partial undivided beneficial ownership interest in REMIC I having a principal balance equal to the Stated Principal Balance of the Mortgage Loans and
REO Property from time to time multiplied by a fraction, the numerator of which is the aggregate
Certificate Principal Balance of the Class A-1
Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Certificates, and which bears interest at a rate equal to 8.00% per annum.

     Uncertificated REMIC I Regular Interest S: An uncertificated partial undivided beneficial ownership interest in REMIC I having a principal balance equal to the Stated Principal Balance of the Mortgage Loans and
REO Property from time to time multiplied by a fraction, the numerator of which is the aggregate
Certificate Principal Balance of the Class A-2
Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Certificates, and which bears interest at a rate equal to 8.00% per annum.

     Uncertificated REMIC I Regular Interest T: An uncertificated partial undivided beneficial ownership interest in REMIC I having a principal balance equal to the Stated Principal Balance of the Mortgage Loans and
REO Property from time to time multiplied by a fraction, the numerator of which is the aggregate
Certificate Principal Balance of the Class A-3
Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Certificates, and which bears interest at a rate equal to 8.00% per annum.

     Uncertificated REMIC I Regular Interest U: An uncertificated partial undivided beneficial ownership interest in REMIC I having a principal balance equal to the Stated Principal Balance of the Mortgage Loans and
REO Property from time to time multiplied by a fraction, the numerator of which is the aggregate
Certificate Principal Balance of the Class A-4
Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Certificates, and which bears interest at a rate equal to 8.00% per annum.

     Uncertificated REMIC I Regular Interest V: An uncertificated partial undivided beneficial ownership interest in REMIC I having a principal balance equal to the Stated Principal Balance of the Mortgage Loans and
REO Property from time to time multiplied by a fraction, the numerator of which is the aggregate
Certificate Principal Balance of the Class A-5
Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Certificates, and which bears interest at a rate equal to 8.00% per annum.

     Uncertificated REMIC I Regular Interest W: An uncertificated partial undivided beneficial ownership interest in REMIC I having a principal balance equal to the Stated Principal Balance of the Mortgage Loans and
REO Property from time to time multiplied by a fraction, the numerator of which is the aggregate
Certificate Principal Balance of the Class A-6
Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Certificates, and which bears interest at a rate equal to 8.00% per annum.

     Uncertificated REMIC I Regular Interest X: An uncertificated partial undivided beneficial ownership interest in REMIC I having a principal balance equal to the Stated Principal Balance of the Mortgage Loans and
REO Property from time to time multiplied by a fraction, the numerator of which is the amount of Class
A-9 Component C and the denominator of which is the aggregate Certificate Principal Balance of all of the Certificates, and which bears interest at a rate equal to 0.00% per annum.

     Uncertificated REMIC I Regular Interest Y: An uncertificated partial undivided beneficial ownership interest in REMIC I having a principal balance equal to the Stated Principal Balance of the Mortgage Loans and
REO Property from time to time multiplied by a fraction, the numerator of which is the aggregate
Certificate Principal Balance of the Class A-7, Class
A-8, Class A-10, Class M-1, Class M-2, Class M-3, Class
B-1, Class B-2, Class B-3 and Class R-II Certificates and the amount of Class A-9 Component A and the denominator of which is the aggregate Certificate
Principal Balance of all of the Certificates, and which bears interest at a rate equal to 8.00% per annum.

     Uncertificated REMIC I Regular Interests Z:  The
655 uncertificated partial undivided beneficial ownership interests in REMIC I, each relating to a particular Mortgage Loan, each having no principal balance, and each bearing interest at the respective
Uncertificated Pass-Through Rate on the respective
Uncertificated Notional Amount.

     Uncertificated REMIC I Regular Interest Z Pool
Strip Rate:  With respect to each Uncertificated REMIC
I Regular Interest Z, the Pool Strip Rate for the related Mortgage Loan.

     Uncertificated REMIC I Regular Interests:
Uncertificated REMIC I Regular Interest R,
Uncertificated REMIC I Regular Interest S,
Uncertificated REMIC I Regular Interest T,
Uncertificated REMIC I Regular Interest U,
Uncertificated REMIC I Regular Interest V,
Uncertificated REMIC I Regular Interest W,
Uncertificated REMIC I Regular Interest X,
Uncertificated REMIC I Regular Interest Y and
Uncertificated REMIC I Regular Interests Z.

     Uncertificated REMIC I Regular Interest R
Distribution Amount:  With respect to any Distribution
Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interest R for such Distribution Date pursuant to Section 4.08(a).

     Uncertificated REMIC I Regular Interest S
Distribution Amount:  With respect to any Distribution
Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interest S for such Distribution Date pursuant to Section 4.08(a).

     Uncertificated REMIC I Regular Interest T
Distribution Amount:  With respect to any Distribution
Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interest T for such Distribution Date pursuant to Section 4.08(a).

     Uncertificated REMIC I Regular Interest U
Distribution Amount:  With respect to any Distribution
Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interest U for such Distribution Date pursuant to Section 4.08(a).

     Uncertificated REMIC I Regular Interest V
Distribution Amount:  With respect to any Distribution
Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interest V for such Distribution Date pursuant to Section 4.08(a).

     Uncertificated REMIC I Regular Interest W
Distribution Amount:  With respect to any Distribution
Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interest W for such Distribution Date pursuant to Section 4.08(a).

     Uncertificated REMIC I Regular Interest X
Distribution Amount:  With respect to any Distribution
Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interest X for such Distribution Date pursuant to Section 4.08(a).

     Uncertificated REMIC I Regular Interest Y
Distribution Amount:  With respect to any Distribution
Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interest Y for such Distribution Date pursuant to Section 4.08(a).

     Uncertificated REMIC I Regular Interests Z
Distribution Amounts:  With respect to any Distribution
Date, the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interests Z for such
Distribution Date pursuant to Section 4.08(a).

     Uncertificated REMIC I Regular Interest
Distribution Amounts:  The Uncertificated REMIC I
Regular Interest R Distribution Amount, Uncertificated
REMIC I Regular Interest S Distribution Amount,
Uncertificated REMIC I Regular Interest T Distribution
Amount, Uncertificated REMIC I Regular Interest U
Distribution Amount, Uncertificated REMIC I Regular
Interest V Distribution Amount, Uncertificated REMIC I
Regular Interest W Distribution Amount, Uncertificated
REMIC I Regular Interest X Distribution Amount,
Uncertificated REMIC I Regular Interest Y Distribution
Amount and Uncertificated REMIC I Regular Interests Z
Distribution Amounts.

     Uncertificated REMIC II Regular Interests:  The
655 uncertificated partial undivided beneficial ownership interests in REMIC II, each of which has no principal balance and which bears interest at a rate equal to the related Uncertificated REMIC I Regular
Interest Z Pool Strip Rate, based on the Uncertificated
Notional Amount of the related Uncertificated REMIC I
Regular Interest Z.

     Uncertificated REMIC II Regular Interests
Distribution Amounts:  With respect to any Distribution
Date, the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interests Z for such
Distribution Date pursuant to Section 4.08(a).

     Uninsured Cause: Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies.

     United States Person: A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

     Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. 97.0% of all of the Voting Rights shall be allocated among Holders of Certificates, respectively, other than the Class A-11, Class A-12, Class R-I and Class R-II Certificates, in proportion to the outstanding Certificate Principal Balances of their respective Certificates; and the Holders of the Class
A-11, Class A-12, Class R-I and Class R-II Certificates shall be entitled to 1.0%, 1.0%, 0.5%, and 0.5% of all of the Voting Rights, respectively, allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.
                      ARTICLE II

             CONVEYANCE OF MORTGAGE LOANS;
           ORIGINAL ISSUANCE OF CERTIFICATES

     Section 2.01.  Conveyance of Mortgage Loans.

     (a) The Company, concurrently with the execution and delivery hereof, does hereby assign to the Trustee without recourse all the right, title and interest of the Company in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (other than payments of principal and interest due on the Mortgage
Loans on or before the Cut-off Date).

     (b) In connection with such assignment, except as set forth in Section 2.01(c) below, the Company does hereby deliver to, and deposit with, the Trustee, or to and with one or more Custodians, as the duly appointed agent or agents of the Trustee for such purpose, the following documents or instruments (or copies thereof as permitted by this Section) (I) with respect to each Mortgage Loan so assigned (other than a Cooperative
Loan):

          (i)       The original Mortgage Note,
     endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related
     Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related
     Mortgage Note;

          (ii) The original Mortgage with evidence of recording indicated thereon or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

          (iii)     An original Assignment of the
     Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment certified by the public recording office in which such assignment has been recorded;

          (iv) The original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee or a copy of such assignment or assignments of the Mortgage certified by the public recording office in which such assignment or assignments have been recorded;
     and

          (v)       The original of each modification,
     assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption agreement or preferred loan agreement certified by the public recording office in which such document has been recorded.

     and (II) with respect to each Cooperative Loan so assigned:

          (i)       The original Mortgage Note,
     endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related
     Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related
     Mortgage Note;

          (ii) A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

          (iii)     The related Cooperative Stock
     Certificate, representing the related Cooperative
     Stock pledged with respect to such Cooperative
     Loan, together with an undated stock power (or other similar instrument) executed in blank;

          (iv) The original recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

          (v)       The Security Agreement;

          (vi) Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

          (vii)     Copies of the filed UCC-3
     assignments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security
     Agreement and the Assignment of Proprietary Lease;

          (viii)    An executed assignment of the
     interest of the originator in the Security
     Agreement, Assignment of Proprietary Lease and the recognition agreement referenced in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee;

          (ix) The original of each modification,
     assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan; and

          (x)       An executed UCC-1 financing
     statement showing the Master Servicer as debtor, the Company as secured party and the Trustee as assignee and an executed UCC-1 financing statement showing the Company as debtor and the Trustee as secured party, each in a form sufficient for filing, evidencing the interest of such debtors in the Cooperative Loans.

     (c) The Company may, in lieu of delivering the documents set forth in Section 2.01(b)(I)(iv) and (v) and Section (b)(II)(ii), (iv), (vii), (ix) and (x) to the Trustee or the Custodian or Custodians, deliver such documents to the Master Servicer, and the Master
Servicer shall hold such documents in trust for the use and benefit of all present and future
Certificateholders until such time as is set forth below. Within ten Business Days following the earlier of (i) the receipt of the original of each of the documents or instruments set forth in Section
2.01(b)(I)(iv) and (v) and Section (b)(II)(ii), (iv),
(vii), (ix) and (x) (or copies thereof as permitted by such Section) for any Mortgage Loan and (ii) a written request by the Trustee to deliver those documents with respect to any or all of the Mortgage Loans then being held by the Master Servicer, the Master Servicer shall deliver a complete set of such documents to the Trustee or the Custodian or Custodians that are the duly appointed agent or agents of the Trustee.

     On the Closing Date, the Master Servicer shall certify that it has in its possession an original or copy of each of the documents referred to in Section
2.01(b)(I)(iv) and (v) and Section (b)(II)(ii), (iv),
(vii), (ix) and (x) which has been delivered to it by the Company. Every six months after the Closing Date, for so long as the Master Servicer is holding documents pursuant to this Section 2.01(c), the Master Servicer shall deliver to (i) Moody's if it is one of the Rating
Agencies, (ii) the Trustee and (iii) each Custodian a report setting forth the status of the documents which it is holding.

     (d) In the event that in connection with any Mortgage Loan the Company cannot deliver the Mortgage, any assignment, modification, assumption agreement or preferred loan agreement (or copy thereof certified by the public recording office) with evidence of recording thereon concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such Mortgage, assignment, modification, assumption agreement or preferred loan agreement as the case may be, has been delivered for recordation, the Company shall deliver or cause to be delivered to the Trustee or the respective
Custodian a true and correct photocopy of such Mortgage, assignment, modification, assumption agreement or preferred loan agreement.

     The Company shall promptly cause to be recorded in the appropriate public office for real property records the Assignment referred to in clause (I)(iii) of
Section 2.01(b),  except in states where, in the
opinion of counsel acceptable to the Trustee and the Master Servicer, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Company or the originator of such Mortgage Loan and shall promptly cause to be filed the Form UCC-3 assignment and UCC-1 financing statement referred to in clause (II)(vii) and
(x), respectively, of Section 2.01(b).  If any
Assignment, Form UCC-3 or Form UCC-1, as applicable, is lost or returned unrecorded to the Company because of any defect therein, the Company shall prepare a substitute Assignment, Form UCC-3 or Form UCC-1, as applicable, or cure such defect, as the case may be, and cause such Assignment to be recorded in accordance with this paragraph. The Company shall promptly deliver or cause to be delivered to the Trustee or the respective Custodian such Mortgage or assignment or Form UCC-3 or Form UCC-1, as applicable, (or copy thereof certified by the public recording office) with evidence of recording indicated thereon upon receipt thereof from the public recording office or from the related Subservicer. In connection with its servicing of Cooperative Loans, the Master Servicer will use its best efforts to file timely continuation statements with regard to each financing statement and assignment relating to Cooperative Loans as to which the related
Cooperative Apartment is located outside of the State of New York.

     Any of the items set forth in Sections
2.01(b)(I)(iv) and (v) and (II)(vi) and (vii) and that may be delivered as a copy rather than the original may be delivered in microfiche form.

     (e) It is intended that the conveyances by the Company to the Trustee of the Mortgage Loans as provided for in this Section 2.01 and the Uncertificated REMIC I Regular Interests as provided for in Section 2.06 be construed as a sale by the Company to the Trustee of the Mortgage Loans and the Uncertificated REMIC I Regular Interests for the benefit of the Certificateholders. Further, it is not intended that any such conveyance be deemed to be a pledge of the Mortgage Loans and the Uncertificated
REMIC I Regular Interests by the Company to the Trustee to secure a debt or other obligation of the Company.
However, in the event that the Mortgage Loans and the Uncertificated REMIC I Regular Interests are held to be property of the Company or of Residential Funding, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans and the Uncertificated REMIC I Regular Interests, then it is intended that (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial
Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in Sections 2.01 and 2.06 shall be deemed to be (1) a grant by the Company to the Trustee of a security interest in all of the Company's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including (i) with respect to each Cooperative Loan, the related Mortgage Note, Security
Agreement, Assignment of Proprietary Lease, Cooperative
Stock Certificate, Cooperative Lease, any insurance policies and all other documents in the related
Mortgage File and (ii) with respect to each Mortgage
Loan other than a Cooperative Loan, the related
Mortgage Note, the Mortgage, any insurance policies and all other documents in the related Mortgage File, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof, (C) the Uncertificated REMIC I Regular Interests and (D) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate
Account or the Custodial Account, whether in the form of cash, instruments, securities or other property and
(2) an assignment by the Company to the Trustee of any security interest in any and all of Residential
Funding's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A), (B), (C) and (D) granted by Residential Funding to the Company pursuant to the Assignment Agreement; (c) the possession by the Trustee, the Custodian or any other agent of the Trustee of Mortgage Notes or such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the Minnesota Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction (including, without limitation, Section 9-
305, 8-313 or 8-321 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.

     The Company and, at the Company's direction, Residential Funding and the Trustee shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, the Uncertificated
REMIC I Regular Interests, the Uncertificated REMIC II
Regular Interests, and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Company shall prepare and deliver to the Trustee not less than 15 days prior to any filing date and, the Trustee shall forward for filing, or shall cause to be forwarded for filing, at the expense of the Company, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in or lien on the Mortgage Loans, the Uncertificated REMIC I Regular Interests and the
Uncertificated REMIC II Regular Interests as evidenced by an Officer's Certificate of the Company, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of Residential Funding, the Company or the Trustee (such preparation and filing shall be at the expense of the Trustee, if occasioned by a change in the Trustee's name), (2) any change of location of the place of business or the chief executive office of Residential Funding or the Company, (3) any transfer of any interest of Residential Funding or the Company in any Mortgage Loan, or (4) any transfer of any interest of Residential Funding or the Company in any Uncertificated REMIC I Regular Interest or
Uncertificated REMIC II Regular Interest.

     Section 2.02.  Acceptance by Trustee.

     The Trustee acknowledges receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(b)(i) through
(iii) above (except that for purposes of such acknowledgement only, a Mortgage Note may be endorsed in blank and an Assignment of Mortgage may be in blank) and declares that it, or a Custodian as its agent, holds and will hold such documents and the other documents constituting a part of the Mortgage Files delivered to it, or a Custodian as its agent, in trust for the use and benefit of all present and future
Certificateholders.  The Trustee or Custodian (such
Custodian being so obligated under a Custodial
Agreement) agrees, for the benefit of
Certificateholders, to review each Mortgage File delivered to it pursuant to Section 2.01(b) within 45 days after the Closing Date to ascertain that all required documents (specifically as set forth in Section 2.01(b)), have been executed and received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it. Upon delivery of the Mortgage Files by the Company or the Master Servicer, the Trustee shall acknowledge receipt
(or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section
2.01(c) above.  The Trustee or Custodian (such
Custodian being so obligated under a Custodial
Agreement) agrees to review each Mortgage File delivered to it pursuant to Section 2.01(c) within 45 days after receipt thereof to ascertain that all documents required to be delivered pursuant to such Section have been received, and that such documents relate to the Mortgage Loans identified on the Mortgage
Loan Schedule, as supplemented, that have been conveyed to it.

     If the Custodian, as the Trustee's agent, finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, the Trustee shall promptly so notify the Master Servicer and the Company. Pursuant to
Section 2.3 of the Custodial Agreement, the Custodian will notify the Master Servicer, the Company and the Trustee of any such omission or defect found by it in respect of any Mortgage File held by it. The Master
Servicer shall promptly notify the related Subservicer or Seller of such omission or defect and request that such Subservicer or Seller correct or cure such omission or defect within 60 days from the date the Master Servicer was notified of such omission or defect and, if such Subservicer or Seller does not correct or cure such omission or defect within such period, that such Subservicer or Seller purchase such Mortgage Loan from REMIC I at its Purchase Price, in either case within 90 days from the date the Master Servicer was notified of such omission or defect. The Purchase
Price for any such Mortgage Loan, whether purchased by the Seller or the Subservicer, shall be deposited or caused to be deposited by the Master Servicer in the Custodial Account maintained by it pursuant to Section
3.07 and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing
Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related
Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Seller or its designee or the Subservicer or its designee, as the case may be, any Mortgage Loan released pursuant hereto and thereafter such Mortgage Loan shall not be part of the Trust Fund. It is understood and agreed that the obligation of the Seller or the Subservicer, as the case may be, to so cure or purchase any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to Certificateholders or the Trustee on behalf of Certificateholders.

     Section 2.03.  Representations, Warranties and
                    Covenants of the Master Servicer
                    and the Company.

     (a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of Certificateholders that:

          (i)       The Master Servicer is a
     corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is or will be in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

          (ii) The execution and delivery of this
     Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's
     Certificate of Incorporation or Bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to which the Master
     Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

          (iii)     This Agreement, assuming due
     authorization, execution and delivery by the Trustee and the Company, constitutes a valid, legal and binding obligation of the Master
     Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any Federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition
     (financial or other) or operations of the Master
     Servicer or its properties or might have consequences that would materially adversely affect its performance hereunder;

          (v)       No litigation is pending or, to the
     best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

          (vi) The Master Servicer will comply in all material respects in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Required
     Insurance Policy;

          (vii)     No information, certificate of an
     officer, statement furnished in writing or report delivered to the Company, any Affiliate of the Company or the Trustee by the Master Servicer will, to the knowledge of the Master Servicer, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading; and

          (viii)    The Master Servicer has examined
     each existing, and will examine each new, Subservicing Agreement and is or will be familiar with the terms thereof. The terms of each existing Subservicing Agreement and each designated Subservicer are acceptable to the Master Servicer and any new Subservicing
     Agreements will comply with the provisions of
     Section 3.02.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

     Upon discovery by either the Company, the Master
Servicer, the Trustee or any Custodian of a breach of any representation or warranty set forth in this
Section 2.03(a) which materially and adversely affects the interests of the Certificateholders in any Mortgage
Loan, the party discovering such breach shall give prompt written notice to the other parties (any
Custodian being so obligated under a Custodial
Agreement). Within 90 days of its discovery or its receipt of notice of such breach, the Master Servicer shall either (i) cure such breach in all material respects or (ii) to the extent that such breach is with respect to a Mortgage Loan or a related document, purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section
2.02. The obligation of the Master Servicer to cure such breach or to so purchase such Mortgage Loan shall constitute the sole remedy in respect of a breach of a representation and warranty set forth in this Section
2.03(a) available to the Certificateholders or the Trustee on behalf of the Certificateholders.

     (b) The Company hereby represents and warrants to the Trustee for the benefit of Certificateholders that as of the Closing Date (or, if otherwise specified below, as of the date so specified):

          (i)       No Mortgage Loan is one month or
     more delinquent in payment of principal and interest as of the Cut-off Date and no Mortgage
     Loan has been so delinquent more than once in the 12-month period prior to the Cut-off Date;

          (ii) The information set forth in Exhibit F hereto with respect to each Mortgage Loan or the Mortgage Loans, as the case may be, is true and correct in all material respects at the date or dates respecting which such information is furnished;

          (iii)     The Mortgage Loans are fully-
     amortizing, fixed-rate mortgage loans with level
     Monthly Payments due on the first day of each month and terms to maturity at origination or modification of not more than 30 years;

          (iv) To the best of the Company's knowledge, except with respect to one Mortgage Loan representing approximately 0.2% of the Mortgage
     Loans by aggregate Stated Principal Balance as of the Cut-off Date, if a Mortgage Loan is secured by a Mortgaged Property with a Loan-to-Value Ratio at origination in excess of 80%, such Mortgage Loan is the subject of a Primary Insurance Policy that insures that portion of the principal balance thereof that exceeds the amount equal to 75% of the Appraised Value of the related Mortgaged
     Property. To the best of the Company's knowledge, each such Primary Insurance Policy is in full force and effect and the Trustee is entitled to the benefits thereunder;

          (v)       The issuers of the Primary
     Insurance Policies are insurance companies whose claims-paying abilities are currently acceptable to each Rating Agency;

          (vi) No more than 1.0% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area in California, no more than 1.1% of the Mortgage Loans by aggregate
     Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area outside California, and no more than 1.07% of the Mortgage Loans by aggregate stated Principal Balance as of the Cut-off Date are Cooperative Loans;

          (vii)     If the improvements securing a
     Mortgage Loan are in a federally designated special flood hazard area, flood insurance in the amount required under the Program Guide covers the related Mortgaged Property (either by coverage under the federal flood insurance program or by coverage by private insurers);

          (viii)    Immediately prior to the assignment
     of the Mortgage Loans to the Trustee, the Company had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest (other than rights to servicing and related compensation) and such assignment validly transfers ownership of the Mortgage Loans to the Trustee free and clear of any pledge, lien, encumbrance or security interest;

          (ix) Approximately 6.80% of the Mortgage
     Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a reduced loan documentation program;

          (x)       Each Mortgagor represented in its
     loan application with respect to the related
     Mortgage Loan that the Mortgaged Property would be owner-occupied and therefore would not be an investor property as of the date of origination of such Mortgage Loan. No Mortgagor is a corporation or a partnership;

          (xi) Approximately 0.9% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date will be Buydown Mortgage Loans;

          (xii)     Each Mortgage Loan constitutes a
     qualified mortgage under Section 860G(a)(3)(A) of the Code and Treasury Regulations Section 1.860G-
     2(a)(1);

          (xiii)    A policy of title insurance was
     effective as of the closing of each Mortgage Loan and is valid and binding and remains in full force and effect;

          (xiv)     With respect to a Mortgage Loan
     that is a Cooperative Loan, the Cooperative Stock that is pledged as security for the Mortgage Loan is held by a person as a tenant-stockholder (as defined in Section 216 of the Code) in a cooperative housing corporation (as defined in Section 216 of the Code);

          (xv) With respect to each Mortgage Loan
     originated under a "streamlined" Mortgage Loan program (through which no new or updated appraisals of Mortgaged Properties are obtained in connection with the refinancing thereof), the related Seller has represented that either (a) the value of the related Mortgaged Property as of the date the Mortgage Loan was originated was not less than the appraised value of such property at the time of origination of the refinanced Mortgage
     Loan or (b) the Loan-to-Value Ratio of the Mortgage Loan as of the date of origination of the Mortgage Loan generally meets the Company's underwriting guidelines.

          (xvi)     Interest on each Mortgage Loan is
     calculated on the basis of a 360-day year consisting of twelve 30-day months; and

          (xvii)    No more than 0.27% of the Mortgage
     Loans by aggregate Stated Principal Balance as of the Cut-off Date contain in the related Mortgage
     File a Destroyed Mortgage Note.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

     Upon discovery by any of the Company, the Master
Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties set forth in this Section 2.03(b) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any
Custodian being so obligated under a Custodial
Agreement); provided, however, that in the event of a breach of the representation and warranty set forth in
Section 2.03(b)(xii), the party discovering such breach shall give such notice within five days of discovery.
Within 90 days of its discovery or its receipt of notice of breach, the Company shall either (i) cure such breach in all material respects or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase
Price and in the manner set forth in Section 2.02;
provided that the Company shall have the option to substitute a Qualified Substitute Mortgage Loan or
Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date.
Any such substitution shall be effected by the Company under the same terms and conditions as provided in
Section 2.04 for substitutions by Residential Funding.
It is understood and agreed that the obligation of the Company to cure such breach or to so purchase or substitute for any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders. Notwithstanding the foregoing, the
Company shall not be required to cure breaches or purchase or substitute for Mortgage Loans as provided in this Section 2.03(b) if the substance of the breach of a representation set forth above also constitutes fraud in the origination of the Mortgage Loan.

     Section 2.04.  Representations and Warranties
                    of Sellers.

     The Company, as assignee of Residential Funding under the Assignment Agreement, hereby assigns to the Trustee for the benefit of Certificateholders all of its right, title and interest in respect of the Assignment Agreement and each Seller's Agreement applicable to a Mortgage Loan. Insofar as the Assignment Agreement or such Seller's Agreement relates to the representations and warranties made by Residential Funding or the related Seller in respect of such Mortgage Loan and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the Master Servicer on behalf of the Trustee and the Certificateholders. Upon the discovery by the Company, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties made in a Seller's Agreement or the Assignment
Agreement (which, for purposes hereof, will be deemed to include any other cause giving rise to a repurchase obligation under the Assignment Agreement) in respect of any Mortgage Loan which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any
Custodian being so obligated under a Custodial
Agreement). The Master Servicer shall promptly notify the related Seller or Residential Funding, as the case may be, of such breach and request that such Seller or Residential Funding, as the case may be, either (i) cure such breach in all material respects within 90 days from the date the Master Servicer was notified of such breach or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that in the case of a breach under the Assignment Agreement Residential
Funding shall have the option to substitute a Qualified
Substitute Mortgage Loan or Loans for such Mortgage
Loan if such substitution occurs within two years following the Closing Date, except that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3)
of the Code, any such substitution must occur within 90 days from the date the Master Servicer was notified of the breach if such 90 day period expires before two years following the Closing Date. In the event that Residential Funding elects to substitute a Qualified
Substitute Mortgage Loan or Loans for a Deleted
Mortgage Loan pursuant to this Section 2.04,
Residential Funding shall deliver to the Trustee for the benefit of the Certificateholders with respect to such Qualified Substitute Mortgage Loan or Loans, the original Mortgage Note, the Mortgage, an Assignment of the Mortgage in recordable form, and such other documents and agreements as are required by Section
2.01, with the Mortgage Note endorsed as required by
Section 2.01.  No substitution will be made in any
calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualified
Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Master Servicer and remitted by the Master Servicer to Residential Funding on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the Monthly Payment due on a Deleted Mortgage
Loan for such month and thereafter Residential Funding shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master
Servicer shall amend or cause to be amended the Mortgage Loan Schedule, and, if the Deleted Mortgage
Loan was a Discount Mortgage Loan, the Schedule of
Discount Fractions, for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the
Master Servicer shall deliver the amended Mortgage Loan
Schedule, and, if the Deleted Mortgage Loan was a Discount Loan, the amended Schedule of Discount
Fractions, to the Trustee. Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement and the related
Subservicing Agreement in all respects, the related
Seller shall be deemed to have made the representations and warranties with respect to the Qualified Substitute
Mortgage Loan contained in the related Seller's
Agreement as of the date of substitution, and the Company and the Master Servicer shall be deemed to have made with respect to any Qualified Substitute Mortgage
Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in this Section 2.04, in Section 2.03 hereof and in
Section 4 of the Assignment Agreement, and the Master
Servicer shall be obligated to repurchase or substitute for any Qualified Substitute Mortgage Loan as to which a Repurchase Event (as defined in the Assignment
Agreement) has occurred pursuant to Section 4 of the Assignment Agreement.

     In connection with the substitution of one or more
Qualified Substitute Mortgage Loans for one or more
Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute
Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (in each case after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to Certificateholders in the month of substitution).
Residential Funding shall deposit the amount of such shortfall into the Custodial Account on the day of substitution, without any reimbursement therefor.
Residential Funding shall give notice in writing to the Trustee of such event, which notice shall be accompanied by an Officers' Certificate as to the calculation of such shortfall and by an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust
Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section
860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or
(b) any portion of the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding.

     It is understood and agreed that the obligation of the Seller or Residential Funding, as the case may be, to cure such breach or purchase (or in the case of Residential Funding to substitute for) such Mortgage
Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders. If the Master
Servicer is Residential Funding, then the Trustee shall also have the right to give the notification and require the purchase or substitution provided for in the second preceding paragraph in the event of such a breach of a representation or warranty made by Residential Funding in the Assignment Agreement. In connection with the purchase of or substitution for any such Mortgage Loan by Residential Funding, the Trustee shall assign to Residential Funding all of the right, title and interest in respect of the Seller's Agreement and the Assignment Agreement applicable to such Mortgage Loan.

     Section 2.05.  Issuance of Certificates Evidencing

                    Interests in REMIC I.

     The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage
Files to it, or any Custodian on its behalf, subject to any exceptions noted, together with the assignment to it of all other assets included in REMIC I, receipt of which is hereby acknowledged. Concurrently with such delivery and in exchange therefor, the Trustee, pursuant to the written request of the Company executed by an officer of the Company has executed and caused to be authenticated and delivered to or upon the order of the Company the Class R-I Certificates in authorized denominations which, together with the Uncertificated
REMIC I Regular Interests, evidence ownership of REMIC
I.  The rights of the Class R-I Certificateholders and
REMIC II to receive distributions from the proceeds of REMIC I in respect of the Class R-I Certificates and the Uncertificated REMIC I Regular Interests, and all ownership interests of the Class R-I Certificateholders and REMIC II in such distributions, shall be as set forth in this Agreement.

     Section 2.06.  Conveyance of Uncertificated REMIC
                    I and REMIC II Regular Interests;
                    Acceptance by the Trustee.

     The Company, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Company in and to the Uncertificated REMIC I Regular Interests and
Uncertificated REMIC II Regular Interests to the
Trustee for the benefit of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7,
Class A-8, Class A-9, Class A-10, Class A-11, Class A-
12, Class  M-1, Class M-2, Class M-3, Class B-1, Class
B-2, Class B-3 and Class R-II Certificateholders.  The
Trustee acknowledges receipt of the Uncertificated
REMIC I Regular Interests and Uncertificated REMIC II
Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7,
Class A-8, Class A-9, Class A-10, Class A-11, Class A-
12, Class M-1, Class M-2, Class M-3, Class B-1, Class
B-2, Class B-3 and Class R-II Certificateholders. The rights of the Class A-1, Class A-2, Class A-3, Class A-
4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-
9, Class A-10, Class A-11, Class A-12, Class M-1, Class
M-2, Class M-3, Class B-1, Class B-2, Class B-3 and
Class R-II Certificateholders to receive distributions from the proceeds of REMIC II in respect of the Class
A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class
A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class
A-11, Class A-12, Class M-1, Class M-2, Class M-3,
Class B-1, Class B-2, Class B-3 and Class R-II
Certificates, and all ownership interests of the Class
A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class
A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class
A-11, Class A-12, Class M-1, Class M-2, Class M-3,
Class B-1, Class B-2, Class B-3 and Class R-II
Certificateholders in such distributions, shall be as set forth in this Agreement.

     Section 2.07.  Issuance of Certificates Evidencing
                    Interest in REMIC II.

     The Trustee acknowledges the assignment to it of the Uncertificated REMIC I Regular Interests and the
Uncertificated REMIC II Regular Interests and, concurrently therewith and in exchange therefor, pursuant to the written request of the Company executed by an officer of the Company, the Trustee has executed and caused to be authenticated and delivered to or upon the order of the Company, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7,
Class A-8, Class A-9, Class A-10, Class A-11, Class A-
12, Class M-1, Class M-2, Class M-3, Class B-1, Class
B-2, Class B-3 and Class R-II Certificates in authorized denominations evidencing ownership of the entire REMIC II.
                      ARTICLE III

             ADMINISTRATION AND SERVICING
                   OF MORTGAGE LOANS

     Section 3.01.  Master Servicer to Act as Servicer.

     (a)  The Master Servicer shall service and
administer the Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage
Loans and shall have full power and authority, acting alone or through Subservicers as provided in Section
3.02, to do any and all things which it may deem necessary or desirable in connection with such servicing and administration. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the Master
Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of consent to assumption or modification in connection with a proposed conveyance, or of assignment of any Mortgage and Mortgage Note in connection with the repurchase of a Mortgage Loan and all other comparable instruments, or with respect to the modification or re-recording of a Mortgage for the purpose of correcting the Mortgage, the subordination of the lien of the Mortgage in favor of a public utility company or government agency or unit with powers of eminent domain, the taking of a deed in lieu of foreclosure, the completion of judicial or non-judicial foreclosure, the conveyance of a Mortgaged Property to an Insurer, the acquisition of any property acquired by foreclosure or deed in lieu of foreclosure, or the management, marketing and conveyance of any property acquired by foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loans and with respect to the Mortgaged
Properties.  Notwithstanding the foregoing, subject to
Section 3.07(a), the Master Servicer shall not permit any modification with respect to any Mortgage Loan that would both constitute a sale or exchange of such Mortgage Loan within the meaning of Section 1001 of the Code and any proposed, temporary or final regulations promulgated thereunder (other than in connection with a proposed conveyance or assumption of such Mortgage Loan that is treated as a Principal Prepayment in Full pursuant to Section 3.13(d) hereof) and causing either
REMIC I or REMIC II to fail to qualify as such under the Code. The Trustee shall furnish the Master
Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master
Servicer to service and administer the Mortgage Loans.
In servicing and administering any Nonsubserviced
Mortgage Loan, the Master Servicer shall, to the extent not inconsistent with this Agreement, comply with the Program Guide as if it were the originator of such Mortgage Loan and had retained the servicing rights and obligations in respect thereof.

     (b) All costs incurred by the Master Servicer or by Subservicers in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to
Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loan so permit, and such costs shall be recoverable to the extent permitted by Section
3.10(a)(ii).

     (c) The Master Servicer may enter into one or more agreements in connection with the offering of pass-through certificates evidencing interests in one or more of the Certificates providing for the payment by the Master Servicer of amounts received by the Master Servicer as servicing compensation hereunder and required to cover certain Prepayment Interest
Shortfalls on the Mortgage Loans, which payment obligation will thereafter be an obligation of the Master Servicer hereunder.

     Section 3.02.  Subservicing Agreements Between
                    Master Servicer and Subservicers;
                    Enforcement of Subservicers' and
                    Sellers' Obligations.

     (a)  The Master Servicer may continue in effect
Subservicing Agreements entered into by Residential
Funding and Subservicers prior to the execution and delivery of this Agreement, and may enter into new
Subservicing Agreements with Subservicers, for the servicing and administration of all or some of the Mortgage Loans. Each Subservicer of a Mortgage Loan shall be entitled to receive and retain, as provided in the related Subservicing Agreement and in Section 3.07, the related Subservicing Fee from payments of interest received on such Mortgage Loan after payment of all amounts required to be remitted to the Master Servicer in respect of such Mortgage Loan. For any Mortgage
Loan that is a Nonsubserviced Mortgage Loan, the Master
Servicer shall be entitled to receive and retain an amount equal to the Subservicing Fee from payments of interest. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage
Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer. Each
Subservicing Agreement will be upon such terms and conditions as are generally required or permitted by the Program Guide and are not inconsistent with this Agreement and as the Master Servicer and the Subservicer have agreed. A representative form of Subservicing Agreement is attached to this Agreement as Exhibit G. With the approval of the Master Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicer will remain obligated under the related Subservicing Agreement.
The Master Servicer and a Subservicer may enter into amendments thereto or a different form of Subservicing
Agreement, and the form referred to or included in the Program Guide is merely provided for information and shall not be deemed to limit in any respect the discretion of the Master Servicer to modify or enter into different Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of either this Agreement or the Program Guide in a manner which would materially and adversely affect the interests of the Certificateholders.

     (b)  As part of its servicing activities
hereunder, the Master Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer under the related Subservicing Agreement and of each Seller under the related Seller's
Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a Mortgage Loan, including, without limitation, the obligation to purchase a Mortgage Loan on account of defective documentation, as described in
Section 2.02, or on account of a breach of a representation or warranty, as described in Section
2.04. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements or Seller's Agreements, as appropriate, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

     Section 3.03.  Successor Subservicers.

     The Master Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing
Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Subservicing Agreement by the Master
Servicer or the Subservicer, the Master Servicer shall either act as servicer of the related Mortgage Loan or enter into a Subservicing Agreement with a successor
Subservicer which will be bound by the terms of the related Subservicing Agreement. If the Master Servicer or any Affiliate of Residential Funding acts as servicer, it will not assume liability for the representations and warranties of the Subservicer which it replaces. If the Master Servicer enters into a Subservicing Agreement with a successor Subservicer, the Master Servicer shall use reasonable efforts to have the successor Subservicer assume liability for the representations and warranties made by the terminated
Subservicer in respect of the related Mortgage Loans and, in the event of any such assumption by the successor Subservicer, the Master Servicer may, in the exercise of its business judgment, release the terminated Subservicer from liability for such representations and warranties.

     Section 3.04.  Liability of the Master Servicer.

     Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or a Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and liable to the Trustee and Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer or the Company and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Subservicer or Seller for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

     Section 3.05.  No Contractual Relationship Between
                    Subservicer and Trustee or
                    Certificateholders.

     Any Subservicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Master
Servicer alone and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as set forth in Section 3.06. The foregoing provision shall not in any way limit a Subservicer's obligation to cure an omission or defect or to repurchase a Mortgage Loan as referred to in Section
2.02 hereof.

     Section 3.06.  Assumption or Termination of
                    Subservicing Agreements by Trustee.

     (a) In the event the Master Servicer shall for any reason no longer be the master servicer (including by reason of an Event of Default), the Trustee, its designee or its successor shall thereupon assume all of the rights and obligations of the Master Servicer under each Subservicing Agreement that may have been entered into. The Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to the Subservicing Agreement to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Master Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement.

     (b) The Master Servicer shall, upon request of the Trustee but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Subservicing Agreement to the assuming party.

     Section 3.07.  Collection of Certain Mortgage Loan
                    Payments; Deposits to
                    Custodial Account.

     (a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities.
Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the Due Date for payments due on a Mortgage Loan in accordance with the Program Guide, provided, however, that the Master Servicer shall first determine that any such waiver or extension will not impair the coverage of any related Primary Insurance Policy or materially adversely affect the lien of the related Mortgage.
Consistent with the terms of this Agreement, the Master
Servicer may also waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Master Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders, provided, however, that the Master Servicer may not modify materially or permit any Subservicer to modify any Mortgage Loan, including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan or except in connection with prepayments to the extent that such reamortization is not inconsistent with the terms of the Mortgage Loan), or extend the final maturity date of such Mortgage Loan, unless such Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable. In the event of any such arrangement, the Master Servicer shall make timely advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements unless otherwise agreed to by the Holders of the Classes of Certificates affected thereby.

     (b)  The Master Servicer shall establish and
maintain a Custodial Account in which the Master
Servicer shall deposit or cause to be deposited on a daily basis, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date):

          (i)       All payments on account of
     principal, including Principal Prepayments made by Mortgagors on the Mortgage Loans and the principal component of any Subservicer Advance or of any REO
     Proceeds received in connection with an REO
     Property for which an REO Disposition has occurred;

          (ii) All payments on account of interest at the Adjusted Mortgage Rate on the Mortgage Loans, including Buydown Funds, if any, and the interest component of any Subservicer Advance or of any REO
     Proceeds received in connection with an REO
     Property for which an REO Disposition has occurred;

          (iii)     Insurance Proceeds and Liquidation
     Proceeds (net of any related expenses of the Subservicer);

          (iv) All proceeds of any Mortgage Loans
     purchased pursuant to Section 2.02, 2.03, 2.04 or
     4.07 and all amounts required to be deposited in connection with the substitution of a Qualified
     Substitute Mortgage Loan pursuant to Section 2.03 or 2.04;

          (v)       Any amounts required to be
     deposited pursuant to Section 3.07(c) or 3.21; and

          (vi) All amounts transferred from the
     Certificate Account to the Custodial Account in accordance with Section 4.02(a).

The foregoing requirements for deposit in the Custodial
Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments on the Mortgage Loans which are not part of the Trust Fund (consisting of payments in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date) and payments or collections in the nature of prepayment charges or late payment charges or assumption fees may but need not be deposited by the Master Servicer in the Custodial
Account. In the event any amount not required to be deposited in the Custodial Account is so deposited, the Master Servicer may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.
Notwithstanding such commingling of funds, the Master
Servicer shall keep records that accurately reflect the funds on deposit in the Custodial Account that have been identified by it as being attributable to the Mortgage Loans.

     With respect to Insurance Proceeds, Liquidation
Proceeds, REO Proceeds and the proceeds of the purchase of any Mortgage Loan pursuant to Sections 2.02, 2.03,
2.04 and 4.07 received in any calendar month, the Master Servicer may elect to treat such amounts as included in the Available Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. If the Master Servicer so elects, such amounts will be deemed to have been received (and any related Realized Loss shall be deemed to have occurred) on the last day of the month prior to the receipt thereof.

     (c)  The Master Servicer shall use its best
efforts to cause the institution maintaining the Custodial Account to invest the funds in the Custodial
Account attributable to the Mortgage Loans in Permitted
Investments which shall mature not later than the Certificate Account Deposit Date next following the date of such investment (with the exception of the Amount Held for Future Distribution) and which shall not be sold or disposed of prior to their maturities.
All income and gain realized from any such investment shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments attributable to the investment of amounts in respect of the Mortgage Loans shall be deposited in the Custodial Account by the Master Servicer out of its own funds immediately as realized.

     (d) The Master Servicer shall give notice to the Trustee and the Company of any change in the location of the Custodial Account and the location of the Certificate Account prior to the use thereof.

     Section 3.08.  Subservicing Accounts;
                    Servicing Accounts.

     (a)  In those cases where a Subservicer is
servicing a Mortgage Loan pursuant to a Subservicing
Agreement, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to establish and maintain one or more Subservicing
Accounts which shall be an Eligible Account or, if such account is not an Eligible Account, shall generally satisfy the requirements of the Program Guide and be otherwise acceptable to the Master Servicer and each Rating Agency. The Subservicer will be required thereby to deposit into the Subservicing Account on a daily basis all proceeds of Mortgage Loans received by the Subservicer, less its Subservicing Fees and unreimbursed advances and expenses, to the extent permitted by the Subservicing Agreement. If the Subservicing Account is not an Eligible Account, the Master Servicer shall be deemed to have received such monies upon receipt thereof by the Subservicer. The
Subservicer shall not be required to deposit in the Subservicing Account payments or collections in the nature of prepayment charges or late charges or assumption fees. On or before the date specified in the Program Guide, but in no event later than the Determination Date, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account all funds held in the Subservicing
Account with respect to each Mortgage Loan serviced by such Subservicer that are required to be remitted to the Master Servicer. The Subservicer will also be required, pursuant to the Subservicing Agreement, to advance on such scheduled date of remittance amounts equal to any scheduled monthly installments of principal and interest less its Subservicing Fees on any Mortgage Loans for which payment was not received by the Subservicer. This obligation to advance with respect to each Mortgage Loan will continue up to and including the first of the month following the date on which the related Mortgaged Property is sold at a foreclosure sale or is acquired by the Trust Fund by deed in lieu of foreclosure or otherwise. All such advances received by the Master Servicer shall be deposited promptly by it in the Custodial Account.

     (b)  The Subservicer may also be required,
pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account interest at the Adjusted Mortgage Rate on any Curtailment received by such Subservicer in respect of a Mortgage Loan from the related Mortgagor during any month that is to be applied by the Subservicer to reduce the unpaid principal balance of the related
Mortgage Loan as of the first day of such month, from the date of application of such Curtailment to the first day of the following month. Any amounts paid by a Subservicer pursuant to the preceding sentence shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time pursuant to Sections 3.10(a)(iv) and (v).

     (c) In addition to the Custodial Account and the Certificate Account, the Master Servicer shall for any Nonsubserviced Mortgage Loan, and shall cause the Subservicers for Subserviced Mortgage Loans to, establish and maintain one or more Servicing Accounts and deposit and retain therein all collections from the Mortgagors (or advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items for the account of the Mortgagors. Each Servicing Account shall satisfy the requirements for a Subservicing Account and, to the extent permitted by the Program Guide or as is otherwise acceptable to the Master Servicer, may also function as a Subservicing Account. Withdrawals of amounts related to the Mortgage Loans from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items, to reimburse the Master Servicer or Subservicer out of related collections for any payments made pursuant to Sections
3.11 (with respect to the Primary Insurance Policy) and
3.12(a) (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Account or to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01 or in accordance with the Program Guide. As part of its servicing duties, the Master Servicer shall, and the Subservicers will, pursuant to the Subservicing
Agreements, be required to pay to the Mortgagors interest on funds in this account to the extent required by law.

     (d)  The Master Servicer shall advance the
payments referred to in the preceding subsection that are not timely paid by the Mortgagors or advanced by the Subservicers on the date when the tax, premium or other cost for which such payment is intended is due, but the Master Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Master Servicer, will be recoverable by the Master Servicer out of Insurance
Proceeds, Liquidation Proceeds or otherwise.

     Section 3.09.  Access to Certain Documentation and
                    Information Regarding the Mortgage
                    Loans.

     In the event that compliance with this Section
3.09 shall make any Class of Certificates legal for investment by federally insured savings and loan associations, the Master Servicer shall provide, or cause the Subservicers to provide, to the Trustee, the Office of Thrift Supervision or the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift
Supervision, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices designated by the Master
Servicer. The Master Servicer shall permit such representatives to photocopy any such documentation and shall provide equipment for that purpose at a charge reasonably approximating the cost of such photocopying to the Master Servicer.

     Section 3.10.  Permitted Withdrawals from the
                    Custodial Account.

     (a) The Master Servicer may, from time to time as provided herein, make withdrawals from the Custodial
Account of amounts on deposit therein pursuant to
Section 3.07 that are attributable to the Mortgage
Loans for the following purposes:

          (i)       to make deposits into the
     Certificate Account in the amounts and in the manner provided for in Section 4.01;

          (ii) to reimburse itself or the related
     Subservicer for previously unreimbursed advances or expenses made pursuant to Sections 3.01, 3.08, 3.11, 3.12(a), 3.14 and 4.04 or otherwise reimbursable pursuant to the terms of this Agreement, such withdrawal right being limited to amounts received on particular Mortgage Loans
     (including, for this purpose, REO Proceeds, Insurance Proceeds, Liquidation Proceeds and proceeds from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 2.04 or 4.07) which represent (A) Late Collections of Monthly
     Payments for which any such advance was made in the case of Subservicer Advances or Advances pursuant to Section 4.04 and (B) late recoveries of the payments for which such advances were made in the case of Servicing Advances;

          (iii)     to pay to itself or the related
     Subservicer (if not previously retained by such Subservicer) out of each payment received by the Master Servicer on account of interest on a Mortgage Loan as contemplated by Sections 3.14 and 3.16, an amount equal to that remaining portion of any such payment as to interest (but not in excess of the Servicing Fee and the Subservicing Fee, if not previously retained) which, when deducted, will result in the remaining amount of such interest being interest at the Net Mortgage Rate on the amount specified in the amortization schedule of the related Mortgage Loan as the principal balance thereof at the beginning of the period respecting which such interest was paid after giving effect to any previous Curtailments;

          (iv) to pay to itself as additional servicing compensation any interest or investment income earned on funds deposited in the Custodial Account that it is entitled to withdraw pursuant to
     Section 3.07(c);

          (v)       to pay to itself as additional
     servicing compensation any Foreclosure Profits, and any amounts remitted by Subservicers as interest in respect of Curtailments pursuant to
     Section 3.08(b);

          (vi) to pay to itself, a Subservicer, a
     Seller, Residential Funding, the Company or any other appropriate Person, as the case may be, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased or otherwise transferred pursuant to Section 2.02, 2.03, 2.04, 4.07 or 9.01, all amounts received thereon and not required to be distributed to Certificateholders as of the date on which the related Stated Principal Balance or Purchase Price is determined;

          (vii)     to reimburse itself or the related
     Subservicer for any Nonrecoverable Advance or Advances in the manner and to the extent provided in subsection (c) below or any Advance reimbursable to the Master Servicer pursuant to
     Section 4.02(a)(iii);

          (viii)    to reimburse itself or the Company
     for expenses incurred by and reimbursable to it or the Company pursuant to Sections 3.13, 3.14(c),
     6.03, 10.01 or otherwise;

          (ix) to reimburse itself for amounts expended by it (a) pursuant to Section 3.14 in good faith in connection with the restoration of property damaged by an Uninsured Cause, and (b) in connection with the liquidation of a Mortgage Loan or disposition of an REO Property to the extent not otherwise reimbursed pursuant to clause (ii) or (viii) above; and

          (x)       to withdraw any amount deposited in
     the Custodial Account that was not required to be deposited therein pursuant to Section 3.07.

     (b)  Since, in connection with withdrawals
pursuant to clauses (ii), (iii), (v) and (vi), the Master Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage
Loan, the Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage
Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses.

     (c) The Master Servicer shall be entitled to reimburse itself or the related Subservicer for any advance made in respect of a Mortgage Loan that the Master Servicer determines to be a Nonrecoverable
Advance by withdrawal from the Custodial Account of amounts on deposit therein attributable to the Mortgage
Loans on any Certificate Account Deposit Date succeeding the date of such determination. Such right of reimbursement in respect of a Nonrecoverable Advance on any such Certificate Account Deposit Date shall be limited to an amount not exceeding the portion of such advance previously paid to Certificateholders (and not theretofore reimbursed to the Master Servicer or the related Subservicer).

     Section 3.11.  Maintenance of the Primary
                    Insurance Policies;
                    Collections Thereunder.

     (a) The Master Servicer shall not take, or permit any Subservicer to take, any action which would result in non-coverage under any applicable Primary Insurance
Policy of any loss which, but for the actions of the Master Servicer or Subservicer, would have been covered thereunder. To the extent coverage is available, the Master Servicer shall keep or cause to be kept in full force and effect each such Primary Insurance Policy until the principal balance of the related Mortgage
Loan secured by a Mortgaged Property is reduced to 80% or less of the Appraised Value in the case of such a Mortgage Loan having a Loan-to-Value Ratio at origination in excess of 80%, provided that such Primary Insurance Policy was in place as of the Cut-off
Date and the Company had knowledge of such Primary
Insurance Policy. In the event that the Company gains knowledge that as of the Closing Date, a Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 80% and is not the subject of a Primary Insurance
Policy (and was not included in any exception to the representation in Section 2.03(b)(iv)) and that such Mortgage Loan has a current Loan-to-Value Ratio in excess of 80% then the Master Servicer shall use its reasonable efforts to obtain and maintain a Primary
Insurance Policy to the extent that such a policy is obtainable at a reasonable price. The Master Servicer shall not cancel or refuse to renew any such Primary
Insurance Policy applicable to a Nonsubserviced
Mortgage Loan, or consent to any Subservicer canceling or refusing to renew any such Primary Insurance Policy applicable to a Mortgage Loan subserviced by it, that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance
Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to each Rating Agency for mortgage pass-through certificates having a rating equal to or better than the lower of the then-current rating or the rating assigned to the Certificates as of the Closing Date by such Rating Agency.

     (b)  In connection with its activities as
administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present or to cause the related Subservicer to present, on behalf of the Master
Servicer, the Subservicer, if any, the Trustee and Certificateholders, claims to the Insurer under any Primary Insurance Policies, in a timely manner in accordance with such policies, and, in this regard, to take or cause to be taken such reasonable action as shall be necessary to permit recovery under any Primary
Insurance Policies respecting defaulted Mortgage Loans.
Pursuant to Section 3.07, any Insurance Proceeds collected by or remitted to the Master Servicer under any Primary Insurance Policies shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.10.

     Section 3.12.  Maintenance of Fire Insurance and
                    Omissions and Fidelity Coverage.

     (a)  The Master Servicer shall cause to be
maintained for each Mortgage Loan (other than a Cooperative Loan) fire insurance with extended coverage in an amount which is equal to the lesser of the principal balance owing on such Mortgage Loan or 100 percent of the insurable value of the improvements;
provided, however, that such coverage may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. To the extent it may do so without breaching the related
Subservicing Agreement, the Master Servicer shall replace any Subservicer that does not cause such insurance, to the extent it is available, to be maintained. The Master Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan
(other than a Cooperative Loan), fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Pursuant to Section 3.07, any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to
Section 3.10. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds and Liquidation Proceeds to the extent permitted by
Section 3.10.  It is understood and agreed that no
earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. When the improvements securing a Mortgage Loan (other than a Cooperative Loan) are located at the time of origination of such Mortgage
Loan in a federally designated special flood hazard area, the Master Servicer shall cause flood insurance
(to the extent available) to be maintained in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the amount required to compensate for any loss or damage to the Mortgaged
Property on a replacement cost basis and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

     In the event that the Master Servicer shall obtain and maintain a blanket fire insurance policy with extended coverage insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.12(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section
3.12(a) and there shall have been a loss which would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of such deductible clause. Any such deposit by the Master Servicer shall be made on the Certificate Account Deposit Date next preceding the Distribution Date which occurs in the month following the month in which payments under any such policy would have been deposited in the Custodial
Account. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy.

     (b) The Master Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering the Master Servicer's officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required by FNMA or FHLMC, whichever is greater, with respect to the Master Servicer if the Master Servicer were servicing and administering the Mortgage Loans for FNMA or FHLMC. In the event that any such bond or policy ceases to be in effect, the Master Servicer shall obtain a comparable replacement bond or policy from an issuer or insurer, as the case may be, meeting the requirements, if any, of the Program Guide and acceptable to the Company. Coverage of the Master
Servicer under a policy or bond obtained by an Affiliate of the Master Servicer and providing the coverage required by this Section 3.12(b) shall satisfy the requirements of this Section 3.12(b).

     Section 3.13.  Enforcement of Due-on-Sale Clauses;
                    Assumption and Modification
                    Agreements; Certain Assignments.

     (a) When any Mortgaged Property is conveyed by the Mortgagor, the Master Servicer or Subservicer, to the extent it has knowledge of such conveyance, shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing:

          (i)       the Master Servicer shall not be
     deemed to be in default under this Section 3.13(a) by reason of any transfer or assumption which the Master Servicer is restricted by law from preventing; and

          (ii) if the Master Servicer determines that it is reasonably likely that any Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Master Servicer shall not be required to enforce the due-on-sale clause or to contest such action.

     (b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged
Property is to be conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption or modification agreement or supplement to the Mortgage
Note or Mortgage which requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer is authorized, subject to the requirements of the sentence next following, to execute and deliver, on behalf of the Trustee, the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person;
provided, however, none of such terms and requirements shall both constitute a "significant modification" effecting an exchange or reissuance of such Mortgage
Loan under the Code (or final, temporary or proposed
Treasury Regulations promulgated thereunder) and cause either REMIC I or REMIC II to fail to qualify as such under the Code. The Master Servicer shall execute and deliver such documents only if it reasonably determines that (i) its execution and delivery thereof will not conflict with or violate any terms of this Agreement or cause the unpaid balance and interest on the Mortgage
Loan to be uncollectible in whole or in part, (ii) any required consents of insurers under any Required
Insurance Policies have been obtained and (iii) subsequent to the closing of the transaction involving the assumption or transfer (A) the Mortgage Loan will continue to be secured by a first mortgage lien pursuant to the terms of the Mortgage, (B) such transaction will not adversely affect the coverage under any Required Insurance Policies, (C) the Mortgage
Loan will fully amortize over the remaining term thereof, (D) no material term of the Mortgage Loan
(including the interest rate on the Mortgage Loan) will be altered nor will the term of the Mortgage Loan be changed and (E) if the seller/transferor of the Mortgaged Property is to be released from liability on the Mortgage Loan, such release will not (based on the Master Servicer's or Subservicer's good faith determination) adversely affect the collectability of the Mortgage Loan. Upon receipt of appropriate instructions from the Master Servicer in accordance with the foregoing, the Trustee shall execute any necessary instruments for such assumption or substitution of liability as directed by the Master
Servicer. Upon the closing of the transactions contemplated by such documents, the Master Servicer shall cause the originals or true and correct copies of the assumption agreement, the release (if any), or the modification or supplement to the Mortgage Note or Mortgage to be delivered to the Trustee or the Custodian and deposited with the Mortgage File for such Mortgage Loan. Any fee collected by the Master
Servicer or such related Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

     (c)  The Master Servicer or the related
Subservicer, as the case may be, shall be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged
Property or other similar matters if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related
Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected thereby and that neither
REMIC I nor REMIC II would fail to continue to qualify as a REMIC under the Code as a result thereof. Any fee collected by the Master Servicer or the related
Subservicer for processing such a request will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

     (d) Subject to any other applicable terms and conditions of this Agreement, the Trustee and Master
Servicer shall be entitled to approve an assignment in lieu of satisfaction with respect to any Mortgage Loan, provided the obligee with respect to such Mortgage Loan following such proposed assignment provides the Trustee and Master Servicer with a "Lender Certification for Assignment of Mortgage Loan" in the form attached hereto as Exhibit O, in form and substance satisfactory to the Trustee and Master Servicer, providing the following: (i) that the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;
(ii) that the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and that the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws; (iii) that the Mortgage Loan following the proposed assignment will have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and (iv) that such assignment is at the request of the borrower under the related Mortgage
Loan. Upon approval of an assignment in lieu of satisfaction with respect to any Mortgage Loan, the Master Servicer shall receive cash in an amount equal to the unpaid principal balance of and accrued interest on such Mortgage Loan and the Master Servicer shall treat such amount as a Principal Prepayment in Full with respect to such Mortgage Loan for all purposes hereof.

     Section 3.14.  Realization Upon Defaulted
                    Mortgage Loans.

     (a) The Master Servicer shall foreclose upon or otherwise comparably convert (which may include an REO
Acquisition) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. In connection with such foreclosure or other conversion, the Master Servicer shall, consistent with Section 3.11, follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in its general mortgage servicing activities and as shall be required or permitted by the Program Guide; provided that the Master Servicer shall not be liable in any respect hereunder if the Master Servicer is acting in connection with any such foreclosure or other conversion in a manner that is consistent with the provisions of this Agreement. The Master Servicer, however, shall not be required to expend its own funds in connection with any foreclosure, or attempted foreclosure which is not completed, or towards the restoration of any property unless it shall determine
(i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage
Loan to Holders of Certificates of one or more Classes after reimbursement to itself for such expenses and
(ii) that such expenses will be recoverable to it through Liquidation Proceeds, Insurance Proceeds, or
REO Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 3.10, whether or not such expenses are actually recoverable from related Liquidation
Proceeds, Insurance Proceeds or REO Proceeds). In the event of a determination by the Master Servicer pursuant to this Section 3.14(a), the Master Servicer shall be entitled to reimbursement of its funds so expended pursuant to Section 3.10. Concurrently with the foregoing, the Master Servicer may pursue any remedies that may be available in connection with a breach of a representation and warranty with respect to any such Mortgage Loan in accordance with Sections 2.03 and 2.04. However, the Master Servicer is not required to continue to pursue both foreclosure (or similar remedies) with respect to the Mortgage Loans and remedies in connection with a breach of a representation and warranty if the Master Servicer determines in its reasonable discretion that one such remedy is more likely to result in a greater recovery as to the Mortgage Loan. Upon the occurrence of a Cash
Liquidation or REO Disposition, following the deposit in the Custodial Account of all Insurance Proceeds, Liquidation Proceeds and other payments and recoveries referred to in the definition of "Cash Liquidation" or "REO Disposition," as applicable, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master
Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Master Servicer or its designee, as the case may be, the related Mortgage Loan, and thereafter such Mortgage Loan shall not be part of the Trust Fund.
Notwithstanding the foregoing or any other provision of this Agreement, in the Master Servicer's sole discretion with respect to any defaulted Mortgage Loan or REO Property as to either of the following provisions, (i) a Cash Liquidation or REO Disposition may be deemed to have occurred if substantially all amounts expected by the Master Servicer to be received in connection with the related defaulted Mortgage Loan or REO Property have been received, and (ii) for purposes of determining the amount of any Liquidation
Proceeds, Insurance Proceeds, REO Proceeds or any other unscheduled collections or the amount of any Realized
Loss, the Master Servicer may take into account minimal amounts of additional receipts expected to be received or any estimated additional liquidation expenses expected to be incurred in connection with the related defaulted Mortgage Loan or REO Property.

     (b)  In the event that title to any Mortgaged
Property is acquired by REMIC I as an REO Property by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee or to its nominee on behalf of Certificateholders.
Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such REO
Property shall (except as otherwise expressly provided herein) be considered to be an Outstanding Mortgage
Loan held in REMIC I until such time as the REO
Property shall be sold. Consistent with the foregoing for purposes of all calculations hereunder so long as such REO Property shall be considered to be an Outstanding Mortgage Loan it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and the related amortization schedule in effect at the time of any such acquisition of title
(after giving effect to any previous Curtailments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) remain in effect.

     (c)  In the event that REMIC I acquires any REO
Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer shall dispose of such REO Property within two years after its acquisition by REMIC I for purposes of Section 860G(a)(8) of the Code or, at the expense of the Trust Fund, request, more than 60 days before the day on which the two-year grace period would otherwise expire, an extension of the two-year grace period unless the Master Servicer obtains for the Trustee an Opinion of Counsel, addressed to the Trustee and the Master Servicer, to the effect that the holding by REMIC I of such REO Property subsequent to such two-year period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause REMIC I to fail to qualify as a REMIC at any time that any Uncertificated REMIC I
Regular Interests are outstanding, in which case REMIC
I may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel).
The Master Servicer shall be entitled to be reimbursed from the Custodial Account for any costs incurred in obtaining such Opinion of Counsel, as provided in
Section 3.10.  Notwithstanding any other provision of
this Agreement, no REO Property acquired by REMIC I shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of REMIC I in such a manner or pursuant to any terms that would (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or (ii) subject REMIC I to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of
Section 860G(c) of the Code, unless the Master Servicer has agreed to indemnify and hold harmless REMIC I with respect to the imposition of any such taxes.

     (d)  The proceeds of any Cash Liquidation, REO
Disposition or purchase or repurchase of any Mortgage
Loan pursuant to the terms of this Agreement, as well as any recovery resulting from a collection of Liquidation Proceeds, Insurance Proceeds or REO
Proceeds, will be applied in the following order of priority: first, to reimburse the Master Servicer or the related Subservicer in accordance with Section
3.10(a)(ii); second, to the Certificateholders to the extent of accrued and unpaid interest on the Mortgage
Loan, and any related REO Imputed Interest, at the Net
Mortgage Rate to the Due Date prior to the Distribution
Date on which such amounts are to be distributed;
third, to the Certificateholders as a recovery of principal on the Mortgage Loan (or REO Property);
fourth, to all Servicing Fees and Subservicing Fees payable therefrom (and the Master Servicer and the Subservicer shall have no claims for any deficiencies with respect to such fees which result from the foregoing allocation); and fifth, to Foreclosure
Profits.

     Section 3.15.  Trustee to Cooperate;
                    Release of Mortgage Files.

     (a) Upon becoming aware of the payment in full of any Mortgage Loan, or upon the receipt by the Master
Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee (if it holds the related Mortgage File) or the Custodian by a certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section
3.07 have been or will be so deposited), substantially in one of the forms attached hereto as Exhibit H requesting delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly release, or cause the Custodian to release, the related Mortgage File to the Master
Servicer. The Master Servicer is authorized to execute and deliver to the Mortgagor the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, together with the Mortgage
Note with, as appropriate, written evidence of cancellation thereon. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial
Account or the Certificate Account.

     (b) From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian, with a copy to the Trustee, a certificate of a Servicing
Officer substantially in one of the forms attached as Exhibit H hereto, requesting that possession of all, or any document constituting part of, the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any Required
Insurance Policy. Upon receipt of the foregoing, the Trustee shall deliver, or cause the Custodian to deliver, the Mortgage File or any document therein to the Master Servicer. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Trustee, or the Custodian as agent for the Trustee when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation
Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage
File or such document has been delivered directly or through a Subservicer to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged
Property either judicially or non-judicially, and the Master Servicer has delivered directly or through a Subservicer to the Trustee a certificate of a Servicing
Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.
In the event of the liquidation of a Mortgage Loan, the Trustee shall deliver the Request for Release with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Custodial
Account.

     (c)  The Trustee or the Master Servicer on the
Trustee's behalf shall execute and deliver to the Master Servicer, if necessary, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings (if signed by the Trustee), the Master Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate any insurance coverage under any Required Insurance Policy or invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

     Section 3.16.  Servicing and Other Compensation;
                    Compensating Interest.

     (a) The Master Servicer, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date the amounts provided for by clauses (iii), (iv), (v) and (vi) of Section 3.10(a), subject to clause (e) below. The amount of servicing compensation provided for in such clauses shall be accounted for on a Mortgage Loan-by-Mortgage Loan basis. In the event that Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of a Cash Liquidation or REO Disposition exceed the unpaid principal balance of such Mortgage
Loan plus unpaid interest accrued thereon (including
REO Imputed Interest) at the related Net Mortgage Rate, the Master Servicer shall be entitled to retain therefrom and to pay to itself and/or the related
Subservicer any Servicing Fee or Subservicing Fee considered to be accrued but unpaid.

     (b) Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges, investment income on amounts in the Custodial
Account or the Certificate Account or otherwise shall be retained by the Master Servicer or the Subservicer to the extent provided herein, subject to clause (e) below.

     (c) The Master Servicer shall be required to pay, or cause to be paid, all expenses incurred by it in connection with its servicing activities hereunder
(including payment of premiums for the Primary
Insurance Policies, if any, to the extent such premiums are not required to be paid by the related Mortgagors, and the fees and expenses of the Trustee and any Custodian) and shall not be entitled to reimbursement therefor except as specifically provided in Sections
3.10 and 3.14.

     (d)  The Master Servicer's right to receive
servicing compensation may not be transferred in whole or in part except in connection with the transfer of all of its responsibilities and obligations of the Master Servicer under this Agreement.

     (e) Notwithstanding any other provision herein, the amount of servicing compensation that the Master
Servicer shall be entitled to receive for its activities hereunder for the period ending on each Distribution Date shall be reduced (but not below zero) by an amount equal to Compensating Interest (if any) for such Distribution Date. Such reduction shall be applied during such period as follows: first, to any Servicing Fee or Subservicing Fee to which the Master
Servicer is entitled pursuant to Section 3.10(a)(iii);
second, to any income or gain realized from any investment of funds held in the Custodial Account or the Certificate Account to which the Master Servicer is entitled pursuant to Sections 3.07(c) or 4.01(b), respectively; and third, to any amounts of servicing compensation to which the Master Servicer is entitled pursuant to Section 3.10(a)(v) or (vi). In making such reduction, the Master Servicer (i) will not withdraw from the Custodial Account any such amount representing all or a portion of the Servicing Fee to which it is entitled pursuant to Section 3.10(a)(iii); (ii) will not withdraw from the Custodial Account or Certificate
Account any such amount to which it is entitled pursuant to Section 3.07(c) or 4.01(b) and (iii) will not withdraw from the Custodial Account any such amount of servicing compensation to which it is entitled pursuant to Section 3.10(a)(v) or (vi).

     Section 3.17.  Reports to the Trustee
                    and the Company.

     Not later than fifteen days after each
Distribution Date, the Master Servicer shall forward to the Trustee and the Company a statement, certified by a Servicing Officer, setting forth the status of the Custodial Account as of the close of business on such Distribution Date as it relates to the Mortgage Loans and showing, for the period covered by such statement, the aggregate of deposits in or withdrawals from the Custodial Account in respect of the Mortgage Loans for each category of deposit specified in Section 3.07 and each category of withdrawal specified in Section 3.10.

     Section 3.18.  Annual Statement as to Compliance.

     The Master Servicer will deliver to the Company and the Trustee on or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, an Officers'
Certificate stating, as to each signer thereof, that
(i) a review of the activities of the Master Servicer during the preceding calendar year and of its performance under the pooling and servicing agreements, including this Agreement, has been made under such officers' supervision, (ii) to the best of such officers' knowledge, based on such review, the Master
Servicer has fulfilled all of its material obligations in all material respects throughout such year, or, if there has been a default in the fulfillment in all material respects of any such obligation relating to this Agreement, specifying each such default known to such officer and the nature and status thereof and
(iii) to the best of such officers' knowledge, each Subservicer has fulfilled its material obligations under its Subservicing Agreement in all material respects, or if there has been a material default in the fulfillment of such obligations relating to this Agreement, specifying such default known to such officer and the nature and status thereof.

     Section 3.19.  Annual Independent Public
                    Accountants' Servicing Report.

     On or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, the Master Servicer at its expense shall cause a firm of Independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Company and the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the mortgage loans under pooling and servicing agreements (including this Agreement) substantially similar one to another (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby, including this Agreement) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, such servicing has been conducted in compliance with such pooling and servicing agreements except for such significant exceptions or errors in records that, in the opinion of such firm, the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC requires it to report. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single
Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of Independent public accountants with respect to the related Subservicer.
For purposes of such statement, such firm may conclusively assume that all pooling and servicing agreements among the Company, the Master Servicer and the Trustee relating to Mortgage Pass-Through
Certificates evidencing an interest in first mortgage loans are substantially similar one to another except for any such pooling and servicing agreement which, by its terms, specifically states otherwise.

     Section 3.20.  Rights of the Company in Respect
                    of the Master Servicer.

     The Master Servicer shall afford the Company, upon reasonable notice, during normal business hours access to all records maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master
Servicer shall furnish the Company with its most recent financial statements and such other information as the Master Servicer possesses regarding its business, affairs, property and condition, financial or otherwise. The Master Servicer shall also cooperate with all reasonable requests for information including, but not limited to, notices, tapes and copies of files, regarding itself, the Mortgage Loans or the Certificates from any Person or Persons identified by the Company or Residential Funding. The Company may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder or exercise the rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Company or its designee. The Company shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

     Section 3.21.  Administration of Buydown Funds.

     (a) With respect to any Buydown Mortgage Loan, the Subservicer has deposited Buydown Funds in an account that satisfies the requirements for a Subservicing Account (the "Buydown Account"). The
Master Servicer shall cause the Subservicing Agreement to require that upon receipt from the Mortgagor of the amount due on a Due Date for each Buydown Mortgage
Loan, the Subservicer will withdraw from the Buydown
Account the predetermined amount that, when added to the amount due on such date from the Mortgagor, equals the full Monthly Payment and transmit that amount in accordance with the terms of the Subservicing Agreement to the Master Servicer together with the related payment made by the Mortgagor or advanced by the Subservicer.

     (b) If the Mortgagor on a Buydown Mortgage Loan prepays such loan in its entirety during the period
(the "Buydown Period") when Buydown Funds are required to be applied to such Buydown Mortgage Loan, the Subservicer shall be required to withdraw from the Buydown Account and remit any Buydown Funds remaining in the Buydown Account in accordance with the related buydown agreement. The amount of Buydown Funds which may be remitted in accordance with the related buydown agreement may reduce the amount required to be paid by the Mortgagor to fully prepay the related Mortgage
Loan. If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown
Period and the property securing such Buydown Mortgage
Loan is sold in the liquidation thereof (either by the Master Servicer or the insurer under any related
Primary Insurance Policy), the Subservicer shall be required to withdraw from the Buydown Account the Buydown Funds for such Buydown Mortgage Loan still held in the Buydown Account and remit the same to the Master
Servicer in accordance with the terms of the Subservicing Agreement for deposit in the Custodial
Account or, if instructed by the Master Servicer, pay to the insurer under any related Primary Insurance
Policy if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default. Any amount so remitted pursuant to the preceding sentence will be deemed to reduce the amount owed on the Mortgage Loan.
                      ARTICLE IV

            PAYMENTS TO CERTIFICATEHOLDERS

     Section 4.01.  Certificate Account.

     (a) The Master Servicer on behalf of the Trustee shall establish and maintain a Certificate Account in which the Master Servicer shall cause to be deposited on behalf of the Trustee on or before 2:00 P.M. New
York time on each Certificate Account Deposit Date by wire transfer of immediately available funds an amount equal to the sum of (i) any Advance for the immediately succeeding Distribution Date, (ii) any amount required to be deposited in the Certificate Account pursuant to
Section 3.12(a), (iii) any amount required to be deposited in the Certificate Account pursuant to
Section 3.16(e) or Section 4.07, (iv) any amount required to be paid pursuant to Section 9.01 and (v) all other amounts constituting the Available
Distribution Amount for the immediately succeeding
Distribution Date.

     (b) The Trustee shall, upon written request from the Master Servicer, invest or cause the institution maintaining the Certificate Account to invest the funds in the Certificate Account in Permitted Investments designated in the name of the Trustee for the benefit of the Certificateholders, which shall mature not later than the Business Day next preceding the Distribution
Date next following the date of such investment (except that (i) any investment in the institution with which the Certificate Account is maintained may mature on such Distribution Date and (ii) any other investment may mature on such Distribution Date if the Trustee shall advance funds on such Distribution Date to the Certificate Account in the amount payable on such investment on such Distribution Date, pending receipt thereof to the extent necessary to make distributions on the Certificates) and shall not be sold or disposed of prior to maturity. Subject to Section 3.16(e), all income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time.
The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate
Account by the Master Servicer out of its own funds immediately as realized.

     Section 4.02.  Distributions.

     (a) On each Distribution Date the Master Servicer on behalf of the Trustee or the Paying Agent appointed by the Trustee, shall distribute to the Master
Servicer, in the case of a distribution pursuant to
Section 4.02(a)(iii), the amount required to be distributed to the Master Servicer or a Subservicer pursuant to Section 4.02(a)(iii), and to each Certificateholder of record on the next preceding
Record Date (other than as provided in Section 9.01 respecting the final distribution) either in immediately available funds (by wire transfer or otherwise) to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Master Servicer or the Paying Agent, as the case may be, or, if such Certificateholder has not so notified the Master Servicer or the Paying Agent by the Record
Date, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate
Register such Certificateholder's share (based on the aggregate of the Percentage Interests represented by Certificates of the applicable Class held by such Holder) of the following amounts, in the following order of priority (subject to the provisions of Section
4.02(b)), in each case to the extent of the Available
Distribution Amount:

          (i) to the Class A Certificateholders (other than the Class A-9 Certificateholders, to the extent of Class A-9 Component C) and Class R
     Certificateholders on a pro rata basis based on Accrued Certificate Interest payable thereon,
     Accrued Certificate Interest on such Classes of
     Certificates as applicable for such Distribution
     Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous
     Distribution Date except as provided in the last paragraph of this Section 4.02(a); provided that if such Distribution Date is on or prior to the Accretion Termination Date, no distribution shall be made pursuant to this clause (i) to the Class
     A-10 Certificateholders to the extent that Accrued
     Certificate Interest is not then payable in accordance with Section 4.02(d);

          (ii) (X)  to the Class A-9
     Certificateholders, the Class A-9 Component C
     Principal Distribution Amount (applied to reduce the amount of Class A-9 Component C); and

          (Y) to the Class A Certificateholders (other than the Class A-9 Certificates, to the extent of Class A-9 Component B, Class A-11 and Class A-12
     Certificateholders) and Class R
     Certificateholders, in the priorities and amounts set forth in Section 4.02(b)(ii)-(vii) and (c), the sum of the following (applied to reduce the Certificate Principal Balances of such Class A or
     Class R Certificates, as applicable):

               (A)  the Senior Percentage for such
          Distribution Date times the sum of the
          following:

                    (1)  the principal portion of each
               Monthly Payment due during the related
               Due Period on each Outstanding Mortgage
               Loan (other than the related Discount
               Fraction of the principal portion of
               such payment with respect to a Discount
               Mortgage Loan), whether or not received
               on or prior to the related Determination
               Date, minus the principal portion of any Debt Service Reduction (other than the related Discount Fraction of the principal portion of such Debt Service
               Reductions with respect to each Discount
               Mortgage Loan) which together with other
               Bankruptcy Losses exceeds the Bankruptcy
               Amount;

                    (2)  the Stated Principal Balance
               of any Mortgage Loan repurchased during
               the related Prepayment Period (or deemed to have been so repurchased in accordance with Section 3.07(b)) pursuant to Section 2.02, 2.03, 2.04 or
               4.07 and the amount of any shortfall
               deposited in the Custodial Account in
               connection with the substitution of a
               Deleted Mortgage Loan pursuant to
               Section 2.03 or 2.04 during the related
               Prepayment Period (other than the
               related Discount Fraction of such Stated
               Principal Balance or shortfall with
               respect to a Discount Mortgage Loan);
               and

                    (3)  the principal portion of all
               other unscheduled collections (other
               than Principal Prepayments in Full and
               Curtailments and amounts received in
               connection with a Cash Liquidation or
               REO Disposition of a Mortgage Loan
               described in Section 4.02(a)(ii)(Y)(B),
               including without limitation Insurance
               Proceeds, Liquidation Proceeds and REO
               Proceeds) received during the related
               Prepayment Period (or deemed to have
               been so received in accordance with
               Section 3.07(b)) to the extent applied
               by the Master Servicer as recoveries of
               principal of the related Mortgage Loan
               pursuant to Section 3.14 (other than the related Discount Fraction of the principal portion of such unscheduled, collections, with respect to a Discount
               Mortgage Loan);

               (B)  with respect to each Mortgage Loan
          for which a Cash Liquidation or a REO
          Disposition occurred during the related
          Prepayment Period (or was deemed to have occurred during such period in accordance with Section 3.07(b)) and did not result in any Excess Special Hazard Losses, Excess
          Fraud Losses, Excess Bankruptcy Losses or
          Extraordinary Losses, an amount equal to the lesser of (a) the Senior Percentage for such Distribution Date times the Stated Principal
          Balance of such Mortgage Loan (other than the related Discount Fraction of such Stated
          Principal Balance, with respect to a Discount
          Mortgage Loan) and (b) the Senior Accelerated
          Distribution Percentage for such Distribution
          Date times the related unscheduled
          collections (including without limitation
          Insurance Proceeds, Liquidation Proceeds and
          REO Proceeds) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section
          3.14 (in each case other than the portion of such unscheduled collections, with respect to a Discount Mortgage Loan included in Section
          4.02(b)(i)(C));

               (C)  the Senior Accelerated Distribution
          Percentage for such Distribution Date times the aggregate of all Principal Prepayments in Full and Curtailments received in the related
          Prepayment Period (other than the related
          Discount Fraction of such Principal
          Prepayments in Full and Curtailments, with respect to a Discount Mortgage Loan);

               (D)  any Excess Subordinate Principal
          Amount for such Distribution Date;

               (E)  if such Distribution Date is on or
          prior to the Accretion Termination Date, the Accrued Certificate Interest on the Class A-
          10 Certificates that would otherwise be
          distributed to the Class A-10 Certificates on such Distribution Date, to the extent added to the Certificate Principal Balance of such Certificates on such Distribution Date in accordance with Section 4.02(d) (the "Accrual
          Distribution Amount");

               (F)  any amounts described in subsection
          (ii)(Y), clauses (A), (B), (C) and (E) of this Section 4.02(a), as determined for any previous Distribution Date, which remain unpaid after application of amounts previously distributed pursuant to this clause (F) to the extent that such amounts are not attributable to Realized Losses which have been allocated to the Class M
          Certificates or Class B Certificates;

          (iii)     if the Certificate Principal
     Balances of the Class M Certificates and Class B
     Certificates have not been reduced to zero, to the Master Servicer or a Subservicer, by remitting for deposit to the Custodial Account, to the extent of and in reimbursement for any Advances or Subservicer Advances previously made with respect to any Mortgage Loan or REO Property which remain unreimbursed in whole or in part following the Cash Liquidation or REO Disposition of such
     Mortgage Loan or REO Property, minus any such Advances that were made with respect to delinquencies that ultimately constituted Excess
     Special Hazard Losses, Excess Fraud Losses, Excess
     Bankruptcy Losses or Extraordinary Losses;

          (iv) to the Holders of the Class M-1
     Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

          (v)       to the Holders of the Class M-1
     Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such
     Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-9 Component C
     Collection Shortfalls remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(vii), (ix), (xi), (xiii), (xv) and (xvii) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-1 Certificates;

          (vi) to the Holders of the Class M-2
     Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

          (vii)     to the Holders of the Class M-2
     Certificates, an amount equal to the Subordinate
     Principal Distribution Amount for such Class of
     Certificates for such Distribution Date, minus (y) the amount of any Class A-9 Component C Collection
     Shortfalls remaining unpaid for all previous
     Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections
     4.02(a)(ix), (xi), (xiii), (xv) and (xvii) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-2
     Certificates;

          (viii)    to the Holders of the Class M-3
     Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

          (ix) to the Holders of the Class M-3
     Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such
     Class of Certificates for such Distribution Date minus (y) the amount of any Class A-9 Component C
     Collection Shortfalls remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xi), (xiii), (xv) and (xvii) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-3
     Certificates;

          (x)       to the Holders of the Class B-1
     Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

          (xi) to the Holders of the Class B-1
     Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such
     Class of Certificates for such Distribution Date minus (y) the amount of any Class A-9 Component C
     Collection Shortfalls remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xiii), (xv) and (xvii) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class B-1
     Certificates;

          (xii)     to the Holders of the Class B-2
     Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

          (xiii)    to the Holders of the Class B-2
     Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such
     Class of Certificates for such Distribution Date minus (y) the amount of any Class A-9 Component C
     Collection Shortfalls remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xv) and (xvii) are insufficient therefor, applied in reduction of the Certificate
     Principal Balance of the Class B-2 Certificates;

          (xiv)     to the Holders of the Class B-3
     Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

          (xv) to the Holders of the Class B-3
     Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such
     Class of Certificates for such Distribution Date minus (y) the amount of any Class A-9 Component C
     Collection Shortfalls remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of
     Section 4.02(a) (xvii) are insufficient therefor, applied in reduction of the Certificate Principal
     Balance of the Class B-3 Certificates;

          (xvi)     to the Class A Certificateholders
     (other than the Class A-11 and Class A-12
     Certificateholders) and Class R Certificateholders in the priority set forth in Section 4.02(b), the portion, if any, of the Available Distribution
     Amount remaining after the foregoing
     distributions, applied to reduce the Certificate
     Principal Balances of such Class A and Class R
     Certificates, but in no event more than the aggregate of the outstanding Certificate Principal
     Balances of each such Class of Class A and Class R
     Certificates, and thereafter, to each Class of Class M Certificates then outstanding beginning with such Class with the lowest numerical designation, any portion of the Available
     Distribution Amount remaining after the Class A
     Certificates (other than the Class A-11 and Class
     A-12 Certificates) and Class R Certificates have been retired, applied to reduce the Certificate
     Principal Balance of each such Class of Class M
     Certificates, but in no event more than the outstanding Certificate Principal Balance of each such Class of Class M Certificates; and thereafter to each such Class of Class B Certificates then outstanding beginning with such Class with the lowest numerical designation, any portion of the Available Distribution Amount remaining after the Class M Certificates have been retired, applied to reduce the Certificate Principal Balance of each such Class of Class B Certificates, but in no event more than the outstanding Certificate
     Principal Balance of each such Class of Class B
     Certificates; and

          (xvii)    to the Class R-I
     Certificateholders, the balance, if any, of the Available Distribution Amount.

     Notwithstanding the foregoing, on any Distribution
Date, with respect to the Class of Class B Certificates outstanding on such Distribution Date with the highest numerical designation, or in the event the Class B
Certificates are no longer outstanding, the Class of Class M Certificates then outstanding with the highest numerical designation, or in the event the Class B
Certificates and Class M Certificates are no longer outstanding, the Class A and Class R Certificates,
Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date will be distributable only to the extent that such unpaid
Accrued Certificate Interest was attributable to interest shortfalls relating to Nonrecoverable Advances as determined by the Master Servicer with respect to the related Mortgage Loan where such Mortgage Loan has not yet been the subject of a Cash Liquidation or REO
Disposition.

     (b)  Distributions of principal on the Class A
Certificates (other than the Class A-9 Certificates, to the extent of Class A-9 Component B and the Class A-11 and Class A-12 Certificates) and Class R Certificates on each Distribution Date occurring prior to the occurrence of the Credit Support Depletion Date will be made as follows:

          (i)       first, to the Class A-9
     Certificates, to the extent of Class A-9 Component
     C, until the amount thereof is reduced to zero, an amount (the "Class A-9 Component C Principal
     Distribution Amount") equal to the aggregate of:

               (A)  the related Discount Fraction of
          the principal portion of each Monthly Payment on each Discount Mortgage Loan due during the related Due Period, whether or not received on or prior to the related Determination
          Date, minus the Discount Fraction of the principal portion of any related Debt Service
          Reduction which together with other
          Bankruptcy Losses exceeds the Bankruptcy
          Amount;

               (B)  the related Discount Fraction of
          the principal portion of all unscheduled collections on each Discount Mortgage Loan received during the preceding calendar month
          (other than amounts received in connection with a Cash Liquidation or REO Disposition of a Discount Mortgage Loan described in clause
          (C) below), including Principal Prepayments in Full, Curtailments and repurchases
          (including deemed repurchases under Section
          3.07(b)) of Discount Mortgage Loans (or, in the case of a substitution of a Deleted
          Mortgage Loan, the Discount Fraction of the amount of any shortfall deposited in the Custodial Account in connection with such substitution;

               (C)  in connection with the Final
          Disposition of a Discount Mortgage Loan that did not result in any Excess Special Hazard
          Losses, Excess Fraud Losses, Excess
          Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (1) the applicable Discount Fraction of the Stated
          Principal Balance of such Discount Mortgage
          Loan immediately prior to such Distribution
          Date and (2) the aggregate amount of the Discount Portion of the collections on such Mortgage Loan to the extent applied as recoveries of principal;

               (D)  any amounts allocable to principal
          for any previous Distribution Date
          (calculated pursuant to clauses (A) through (C) above) that remain undistributed; and

               (E)  the amount of any Class A-9
          Component C  Collection Shortfalls for such
          Distribution Date and the amount of any Class
          A-9 Component C Collection Shortfalls
          remaining unpaid for all previous
          Distribution Dates, but only to the extent of the Eligible Funds for such Distribution
          Date;

          (ii) the Senior Principal Distribution Amount less the Accrual Distribution Amount (the
     "Adjusted Senior Principal Distribution Amount") shall be distributed to the Class R-I Certificates and Class R-II Certificates, concurrently, with the amount to be distributed allocated to the Class R-I Certificates and Class R-II Certificates on a pro rata basis in proportion to their respective Certificate Principal Balances, in reduction of the Certificate Principal Balances of such Certificates, until their respective
     Certificate Principal Balances are reduced to zero;

          (iii)     an amount equal to the lesser of
     (1) the balance of the Adjusted Senior Principal
     Distribution Amount remaining after the
     distribution, if any, described in clause (ii) above and (2) the aggregate amount (the "PAC I
     Principal Amount") necessary to reduce the outstanding Certificate Principal Balances of the Class A-1, Class A-2 and Class A-3 Certificates to the respective Planned Principal Balances of each such Class for such Distribution Date, shall be distributed in reduction of the Certificate
     Principal Balances of the classes set forth below as follows:

               (A)  first, 60% and 40% of the PAC I
          Principal Amount concurrently to the Class A-
          1 Certificates and Class A-2 Certificates, respectively, until the Certificate Principal
          Balance of the Class A-1 Certificates has been reduced to its Planned Principal
          Balances;

               (B)  second, 40% and 60% of the PAC I
          Principal Amount concurrently to the Class A-
          2 Certificates and Class A-3 Certificates, respectively, until the Certificate Principal
          Balances of the Class A-2 Certificates and
          Class A-3 Certificates have been reduced to their Planned Principal Balances;

          (iv) an amount equal to the lesser of (1) the balance of the Adjusted Senior Principal
     Distribution Amount remaining after the
     distributions described in clauses (ii) and (iii) above and (2) the aggregate amount (the "PAC II
     Principal Amount") necessary to reduce the outstanding amount of the Class A-8 Component A and the Certificate Principal Balances of the Class A-4, Class A-5 and Class A-6 Certificates to the respective Planned Principal Balances of each such Component or Class for such Distribution
     Date, shall be distributed in reduction of the amount of Class A-8 Component A and the Certificate Principal Balances of the Classes set forth below as follows:

               (A)  first, to the Class A-8
          Certificates, with the amounts so distributed to be allocated in reduction of Class A-8
          Component A, until the amount of Class A-8
          Component A has been reduced to its Planned
          Principal Balance;

               (B)  second, to the Class A-4
          Certificates, until the Certificate Principal
          Balance thereof has been reduced to its
          Planned Principal Balance;

               (C)  third, to the Class A-5
          Certificates, until the Certificate Principal
          Balance thereof has been reduced to its
          Planned Principal Balance; and

               (D)  fourth, to the Class A-6
          Certificates, until the Certificate Principal
          Balance thereof has been reduced to its
          Planned Principal Balance;



          (v)  an amount equal to the Accrual
     Distribution Amount shall be distributed as follows:

               (A)  first, pro rata to the Class A-8
          Certificates, with the amounts so distributed to be allocated in reduction of the Class A-8
          Component B, and the Class A-7 Certificates, without regard to their Targeted Principal
          Balances, until the amount and Certificate
          Principal Balance thereof have been reduced to zero; and

               (B)  second, to the Class A-9
          Certificates, with the amounts so distributed to be allocated in reduction of the Class A-9
          Component A, without regard to its Targeted
          Principal Balance, until the amount thereof has been reduced to zero;


          (vi) an amount equal to the lesser of (1) the Adjusted Senior Principal Distribution Amount remaining after the distributions, if any, described in clauses (ii), (iii) and (iv) above and (2) the aggregate amount, if any, after giving effect to the distribution of the Accrual
     Distribution Amount pursuant to clause (v) above, necessary to reduce the outstanding amounts of Class A-8 Component B and Class A-9 Component A and the Certificate Principal Balance of the Class
     A-7 Certificates to their respective Targeted
     Principal Balances of each such component or class for such Distribution Date (together with the Accrual Distribution Amount, the "TAC Principal
     Amount"), shall be distributed in reduction of the amounts of Class A-8 Component B and Class A-9
     Component A and the Certificate Principal Balance of the Class A-7 Certificates as follows;


               (A)  first, pro rata to the Class A-8
          Certificates, with the amounts so distributed to be allocated in reduction of the Class A-8
          Component B, and the Class A-7 Certificates, until the amount of the Class A-8 Component B and the Certificate Principal Balance of the Class A-7 Certificates have been reduced to their Targeted Principal Balances; and

               (B)  second, to the Class A-9
          Certificates, with the amounts so distributed to be allocated in reduction of Class A-9
          Component A, until the amount of Class A-9
          Component A has been reduced to its Targeted
          Principal Balance; and

          (vii)     the balance, if any, of the
     Adjusted Senior Principal Distribution Amount and
     Accrual Distribution Amount remaining after the distributions described in clauses (ii) through
     (vi) above shall be distributed as follows:


               (A)  first, to the Class A-10
          Certificates, until the Certificate Principal
          Balance thereof has been reduced to zero;

               (B)  second, pro rata to the Class A-8
          Certificates, with the amounts so distributed to be allocated in reduction of Class A-8
          Component B, and the Class A-7 Certificates, without regard to the Targeted Principal
          Balances thereof, until the amount of Class
          A-8 Component B and the Certificate Principal
          Balance of the Class A-7 Certificates have been reduced to zero;

               (C)  third, to the Class A-9
          Certificates, with the amounts so distributed to be allocated in reduction of Class A-9
          Component A, without regard to the Targeted
          Principal Balance thereof, until the amount of Class A-9 Component A has been reduced to zero;

               (D)  fourth, to the Class A-8
          Certificates, with the amounts so distributed to be allocated in reduction of Class A-8
          Component A, without regard to the Planned
          Principal Balance thereof, until the amount of Class A-8 Component A has been reduced to zero;

               (E)  fifth, to the Class A-4
          Certificates, without regard to the Planned
          Principal Balance thereof, until the
          Certificate Principal Balance thereof has been reduced to zero;

               (F)  sixth, to the Class A-5
          Certificates, without regard to the Planned
          Principal Balance thereof, until the
          Certificate Principal Balance thereof has been reduced to zero;

               (G)  seventh, to the Class A-6
          Certificates, without regard to the Planned
          Principal Balance thereof, until the
          Certificate Principal Balance thereof has been reduced to zero;

               (H)  eighth, 60% and 40%, concurrently,
          to the Class A-1 Certificates and Class A-2
          Certificates, respectively, without regard to the Planned Principal Balances thereof, until the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero; and

               (I)  ninth, 40% and 60% concurrently to
          the Class A-2 Certificates and Class A-3
          Certificates, respectively, without regard to the Planned Principal Balances thereof, until the Certificate Principal Balances thereof have been reduced to zero.

     (c)  On or after the occurrence of the Credit
Support Depletion Date, all priorities relating to distributions as described above in respect of principal among the various Classes of Class A
Certificates (other than the Class A-9 Certificates, to the extent of Class A-9 Component C) and the Class R
Certificates will be disregarded and an amount equal to the Discount Fraction of the principal portion of scheduled payments and unscheduled collections received or advanced in respect of Discount Mortgage Loans will be distributed to the Class A-9 Certificates, to the extent of Class A-9 Component C, and the Senior
Principal Distribution Amount will be distributed to the Class A Certificates (other than the Class A-9
Certificates, to the extent of Class A-9 Component C) and Class R Certificates pro rata in accordance with their respective outstanding Certificate Principal
Balances.

     (d)  On each Distribution Date prior to the
Accretion Termination Date, an amount equal to the Accrued Certificate Interest that would otherwise be distributed on the Class A-10 Certificates shall be added to the Certificate Principal Balance of such Certificates; provided that if the Accretion
Termination Date is the Credit Support Depletion Date, the entire amount of Accrued Certificate Interest on the Class A-10 Certificates for such Distribution Date will be paid in respect of the Class A-10 Certificates to the Holders of the Class A-10 Certificates. On and after the Accretion Termination Date, the entire amount of Accrued Certificate Interest on the Class A-10
Certificates for such Distribution Date shall be payable in respect of Class A-10 Certificates to the Holders of the Class A-10 Certificates to the extent not required to fully retire the Class A-7 Certificates or reduce the amounts of Class A-8 Component B or Class
A-9 Component A to zero on such Accretion Termination
Date.  Any such Accrued Certificate Interest on the
Class A-10 Certificates which is required to be paid to the holders of the Class A-7 Certificates, Class A-8
Certificates (to the extent of Class A-8 Component B) and Class A-9 Certificates (to the extent of Class A-9
Component A) on the Accretion Termination Date will be added to the Certificate Principal Balance of the Class
A-10 Certificates in the manner described in the first sentence of this Section 4.02(d).

     (e) In addition to the foregoing distributions, with respect to any Mortgage Loan that was previously the subject of a Cash Liquidation or an REO Disposition that resulted in a Realized Loss, in the event that within two years of the date on which such Realized
Loss was determined to have occurred the Master
Servicer receives amounts, which the Master Servicer reasonably believes to represent subsequent recoveries
(net of any related liquidation expenses), or determines that it holds surplus amounts previously reserved to cover estimated expenses, specifically related to such Mortgage Loan (including, but not limited to, recoveries in respect of the representations and warranties made by the related
Seller pursuant to the applicable Seller's Agreement), the Master Servicer shall distribute such amounts to the applicable Certificateholders of the Class or Classes to which such Realized Loss was allocated (with the amounts to be distributed allocated among such Classes in the same proportions as such Realized Loss was allocated), subject to the following: No such distribution shall be in an amount that would result in total distributions on the Certificates of any such Class in excess of the total amounts of principal and interest that would have been distributable thereon if such Cash Liquidation or REO Disposition had occurred but had resulted in a Realized Loss equal to zero.
Notwithstanding the foregoing, no such distribution shall be made with respect to the Certificates of any Class to the extent that either (i) such Class was protected against the related Realized Loss pursuant to any instrument or fund established under Section
11.01(e) or (ii) such Class of Certificates has been deposited into a separate trust fund or other structuring vehicle and separate certificates or other instruments representing interests therein have been issued in one or more classes, and any of such separate certificates or other instruments was protected against the related Realized Loss pursuant to any limited guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or a combination thereof.
Any amount to be so distributed with respect to the Certificates of any Class shall be distributed by the Master Servicer to the Certificateholders of record as of the Record Date immediately preceding the date of such distribution, on a pro rata basis based on the Percentage Interest represented by each Certificate of such Class as of such Record Date. Any amounts to be so distributed shall not be remitted to or distributed from the Trust Fund, and shall constitute subsequent recoveries with respect to Mortgage Loans that are no longer assets of the Trust Fund.

     (f)  Each distribution with respect to a Book-
Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository
Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Company or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

     (g) Except as otherwise provided in Section 9.01, if the Master Servicer anticipates that a final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Master
Servicer shall, no later than the Determination Date in the month of such final distribution, notify the Trustee and the Trustee shall, no later than two
(2) Business Days after such Determination Date, mail on such date to each Holder of such Class of Certificates a notice to the effect that: (i) the Trustee anticipates that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee or as otherwise specified therein, and (ii) no interest shall accrue on such Certificates from and after the end of the prior calendar month. In the event that Certificateholders required to surrender their Certificates pursuant to Section 9.01(c) do not surrender their Certificates for final cancellation, the Trustee shall cause funds distributable with respect to such Certificates to be withdrawn from the Certificate Account and credited to a separate escrow account for the benefit of such Certificateholders as provided in Section 9.01(d).

     Section 4.03.  Statements to Certificateholders.

     (a) Concurrently with each distribution charged to the Certificate Account and with respect to each Distribution Date the Master Servicer shall forward to the Trustee and the Trustee shall forward by mail to each Holder and the Company a statement setting forth the following information as to each Class of Certificates to the extent applicable:

          (i)       (a) the amount of such distribution
     to the Certificateholders of such Class applied to reduce the Certificate Principal Balance thereof, and (b) the aggregate amount included therein representing Principal Prepayments;

          (ii) the amount of such distribution to
     Holders of such Class of Certificates allocable to interest;

          (iii)     if the distribution to the Holders
     of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall;

          (iv) the amount of any Advance by the Master
     Servicer pursuant to Section 4.04;

          (v)       the number and Pool Stated
     Principal Balance of the Mortgage Loans after giving effect to the distribution of principal on such Distribution Date;

          (vi) the aggregate Certificate Principal
     Balance of each Class of Certificates, and each of the Senior, Class M and Class B Percentages, after giving effect to the amounts distributed on such Distribution Date, separately identifying any reduction thereof due to Realized Losses other than pursuant to an actual distribution of principal;

          (vii)     the related Subordinate Principal
     Distribution Amount and Prepayment Distribution
     Percentage, if applicable;

          (viii)    on the basis of the most recent
     reports furnished to it by Subservicers, the number and aggregate principal balances of Mortgage Loans that are delinquent (A) one month,
     (B) two months and (C) three months and the number and aggregate principal balance of Mortgage Loans that are in foreclosure;

          (ix) the number, aggregate principal balance and book value of any REO Properties;

          (x)       the aggregate Accrued Certificate
     Interest remaining unpaid, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

          (xi) the Special Hazard Amount, Fraud Loss
     Amount and Bankruptcy Amount as of the close of business on such Distribution Date and a description of any change in the calculation of such amounts;

          (xii)     the Pass-Through Rate on the Class
     A-12 Certificates for such Distribution Date, and the Notional Amounts of Class A-9 Component B and the Class A-11 and Class A-12 Certificates for such Distribution Date;

          (xiii)    the occurrence of the Credit
     Support Depletion Date and the Accretion
     Termination Date;

          (xiv)     the Senior Accelerated Distribution
     Percentage applicable to such distribution;

          (xv) the Senior Percentage for such
     Distribution Date;

          (xvi)     the aggregate amount of Realized
     Losses for such Distribution Date;

          (xvii)    the aggregate amount of any
     recoveries on previously foreclosed loans from Sellers due to a breach of representation or warranty;

          (xviii)   the weighted average remaining term
     to maturity of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date; and

          (xix)     the weighted average Mortgage Rates
     of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date.

In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination. In addition to the statement provided to the Trustee as set forth in this Section
4.03(a), the Master Servicer shall provide to any manager of a trust fund consisting of some or all of the Certificates, upon reasonable request, such additional information as is reasonably obtainable by the Master Servicer at no additional expense to the Master Servicer.

     (b) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Certificate, other than a Class R Certificate, a statement containing the information set forth in clauses (i) and (ii) of subsection (a) above aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master
Servicer pursuant to any requirements of the Code.

     (c) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Class R
Certificate, a statement containing the applicable distribution information provided pursuant to this
Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of a Class R Certificate. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

     (d)  Upon the written request of any
Certificateholder, the Master Servicer, as soon as reasonably practicable, shall provide the requesting
Certificateholder with such information as is necessary and appropriate, in the Master Servicer's sole discretion, for purposes of satisfying applicable reporting requirements under Rule 144A.

     Section 4.04.  Distribution of Reports to the
                    Trustee and the Company; Advances
                    by the Master Servicer.

     (a)  Prior to the close of business on the
Business Day next succeeding each Determination Date, the Master Servicer shall furnish a written statement to the Trustee, any Paying Agent and the Company (the information in such statement to be made available to Certificateholders by the Master Servicer on request) setting forth (i) the Available Distribution Amount and
(ii) the amounts required to be withdrawn from the Custodial Account and deposited into the Certificate
Account on the immediately succeeding Certificate
Account Deposit Date pursuant to clause (iii) of
Section 4.01(a).  The determination by the Master
Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee shall be protected in relying upon the same without any independent check or verification.

     (b)  On or before 2:00 P.M. New York time on each
Certificate Account Deposit Date, the Master Servicer shall either (i) deposit in the Certificate Account from its own funds, or funds received therefor from the Subservicers, an amount equal to the Advances to be made by the Master Servicer in respect of the related
Distribution Date, which shall be in an aggregate amount equal to the aggregate amount of Monthly
Payments (with each interest portion thereof adjusted to the Net Mortgage Rate), less the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect, on the Outstanding Mortgage
Loans as of the related Due Date, which Monthly
Payments were delinquent as of the close of business as of the related Determination Date; provided that no Advance shall be made if it would be a Nonrecoverable
Advance, (ii) withdraw from amounts on deposit in the Custodial Account and deposit in the Certificate
Account all or a portion of the Amount Held for Future
Distribution in discharge of any such Advance, or (iii) make advances in the form of any combination of (i) and
(ii) aggregating the amount of such Advance. Any portion of the Amount Held for Future Distribution so used shall be replaced by the Master Servicer by deposit in the Certificate Account on or before 11:00
A.M. New York time on any future Certificate Account
Deposit Date to the extent that funds attributable to the Mortgage Loans that are available in the Custodial
Account for deposit in the Certificate Account on such Certificate Account Deposit Date shall be less than payments to Certificateholders required to be made on the following Distribution Date. The Master Servicer shall be entitled to use any Advance made by a Subservicer as described in Section 3.07(b) that has been deposited in the Custodial Account on or before such Distribution Date as part of the Advance made by the Master Servicer pursuant to this Section 4.04. The amount of any reimbursement pursuant to Section
4.02(a)(iii) in respect of outstanding Advances on any Distribution Date shall be allocated to specific
Monthly Payments due but delinquent for previous Due
Periods, which allocation shall be made, to the extent practicable, to Monthly Payments which have been delinquent for the longest period of time. Such allocations shall be conclusive for purposes of reimbursement to the Master Servicer from recoveries on related Mortgage Loans pursuant to Section 3.10.

     The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed
Advance, if made, would constitute a Nonrecoverable
Advance, shall be evidenced by a certificate of a Servicing Officer delivered to the Seller and the Trustee.

     In the event that the Master Servicer determines as of the Business Day preceding any Certificate
Account Deposit Date that it will be unable to deposit in the Certificate Account an amount equal to the Advance required to be made for the immediately succeeding Distribution Date, it shall give notice to the Trustee of its inability to advance (such notice may be given by telecopy), not later than 3:00 P.M., New York time, on such Business Day, specifying the portion of such amount that it will be unable to deposit. Not later than 3:00 P.M., New York time, on the Certificate Account Deposit Date the Trustee shall, unless by 12:00 Noon, New York time, on such day the Trustee shall have been notified in writing (by telecopy) that the Master Servicer shall have directly or indirectly deposited in the Certificate Account such portion of the amount of the Advance as to which the Master Servicer shall have given notice pursuant to the preceding sentence, pursuant to Section 7.01, (a) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with
Section 7.01 and (b) assume the rights and obligations of the Master Servicer hereunder, including the obligation to deposit in the Certificate Account an amount equal to the Advance for the immediately succeeding Distribution Date.

     The Trustee shall deposit all funds it receives pursuant to this Section 4.04 into the Certificate
Account.

     Section 4.05.  Allocation of Realized Losses.

     Prior to each Distribution Date, the Master
Servicer shall determine the total amount of Realized
Losses, if any, that resulted from any Cash
Liquidation, Debt Service Reduction, Deficient
Valuation or REO Disposition that occurred during the related Prepayment Period. The amount of each Realized
Loss shall be evidenced by an Officers' Certificate.
All Realized Losses, other than Excess Special Hazard
Losses, Extraordinary Losses, Excess Bankruptcy Losses or Excess Fraud Losses, shall be allocated as follows:
first, to the Class B-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; second, to the Class B-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class B-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-3
Certificates until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class
M-2 Certificates until the Certificate Principal
Balance thereof has been reduced to zero; sixth, to the Class M-1 Certificates until the Certificate Principal
Balance thereof has been reduced to zero; and, thereafter, if such Realized Losses are on a Discount
Mortgage Loan, to the Class A-9 Certificates, to the extent of Class A-9 Component C, in an amount equal to the Discount Fraction of the principal portion thereof, and the remainder of such Realized Losses and the entire amount of such Realized Losses on Non-Discount
Mortgage Loans among all the Class A Certificates
(other than the Class A-9 Certificates to the extent of Class A-9 Component C) and Class R Certificates on a pro rata basis, as described below. Any Excess Special
Hazard Losses, Excess Bankruptcy Losses, Excess Fraud
Losses and Extraordinary Losses on Non-Discount
Mortgage Loans will be allocated among the Class A
(other than the Class A-9 Certificates, to the extent of Class A-9 Component C) and Class M, Class B and
Class R Certificates on a pro rata basis, as described below. The principal portion of such losses on Discount Mortgage Loans will be allocated to the Class
A-9 Certificates in an amount equal to the related
Discount Fraction thereof, and the remainder of such losses on Discount Mortgage Loans will be allocated among the Class A Certificates (other than the Class A-
9 Certificates, to the extent of Class A-9 Component
C), Class M, Class B and Class R Certificates on a pro rata basis, as described below.

     As used herein, an allocation of a Realized Loss on a "pro rata basis" among two or more specified
Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date in the case of the principal portion of a Realized Loss or based on the Accrued Certificate
Interest thereon (without regard to any Compensating
Interest for such Distribution Date) in the case of an interest portion of a Realized Loss; provided that the Certificate Principal Balance of the Class A-10
Certificates for the purpose of allocating any portion of a Realized Loss thereto shall be deemed to be the lesser of (i) the original Certificate Principal
Balance of such Certificates and (ii) the Certificate
Principal Balance of such Certificates prior to giving effect to distributions to be made on such Distribution
Date. Except as provided in the following sentence, any allocation of the principal portion of Realized Losses
(other than Debt Service Reductions) to a Class of
Certificates shall be made by reducing the Certificate
Principal Balance thereof (any such amount so allocated to the Class A-8 Certificates to be allocated to Class
A-8 Component A and Class A-8 Component B on a pro rata basis, and any amount so allocated to the Class A-9
Certificates (other than amounts so allocated in respect of the Discount Portion of the Discount
Mortgage Loans, which shall be allocated to Class A-9
Component C) to be allocated to Class A-9 Component A) by the amount so allocated, which allocation shall be deemed to have occurred on such Distribution Date. Any allocation of the principal portion of Realized Losses
(other than Debt Service Reductions) to the Class B
Certificates or, after the Certificate Principal
Balances of the Class B Certificates have been reduced to zero, to the Class of Class M Certificates then outstanding with the highest numerical designation shall be made by operation of the definition of "Certificate Principal Balance" and by operation of the provisions of Section 4.02(a). Allocations of the interest portions of Realized Losses shall be made by operation of the definition of "Accrued Certificate
Interest" and by operation of the provisions of Section
4.02(a).  Allocations of the principal portion of Debt
Service Reductions shall be made by operation of the provisions of Section 4.02(a). All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

     Section 4.06.  Reports of Foreclosures and
                    Abandonment of Mortgaged Property.

     The Master Servicer or the Subservicers shall file information returns with respect to the receipt of mortgage interests received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H,
6050J and 6050P, respectively, of the Code, and deliver to the Trustee an Officers' Certificate stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.

     Section 4.07.  Optional Purchase of
                    Defaulted Mortgage Loans.

     As to any Mortgage Loan which is delinquent in payment by 90 days or more, the Master Servicer may, at its option, purchase such Mortgage Loan from the Trustee at the Purchase Price therefor. If at any time the Master Servicer makes a payment to the Certificate
Account covering the amount of the Purchase Price for such a Mortgage Loan, and the Master Servicer provides to the Trustee a certification signed by a Servicing
Officer stating that the amount of such payment has been deposited in the Certificate Account, then the Trustee shall execute the assignment of such Mortgage
Loan at the request of the Master Servicer without recourse to the Master Servicer which shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Master
Servicer will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto. Notwithstanding anything to the contrary in this Section 4.07, the Master Servicer shall continue to service any such Mortgage Loan after the date of such purchase in accordance with the terms of this Agreement and, if any Realized Loss with respect to such Mortgage Loan occurs, allocate such Realized Loss in accordance with the terms hereof as if such Mortgage
Loan had not been so purchased. For purposes of this Agreement, a payment of the Purchase Price by the Master Servicer pursuant to this Section 4.07 will be viewed as an advance and any Realized Loss shall be recoverable pursuant to the provisions for the recovery of advances as set forth herein.

     Section 4.08.  Distributions on the Uncertificated
                    REMIC I and REMIC II Regular
                    Interests.

     (a) On each Distribution Date the Trustee shall be deemed to distribute to itself, as the holder of the Uncertificated REMIC I Regular Interests, the
Uncertificated REMIC I Regular Interest Distribution
Amounts in the following order of priority to the extent of the Available Distribution Amount reduced by distributions made to the Class R-I Certificates pursuant to Section 4.02(a):

          (i)       Uncertificated Accrued Interest on
     the Uncertificated REMIC I Regular Interests for such Distribution Date, plus any Uncertificated
     Accrued Interest thereon remaining unpaid from any previous Distribution Date; and

          (ii) In accordance with the priority set forth in Section 4.08(b), an amount equal to the sum of the amounts in respect of principal distributable on the Class A-1, Class A-2, Class
     A-3, Class A-4, Class A-5, Class A-6, Class A-7,
     Class A-8, Class A-10, Class M-1, Class M-2, Class
     M-3, Class B-1, Class B-2, Class B-3 and Class R-
     II Certificates and Class A-9 Component A and
     Class A-9 Component C under Section 4.02(a), as allocated thereto pursuant to Section 4.02(b).

     (b) The amount described in Section 4.08(a)(ii) shall be deemed distributed to (i) Uncertificated REMIC
I Regular Interest R, (ii) Uncertificated REMIC I
Regular Interest S, (iii) Uncertificated REMIC I
Regular Interest T, (iv) Uncertificated REMIC I Regular
Interest U, (v) Uncertificated REMIC I Regular Interest
V, (vi) Uncertificated REMIC I Regular Interest W,
(vii) Uncertificated REMIC I Regular Interest X and
(viii) Uncertificated REMIC I Regular Interest Y with the amount to be distributed allocated among such interests in accordance with the priority assigned to the (i) Class A-1 Certificates, (ii) Class A-2
Certificates, (iii) Class A-3 Certificates, (iv) Class
A-4 Certificates, (v) Class A-5 Certificates, (vi)
Class A-6 Certificates, (vii) Class A-9 Component C, and (viii) Class A-7, Class A-8, Class A-10, Class M-1,
Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class R-II Certificates and Class A-9 Component A, respectively, under Section 4.02(b) until the Uncertificated Principal Balance of each such interest is reduced to zero.

     (c)  The portion of the Uncertificated REMIC I
Regular Interest Distribution Amounts described in
Section 4.08(a)(ii) shall be deemed distributed by REMIC I to REMIC II in accordance with the priority assigned to the REMIC II Certificates relative to that assigned to the REMIC I Certificates under Section
4.02(b).

     (d)  In determining from time to time the
Uncertificated REMIC I Regular Interest R Distribution
Amount, Uncertificated REMIC I Regular Interest S
Distribution Amount, Uncertificated REMIC I Regular
Interest T Distribution Amount, Uncertificated REMIC I
Regular Interest U Distribution Amount, Uncertificated
REMIC I Regular Interest V Distribution Amount,
Uncertificated REMIC I Regular Interest W Distribution
Amount, Uncertificated REMIC I Regular Interest X
Distribution Amount, Uncertificated REMIC I Regular
Interest Y Distribution Amount, Uncertificated REMIC I
Regular Interests Z Distribution Amounts and
Uncertificated REMIC II Regular Interest Distribution
Amounts, Realized Losses allocated to the Class A-1
Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest R;
Realized Losses allocated to the Class A-2 Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest S; Realized
Losses allocated to the Class A-3 Certificates under
Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest T, Realized
Losses allocated to the Class A-4 Certificates under
Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest U; Realized
Losses allocated to the Class A-5 Certificates under
Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest V; Realized
Losses allocated to the Class A-6 Certificates under
Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest W; Realized
Losses allocated to the Class A-9 Component C under
Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest X, Realized
Losses allocated to the Class A-7, Class A-8, Class A-
9, (to the extent of all of the Components thereof other than Class A-9 Component C), Class A-10, Class M-
1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-
3, Class R-I and Class R-II Certificates under Section
4.05 shall be deemed allocated to Uncertificated REMIC
I Regular Interest Y; and Realized Losses allocated to the Class A-12 Certificates under Section 4.05 shall be deemed allocated to the Uncertificated REMIC I Regular
Interests Z and to the Uncertificated REMIC II Regular
Interests.

     (e) On each Distribution Date the Trustee shall be deemed to distribute from REMIC II, in the priority set forth in Sections 4.02(a) and (b), to the Class A-
1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-
6, Class A-7, Class A-8, Class A-9, Class A-10, Class
A-11, Class A-12 Uncertificated REMIC II Regular
Interests, Class M-1, Class M-2, Class M-3, Class B-1,
Class B-2, Class B-3 and Class R-II Certificates the amounts distributable thereon, from the Uncertificated
REMIC I Regular Interest Distribution Amounts deemed to have been received by REMIC II from REMIC I under this
Section 4.08.  The amount deemed distributable
hereunder with respect to the Class A-12 Certificates shall equal 100% of the amounts payable with respect to the Uncertificated REMIC II Regular Interests.

     (f) Notwithstanding the deemed distributions on the Uncertificated REMIC I Regular Interests and
Uncertificated REMIC II Regular Interests described in this Section 4.08, distributions of funds from the Certificate Account shall be made only in accordance with Section 4.02.
                       ARTICLE V

                   THE CERTIFICATES

     Section 5.01.  The Certificates.

     (a)  The Class A, Class M, Class B and Class R
Certificates, respectively, shall be substantially in the forms set forth in Exhibits A, B, C and D and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery to or upon the order of the Company upon receipt by the Trustee or one or more
Custodians of the documents specified in Section 2.01.
The Certificates, other than the Class A-11, Class A-
12, Class R-I and Class R-II Certificates, shall be issuable in minimum dollar denominations of $25,000 (or
$250,000 in the case of the Class A-9, Class M-1, Class
M-2, Class M-3, Class B-1, Class B-2 and Class B-3
Certificates) and integral multiples of $1 (or $1,000 in the case of the Class A-9, Class M-1, Class M-2,
Class M-3, Class B-1, Class B-2 and Class B-3
Certificates) in excess thereof, except that one
Certificate of each of the Class A-9, Class M-1, Class
M-2, Class M-3, Class B-1, Class B-2 and Class B-3
Certificates may be issued in a denomination equal to the denomination set forth as follows for such Class or the sum of such denomination and an integral multiple of $1,000:


          Class A-9                     $250,857.35
          Class M-1                     $250,628.00
          Class M-2                     $250,831.00
          Class M-3                     $250,831.00
          Class B-1                     $250,945.00
          Class B-2                     $250,952.00
          Class B-3                     $250,934.64

     The Class A-11 Certificates shall be issuable in minimum denominations of a Notional Amount of $513,280.00 and multiples of $1 in excess thereof. The
Class A-12, Class R-I and Class R-II Certificates shall be issuable in minimum denominations of not less than a 20% Percentage Interest; provided, however, that one
Class R-I and one Class R-II Certificate will be issuable to Residential Funding as "tax matters person" pursuant to Section 10.01(c) and (e) in a minimum denomination representing a Percentage Interest of not less than 0.01%.

     The Certificates shall be executed by manual or facsimile signature on behalf of an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificates.
No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     (b)  The Class A Certificates, other than the
Class A-9 Certificates and Class A-12 Certificates, shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to each of the Class A Certificates, other than the Class A-9 Certificates and Class A-12 Certificates, through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership
Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry
Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner.
Each Depository Participant shall transfer the Ownership Interests only in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

     The Trustee, the Master Servicer and the Company may for all purposes (including the making of payments due on the respective Classes of Book-Entry
Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry
Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the respective
Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners.
Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry
Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

     If (i)(A) the Company advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Company is unable to locate a qualified successor or (ii) the Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive
Certificates to Certificate Owners requesting the same.
Upon surrender to the Trustee of the Book-Entry
Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Definitive Certificates. Neither the Company, the
Master Servicer nor the Trustee shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.
Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Company in connection with the issuance of the Definitive Certificates pursuant to this Section 5.01 shall be deemed to be imposed upon and performed by the Trustee, and the Trustee and the Master Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

     Section 5.02.  Registration of Transfer
                    and Exchange of Certificates.

     (a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of Section 8.12 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is initially appointed
Certificate Registrar for the purpose of registering
Certificates and transfers and exchanges of Certificates as herein provided. The Certificate
Registrar, or the Trustee, shall provide the Master
Servicer with a certified list of Certificateholders as of each Record Date prior to the related Determination
Date.

     (b) Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to Section
8.12 and, in the case of any Class A-9, Class M, Class
B or Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like
Class and aggregate Percentage Interest.

     (c) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and aggregate
Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates of such Class which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

     (d)  No transfer, sale, pledge or other
disposition of a Class A-9, Class M or Class B
Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws.
Except as provided in Section 5.02(e), in the event that a transfer of a Class A-9, Class M or Class B
Certificate is to be made either (i)(A) the Trustee shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer and (B) the Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit J hereto, and the Trustee shall require the transferor to execute a representation letter, substantially in the form of Exhibit K hereto, each acceptable to and in form and substance satisfactory to the Company and the Trustee certifying to the Company and the Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the Trustee, the Company or the Master Servicer or (ii) the prospective transferee of such a Certificate shall be required to provide the Trustee, the Company and the Master Servicer with an investment letter substantially in the form of Exhibit L attached hereto (or such other form as the Company in its sole discretion deems acceptable), which investment letter shall not be an expense of the Trustee, the Company or the Master
Servicer, and which investment letter states that, among other things, such transferee (A) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and
(B) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act of 1933, as amended, provided by Rule 144A. The Holder of any such Certificate desiring to effect any such transfer, sale, pledge or other disposition shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar against any liability that may result if the transfer, sale, pledge or other disposition is not so exempt or is not made in accordance with such federal and state laws.

     (e)  The first transfer of any Class A-9 or Class
M Certificate by the first Holder that is not an Affiliate of the Company may only be made if the prospective transferee of such a Certificate provides the Trustee, the Company and the Master Servicer with an investment letter substantially in the form of Exhibit L attached hereto (or such other form as the Company in its sole discretion deems acceptable), which investment letter shall not be an expense of the Trustee, the Company or the Master Servicer; provided, however, that notwithstanding the foregoing, the transferees of the Class A-9, Class M-1, Class M-2 and
Class M-3 Certificates in the aggregate who purchased from the first Holder that was not an Affiliate of the Company may include three institutional accredited investors who purchased in compliance with Section
5.02(d)(i). Such transfers shall be deemed to have complied with the requirements of Section 5.02(d). The
Holder of such a Certificate desiring to effect such transfer does hereby agree to indemnify the Trustee, the Company, the Master Servicer and the Certificate
Registrar against any liability that may result if transfer is not made in accordance with this Agreement.
Each Holder of such a Certificate on the Closing Date does hereby agree that it will comply with the requirements of this Section 5.02(e) in connection with the transfer of any such Certificate.

     (f)  In the case of any Class M or Class B
Certificate presented for registration in the name of an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee
Retirement Income Security Act of 1974, as amended
("ERISA"), or Section 4975 of the Code (or comparable provisions of any subsequent enactments), an investment manager, a named fiduciary or a trustee of any such plan or any other Person who is using "plan assets" of any such plan to effect such acquisition, unless otherwise directed by the Company, the Trustee shall require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer to the effect that the purchase or holding of a Class M or Class B Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability
(including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer. The Trustee may (unless otherwise directed by the Company) require that any prospective transferee of a Class M or Class B Certificate provide either a certification to the effect set forth in paragraph six of Exhibit J, which the Trustee may rely upon without further inquiry or investigation, or such other certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not an employee benefit plan or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code, an investment manager, a named fiduciary or a trustee of any such plan, or any other Person who is using "plan assets" of any such plan to effect such acquisition.

     (g) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R
Certificate are expressly subject to the following provisions:

          (A)  Each Person holding or acquiring any
     Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

          (B) In connection with any proposed Transfer of any Ownership Interest in a Class R
     Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of, (I) an affidavit and agreement (a "Transfer Affidavit and Agreement," in the form attached hereto as Exhibit
     I-1) from the proposed Transferee, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R
     Certificate that is the subject of the proposed
     Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(g) and agrees to be bound by them, and (II) a certificate, in the form attached hereto as Exhibit I-2, from the Holder wishing to transfer the Class R
     Certificate, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax.

          (C)  Notwithstanding the delivery of a
     Transfer Affidavit and Agreement by a proposed
     Transferee under clause (B) above, if a
     Responsible Officer of the Trustee who is assigned to this Agreement has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R
     Certificate to such proposed Transferee shall be effected.

          (D)  Each Person holding or acquiring any
     Ownership Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate to the Trustee in the form attached hereto as Exhibit I-2.

          (E)  Each Person holding or acquiring an
     Ownership Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury
     Regulations Section 1.67-3T(a)(2)(i)(A)
     immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder."

     (ii) The Trustee will register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit I-2 and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. Transfers of the Class R Certificates to Non-United States Persons and
Disqualified Organizations (as defined in Section
860E(e)(5) of the Code) are prohibited.

     (iii)     (A)  If any Disqualified Organization
shall become a holder of a Class R Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R
Certificate. If a Non-United States Person shall become a holder of a Class R Certificate, then the last preceding United States Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R
Certificate. If a transfer of a Class R Certificate is disregarded pursuant to the provisions of Treasury
Regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R-I or Class R-II Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(g) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

          (B) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 5.02(g) and to the extent that the retroactive restoration of the rights of the Holder of such Class R Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Master Servicer shall have the right, without notice to the holder or any prior holder of such Class R Certificate, to sell such Class R
Certificate to a purchaser selected by the Master
Servicer on such terms as the Master Servicer may choose. Such purported Transferee shall promptly endorse and deliver each Class R Certificate in accordance with the instructions of the Master
Servicer. Such purchaser may be the Master Servicer itself or any Affiliate of the Master Servicer. The proceeds of such sale, net of the commissions (which may include commissions payable to the Master Servicer or its Affiliates), expenses and taxes due, if any, will be remitted by the Master Servicer to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Master Servicer, and the Master Servicer shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

     (iv) The Master Servicer, on behalf of the Trustee, shall make available, upon written request from the Trustee, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any
Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-
1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person who is a Disqualified Organization. Reasonable compensation for providing such information may be required by the Master Servicer from such Person.

     (v) The provisions of this Section 5.02(g) set forth prior to this clause (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following:

          (A)  written notification from each Rating
     Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings, if any, of any Class of the Class A, Class M, Class B or Class R Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency; and

          (B)  a certificate of the Master Servicer
     stating that the Master Servicer has received an Opinion of Counsel, in form and substance satisfactory to the Master Servicer, to the effect that such modification, addition to or absence of such provisions will not cause the Trust Fund to cease to qualify as a REMIC and will not cause (x) the Trust Fund to be subject to an entity-level tax caused by the Transfer of any Class R
     Certificate to a Person that is a Disqualified
     Organization or (y) a Certificateholder or another
     Person to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

     (h)  No service charge shall be made for any
transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     (i) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate
Registrar.

     Section 5.03.  Mutilated, Destroyed, Lost
                    or Stolen Certificates.

     If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen
Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate
Registrar) connected therewith.  Any duplicate
Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed
Certificate shall be found at any time.

     Section 5.04.  Persons Deemed Owners.

     Prior to due presentation of a Certificate for registration of transfer, the Company, the Master
Servicer, the Trustee, the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, and neither the Company, the Master Servicer, the Trustee, the
Certificate Registrar nor any agent of the Company, the Master Servicer, the Trustee or the Certificate
Registrar shall be affected by notice to the contrary except as provided in Section 5.02(g).

     Section 5.05.  Appointment of Paying Agent.

     The Trustee may appoint a Paying Agent for the purpose of making distributions to Certificateholders pursuant to Section 4.02. In the event of any such appointment, on or prior to each Distribution Date the Master Servicer on behalf of the Trustee shall deposit or cause to be deposited with the Paying Agent a sum sufficient to make the payments to Certificateholders in the amounts and in the manner provided for in
Section 4.02, such sum to be held in trust for the benefit of Certificateholders.

     The Trustee shall cause each Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. Any sums so held by such Paying
Agent shall be held only in Eligible Accounts to the extent such sums are not distributed to the Certificateholders on the date of receipt by such Paying Agent.

     Section 5.06.  Optional Purchase of Certificates.

     (a)  On any Distribution Date on which the Pool
Stated Principal Balance is less than ten percent of the Cut-off Date Principal Balance of the Mortgage
Loans, either the Master Servicer or the Company shall have the right, at its option, to purchase the Certificates in whole, but not in part, at a price equal to the outstanding Certificate Principal Balance of such Certificates plus the sum of one month's
Accrued Certificate Interest thereon and any previously unpaid Accrued Certificate Interest.

     (b)  The Master Servicer or the Company, as
applicable, shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer or the Company, as applicable, anticipates that it will purchase the Certificates pursuant to Section 5.06(a). Notice of any such purchase, specifying the Distribution Date upon which the Holders may surrender their Certificates to the Trustee for payment in accordance with this Section
5.06, shall be given promptly by the Master Servicer or the Company, as applicable, by letter to Certificateholders (with a copy to the Certificate
Registrar and each Rating Agency) mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution, specifying:

          (i)  the Distribution Date upon which
     purchase of the Certificates is anticipated to be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated,

          (ii) the purchase price therefor, if known, and

          (iii)     that the Record Date otherwise
     applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

If either the Master Servicer or the Company gives the notice specified above, the Master Servicer or the Company, as applicable, shall deposit in the Certificate Account before the Distribution Date on which the purchase pursuant to Section 5.06(a) is to be made, in immediately available funds, an amount equal to the purchase price for the Certificates computed as provided above.

     (c)  Upon presentation and surrender of the
Certificates to be purchased pursuant to Section
5.06(a) by the Holders thereof, the Trustee shall distribute to such Holders an amount equal to the outstanding Certificate Principal Balance thereof plus the sum of one month's Accrued Certificate Interest thereon and any previously unpaid Accrued Certificate
Interest with respect thereto.

     (d) In the event that any Certificateholders do not surrender their Certificates on or before the Distribution Date on which a purchase pursuant to this
Section 5.06 is to be made, the Trustee shall on such date cause all funds in the Certificate Account deposited therein by the Master Servicer or the Company, as applicable, pursuant to Section 5.06(b) to be withdrawn therefrom and deposited in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer or the Company, as applicable, shall give a second written notice to such Certificateholders to surrender their Certificates for payment of the purchase price therefor. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer or the Company, as applicable, to contact the Holders of such Certificates concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation in accordance with this Section 5.06, the Trustee shall pay to the Master Servicer or the Company, as applicable, all amounts distributable to the Holders thereof and the Master Servicer or the Company, as applicable, shall thereafter hold such amounts until distributed to such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer or the Company, as applicable, as a result of such Certificateholder's failure to surrender its
Certificate(s) for payment in accordance with this
Section 5.06.  Any Certificate that is not surrendered
on the Distribution Date on which a purchase pursuant to this Section 5.06 occurs as provided above will be deemed to have been purchased and the Holder as of such date will have no rights with respect thereto except to receive the purchase price therefor minus any costs and expenses associated with such escrow account and notices allocated thereto. Any Certificates so purchased or deemed to have been purchased on such Distribution Date shall remain outstanding hereunder.
The Master Servicer or the Company, as applicable, shall be for all purposes the Holder thereof as of such date.
                      ARTICLE VI

          THE COMPANY AND THE MASTER SERVICER

     Section 6.01.  Respective Liabilities of the
                    Company and the Master Servicer.

     The Company and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Company and the Master Servicer herein. By way of illustration and not limitation, the Company is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by Section 7.01 or Section 10.01 to assume any obligations of the Master Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

     Section 6.02.  Merger or Consolidation of the
                    Company or the Master Servicer;
                    Assignment of Rights and Delegation
                    of Duties by Master Servicer.

     (a) The Company and the Master Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     (b) Any Person into which the Company or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Company or the Master Servicer shall be a party, or any Person succeeding to the business of the Company or the Master Servicer, shall be the successor of the Company or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC; and provided further that each Rating
Agency's ratings, if any, of the Class A, Class M, Class B or Class R Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from each Rating
Agency).

     (c)  Notwithstanding anything else in this Section
6.02 and Section 6.04 to the contrary, the Master
Servicer may assign its rights and delegate its duties and obligations under this Agreement; provided that the Person accepting such assignment or delegation shall be a Person which is qualified to service mortgage loans on behalf of FNMA or FHLMC, is reasonably satisfactory to the Trustee and the Company, is willing to service the Mortgage Loans and executes and delivers to the Company and the Trustee an agreement, in form and substance reasonably satisfactory to the Company and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under this Agreement; provided further that each Rating Agency's rating of the Classes of Certificates that have been rated in effect immediately prior to such assignment and delegation will not be qualified, reduced or withdrawn as a result of such assignment and delegation
(as evidenced by a letter to such effect from each Rating Agency). In the case of any such assignment and delegation, the Master Servicer shall be released from its obligations under this Agreement, except that the Master Servicer shall remain liable for all liabilities and obligations incurred by it as Master Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the next preceding sentence.

     Section 6.03.  Limitation on Liability of the
                    Company, the Master Servicer and
                    Others.

     Neither the Company, the Master Servicer nor any of the directors, officers, employees or agents of the Company or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company, the Master
Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The
Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The
Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific
Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

     Neither the Company nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability;
provided, however, that the Company or the Master
Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Company and the Master Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 and, on the Distribution
Date(s) following such reimbursement, the aggregate of such expenses and costs shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such expenses and costs constituted a Prepayment Interest Shortfall.

     Section 6.04.  Company and Master
                    Servicer Not to Resign.

     Subject to the provisions of Section 6.02, neither the Company nor the Master Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Company or the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with
Section 7.02.
                      ARTICLE VII

                        DEFAULT

     Section 7.01.  Events of Default.

     Event of Default, wherever used herein, means any one of the following events (whatever reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i)       the Master Servicer shall fail to
     distribute or cause to be distributed to Holders of Certificates of any Class any distribution required to be made under the terms of the Certificates of such Class and this Agreement and, in either case, such failure shall continue unremedied for a period of 5 days after the date upon which written notice of such failure, requiring such failure to be remedied, shall have been given to the Master Servicer by the Trustee or the Company or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of such Class evidencing Percentage
     Interests aggregating not less than 25%; or

          (ii) the Master Servicer shall fail to
     observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Certificates of any Class or in this Agreement and such failure shall continue unremedied for a period of 30 days (except that such number of days shall be 15 in the case of a failure to pay the premium for any Required Insurance Policy) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Company, or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of any Class evidencing, as to such Class, Percentage
     Interests aggregating not less than 25%; or

          (iii)     a decree or order of a court or
     agency or supervisory authority having
     jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

          (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of, or relating to, the Master
     Servicer or of, or relating to, all or
     substantially all of the property of the Master
     Servicer; or

          (v)       the Master Servicer shall admit in
     writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (vi) the Master Servicer shall notify the Trustee pursuant to Section 4.04(b) that it is unable to deposit in the Certificate Account an amount equal to the Advance.

     If an Event of Default described in clauses (i)-
(v) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, either the Company or the Trustee may, and at the direction of Holders of Certificates entitled to at least 51% of the Voting
Rights, the Trustee shall, by notice in writing to the Master Servicer (and to the Company if given by the Trustee or to the Trustee if given by the Company), terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. If an Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice to the Master Servicer and the Company, immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder as provided in Section
4.04(b).  On or after the receipt by the Master
Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder thereof) or the Mortgage Loans or otherwise, shall subject to Section 7.02 pass to and be vested in the Trustee or the Trustee's designee appointed pursuant to Section 7.02; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise.
The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master
Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or its designee for administration by it of all cash amounts which shall at the time be credited to the Custodial Account or the Certificate Account or thereafter be received with respect to the Mortgage
Loans.  No such termination shall release the Master
Servicer for any liability that it would otherwise have hereunder for any act or omission prior to the effective time of such termination.

     Notwithstanding any termination of the activities of Residential Funding in its capacity as Master
Servicer hereunder, Residential Funding shall be entitled to receive, out of any late collection of a Monthly Payment on a Mortgage Loan which was due prior to the notice terminating Residential Funding's rights and obligations as Master Servicer hereunder and received after such notice, that portion to which Residential Funding would have been entitled pursuant to Sections 3.10(a)(ii), (vi) and (vii) as well as its Servicing Fee in respect thereof, and any other amounts payable to Residential Funding hereunder the entitlement to which arose prior to the termination of its activities hereunder. Upon the termination of Residential Funding as Master Servicer hereunder the
Company shall deliver to the Trustee a copy of the Program Guide.

     Section 7.02.  Trustee or Company to Act;
                    Appointment of Successor.

     On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 or resigns in accordance with Section 6.04, the Trustee or, upon notice to the Company and with the Company's consent (which shall not be unreasonably withheld) a designee (which meets the standards set forth below) of the Trustee, shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer (except for the responsibilities, duties and liabilities contained in Sections 2.02 and 2.03(a), excluding the duty to notify related Subservicers or Sellers as set forth in such Sections, and its obligations to deposit amounts in respect of losses incurred prior to such notice or termination on the investment of funds in the Custodial
Account or the Certificate Account pursuant to Sections
3.07(c) and 4.01(b) by the terms and provisions hereof); provided, however, that any failure to perform such duties or responsibilities caused by the preceding
Master Servicer's failure to provide information required by Section 4.04 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master
Servicer would have been entitled to charge to the Custodial Account or the Certificate Account if the Master Servicer had continued to act hereunder and, in addition, shall be entitled to the income from any Permitted Investments made with amounts attributable to the Mortgage Loans held in the Custodial Account or the Certificate Account. If the Trustee has become the successor to the Master Servicer in accordance with
Section 6.04 or Section 7.01, then notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a FNMA- or FHLMC-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master
Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall become successor to the Master Servicer and shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the initial Master Servicer hereunder. The
Company, the Trustee, the Custodian and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicing Fee for any successor Master
Servicer appointed pursuant to this Section 7.02 will be lowered with respect to those Mortgage Loans, if any, where the Subservicing Fee accrues at a rate of less than 0.20% per annum in the event that the successor Master Servicer is not servicing such Mortgage Loans directly and it is necessary to raise the related Subservicing Fee to a rate of 0.20% per annum in order to hire a Subservicer with respect to such Mortgage Loans.

     Section 7.03.  Notification to Certificateholders.

     (a) Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

     (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Holders of Certificates notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

     Section 7.04.  Waiver of Events of Default.

     The Holders representing at least 66% of the Voting Rights of Certificates affected by a default or Event of Default hereunder, may waive such default or Event of Default; provided, however, that (a) a default or Event of Default under clause (i) of Section 7.01 may be waived only by all of the Holders of Certificates affected by such default or Event of Default and (b) no waiver pursuant to this Section 7.04 shall affect the Holders of Certificates in the manner set forth in Section 11.01(b)(i), (ii) or (iii). Upon any such waiver of a default or Event of Default by the Holders representing the requisite percentage of Voting
Rights of Certificates affected by such default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.
                     ARTICLE VIII

                CONCERNING THE TRUSTEE

     Section 8.01.  Duties of Trustee.

     (a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

     (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. The Trustee shall notify the Certificateholders of any such documents which do not materially conform to the requirements of this Agreement in the event that the Trustee, after so requesting, does not receive satisfactorily corrected documents.

     The Trustee shall forward or cause to be forwarded in a timely fashion the notices, reports and statements required to be forwarded by the Trustee pursuant to Sections 4.03, 4.06, 7.03 and 10.01. The Trustee shall furnish in a timely fashion to the Master Servicer such information as the Master Servicer may reasonably request from time to time for the Master Servicer to fulfill its duties as set forth in this Agreement. The
Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of both REMIC I and REMIC II as REMICs under the REMIC Provisions and to prevent the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either REMIC I or REMIC II to the extent that maintaining such status and avoiding such taxes are reasonably within the control of the Trustee and are reasonably within the scope of its duties under this Agreement.

     (c)  No provision of this Agreement shall be
construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

          (i)       Prior to the occurrence of an Event
     of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Company or the Master Servicer and which on their face, do not contradict the requirements of this Agreement;

          (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (iii)     The Trustee shall not be personally
     liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of
     Certificateholders of any Class holding
     Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

          (iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (i) and (ii) of Section 7.01 or an Event of Default under clauses (iii), (iv) and (v) of Section 7.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust
     Office obtains actual knowledge of such failure or event or the Trustee receives written notice of such failure or event at its Corporate Trust
     Office from the Master Servicer, the Company or any Certificateholder; and

          (v)       Except to the extent provided in
     Section 7.02, no provision in this Agreement shall require the Trustee to expend or risk its own funds (including, without limitation, the making of any Advance) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (d) The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust Fund or its assets or transactions including, without limitation, (A)
"prohibited transaction" penalty taxes as defined in
Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section
860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Trustee.

     Section 8.02.  Certain Matters Affecting the
                    Trustee.

     (a)  Except as otherwise provided in Section 8.01:

          (i)       The Trustee may rely and shall be
     protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          (iii)     The Trustee shall be under no
     obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

          (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (v)       Prior to the occurrence of an Event
     of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer, if an Event of Default shall have occurred and is continuing, and otherwise by the Certificateholder requesting the investigation;

          (vi) The Trustee may execute any of the
     trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; and

          (vii)     To the extent authorized under the
     Code and the regulations promulgated thereunder, each Holder of a Class R Certificate hereby irrevocably appoints and authorizes the Trustee to be its attorney-in-fact for purposes of signing any Tax Returns required to be filed on behalf of the Trust Fund. The Trustee shall sign on behalf of the Trust Fund and deliver to the Master
     Servicer in a timely manner any Tax Returns prepared by or on behalf of the Master Servicer that the Trustee is required to sign as determined by the Master Servicer pursuant to applicable federal, state or local tax laws, provided that the Master Servicer shall indemnify the Trustee for signing any such Tax Returns that contain errors or omissions.

     (b) Following the issuance of the Certificates, the Trustee shall not accept any contribution of assets to the Trust Fund unless it shall have obtained or been furnished with an Opinion of Counsel to the effect that such contribution will not (i) cause either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding or (ii) cause the Trust Fund to be subject to any federal tax as a result of such contribution (including the imposition of any federal tax on "prohibited transactions" imposed under
Section 860F(a) of the Code).

     Section 8.03.  Trustee Not Liable for
                    Certificates or Mortgage Loans.

     The recitals contained herein and in the Certificates (other than the execution of the Certificates and relating to the acceptance and receipt of the Mortgage Loans) shall be taken as the statements of the Company or the Master Servicer as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (except that the Certificates shall be duly and validly executed and authenticated by it as Certificate Registrar) or of any Mortgage Loan or related document. Except as otherwise provided herein, the Trustee shall not be accountable for the use or application by the Company or the Master Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Custodial Account or the Certificate
Account by the Company or the Master Servicer.

     Section 8.04.  Trustee May Own Certificates.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

     Section 8.05.  Master Servicer to Pay Trustee's
                    Fees and Expenses; Indemnification.

     (a) The Master Servicer covenants and agrees to pay to the Trustee and any co-trustee from time to time, and the Trustee and any co-trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by each of them in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and any co-trustee, and the Master
Servicer will pay or reimburse the Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or any co-trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Trustee or any co-trustee in connection with the appointment of an office or agency pursuant to Section 8.12) except any such expense, disbursement or advance as may arise from its negligence or bad faith.

     (b) The Master Servicer agrees to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of, or in connection with, the acceptance and administration of the Trust Fund, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under this Agreement, provided that:

          (i)       with respect to any such claim, the
     Trustee shall have given the Master Servicer written notice thereof promptly after the Trustee shall have actual knowledge thereof;

          (ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Master Servicer in preparing such defense; and

          (iii)     notwithstanding anything in this
     Agreement to the contrary, the Master Servicer shall not be liable for settlement of any claim by the Trustee entered into without the prior consent of the Master Servicer which consent shall not be unreasonably withheld.

No termination of this Agreement shall affect the obligations created by this Section 8.05(b) of the Master Servicer to indemnify the Trustee under the conditions and to the extent set forth herein.

     Notwithstanding the foregoing, the indemnification provided by the Master Servicer in this Section 8.05(b) shall not pertain to any loss, liability or expense of the Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Trustee at the direction of Certificateholders pursuant to the terms of this Agreement.

     Section 8.06.  Eligibility Requirements for
                    Trustee.

     The Trustee hereunder shall at all times be a corporation or a national banking association having its principal office in a state and city acceptable to the Company and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

     Section 8.07.  Resignation and Removal of the
                    Trustee.

     (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section
8.06 and shall fail to resign after written request therefor by the Company, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. In addition, in the event that the Company determines that the Trustee has failed (i) to distribute or cause to be distributed to Certificateholders any amount required to be distributed hereunder, if such amount is held by the Trustee or its Paying Agent (other than the Master
Servicer or the Company) for distribution or (ii) to otherwise observe or perform in any material respect any of its covenants, agreements or obligations hereunder, and such failure shall continue unremedied for a period of 5 days (in respect of clause (i) above) or 30 days (in respect of clause (ii) above) after the date on which written notice of such failure, requiring that the same be remedied, shall have been given to the Trustee by the Company, then the Company may remove the Trustee and appoint a successor trustee by written instrument delivered as provided in the preceding sentence. In connection with the appointment of a successor trustee pursuant to the preceding sentence, the Company shall, on or before the date on which any such appointment becomes effective, obtain from each Rating Agency written confirmation that the appointment of any such successor trustee will not result in the reduction of the ratings on any class of the Certificates below the lesser of the then current or original ratings on such Certificates.

     (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Company, one complete set to the Trustee so removed and one complete set to the successor so appointed.

     (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

     Section 8.08.  Successor Trustee.

     (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which shall become the agent of any successor trustee hereunder), and the Company, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

     (b) No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

     (c) Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

     Section 8.09.  Merger or Consolidation of Trustee.

     Any corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Certificateholders at their address as shown in the Certificate Register.

     Section 8.10.  Appointment of Co-Trustee
                    or Separate Trustee.

     (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more
Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section
8.08 hereof.

     (b)  In the case of any appointment of a co-
trustee or separate trustee pursuant to this Section
8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee, and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

     (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     Section 8.11.  Appointment of Custodians.

     The Trustee may, with the consent of the Master
Servicer and the Company, appoint one or more
Custodians who are not Affiliates of the Company, the Master Servicer or any Seller to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to
Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each
Custodial Agreement may be amended only as provided in
Section 11.01.  The Trustee shall notify the
Certificateholders of the appointment of any Custodian
(other than the Custodian appointed as of the Closing
Date) pursuant to this Section 8.11.

     Section 8.12.  Appointment of Office or Agency.

     The Trustee will maintain an office or agency in the City of New York where Certificates may be surrendered for registration of transfer or exchange.
The Trustee initially designates its offices located at 14 Wall Street, 8th Floor, New York, NY 10005 for the purpose of keeping the Certificate Register. The
Trustee will maintain an office at the address stated in Section 11.05(c) hereof where notices and demands to or upon the Trustee in respect of this Agreement may be served.
                      ARTICLE IX

                      TERMINATION

     Section 9.01.  Termination Upon Purchase by the
                    Master Servicer or the Company or
                    Liquidation of All Mortgage Loans.

     (a)  Subject to Section 9.03, the respective
obligations and responsibilities of the Company, the Master Servicer and the Trustee created hereby in respect of the Certificates (other than the obligation of the Trustee to make certain payments after the Final
Distribution Date to Certificateholders and the obligation of the Company to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the Final
Distribution Date pursuant to this Article IX following the earlier of:

          (i)       the later of the final payment or
     other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, or

          (ii) the purchase by the Master Servicer or the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to 100% of the unpaid principal balance of each Mortgage Loan or, if less than such unpaid principal balance, the fair market value of the related underlying property of such Mortgage Loan with respect to Mortgage Loans as to which title has been acquired if such fair market value is less than such unpaid principal balance (net of any unreimbursed
     Advances attributable to principal) on the day of repurchase plus accrued interest thereon at the Net Mortgage Rate to, but not including, the first day of the month in which such repurchase price is distributed, provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and provided further that the purchase price set forth above shall be increased as is necessary, as determined by the Master Servicer, to avoid disqualification of either REMIC I or REMIC II as REMICs.

     The right of the Master Servicer or the Company to purchase all the assets of the Trust Fund pursuant to clause (ii) above is conditioned upon the Pool Stated
Principal Balance as of the Final Distribution Date being less than ten percent of the Cut-off Date
Principal Balance of the Mortgage Loans. If such right is exercised by the Master Servicer, the Master
Servicer shall be deemed to have been reimbursed for the full amount of any unreimbursed Advances theretofore made by it with respect to the Mortgage
Loans. In addition, the Master Servicer or the Company, as applicable, shall provide to the Trustee the certification required by Section 3.15 and the Trustee and any Custodian shall, promptly following payment of the purchase price, release to the Master
Servicer or the Company, as applicable, the Mortgage
Files pertaining to the Mortgage Loans being purchased.

     (b) The Master Servicer or, in the case of a final distribution as a result of the exercise by the Company of its right to purchase the assets of the Trust Fund, the Company shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer or the Company, as applicable, anticipates that the final distribution will be made to Certificateholders (whether as a result of the exercise by the Master Servicer or the Company of its right to purchase the assets of the Trust Fund or otherwise). Notice of any termination, specifying the anticipated Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee (if so required by the terms hereof) for payment of the final distribution and cancellation, shall be given promptly by the Master
Servicer or the Company, as applicable (if it is exercising its right to purchase the assets of the Trust Fund), or by the Trustee (in any other case) by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying:

          (i)       the anticipated Final Distribution
     Date upon which final payment of the Certificates is anticipated to be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated,

          (ii) the amount of any such final payment, if known, and

          (iii)     that the Record Date otherwise
     applicable to such Distribution Date is not applicable, and (A) in the case of the Class A
     Certificates (other than the Class A-9
     Certificates) and Class R Certificates, that payment will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified and (B) in the case of Class A-9 Certificates, Class M
     Certificates and Class B Certificates, that such
     Certificates shall be delivered to the Trustee no later than 30 days following the anticipated Final
     Distribution Date.

If the Master Servicer or the Company, as applicable, is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Certificate
Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer or the Company, the Master
Servicer or the Company, as applicable, shall deposit in the Certificate Account before the Final
Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Fund computed as above provided.

     (c)  In the case of the Class A Certificates
(other than the Class A-9 Certificates) and the Class R
Certificates, upon presentation and surrender of the Certificates by the Certificateholders thereof, and in the case of the Class A-9, Class M and Class B
Certificates, without any such presentation, the Trustee shall distribute to the Certificateholders (i) the amount otherwise distributable on such Distribution
Date, if not in connection with the Master Servicer's or the Company's election to repurchase, or (ii) if the Master Servicer or the Company elected to so repurchase, an amount determined as follows: (A) with respect to each Certificate the outstanding Certificate
Principal Balance thereof, plus one month's Accrued
Certificate Interest and any previously unpaid Accrued
Certificate Interest, subject to the priority set forth in Section 4.02(a), and (B) with respect to the Class R
Certificates, any excess of the amounts available for distribution (including the repurchase price specified in clause (ii) of subsection (a) of this Section) over the total amount distributed under the immediately preceding clause (A). Each Holder of a Class A-9,
Class M or Class B Certificate, by its acceptance thereof, shall be deemed to agree to, and shall, deliver such Certificates held by such Holder to the Trustee no later than 30 days following receipt of the final distribution in respect thereof.

     (d) In the event that any Certificateholders shall not surrender their Certificates for final payment and cancellation on or before the Final
Distribution Date (if so required by the terms hereof), the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining
Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer or the Company, as applicable (if it exercised its right to purchase the assets of the Trust Fund), or the Trustee
(in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master
Servicer or the Company, as applicable, to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting
Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Master Servicer or the Company, as applicable, all amounts distributable to the holders thereof and the Master Servicer or the Company, as applicable, shall thereafter hold such amounts until distributed to such holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer or the Company, as applicable, as a result of such Certificateholder's failure to surrender its
Certificate(s) for final payment thereof in accordance with this Section 9.01.

     Section 9.02.  Termination of REMIC II.

     REMIC II shall be terminated on the earlier of the Final Distribution Date and the date on which it is deemed to receive the last deemed distributions on the Uncertificated REMIC I Regular Interests and the last distribution due on the Class A, Class M, Class B and
Class R-II Certificates is made.

     Section 9.03.  Additional Termination
                    Requirements.

     (a) REMIC I and REMIC II, as the case may be, shall be terminated in accordance with the following additional requirements, unless the Trustee and the Master Servicer have received an Opinion of Counsel
(which Opinion of Counsel shall not be an expense of the Trustee) to the effect that the failure of REMIC I or REMIC II, as the case may be, to comply with the requirements of this Section 9.03 will not (i) result in the imposition on the Trust of taxes on "prohibited transactions," as described in Section 860F of the Code, or (ii) cause either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificate is outstanding:

          (i)       The Master Servicer shall establish
     a 90-day liquidation period for REMIC I or REMIC
     II, as the case may be, and specify the first day of such period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury regulations Section 1.860F-1. The Master Servicer also shall satisfy all of the requirements of a qualified liquidation for REMIC I or REMIC II, as the case may be, under Section 860F of the Code and regulations thereunder;

          (ii) The Master Servicer shall notify the
     Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof; and

          (iii)     If the Master Servicer is
     exercising its right to purchase the assets of the Trust Fund, the Master Servicer shall, during the 90-day liquidation period and at or prior to the Final Distribution Date, purchase all of the assets of the Trust Fund for cash; provided, however, that in the event that a calendar quarter ends after the commencement of the 90-day liquidation period but prior to the Final
     Distribution Date, the Master Servicer shall not purchase any of the assets of the Trust Fund prior to the close of that calendar quarter.

     (b) Each Holder of a Certificate and the Trustee hereby irrevocably approves and appoints the Master
Servicer as its attorney-in-fact to adopt a plan of complete liquidation for REMIC I and REMIC II at the expense of the Trust Fund in accordance with the terms and conditions of this Agreement.
                       ARTICLE X

                   REMIC PROVISIONS

     Section 10.01. REMIC Administration.

     (a) The Master Servicer shall make an election to treat each of REMIC I and REMIC II as a REMIC under the Code and, if necessary, under applicable state law.
Each such election will be made on Form 1066 or other appropriate federal tax or information return
(including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued.
For the purposes of the REMIC I election in respect of the Trust Fund, Uncertificated REMIC I Regular
Interests shall be designated as the "regular interests" and the Class R-I Certificates shall be designated as the sole class of "residual interest" in REMIC I. For the purposes of the REMIC II election in respect of the Trust Fund, the Class A (other than the Class A-9 Certificates and Class A-12 Certificates),
Class M Certificates, Class B Certificates, Class A-9
Component A, Class A-9 Component B, Class A-9 Component
C and the Uncertificated REMIC II Regular Interests shall be designated as the "regular interests" and the Class R-II Certificates shall be designated as the sole class of "residual interests" in REMIC II. The Master
Servicer and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in REMIC I or REMIC II other than the Uncertificated REMIC I Regular Interests and the Class
R-I Certificates and the REMIC II Certificates, the
Uncertificated REMIC II Regular Interests and the Class
R-II Certificates, respectively.

     (b) The Closing Date is hereby designated as the "startup day" of the Trust Fund within the meaning of
Section 860G(a)(9) of the Code.

     (c)  Residential Funding Corporation shall hold a
0.01% Percentage Interest of each of the Class R-I and R-II Certificates and shall be designated as the tax matters person with respect to REMIC I and REMIC II in the manner provided under Treasury regulations section
1.860F-4(d) and temporary Treasury regulations section
301.6231(a)(7)-1T. Residential Funding Corporation, as tax matters person, shall (i) act on behalf of REMIC I and REMIC II in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto.
The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and Residential Funding
Corporation shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section
3.10 unless such legal expenses and costs are incurred by reason of Residential Funding Corporation's willful misfeasance, bad faith or gross negligence. If
Residential Funding is no longer the Master Servicer hereunder Residential Funding shall be paid reasonable compensation by any successor Master Servicer hereto for so acting as "tax matters person."

     (d) The Master Servicer shall prepare or cause to be prepared all of the Tax Returns that it determines are required with respect to either REMIC I or REMIC II created hereunder and deliver such Tax Returns in a timely manner to the Trustee and the Trustee shall sign and file such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the Master Servicer without any right of reimbursement therefor. The Master Servicer agrees to indemnify and hold harmless the Trustee with respect to any tax or liability arising from the Trustee's signing of Tax
Returns that contain errors or omissions.

     (e)  The Master Servicer shall provide (i) to any
Transferor of a Class R-I or R-II Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R-I and R-II
Certificate to any Person who is not a Permitted
Transferee, (ii) to the Trustee and the Trustee shall forward to the Certificateholders such information or reports as are required by the Code or the REMIC
Provisions including reports relating to interest, original issue discount and market discount or premium
(using the Prepayment Assumption) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each of REMIC I and REMIC II.

     (f) The Master Servicer shall take such actions and shall cause each of REMIC I and REMIC II created hereunder to take such actions as are reasonably within the Master Servicer's control and the scope of its duties more specifically set forth herein as shall be necessary to maintain the status thereof as REMICs under the REMIC Provisions (and the Trustee shall assist the Master Servicer, to the extent reasonably requested by the Master Servicer to do so). The Master
Servicer shall not knowingly or intentionally take any action, cause each of REMIC I and REMIC II to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of each of REMIC I and REMIC II as a REMIC or (ii) result in the imposition of a tax upon each of REMIC I and REMIC
II (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Master Servicer receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Master Servicer determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Master Servicer or the Trustee) to the effect that the contemplated action will not, with respect to each of REMIC I and REMIC II created hereunder, endanger such status or, unless the Master
Servicer determines in its sole discretion to indemnify the Trust Fund against such tax, result in the imposition of such a tax. The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to REMIC I and REMIC
II or its assets, or causing REMIC I and REMIC II to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee will consult with the Master Servicer or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to REMIC I and REMIC II, and the Trustee shall not take any such action or cause REMIC I and REMIC II to take any such action as to which the Master Servicer has advised it in writing that an Adverse REMIC Event could occur.
The Master Servicer may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Master Servicer. At all times as may be required by the Code, the Master Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of REMIC I and REMIC II as "qualified mortgages" as defined in Section
860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

     (g)  In the event that any tax is imposed on
"prohibited transactions" of REMIC I or REMIC II created hereunder as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of REMIC I or REMIC II as defined in Section 860G(c) of the Code, on any contributions to REMIC I or REMIC II after the Startup Day therefor pursuant to Section
860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Master
Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement or the Master Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, or otherwise (iii) against amounts on deposit in the Custodial Account as provided by Section 3.10 and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such taxes constituted a Prepayment Interest Shortfall.

     (h) The Trustee and the Master Servicer shall, for federal income tax purposes, maintain books and records with respect to REMIC I and REMIC II on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

     (i)  Following the Startup Day, neither the Master
Servicer nor the Trustee shall accept any contributions of assets to REMIC I and REMIC II unless the Master
Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in REMIC I and REMIC II will not cause
REMIC I and REMIC II to fail to qualify as REMICs at any time that any Certificates are outstanding or subject REMIC I and REMIC II to any tax under the REMIC
Provisions or other applicable provisions of federal, state and local law or ordinances.

     (j) Neither the Master Servicer nor the Trustee shall enter into any arrangement by which REMIC I and REMIC II will receive a fee or other compensation for services nor permit either such REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

     (k)  Solely for the purposes of Section 1.860G-
1(a)(4)(iii) of the Treasury regulations, the "latest possible maturity date" by which the Certificate
Principal Balance of each Class of Certificates representing a regular interest in REMIC II and the Uncertificated Principal Balance of each Uncertificated
REMIC I Regular Interest (other than each
Uncertificated REMIC I Regular Interest Z) would be reduced to zero is June 25, 2025, which is the Distribution Date immediately following the latest scheduled maturity of any Mortgage Loan. The Maturity
Date for each uncertificated REMIC I Regular Interest Z and Uncertificated REMIC II Regular Interest is the maturity date for the related Mortgage Loan.

     (l)  Within 30 days after the Closing Date, the
Master Servicer shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for
REMIC I and REMIC II.

     (m) Neither the Trustee nor the Master Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage
Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of REMIC I and REMIC II, (iii) the termination of REMIC I and REMIC II pursuant to Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) nor acquire any assets for REMIC
I and REMIC II, nor sell or dispose of any investments in the Custodial Account or the Certificate Account for gain, nor accept any contributions to REMIC I and REMIC
II after the Closing Date unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of REMIC I and REMIC II as REMICs or (b) unless the Master Servicer has determined in its sole discretion to indemnify the Trust Fund against such tax, cause REMIC I and REMIC II to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

     Section 10.02. Master Servicer and Trustee
                    Indemnification.

     (a)  The Trustee agrees to indemnify the Trust
Fund, the Company and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust
Fund, the Company or the Master Servicer, as a result of a breach of the Trustee's covenants set forth in
Article VIII or this Article X.

     (b) The Master Servicer agrees to indemnify the Trust Fund, the Company and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in this Article X or in Article III with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the Master Servicer that contain errors or omissions.


                      ARTICLE XI

               MISCELLANEOUS PROVISIONS

     Section 11.01. Amendment.

     (a) This Agreement or any Custodial Agreement may be amended from time to time by the Company, the Master
Servicer and the Trustee, without the consent of any of the Certificateholders:

          (i)       to cure any ambiguity,

          (ii) to correct or supplement any provisions herein or therein, which may be inconsistent with any other provisions herein or therein or to correct any error,

          (iii)     to modify, eliminate or add to any
     of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust
     Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect in any material respect the interests of any Certificateholder,

          (iv) to change the timing and/or nature of deposits into the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained, provided that
     (A) the Certificate Account Deposit Date shall in no event be later than the related Distribution
     Date, (B) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (C) such change shall not result in a reduction of the rating assigned to any Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect,

          (v)       to modify, eliminate or add to the
     provisions of Section 5.02(g) or any other provision hereof restricting transfer of the Class
     R-I Certificates and Class R-II Certificates by virtue of their being the "residual interests" in REMIC I and REMIC II, respectively, provided that
     (A) such change shall not result in reduction of the rating assigned to any such Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect, and (B) such change shall not, as evidenced by an Opinion of Counsel (at the expense of the party seeking so to modify, eliminate or add such provisions), cause either the Trust Fund or any of the Certificateholders (other than the transferor) to be subject to a federal tax caused by a transfer to a Person that is not a Permitted Transferee, or

          (vi) to make any other provisions with
     respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     (b) This Agreement or any Custodial Agreement may also be amended from time to time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

          (i)       reduce in any manner the amount of,
     or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate,

          (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating not less than 66%, or

          (iii)     reduce the aforesaid percentage of
     Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding.

     (c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (at the expense of the party seeking such amendment) to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Company or the Trustee in accordance with such amendment will not result in the imposition of a federal tax on the Trust Fund or cause either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificate is outstanding.

     (d) Promptly after the execution of any such amendment the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder. It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     (e) The Company shall have the option, in its sole discretion, to obtain and deliver to the Trustee any corporate guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or any combination of the foregoing, for the purpose of protecting the Holders of the Class B Certificates against any or all Realized Losses or other shortfalls.
Any such instrument or fund shall be held by the Trustee for the benefit of the Class B
Certificateholders, but shall not be and shall not be deemed to be under any circumstances included in the Trust Fund. To the extent that any such instrument or fund constitutes a reserve fund for federal income tax purposes, (i) any reserve fund so established shall be an outside reserve fund and not an asset of the Trust
Fund, (ii) any such reserve fund shall be owned by the Company, and (iii) amounts transferred by the Trust
Fund to any such reserve fund shall be treated as amounts distributed by the Trust Fund to the Company or any successor, all within the meaning of proposed
Treasury Regulations Section 1.860G-1(h) as it reads as of the Cut-off Date. In connection with the provision of any such instrument or fund, this Agreement and any provision hereof may be modified, added to, deleted or otherwise amended in any manner that is related or incidental to such instrument or fund or the establishment or administration thereof, such amendment to be made by written instrument executed or consented to by the Company but without the consent of any Certificateholder and without the consent of the Master
Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of the Class A
Certificateholders, the Class R Certificateholders, the
Class M Certificateholders, the Master Servicer or the
Trustee, as applicable; provided that the Company obtains an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section
860G(d)(1) of the Code and (b) either REMIC I or REMIC
II to fail to qualify as a REMIC at any time that any Certificate is outstanding. In the event that the Company elects to provide such coverage in the form of a limited guaranty provided by General Motors
Acceptance Corporation, the Company may elect that the text of such amendment to this Agreement shall be substantially in the form attached hereto as Exhibit M
(in which case Residential Funding's Subordinate
Certificate Loss Obligation as described in such exhibit shall be established by Residential Funding's consent to such amendment) and that the limited guaranty shall be executed in the form attached hereto as Exhibit N, with such changes as the Company shall deem to be appropriate; it being understood that the Trustee has reviewed and approved the content of such forms and that the Trustee's consent or approval to the use thereof is not required.

     Section 11.02. Recordation of Agreement;
                    Counterparts.

     (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of Holders of Certificates entitled to at least
25% of the Voting Rights), but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     (b)  For the purpose of facilitating the
recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 11.03. Limitation on Rights
                    of Certificateholders.

     (a)  The death or incapacity of any
Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust
Fund, nor otherwise affect the rights, obligations and liabilities of any of the parties hereto.

     (b) No Certificateholder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of any Class evidencing in the aggregate not less than 25% of the related Percentage
Interests of such Class, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates of such Class or any other
Class, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of Certificateholders of such Class or all Classes, as the case may be. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 11.04. Governing Law.

     This agreement and the Certificates shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     Section 11.05. Notices.

     All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to (a) in the case of the Company, 8400
Normandale Lake Boulevard, Suite 700, Minneapolis,
Minnesota 55437, Attention: President, or such other address as may hereafter be furnished to the Master
Servicer and the Trustee in writing by the Company, (b) in the case of the Master Servicer, 10 Universal City
Plaza, Suite 2100, Universal City, California 91608,
Attention: Ms. Becker or such other address as may be hereafter furnished to the Company and the Trustee by the Master Servicer in writing, (c) in the case of the Trustee, Bankers Trust Company, Four Albany Street, New
York, New York 10006, Attention: Residential Funding
Corporation Series 1995-S9 or such other address as may hereafter be furnished to the Company and the Master
Servicer in writing by the Trustee, (d) in the case of Fitch, One State Street Plaza, New York, New York
10004, or such other address as may hereafter be furnished to the Company, the Trustee and the Master
Servicer in writing by Fitch and (e) in the case of Standard & Poor's, 25 Broadway, New York, New York
10004 or such other address as may be hereafter furnished to the Company, Trustee, and Master Servicer by Standard & Poor's. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

     Section 11.06. Notices to Rating Agency.

     The Company, the Master Servicer or the Trustee, as applicable, shall notify each Rating Agency and the Subservicer at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of, any of the events described in clause
(a), (b), (c), (d), (g), (h), (i) or (j) below or
provide a copy to each Rating Agency at such time as otherwise required to be delivered pursuant to this Agreement of any of the statements described in clauses
(e) and (f) below:

          (a)  a material change or amendment to this
     Agreement,

          (b)  the occurrence of an Event of Default,

          (c)  the termination or appointment of a
     successor Master Servicer or Trustee or a change in the majority ownership of the Trustee,

          (d)  the filing of any claim under the Master
     Servicer's blanket fidelity bond and the errors and omissions insurance policy required by Section
     3.12 or the cancellation or modification of coverage under any such instrument,

          (e)  the statement required to be delivered
     to the Holders of each Class of Certificates pursuant to Section 4.03,

          (f)  the statements required to be delivered
     pursuant to Sections 3.18 and 3.19,

          (g)  a change in the location of the
     Custodial Account or the Certificate Account,

          (h)  the occurrence of any monthly cash flow
     shortfall to the Holders of any Class of Certificates resulting from the failure by the Master Servicer to make an Advance pursuant to
     Section 4.04,

          (i)  the occurrence of the Final Distribution
     Date, and

          (j)  the repurchase of or substitution for
     any Mortgage Loan,

provided, however, that with respect to notice of the occurrence of the events described in clauses (d), (g) or (h) above, the Master Servicer shall provide prompt written notice to each Rating Agency and the Subservicer of any such event known to the Master
Servicer.

     Section 11.07. Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.
     IN WITNESS WHEREOF, the Company, the Master
Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.

                             RESIDENTIAL FUNDING
                             MORTGAGE SECURITIES I,
                             INC.

[Seal]
                             By:

                                  Name:
                                  Title:

Attest:
        Name:
        Title:


                             RESIDENTIAL FUNDING
                             CORPORATION

[Seal]
                             By:

                                  Name:
                                  Title:  Director


Attest:
        Name:
        Title: Director


                             BANKERS TRUST COMPANY, as
                             Trustee

[Seal]
                             By:

                               Name:
                               Title:

Attest:
        Name:
        Title:
STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )


         On the 29th day of June, 1995 before me, a notary public in and for said State, personally appeared
____________, known to me to be a Vice President of Residential Funding Mortgage Securities I, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                      Notary Public

[Notarial Seal]


STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )

         On the 29th day of June, 1995 before me, a notary public in and for said State, personally appeared
________________, known to me to be a Director of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                      Notary Public

[Notarial Seal]
STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )


         On the 29th day of June, 1995 before me, a
notary public in and for said State, personally appeared
_____________________
_____________, known to me to be a Vice President of Bankers Trust Company, the national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                      Notary Public

[Notarial Seal]
                       EXHIBIT A

              FORM OF CLASS A CERTIFICATE




         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES,
THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL
ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE
INTERNAL REVENUE CODE OF 1986.

         [THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD
OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH
ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS
WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND
UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN
ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
AGREEMENT.]

         [THE FOLLOWING INFORMATION IS PROVIDED SOLELY
FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX
ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS
CERTIFICATE.  THE ISSUE DATE OF THIS CERTIFICATE IS JUNE
29, 1995.  ASSUMING THAT THE MORTGAGE LOANS PREPAY AT
240% OF THE STANDARD PREPAYMENT ASSUMPTION (AS DESCRIBED
IN THE PROSPECTUS SUPPLEMENT), [AND ASSUMING A CONSTANT
PASS-THROUGH RATE EQUAL TO THE INITIAL PASS-THROUGH
RATE,] THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN
$_____ OF OID PER [$1,000] [$100,000] OF [INITIAL
CERTIFICATE PRINCIPAL BALANCE] [NOTIONAL AMOUNT], THE
YIELD TO MATURITY IS ___% AND THE AMOUNT OF OID
ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE
THAN $_______ PER [$1,000] [$100,000] OF [INITIAL
CERTIFICATE PRINCIPAL BALANCE] [NOTIONAL AMOUNT],
COMPUTED USING THE APPROXIMATE METHOD.  NO REPRESENTATION
IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE
BASED ON THE STANDARD PREPAYMENT ASSUMPTION OR AT ANY
OTHER RATE OR AS TO THE CONSTANCY OF THE PASS-THROUGH
RATE.]
Certificate No. ____         [___%][Variable] Pass-
Through Rate

Class A-__ Senior       [___% [Initial] Pass-Through
                        Rate
                        based on a Notional Amount]
Date of Pooling and Servicing
Agreement and Cut-off Date:           [Percentage
                                      Interest: ___%]
June 1, 1995
                        Aggregate [Initial Certificate
Principal Balance]
First Distribution Date:              [Notional Amount]
of the Class A-__ Certificates:
July 25, 1995           $_____________]

                        [Class A-8 Component A:
$__________
                        Class A-8 Component B:
$__________
                        Class A-9 Component A:
$__________
                        Class A-9 Component B:
$__________
                        Class A-9 Component C:
$__________]

Master Servicer:        [Initial] [Certificate Principal
Residential Funding          Balance] [Notional Amount]
of this
Corporation             Certificate: $_____________]

Assumed Final
Distribution Date:      CUSIP 760944-_____
June 25, 2025


           MORTGAGE PASS-THROUGH CERTIFICATE
                    SERIES 1995-S9

    evidencing a percentage interest in the
    distributions allocable to the Class A-__
    Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL
    FUNDING MORTGAGE SECURITIES I, INC.

         This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Funding Mortgage
Securities I, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Corporation or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Funding Mortgage Securities I, Inc., the
Master Servicer, the Trustee or GMAC Mortgage Corporation or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Corporation or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

         This certifies that
_____________________________ is the registered owner of
the Percentage Interest evidenced by this Certificate
[(obtained by dividing the Initial Certificate Principal
Balance of this Certificate by the aggregate Initial
Certificate Principal Balance of all Class A-___
Certificates, both as specified above)] in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of conventional one- to four-family fixed interest rate first mortgage loans
(the "Mortgage Loans"), formed and sold by Residential
Funding Mortgage Securities I, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Bankers Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business
Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount [(of interest and principal, if any)] required to be distributed to Holders of Class
A-__ Certificates on such Distribution Date. [The
Notional Amount of the Class A-11 Certificates as of any date of determination is equal to 82.35% of the sum of
(a) 7/40th of the aggregate Certificate Principal Balance of the Class A-1 Certificates as of such date, (b) 1/8th of the aggregate Certificate Principal Balance of the Class A-2 Certificates as of such date, (c) 13/80th of the aggregate Certificate Principal Balance of the Class
A-3 Certificates as of such date, (d) 21/160th of the aggregate Certificate Principal Balance of the Class A-4
Certificates as of such date, (e) 9/80th of the aggregate
Certificate Principal Balance of the Class A-5
Certificates as of such date and (f) 3/32nd of the aggregate Certificate Principal Balance of the Class A-6
Certificates as of such date.] [The Notional Amount of the Class A-9 Component B as of any date of determination is equal to 17.65% of the sum of (a) 7/40th of the aggregate Certificate Principal Balance of the Class A-1
Certificates as of such date, (b) 1/8th of the aggregate
Certificate Principal Balance of the Class A-2
Certificates as of such date, (c) 13/80th of the aggregate Certificate Principal Balance of the Class A-3
Certificates as of such date, (d) 21/160th of the aggregate Certificate Principal Balance of the Class A-4
Certificates as of such date, (e) 9/80th of the aggregate
Certificate Principal Balance of the Class A-5
Certificates as of such date and (f) 3/32nd of the aggregate Certificate Principal Balance of the Class A-6
Certificates as of such date.] [The Notional Amount of the Class A-12 Certificates as of any date of determination will equal the aggregate Certificate
Principal Balance of the Certificates of all classes
(including the Class M Certificates and Class B
Certificates) as of such date.] [The Class A-12
Certificates have no Certificate Principal Balance.]

         Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

         Notwithstanding the above, the final
distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. [The Initial
Certificate Principal Balance of this Certificate and the amounts of the Class A-8 Component A, Class A-8 Component
B, Component Class A-9 Component A, Class A-9 Component
B and Class A-9 Component C is set forth above.  The
Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto.]

         This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master
Servicer funds are advanced with respect to any Mortgage
Loan, such advance is reimbursable to the Master
Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

         As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

         The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate.
The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New
York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate
Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate
Percentage Interest will be issued to the designated transferee or transferees.

         The Certificates are issuable only as
registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master
Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

         This Certificate shall be governed by and construed in accordance with the laws of the State of New
York.

         The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master
Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

         Reference is hereby made to the further
provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.
         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                  BANKERS TRUST COMPANY, as
                        Trustee


                        By:
                                Authorized Signatory



             CERTIFICATE OF AUTHENTICATION

         This is one of the Class A-__ Certificates referred to in the within-mentioned Agreement.

                        BANKERS TRUST COMPANY, as
                        Certificate Registrar


                        By:
                                Authorized Signatory
                      ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

 (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

         I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:





Dated:
                     Signature by or on behalf of
assignor




                                Signature Guaranteed

               DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of
                    account number                 , or,
if mailed by check, to
                               Applicable statements
should be mailed to
                                               .

         This information is provided by
              , the assignee named above, or
                      , as its agent.
                       EXHIBIT B

              FORM OF CLASS M CERTIFICATE


THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO
THE CLASS A CERTIFICATES AND CLASS R-I CERTIFICATES [AND]
CLASS R-II CERTIFICATES [AND CLASS M-1 CERTIFICATES] AS
DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS
CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED,
RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN
EMPLOYEE BENEFIT PLAN SUBJECT TO THE PROHIBITED
TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED, ("ERISA"), OR SECTION
4975 OF THE CODE, OR TO ANY PERSON WHO IS USING "PLAN
ASSETS" OF ANY SUCH PLAN TO ACQUIRE THIS CERTIFICATE,
UNLESS THE TRANSFEREE PROVIDES AN OPINION OF COUNSEL
SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE
TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE BY, ON
BEHALF OF, OR WITH "PLAN ASSETS" OF SUCH PLAN IS
PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR
RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION 406 OF
ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT
THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY
OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN
IN THE AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE
SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR
TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT
AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH
ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER
APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE
WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE
PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL
ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE.  THE
ISSUE DATE OF THIS CERTIFICATE IS JUNE 29, 1995.  BASED
ON PROPOSED OID REGULATIONS PUBLISHED IN THE FEDERAL
REGISTER ON DECEMBER 22, 1992 AND ASSUMING THAT THE
MORTGAGE LOANS PREPAY AT 240% OF THE STANDARD PREPAYMENT
ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT),
THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $
         OF OID PER $1,000 OF INITIAL CERTIFICATE
PRINCIPAL BALANCE, THE YIELD TO MATURITY IS     % AND THE
AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD
IS NO MORE THAN $           PER $1,000 OF INITIAL
CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE
APPROXIMATE METHOD.  NO REPRESENTATION IS MADE THAT THE
MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE
STANDARD PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.]
Certificate No. ___          8.00% Pass-Through Rate

Class M-    Subordinate               Aggregate
Certificate
                             Principal Balance
                             of the Class M
Certificates:
Date of Pooling and Servicing         $_______________
Agreement and Cut-off Date:
June 1, 1995                 Initial Certificate
Principal
                             Balance of this
Certificate:
First Distribution Date:              $_______________
July 25, 1995
                             CUSIP: 760944-_____
Master Servicer:
Residential Funding Corporation

Assumed Final Distribution Date:
June 25, 2025



          MORTGAGE PASS-THROUGH CERTIFICATE,
                    SERIES 1995-S9

    evidencing a percentage interest in any
    distributions allocable to the Class M-__
    Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL
    FUNDING MORTGAGE SECURITIES I, INC.

         This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Funding Mortgage
Securities I, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Corporation or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Funding Mortgage Securities I, Inc., the
Master Servicer, the Trustee or GMAC Mortgage Corporation or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Corporation or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

         This certifies that _________________________
is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class M-__
Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage
Loans"), formed and sold by Residential Funding Mortgage
Securities I, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Bankers Trust Company, as trustee
(the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business
Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class M-__
Certificates on such Distribution Date.

         Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

         Notwithstanding the above, the final
distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial
Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

         This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master
Servicer funds are advanced with respect to any Mortgage
Loan, such advance is reimbursable to the Master
Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

         As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

         The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate.
The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New
York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate
Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate
Percentage Interest will be issued to the designated transferee or transferees.

         The Certificates are issuable only as
registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master
Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

         This Certificate shall be governed by and construed in accordance with the laws of the State of New
York.

         The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master
Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.
         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                  BANKERS TRUST COMPANY, as
Trustee


                        By:
                                Authorized Signatory




             CERTIFICATE OF AUTHENTICATION

         This is one of the Class M-__ Certificates referred to in the within-mentioned Agreement.

                        BANKERS TRUST COMPANY, as
                        Certificate Registrar

                        By:
                                Authorized Signatory
                      ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

 (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

         I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:





Dated:
                     Signature by or on behalf of
assignor




                                Signature Guaranteed

               DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of
                    account number                 , or,
if mailed by check, to
                               Applicable statements
should be mailed to
                                               .

         This information is provided by
              , the assignee named above, or
                      , as its agent.
                       EXHIBIT C

              FORM OF CLASS B CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO
THE CLASS A CERTIFICATES, CLASS R-I CERTIFICATES, CLASS
R-II CERTIFICATES AND CLASS M CERTIFICATES AS DESCRIBED
IN THE AGREEMENT (AS DEFINED HEREIN).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE
SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR
TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT
AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH
ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER
APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE
WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN
EMPLOYEE BENEFIT PLAN SUBJECT TO THE PROHIBITED
TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED, ("ERISA"), OR SECTION
4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"),
OR TO ANY PERSON WHO IS USING "PLAN ASSETS" OF ANY SUCH
PLAN TO ACQUIRE THIS CERTIFICATE, UNLESS THE TRANSFEREE
PROVIDES AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER
SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE
OF THIS CERTIFICATE BY, ON BEHALF OF, OR WITH "PLAN
ASSETS" OF SUCH PLAN IS PERMISSIBLE UNDER APPLICABLE LAW,
WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED
TRANSACTION 406 OF ERISA OR SECTION 4975 OF THE CODE AND
WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE
TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO
THOSE UNDERTAKEN IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS
CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED,
RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.  THE
FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES
OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE
DISCOUNT ("OID") RULES TO THIS CERTIFICATE.  THE ISSUE
DATE OF THIS CERTIFICATE IS JUNE 29, 1995.  BASED ON
PROPOSED OID REGULATIONS PUBLISHED IN THE FEDERAL
REGISTER ON DECEMBER 22, 1992 AND ASSUMING THAT THE
MORTGAGE LOANS PREPAY AT 240% OF THE STANDARD PREPAYMENT
ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT),
THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $___
OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL
BALANCE, THE YIELD TO MATURITY IS ____% AND THE AMOUNT OF
OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE
THAN $____ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL
BALANCE, COMPUTED UNDER THE APPROXIMATE METHOD.  NO
REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL
PREPAY AT A RATE BASED ON THE STANDARD PREPAYMENT
ASSUMPTION OR AT ANY OTHER RATE.
Certificate No. __           8.00 % Pass-Through Rate

Class B-__ Subordinate                Aggregate
Certificate
                             Principal Balance
                             of the Class B-__
                             Certificates as of
Date of Pooling and Servicing         the Cut-off Date:
Agreement and Cut-off Date:     $_______________
June 1, 1995 Date:
                             Initial Certificate
Principal
                             Balance of this
Certificate:
First Distribution Date:              $_______________
July 25, 1995

Master Servicer:
Residential Funding Corporation

Assumed Final Distribution Date:
June 25, 2025


          MORTGAGE PASS-THROUGH CERTIFICATE,
                    SERIES 1995-S9

    evidencing a percentage interest in any
    distributions allocable to the Class B-__
    Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL
    FUNDING MORTGAGE SECURITIES I, INC.

         This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Funding Mortgage
Securities I, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Corporation or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Funding Mortgage Securities I, Inc., the
Master Servicer, the Trustee or GMAC Mortgage Corporation or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Corporation or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

         This certifies that Residential Funding
Mortgage Securities I, Inc. is the registered owner of the Percentage Interest evidenced by this Certificate
(obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate
Principal Balance of all Class B-__ Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Funding Mortgage Securities I, Inc.
(hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the
"Agreement") among the Company, the Master Servicer and Bankers Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business
Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month next preceding the month of such distribution (the "Record
Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class B Certificates on such Distribution
Date.

         Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

         Notwithstanding the above, the final
distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial
Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

         No transfer of this Class B Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made, (i) the Trustee or the Company may require an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state and (ii) the transferee shall execute an investment letter in the form described by the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income
Security Act of 1974, as amended ("ERISA") or Section
4975 of the Internal Revenue Code (the "Code"), an investment manager, a named fiduciary or any other person using "plan assets" of any such plan to effect such acquisition (a "Plan Investor") or (ii) if such transferee is a Plan Investor, an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under ERISA and Section 4975 of the Code and stating, among other things, that the transferee's acquisition of a Class B Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

         This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master
Servicer funds are advanced with respect to any Mortgage
Loan, such advance is reimbursable to the Master
Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

         As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

         The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate.
The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New
York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate
Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate
Percentage Interest will be issued to the designated transferee or transferees.

         The Certificates are issuable only as
registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master
Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

         This Certificate shall be governed by and construed in accordance with the laws of the State of New
York.

         The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master
Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.
         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                  BANKERS TRUST COMPANY, as
Trustee

                        By:
                                Authorized Signatory




             CERTIFICATE OF AUTHENTICATION

         This is one of the Class M-__ Certificates referred to in the within-mentioned Agreement.

                        BANKERS TRUST COMPANY, as
                        Certificate Registrar


                        By:
                                Authorized Signatory
                      ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

 (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

         I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:





Dated:
                     Signature by or on behalf of
assignor




                                Signature Guaranteed

               DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of
                    account number                 , or,
if mailed by check, to
                               Applicable statements
should be mailed to
                                               .

         This information is provided by
              , the assignee named above, or
                      , as its agent.
                       EXHIBIT D

              FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A
NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION
(AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS
CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED,
RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN
EMPLOYEE BENEFIT PLAN SUBJECT TO THE PROHIBITED
TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED, ("ERISA"), OR SECTION
4975 OF THE CODE, OR TO ANY PERSON WHO IS USING "PLAN
ASSETS" OF ANY SUCH PLAN TO ACQUIRE THIS CERTIFICATE,
UNLESS THE TRANSFEREE PROVIDES AN OPINION OF COUNSEL
SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE
TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE BY, ON
BEHALF OF, OR WITH "PLAN ASSETS" OF SUCH PLAN IS
PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR
RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION 406 OF
ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT
THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY
OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN
IN THE AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS
CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE
PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND
THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE
UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION
THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL
ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF
THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A
COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH
IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE
UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY
SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED
IN SECTION 1381(a)(2)(C) OF THE CODE, (ANY SUCH PERSON
DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING
HEREIN REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR
(D) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO
PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR
COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES
CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL
CONDITION OF THE PROPOSED TRANSFEREE.  NOTWITHSTANDING
THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY
TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE
TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A
DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE
DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND
SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER
FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO,
THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.  EACH
HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS
CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE
PROVISIONS OF THIS PARAGRAPH.
Certificate No. ___          8.00% Pass-Through Rate

Class [R-I] [R-II] Senior             Aggregate Initial
Certificate                           Principal Balance
                                      of the Class [R-
                                      I] [R-II]
                             Certificates:
Date of Pooling and Servicing         $100.00
Agreement and Cut-off Date:
June 1, 1995                 Initial Certificate
Principal
                             Balance of this
Certificate:
First Distribution Date:              $_______________
July 25, 1995
                             Percentage Interest:
Master Servicer:             _______%
Residential Funding Corporation
                             CUSIP 760944-_____
Assumed Final Distribution Date:
June 25, 2025


          MORTGAGE PASS-THROUGH CERTIFICATE,
                    SERIES 1995-S9

    evidencing a percentage interest in any
    distributions allocable to the Class [R-I] [R-
    II] Certificates with respect to REMIC I.
    REMIC I is a part of a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL FUNDING
    MORTGAGE SECURITIES I, INC.

         This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Funding Mortgage
Securities I, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Corporation or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Funding Mortgage Securities I, Inc., the
Master Servicer, the Trustee or GMAC Mortgage Corporation or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Corporation or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

         This certifies that _________________________
is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the aggregate Initial Certificate Principal Balance of all Class [R-I] [R-II] Certificates, both as specified above) in certain distributions with respect to a REMIC
I. REMIC I is a part of a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage
Loans"), formed and sold by Residential Funding Mortgage
Securities I, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund and REMIC
I were created pursuant to a Pooling and Servicing
Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Bankers Trust
Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business
Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class [R-I]
[R-II] Certificates on such Distribution Date.

         Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership
Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Company will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Company, which purchaser may be the Company, or any affiliate of the Company, on such terms and conditions as the Company may choose.

         Notwithstanding the above, the final
distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial
Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto.
Notwithstanding the reduction of the Certificate
Principal Balance hereof to zero, this Certificate will remain outstanding under the Agreement and the Holder hereof may have additional obligations with respect to this Certificate, including tax liabilities, and may be entitled to certain additional distributions hereon, in accordance with the terms and provisions of the Agreement.

         This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master
Servicer funds are advanced with respect to any Mortgage
Loan, such advance is reimbursable to the Master
Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

         As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

         The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate.
The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New
York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate
Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate
Percentage Interest will be issued to the designated transferee or transferees.

         The Certificates are issuable only as
registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master
Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

         This Certificate shall be governed by and construed in accordance with the laws of the State of New
York.

         The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master
Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

         Reference is hereby made to the further
provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purpose have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.
         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                  BANKERS TRUST COMPANY, as
Trustee

                        By:
                                Authorized Signatory




             CERTIFICATE OF AUTHENTICATION

         This is one of the Class [R-I] [R-II]
Certificates referred to in the within-mentioned
Agreement.

                        BANKERS TRUST COMPANY, as
                        Certificate Registrar


                        By:
                                Authorized Signatory
                      ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

 (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

         I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:





Dated:
                     Signature by or on behalf of
assignor




                                Signature Guaranteed

               DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of
                    account number                 , or,
if mailed by check, to
                               Applicable statements
should be mailed to
                                               .

         This information is provided by
              , the assignee named above, or
                      , as its agent.
                       EXHIBIT E

                  CUSTODIAL AGREEMENT

         THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of June 1, 1995, by and among BANKERS TRUST COMPANY, as Trustee (including its successors under the Pooling
Agreement defined below, the "Trustee"), RESIDENTIAL
FUNDING MORTGAGE SECURITIES I, INC. (together with any successor in interest, the "Company"), RESIDENTIAL
FUNDING CORPORATION, as master servicer (together with any successor in interest or successor under the Pooling
Agreement referred to below, the "Master Servicer"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or any successor appointed hereunder, the "Custodian").


            W I T N E S S E T H   T H A T :

         WHEREAS, the Company, the Master Servicer, and the Trustee have entered into a Pooling and Servicing
Agreement dated as of June 1, 1995, relating to the issuance of Residential Funding Mortgage Securities I,
Inc., Mortgage Pass-Through Certificates, Series 1995-S9
(as in effect on the date of this agreement, the "Original Pooling Agreement," and as amended and supplemented from time to time, the "Pooling Agreement");
and

         WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Company and the Master Servicer under the Pooling
Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

         NOW, THEREFORE, in consideration of the
premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Company, the Master Servicer and the Custodian hereby agree as follows:


                       ARTICLE I

                      Definitions

         Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling Agreement, unless otherwise required by the context herein.


                      ARTICLE II

             Custody of Mortgage Documents

         Section 2.1.  Custodian to Act as Agent;
Acceptance of Mortgage Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Files relating to the Mortgage Loans identified on the schedule attached hereto (the "Mortgage Files") and declares that it holds and will hold the Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

         Section 2.2.  Recordation of Assignments.  If
any Mortgage File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Company for the purpose of recording it in the appropriate public office for real property records, and the Company, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

         Section 2.3.  Review of Mortgage Files.

         (a)  On or prior to the Closing Date, the
Custodian shall deliver to the Trustee an Initial
Certification in the form annexed hereto as Exhibit One evidencing receipt of a Mortgage File for each Mortgage
Loan listed on the Schedule attached hereto (the
"Mortgage Loan Schedule").

         (b) Within 45 days of the initial issuance of the Certificates, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling Agreement, each Mortgage File, and shall deliver to the Trustee an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all documents required to be delivered pursuant to Section 2.01(b) of the Pooling
Agreement have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification.
Within 45 days of receipt of the documents required to be delivered pursuant to Section 2.01(c) of the Pooling
Agreement, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling Agreement, each such document, and shall deliver to the Trustee either
(i) an Interim Certification in the form attached hereto as Exhibit Two to the effect that all such documents relate to the Mortgage Loans identified on the Mortgage
Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification or (ii) a Final Certification as set forth in subsection (c) below. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Mortgage
File to be defective in any material respect, the Custodian shall promptly so notify the Company, the Master Servicer and the Trustee. Upon receipt of written notification from the Master Servicer, signed by a Servicing Officer, that the Master Servicer or a Subservicer, as the case may be, has made a deposit into the Certificate Account in payment for the purchase of the related Mortgage Loan in an amount equal to the Purchase Price for such Mortgage Loan, the Custodian shall release to the Master Servicer the related Mortgage
File.

         (c) Upon receipt of all documents required to be in the Mortgage Files the Custodian shall deliver to the Trustee a Final Certification in the form annexed hereto as Exhibit Three evidencing the completeness of the Mortgage Files.

         Upon receipt of written request from the Trustee, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the Mortgage Loans then contained in the Mortgage Files.

         Section 2.4.  Notification of Breaches of
Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Master Servicer or the Company as set forth in the Pooling Agreement or by a Seller in a Seller's
Agreement or by Residential Funding or the Company in the Assignment Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Company, the Master Servicer and the Trustee.

         Section 2.5.  Custodian to Cooperate; Release
of Mortgage Files. Upon the repurchase or substitution of any Mortgage Loan pursuant to Article II of the Pooling Agreement or payment in full of any Mortgage
Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification
(which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section
3.07 of the Pooling Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. The Custodian agrees, upon receipt of such certification and request, promptly to release to the Master Servicer the related
Mortgage File.  The Master Servicer shall deliver to the
Custodian and the Custodian agrees to accept the Mortgage
Note and other documents constituting the Mortgage File with respect to any Qualified Substitute Mortgage Loan.

         From time to time as is appropriate for the servicing or foreclosures of any Mortgage Loan, including, for this purpose, collection under any Primary
Insurance Policy or any Mortgage Pool Insurance Policy, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part, of the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the Required Insurance Policies. With such certificate, the
Master Servicer shall deliver to the Custodian a trust receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Mortgage File or such document to the Master Servicer. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless
(i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver the Trust Receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account as provided in the Pooling Agreement.

         Section 2.6.  Assumption Agreements.  In the
event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.


                      ARTICLE III

               Concerning the Custodian

         Section 3.1.  Custodian a Bailee and Agent of
the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage
File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage
Note, Mortgage or other document constituting a part of a Mortgage File shall be delivered by the Custodian to the Company or the Master Servicer or otherwise released from the possession of the Custodian.

         Section 3.2.  Indemnification.  The Company
hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reason of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Company, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fee or charge shall have been caused by reason of any negligent act, negligent failure to act or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

         Section 3.3.  Custodian May Own Certificates.
The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

         Section  3.4.  Master Servicer to Pay
Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

         Section 3.5.  Custodian May Resign; Trustee May
Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt notice thereof to the Company, the Master Servicer and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

         The Trustee may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in
Section 3.7 and shall be unaffiliated with the Master
Servicer or the Company.

         Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor
Custodian. The Trustee shall give prompt notice to the Company and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior approval of the Company and the Master Servicer.

         Section 3.6.  Merger or Consolidation of
Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 3.7.  Representations of the Custodian.
The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.


                      ARTICLE IV

               Miscellaneous Provisions

         Section 4.1.  Notices.  All notices, requests,
consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

         Section 4.2.  Amendments.  No modification or
amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Company, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling
Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling
Agreement and furnish the Custodian with written copies thereof.

         Section 4.3.  Governing Law.  This Agreement
shall be deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York.

         Section 4.4.  Recordation of Agreement.  To the
extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master
Servicer and at its expense on direction by the Trustee
(pursuant to the request of holders of Certificates evidencing undivided interests in the aggregate of not less than 25% of the Trust Fund), but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Master Servicer to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

         For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 4.5.  Severability of Provisions.  If
any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.
          IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                        BANKERS TRUST COMPANY,
                                as Trustee
Four Albany Street
New York, NY  10006
Attention:  Residential Funding Corporation
              Series 1995-S9
                                By:
                                Name:

                                Title:  Vice President


Address:                        RESIDENTIAL FUNDING
                                MORTGAGE
                                SECURITIES I, INC.
8400 Normandale Lake Boulevard
Minneapolis, Minnesota  55437
                                By:
                                Name:
                                Title:  Vice President


Address:                        RESIDENTIAL FUNDING
                                CORPORATION, as Master
Servicer
8400 Normandale Lake Boulevard
Suite 700
Minneapolis, Minnesota 55437
                                By:
                                Name:
                                Title:  Director


Address:                        NORWEST BANK
MINNESOTA,
                                NATIONAL ASSOCIATION
401 Second Avenue South
Minneapolis, Minnesota  55479

                                By:
                                Name:   Kathleen
Marshall
                                Title:  Trust Officer
STATE OF NEW YORK        )
                         ) ss.:
COUNTY OF NEW YORK       )

          On the 29th day of June, 1995, before me, a notary public in and for said State, personally appeared _______________________, known to me to be a
Vice President of Bankers Trust Company, a New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                             Notary
Public


[SEAL]
STATE OF MINNESOTA  )
                    ) ss.:
COUNTY OF HENNEPIN  )

          On the 29th day of June, 1995, before me, a notary public in and for said State, personally appeared Kathleen Marshall, known to me to be a Trust
Officer of Norwest Bank Minnesota, National
Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.





                              Notary Public


[SEAL]
STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )


          On the 29th day of June, 1995, before me, a notary public in and for said State, personally appeared ________________, known to me to be a Vice
President of Residential Funding Mortgage Securities I,
Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                      Notary Public

[Notarial Seal]


STATE OF NEW YORK        )
                         ) ss:
COUNTY OF NEW YORK       )

          On the 29th day of June, 1995, before me, a notary public in and for said State, personally appeared ________________, known to me to be a Director of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                        Notary Public

[Notarial Seal]
                      EXHIBIT ONE

                   FORM OF CUSTODIAN
                 INITIAL CERTIFICATION


                                   June 29, 1995


Bankers Trust Company
Four Albany Street
New York, New York 10006

Attention:  Residential Funding Corporation Series
1995-S9

          Re:  Custodial Agreement dated as of June 1,
               1995, by and among Bankers Trust
               Company, Residential Funding Mortgage
               Securities I, Inc., Residential Funding
               Corporation and Norwest Bank Minnesota,
               National Association, Mortgage Pass-
               Through Certificates, Series 1995-S9


Ladies and Gentlemen:

          In accordance with Section 2.3 of the above-captioned Custodial Agreement, and subject to Section
2.02 of the Pooling Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File (which contains an original Mortgage
Note) to the extent required in Section 2.01(b) of the Pooling Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule.

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                   NORWEST BANK
                                   MINNESOTA, NATIONAL
                                   ASSOCIATION



                                   By:
                                   Name:
                                   Title:
                      EXHIBIT TWO

        FORM OF CUSTODIAN INTERIM CERTIFICATION



                         ________________ ____, 1995



Bankers Trust Company
Four Albany Street
New York, New York 10006

Attention:  Residential Funding Corporation Series
1995-S9

          Re:  Custodial Agreement dated as of June 1,
               1995, by and among Bankers Trust
               Company, Residential Funding Mortgage
               Securities I, Inc., Residential Funding
               Corporation and Norwest Bank Minnesota,
               National Association, Mortgage Pass-
               Through Certificates, Series 1995-S9


Ladies and Gentlemen:

          In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to
Section 2.01(b) of the Pooling Agreement with respect to each Mortgage Loan listed in the Mortgage Loan
Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents related to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                   NORWEST BANK
                                   MINNESOTA, NATIONAL
                                   ASSOCIATION



                                   By:
                                   Name:
                                   Title:
                     EXHIBIT THREE

         FORM OF CUSTODIAN FINAL CERTIFICATION



                              _____________ ___, 1995




Bankers Trust Company
Four Albany Street
New York, New York 10006

Attention:  Residential Funding Corporation Series
1995-S9

          Re:  Custodial Agreement dated as of June 1,
               1995, by and among Bankers Trust
               Company, Residential Funding Mortgage
               Securities I, Inc., Residential Funding
               Corporation and Norwest Bank Minnesota,
               National Association, Mortgage Pass-
               Through Certificates, Series 1995-S9


Ladies and Gentlemen:

          In accordance with Section 2.3 of the
above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File with respect to each Mortgage Loan listed in the Mortgage Loan Schedule containing (I) with respect to each such Mortgage Loan (other than a Cooperative Loan):

          (i)  The original Mortgage Note, endorsed
     without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee or an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

          (ii) The original Mortgage with evidence of recording indicated thereon or a copy of the Mortgage certified by the public recording office in which such mortgage has been recorded;

          (iii)     An original Assignment of the
     Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment certified by the public recording office in which such assignment has been recorded;

          (iv) With respect to each Mortgage Loan other than a Cooperative Loan, the original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee or a copy of such assignment or assignments of the Mortgage certified by the public recording office in which such assignment or assignments have been recorded; and

          (v)  The original of each modification,
     assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption agreement or preferred loan agreement certified by the public recording office in which such document has been recorded;

and (II) with respect to each Cooperative Loan so assigned:

          (i)  The original Mortgage Note, endorsed
without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage
Note, an original lost note affidavit from the related
Seller or Residential Funding stating that the original
Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

          (ii)  A counterpart of the Cooperative Lease
and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

          (iii)  The related Cooperative Stock
Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

          (iv)  The original recognition agreement by
the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

          (v)  The Security Agreement;

          (vi)  Copies of the original UCC-1 financing
statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary
Lease;

          (vii)  Copies of the filed UCC-3 assignments
of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

          (viii)  An executed assignment of the
interest of the originator in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement referenced in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee;

          (ix)  The original of each modification,
assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan; and

          (x)  An executed UCC-1 financing statement
showing the Master Servicer as debtor, the Company as secured party and the Trustee as assignee and an executed UCC-1 financing statement showing the Company as debtor and the Trustee as secured party, each in a form sufficient for filing, evidencing the interest of such debtors in the Cooperative Loans.

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                              NORWEST BANK MINNESOTA,
                              NATIONAL  ASSOCIATION


                              By:
                              Name:
                              Title:
                       EXHIBIT F

                MORTGAGE LOAN SCHEDULE


  RUN ON     : 06/16/95           RFC DISCLOSURE SYSTEM       RFFSD177-01
  AT         : 13.26.56          FIXED RATE LOAN LISTING      AMORTIZED BALANCE
  SERIES     : RFMSI I 1995-S9                                CUTOFF : 06/01/95
  POOL       : 0004172
             :
             :
  POOL STATUS: F

  RFC LOAN #     S/S CODE          PMT TYPE      ORIGINAL BAL     LOAN FEATURE
  MORTGAGOR NAME                   ORIG TERM     PRINCIPAL BAL    # OF UNITS
  ADDRESS                          ORIG RATE     ORIGINAL P+I     LTV
  ADDRESS LINE 2                   CURR NET      CURRENT P+I      VALUE
  CITY           STATE  ZIP        LOAN PURP     NOTE DATE        MI CO CODE
  SERVICER LOAN #                  PROP TYPE     1ST PMT DATE     MI CVG
  SELLER LOAN #                    OCCP CODE     MATURITY DATE
  INVESTOR LOAN #
  ______________________________________________________________________________


    1399586          274/728             F          216,000.00         ZZ
    BALAKHANPOUR        YOUSEF           360        215,315.05          1
    14671 MULBERRY AVENUE              9.250          1,776.98         80
                                       9.000          1,776.98      270,000.00
    IRVINE           CA   92714          1            11/17/94         00
    0380082900                           03           01/01/95          0
    1941002139                           O            12/01/24
    0


    1400866          B38/728             F           73,500.00         ZZ
    MCGLONE             NANCY            360         73,464.79          1
    94 STOUGHTON STREET                9.625            624.74         70
                                       9.375            624.74      105,000.00
    QUINCY           MA   02169          2            04/24/95         00
    0380118837                           05           06/01/95          0
    100396                               O            05/01/25
    0


    1402139          637/728             F        1,000,000.00         ZZ
    YOUNG               DAVID    C       360        999,453.77          1
    200 E 69TH ST                      9.000          8,046.23         42
                                       8.750          8,046.23    2,400,000.00
    NEW YORK         NY   10021          2            04/20/95         00
    0380118068                           06           06/01/95          0
    3243151                              O            05/01/25
    0


    1404259          637/728             F          224,000.00         ZZ
    MULTER              GARY     H       360        223,784.52          4
    399 MASSACHUSETTS AVENUE           9.625          1,903.98         70
                                       9.375          1,903.98      320,000.00
    BOSTON           MA   02118          2            03/15/95         00
    0380117680                           07           05/01/95          0
1


    4064911                              O            04/01/25
    0


    1404638          116/116             F          325,000.00         ZZ
    GANGLUFF            KEVIN    E       360        325,000.00          1
    31 WATERFORD CIRCLE                8.000          2,384.73         73
                                       7.875          2,384.73      447,943.00
    THE WOODLANDS    TX   77381          1            05/23/95         00
    452049276                            03           07/01/95          0
    452049276                            O            06/01/25
    0


    1405610          669/728             F          250,000.00         ZZ
    NISSIM              NORRIS           360        250,000.00          1
    269 BROAD AVENUE                   9.125          2,034.08         73
                                       8.875          2,034.08      345,000.00
    ENGLEWOOD        NJ   07631          1            05/03/95         00
    0380120379                           05           07/01/95          0
    10021392                             O            06/01/25
    0


    1406595          621/728             F          620,000.00         ZZ
    EVENSON             WILLIAM  F       360        620,000.00          1
    774 ARMADA TERRACE                 8.250          4,657.85         80
                                       8.000          4,657.85      775,000.00
    SAN DIEGO        CA   92106          1            05/09/95         00
    0380119892                           05           07/01/95          0
    95023820S                            O            06/01/25
    0


    1406640          637/728             F          180,000.00         ZZ
    AKSOY               TUNC     S       360        179,911.46          1
    90 ROSS HILL RD                    9.500          1,513.54         65
                                       9.250          1,513.54      280,000.00
    FAIRFIELD        CT   06430          1            04/28/95         00
    0380118100                           05           06/01/95          0
    4460077                              O            05/01/25
    0


    1406806          A39/728             F          676,000.00         ZZ
    HUNTER JR           THOMAS   F       360        676,000.00          1
    3945 VALLEY MEADOW ROAD            8.500          5,197.85         80
                                       8.250          5,197.85      845,000.00
    ENCINO AREA      CA   91436          1            05/18/95         00
    0380124769                           05           07/01/95          0
    9500137                              O            06/01/25
    0


1


    1407681          526/728             F          321,000.00         ZZ
    BRAENDEL            DENNIS   C       360        320,837.83          1
    6888 BUFFALO ROAD                  9.375          2,669.92         66
                                       9.125          2,669.92      490,000.00
    HARBORCREEK      PA   16421          5            04/28/95         00
    0380121419                           05           06/01/95          0
    24857                                O            05/01/25
    0


    1407711          056/728             F          590,800.00         ZZ
    ABEND               PAUL             360        590,800.00          1
    15 DOWNINGTON COURT                9.000          4,753.71         80
                                       8.750          4,753.71      738,592.00
    WARREN           NJ   07060          1            05/25/95         00
    0380124819                           05           07/01/95          0
    5400297                              O            06/01/25
    0


    1407869          169/169             F          233,000.00         ZZ
    SMITHSON            STEVEN   F       360        232,647.01          1
    2 ASHWOOD COURT                    8.850          1,849.68         90
                                       8.725          1,849.68      260,000.00
    AURORA           IL   60506          1            03/15/95         10
    7404191                              03           05/01/95         25
    7404191                              O            04/01/25
    0


    1414818          526/728             F          242,400.00         ZZ
    FEDEROWICZ          MARK     J       360        242,277.58          1
    8176 WOODVIEW COURT                9.375          2,016.17         80
                                       9.125          2,016.17      303,000.00
    CLARENCE         NY   14031          1            04/24/95         00
    0380119884                           05           06/01/95          0
    27849                                O            05/01/25
    0


    1414819          526/728             F          234,500.00         T
    MEYER               WILLIAM          360        234,500.00          1
    270 FLORAL WALK                    9.750          2,014.72         70
                                       9.500          2,014.72      335,000.00
    FIRE ISLAND PIN  NY   11782          1            05/11/95         00
    0380119801                           05           07/01/95          0
    00025284                             O            06/01/25
    0


    1414951          614/728             F          360,000.00         ZZ
    KLEIN               PAUL     G       360        359,594.87          1
    106 PANCAKE HOLLOW DRIVE           8.875          2,864.32         80
                                       8.625          2,864.32      452,384.00
1


    WAYNE            NJ   07470          1            03/06/95         00
    0380110511                           05           05/01/95          0
    6100016331                           O            04/01/25
    0


    1414998          927/728             F          264,000.00         ZZ
    HAN                 DEREK    J       360        264,000.00          1
    3417 CAMPBELL AVENUE               8.000          1,937.14         62
                                       7.750          1,937.14      430,000.00
    HONOLULU         HI   96815          2            05/10/95         00
    0380121286                           05           07/01/95          0
    124040                               O            06/01/25
    0


    1415028          363/363             F          246,500.00         ZZ
    LANTZ               CAROLYN  K       360        246,243.44          1
    8384 EAST CACTUS WREN ROAD         9.250          2,027.89         90
                                       9.125          2,027.89      275,455.00
    SCOTTSDALE       AZ   85250          1            03/09/95         04
    8714217817                           03           05/01/95         25
    8714217817                           O            04/01/25
    0


    1415033          076/076             F          209,000.00         ZZ
    CAROLAN             EDWARD           360        208,689.13          1
    739 HARDING STREET                 9.500          1,757.39         67
                                       9.250          1,757.39      312,500.00
    WESTFIELD        NJ   07090          1            02/10/95         00
    4429632                              05           04/01/95          0
    4429632                              O            03/01/25
    0


    1415292          076/728             F        1,000,000.00         ZZ
    BILSON              WESLEY           360        999,481.58          1
    1459 CHASTAIN PARKWAY WEST         9.250          8,226.75         74
                                       9.000          8,226.75    1,360,000.00
    PACIFIC PALISAD  CA   90272          1            04/19/95         00
    0380122797                           03           06/01/95          0
    4656332                              O            05/01/25
    0


    1415516          723/728             F          455,200.00         ZZ
    FAGERSTEN           CHRISTER         360        455,200.00          1
    242 MOUNTAIN VIEW AVENUE           8.750          3,581.06         80
                                       8.500          3,581.06      569,000.00
    SAN RAFAEL       CA   94901          1            05/17/95         00
    0380124611                           05           07/01/95          0
    8009                                 O            06/01/25
    0
1




    1415532          702/702             F          328,000.00         ZZ
    TERRY               MICHAEL  S       360        327,816.11          1
    LOT 35 PLUMMERS LANE               8.875          2,609.72         80
                                       8.625          2,609.72      410,000.00
    NEWBURY          MA   01951          4            04/25/95         00
    8558447                              05           06/01/95          0
    8558447                              O            05/01/25
    0


    1415656          450/728             F          200,000.00         ZZ
    ELLIOTT             DURTEN   I       360        199,774.93          1
    514 OCEAN PARK BLVD                8.875          1,591.29         46
                                       8.625          1,591.29      436,000.00
    SANTA MONICA     CA   90405          1            03/24/95         00
    0380109232                           05           05/01/95          0
    3952801                              O            04/01/25
    0


    1415810          470/728             F          238,900.00         ZZ
    CATHCART            JEFFREY  D       360        238,900.00          1
    9 DOVE STREET                      8.375          1,815.82         95
                                       8.125          1,815.82      251,500.00
    ALISO VIEJO ARE  CA   92656          1            05/11/95         11
    0380125212                           03           07/01/95         30
    24127372                             O            06/01/25
    0


    1415821          637/728             F          232,000.00         ZZ
    BENNETT             DAVID    H       360        231,869.93          1
    4 ELF OWL COURT                    8.875          1,845.90         80
                                       8.625          1,845.90      290,000.00
    NOVATO           CA   94949          1            04/06/95         00
    0380111121                           09           06/01/95          0
    3502077                              O            05/01/25
    0


    1415852          624/728             F          102,600.00         ZZ
    VIEIRA              JOSEPH           360        102,600.00          1
    546 EAST LIBBY LANE                8.875            816.33         95
                                       8.625            816.33      108,000.00
    LATHROP          CA   95330          2            05/10/95         11
    0380124884                           05           07/01/95         30
    86123001036F                         O            06/01/25
    0


    1415999          882/882             F           75,000.00         T
    LILIENTHAL          EUGENE   I       360         75,000.00          1
1


    4561 S.W. 15 TERRACE               9.250            617.01         50
                                       9.000            617.01      152,000.00
    MIAMI            FL   33134          1            05/05/95         00
    950052                               05           07/01/95          0
    950052                               O            06/01/25
    0


    1416003          686/686             F          500,000.00         ZZ
    PLAPINGER           WALLACE  R       360        499,739.42          1
    4412 NORTH BAY ROAD                9.225          4,104.33         56
                                       8.975          4,104.33      900,000.00
    MIAMI BEACH      FL   33140          5            04/13/95         00
    0030816870133                        05           06/01/95          0
    0030816870133                        O            05/01/25
    0


    1416007          766/728             F           46,700.00         T
    IGLESIAS            BERNARDO         360         46,700.00          1
    6345 COLLINS AVE.                  9.000            375.76         80
    #601                               8.750            375.76       58,400.00
    MIAMI BEACH      FL   33141          1            05/03/95         00
    0380115130                           08           07/01/95          0
    95RC012                              O            06/01/25
    0


    1416029          637/728             F          319,200.00         ZZ
    INTINGARO           SALVATORE        360        319,200.00          1
    84 ROCKY NECK AVENUE               9.125          2,597.12         80
                                       8.875          2,597.12      399,900.00
    GLOUCESTER       MA   01930          1            05/15/95         00
    0380126962                           05           07/01/95          0
    4068243                              O            06/01/25
    0


    1416043          696/728             F          520,000.00         ZZ
    CATLETT             MICHAEL  S       360        519,684.97          1
    34938 ATOKA CHASE LANE             8.500          3,998.36         52
    LOT 9                              8.250          3,998.36    1,000,000.00
    MIDDLEBURG       VA   22117          4            04/14/95         00
    0380111469                           05           06/01/95          0
    5010435                              O            05/01/25
    0


    1416051          559/728             F        1,000,000.00         ZZ
    GRACE               GWENDOLYN        360      1,000,000.00          1
    705 HAWKS HILL ROAD                8.875          7,956.45         67
                                       8.625          7,956.45    1,500,000.00
    SCOTTS VALLEY    CA   95066          2            05/15/95         00
    0380124041                           05           07/01/95          0
1


    0337584                              O            06/01/25
    0


    1416055          764/728             F          199,500.00         ZZ
    KOH                 WON      K       360        199,500.00          1
    17808 VIERRA AVENUE                8.875          1,587.31         93
                                       8.625          1,587.31      215,000.00
    CERRITOS         CA   90703          2            05/11/95         10
    0380124678                           05           07/01/95         25
    889549                               O            06/01/25
    0


    1416070          051/728             F          200,000.00         ZZ
    MORLEY              SAM      R       360        199,791.84          1
    11062 CANYON VISTA DRIVE           9.250          1,645.35         44
                                       9.000          1,645.35      455,000.00
    CUPERTINO        CA   95014          1            03/07/95         00
    0380116617                           09           05/01/95          0
    20110192                             O            04/01/25
    0


    1416095          699/728             F          246,400.00         ZZ
    DAVIES              ROLAND   S       360        246,400.00          1
    1714 BARTONCLIFF DRIVE             8.875          1,960.47         80
                                       8.625          1,960.47      308,000.00
    AUSTIN           TX   78704          1            05/03/95         00
    0380115262                           05           07/01/95          0
    0107650                              O            06/01/25
    0


    1416206          560/560             F          349,740.00         ZZ
    LAM                 FUNG             360        349,346.41          1
    15 ENDEAVOR COVE                   8.875          2,782.69         88
                                       8.625          2,782.69      400,000.00
    CORTE MADERA     CA   94925          2            03/28/95         10
    450111356                            05           05/01/95         25
    450111356                            O            04/01/25
    0


    1416210          560/560             F          376,000.00         ZZ
    DERUITER            HENRY    H       360        375,576.86          1
    874 ALISAL ROAD                    8.875          2,991.62         80
                                       8.625          2,991.62      470,000.00
    SOLVANG          CA   93463          1            03/28/95         00
    450111604                            05           05/01/95          0
    450111604                            O            04/01/25
    0


1


    1416453          764/728             F          259,950.00         ZZ
    BERNARD             MARTIN   K       360        259,804.27          1
    14461 DUNBAR PLACE                 8.875          2,068.28         87
                                       8.625          2,068.28      299,950.00
    LOS ANGELES      CA   91423          1            05/03/95         01
    0380123852                           05           06/01/95         25
    889566                               O            05/01/25
    0


    1416479          670/670             F          270,000.00         ZZ
    EASTUS              MARK     A       360        269,696.15          1
    100 NICASIO WAY                    8.875          2,148.24         73
                                       8.625          2,148.24      370,000.00
    SOQUEL           CA   95073          2            03/08/95         00
    1069370                              05           05/01/95          0
    1069370                              O            04/01/25
    0


    1416480          670/670             F          260,000.00         ZZ
    SISLEY              CHRISTINES       360        259,707.40          1
    846 GARFIELD AVENUE                8.875          2,068.68         80
                                       8.625          2,068.68      325,000.00
    SOUTH PASADENA   CA   91030          1            03/20/95         00
    1080401                              05           05/01/95          0
    1080401                              O            04/01/25
    0


    1416576          131/728             F          138,000.00         ZZ
    BLANK               ROBERT   H       360        138,000.00          1
    65 MANOR LANE                      8.750          1,085.65         73
                                       8.500          1,085.65      190,000.00
    DAYTON           OH   45429          2            05/05/95         00
    0380116294                           05           07/01/95          0
    5594030                              O            06/01/25
    0


    1416597          896/728             F           28,000.00         T
    BEALS               JOHN     S       360         28,000.00          1
    RT. 1 BOX 1222                     9.500            235.44         61
                                       9.250            235.44       45,900.00
    ELLIJAY          GA   30540          1            05/19/95         00
    0380121328                           05           07/01/95          0
    912                                  O            06/01/25
    0


    1416629          624/728             F          109,000.00         ZZ
    JANSON              ROYAL    D       360        109,000.00          1
    1607 NEW JERSEY STREET             8.875            867.25         95
                                       8.625            867.25      115,000.00
1


    FAIRFIELD        CA   94533          2            05/04/95         11
    0380124561                           05           07/01/95         30
    86125001126F                         O            06/01/25
    0


    1416630          550/550             F          283,600.00         ZZ
    PATRICK             THEODORE R       360        283,600.00          1
    2200 PACIFIC AVENUE #6D            8.875          2,256.45         80
                                       8.625          2,256.45      354,500.00
    SAN FRANCISCO    CA   94115          1            04/25/95         00
    120176834                            06           07/01/95          0
    120176834                            O            06/01/25
    0


    1416655          447/447             F          309,700.00         ZZ
    GETTER              KEITH    E       360        308,767.70          1
    5203 PURLINGTON WAY                9.500          2,604.13         95
                                       9.250          2,604.13      326,000.00
    BALTIMORE        MD   21212          1            11/29/94         04
    1908883                              05           01/01/95         25
    1908883                              O            12/01/24
    0


    1416662          447/447             F          207,000.00         ZZ
    STANCYK             RONNIE   W       360        205,603.41          1
    43185 AMBRO CIRCLE                 9.875          1,797.49         90
                                       9.625          1,797.49      230,000.00
    BANNING          CA   92220          4            01/04/95         21
    1926314                              05           02/01/95         17
    1926314                              O            01/01/25
    0


    1416702          447/447             F          255,316.00         ZZ
    RIVERA              DAVID    M       360        254,626.65          1
    87 RYEGATE PLACE                   9.875          2,217.03         90
                                       9.625          2,217.03      284,000.00
    SAN RAMON        CA   94583          1            02/24/95         12
    3018171                              05           04/01/95         17
    3018171                              O            03/01/25
    0


    1416709          447/447             F          300,000.00         BB
    SOTOMAYOR           FRANKLIN D       360        299,722.54          1
    9421 STOAKES AVENUE                9.875          2,605.05         90
                                       9.625          2,605.05      335,500.00
    DOWNEY           CA   90240          1            03/09/95         11
    3027050                              05           05/01/95         17
    3027050                              O            04/01/25
    0
1




    1416719          447/447             F          472,500.00         ZZ
    HAWKINS             MILLER   C       360        471,831.49          1
    4976 WESTBRIAR DRIVE               9.750          4,059.51         70
                                       9.500          4,059.51      675,000.00
    FORT WORTH       TX   76109          2            02/09/95         00
    3046846                              03           04/01/95          0
    3046846                              O            03/01/25
    0


    1416726          447/447             F          265,050.00         ZZ
    SOTO                FREDERICKE       360        264,535.94          1
    12925 PINTAIL ROAD                 9.625          2,252.90         95
                                       9.375          2,252.90      279,000.00
    WOODBRIDGE       VA   22192          1            01/25/95         14
    3053481                              03           03/01/95         27
    3053481                              O            02/01/25
    0


    1416746          447/447             F          284,000.00         ZZ
    FAAS III            LEONARD  A       360        283,543.13          1
    1667 ST GERMAIN PLACE              9.125          2,310.72         80
                                       8.875          2,310.72      355,000.00
    CONCORD          CA   94521          1            02/07/95         00
    3070765                              05           04/01/95          0
    3070765                              O            03/01/25
    0


    1416765          028/728             F          380,000.00         ZZ
    JEW                 JEROME   N       360        380,000.00          2
    188-190 BEAUMONT AVENUE            8.500          2,921.87         80
                                       8.250          2,921.87      475,000.00
    SAN FRANCISCO    CA   94118          1            05/10/95         00
    0380121484                           05           07/01/95          0
    167656                               O            06/01/25
    0


    1416955          669/728             F          406,250.00         ZZ
    FAGAN               CANDACE  A       360        406,250.00          1
    2 KARYN COURT                      9.000          3,268.78         65
                                       8.750          3,268.78      625,000.00
    OLD TAPPAN       NJ   07675          5            05/15/95         00
    0380125923                           05           07/01/95          0
    GM10021506                           O            06/01/25
    0


    1416973          074/728             F          228,950.00         ZZ
    MOYEN               CLAUDE           360        228,837.38          2
1


    245-62 148TH DRIVE                 9.500          1,925.14         95
                                       9.250          1,925.14      241,000.00
    ROSEDALE         NY   11422          1            04/11/95         04
    0380114091                           05           06/01/95         30
    1112006326                           O            05/01/25
    0


    1417018          363/363             F          290,700.00         ZZ
    VERBA               STEPHEN  M       360        290,537.03          1
    10353 LORETO RIDGE DRIVE           8.875          2,312.94         90
                                       8.625          2,312.94      323,000.00
    KIRTLAND         OH   44094          1            04/07/95         12
    8214822354                           05           06/01/95         25
    8214822354                           O            05/01/25
    0


    1417019          074/728             F          256,000.00         ZZ
    OMAN                JON      R       360        255,856.47          1
    4861 CASA BONITA COURT             8.875          2,036.86         80
                                       8.625          2,036.86      320,000.00
    BONITA           CA   91902          2            04/01/95         00
    0380114513                           03           06/01/95          0
    1567119067                           O            05/01/25
    0


    1417121          560/560             F          296,900.00         ZZ
    MOMON               MICHAEL          360        296,750.07          1
    1220 S. STATE                      9.375          2,469.46         90
                                       9.125          2,469.46      330,495.00
    CHICAGO          IL   60610          1            04/24/95         04
    450119334                            05           06/01/95         25
    450119334                            O            05/01/25
    0


    1417134          560/560             F          636,000.00         ZZ
    TAYLOR              THOMAS   H       360        635,652.60          1
    8 LIPPIZANER                       9.000          5,117.40         80
                                       8.750          5,117.40      795,000.00
    COTO DE CAZA     CA   92679          1            04/17/95         00
    450123021                            03           06/01/95          0
    450123021                            O            05/01/25
    0


    1417193          070/070             F          226,350.00         ZZ
    ATKINS, JR.         DENNIS           360        226,232.65          1
    19060 MARYLAKE LANE                9.250          1,862.13         90
                                       9.000          1,862.13      251,550.00
    COUNTRY CLUB HI  IL   60478          1            04/17/95         14
    2639117                              05           06/01/95         25
1


    2639117                              O            05/01/25
    0


    1417194          070/070             F          208,900.00         ZZ
    EVANS               ANTHONY  E       360        208,303.25          1
    1728 PEACHTREE LANE                9.750          1,794.77         95
                                       9.500          1,794.77      219,900.00
    BOWIE            MD   20716          1            11/28/94         11
    2688379                              03           01/01/95         25
    2688379                              O            12/01/24
    0


    1417197          070/070             F          297,900.00         ZZ
    SANCHEZ             ROBERT   J       360        297,241.40          1
    539 COAL CREEK LANE                9.625          2,532.12         90
                                       9.375          2,532.12      331,000.00
    LOUISVILLE       CO   80027          1            02/01/95         10
    3035720                              03           03/01/95         17
    3035720                              O            02/01/25
    0


    1417210          070/070             F          415,950.00         ZZ
    DAVID               EARL             360        415,204.71          1
    215 PEACOCK LANE                  10.000          3,650.26         70
                                       9.750          3,650.26      594,250.00
    MARLBORO         NJ   07746          1            01/26/95         00
    3321624                              05           03/01/95          0
    3321624                              O            02/01/25
    0


    1417241          070/070             F          258,750.00         ZZ
    BOBROWNICKI         PETER            360        258,641.50          1
    13 EDEN                           10.250          2,318.66         95
                                       9.125          2,318.66      272,500.00
    IRVINE           CA   92720          1            04/24/95         25
    3832455                              03           06/01/95         30
    3832455                              O            05/01/25
    0


    1417272          070/070             F          215,700.00         ZZ
    BURROUGH            WILLIAM  G       360        215,700.00          1
    119 THIRD AVENUE                   8.125          1,601.57         90
                                       7.875          1,601.57      240,000.00
    HADDON HEIGHTS   NJ   08035          1            05/01/95         11
    4045729                              05           07/01/95         25
    4045729                              O            06/01/25
    0


1


    1417273          070/070             F          382,500.00         ZZ
    MIZRAHI             DAVID            360        382,330.78          1
    1160 ELBERON AVENUE               10.000          3,356.72         85
                                       9.750          3,356.72      450,000.00
    LONG BRANCH      NJ   07740          1            04/07/95         11
    4060644                              05           06/01/95         12
    4060644                              O            05/01/25
    0


    1417360          686/686             F          153,700.00         ZZ
    CHASTAIN            STANLEY  H       360        153,700.00          1
    14 PORTER STREET                   9.000          1,236.71         75
                                       8.750          1,236.71      205,000.00
    EASTON           MA   02375          5            04/28/95         00
    30816642748                          05           07/01/95          0
    30816642748                          O            06/01/25
    0


    1417361          686/686             F           72,000.00         ZZ
    ST JOHN             MICHAEL  W       360         72,000.00          1
    3207 LOCKHEED DRIVE                9.125            585.82         75
                                       8.875            585.82       96,000.00
    MIDLAND          TX   79701          1            05/02/95         00
    30816797351                          05           07/01/95          0
    30816797351                          O            06/01/25
    0


    1417363          686/686             F          120,000.00         ZZ
    BRAWER              BARNEY           360        120,000.00          1
    177 BABCOCK STREET UNIT #2         9.075            972.03         55
                                       8.825            972.03      220,000.00
    BROOKLINE        MA   02146          1            05/04/95         00
    30816675664                          01           07/01/95          0
    30816675664                          O            06/01/25
    0


    1417378          A39/728             F          359,200.00         ZZ
    BLUM                STANFORD W       360        359,200.00          1
    18740 MAPLEWOOD LANE               9.000          2,890.20         80
                                       8.750          2,890.20      449,000.00
    NORTHRIDGE AREA  CA   91326          1            05/22/95         00
    0380122235                           05           07/01/95          0
    0099800                              O            06/01/25
    0


    1417382          766/728             F           52,000.00         T
    MARINA              CARMEN   N       360         52,000.00          1
    6345 COLLINS AVE                   8.875            413.74         80
    PH-34                              8.625            413.74       65,000.00
1


    MIAMI BEACH      FL   33141          1            05/31/95         00
    0380124926                           08           07/01/95          0
    95HA033                              O            06/01/25
    0


    1417447          A17/728             F          372,000.00         ZZ
    RAUSEO              STEPHEN  G       360        372,000.00          1
    31 HAMMERSMITH AVENUE              8.500          2,860.36         72
                                       8.250          2,860.36      518,000.00
    SAUGUS           MA   01906          4            05/22/95         00
    0380123308                           05           07/01/95          0
    3979                                 O            06/01/25
    0


    1417450          267/267             F          462,400.00         ZZ
    MILLER              JEFFREY          360        462,133.96          1
    5514 BROMLEY DRIVE                 8.750          3,637.71         80
                                       8.500          3,637.71      578,000.00
    OAK PARK         CA   91301          1            04/04/95         00
    7307958                              03           06/01/95          0
    7307958                              O            05/01/25
    0


    1417502          313/728             F          581,250.00         T
    CHAPPIUS JR         CHARLES  W       360        580,932.51          1
    32148 RIVER ROAD                   9.000          4,676.87         75
                                       8.750          4,676.87      775,000.00
    ORANGE BEACH     AL   36561          4            04/27/95         00
    0380116930                           05           06/01/95          0
    5656483                              O            05/01/25
    0


    1417553          664/728             F           60,000.00         ZZ
    DELISI              BAJRAM           360         60,000.00          1
    8528 MENARD AVENUE                 9.125            488.18         23
                                       8.875            488.18      269,000.00
    MORTON GROVE     IL   60053          1            05/04/95         00
    0380115551                           05           07/01/95          0
    1989854                              O            06/01/25
    0


    1417578          267/267             F          215,000.00         ZZ
    TRIPOLI             FRANK    J       360        215,000.00          1
    1384 MADERA WAY                    8.750          1,691.41         45
                                       8.500          1,691.41      480,000.00
    MILLBRAE         CA   94030          5            04/25/95         00
    7305540                              05           07/01/95          0
    7305540                              O            06/01/25
    0
1




    1417587          696/728             F          675,000.00         BB
    ZELLER              F.C.     D       360        674,667.98          1
    ROUTE 1                            9.500          5,675.77         75
    BOX 329                            9.250          5,675.77      900,000.00
    WARRENTON        VA   22186          2            04/28/95         00
    0380122599                           05           06/01/95          0
    5010647                              O            05/01/25
    0


    1417588          696/728             F          267,200.00         ZZ
    RICHARDSON          RAJ      L       360        267,200.00          1
    10323 YELLOW PINE DRIVE            9.375          2,222.43         80
                                       9.125          2,222.43      334,000.00
    VIENNA           VA   22182          1            05/05/95         00
    0380115973                           05           07/01/95          0
    7010461                              O            06/01/25
    0


    1417590          814/728             F          316,000.00         ZZ
    LIND                DOUGLAS  E       360        316,000.00          1
    8332 REGIS WAY                     8.500          2,429.77         80
                                       8.250          2,429.77      395,000.00
    LOS ANGELES      CA   90045          1            05/15/95         00
    0380122185                           05           07/01/95          0
    0809505059                           O            06/01/25
    0


    1417610          705/728             F          190,000.00         ZZ
    TUCCIO              ROCCO            360        190,000.00          1
    2735 JUDITH DRIVE                  8.875          1,511.73         63
                                       8.625          1,511.73      305,000.00
    BELLMORE         NY   11710          5            05/18/95         00
    0380122607                           05           07/01/95          0
    95300096                             O            06/01/25
    0


    1417614          562/728             F          247,000.00         ZZ
    LINDSEY             RICHARD          360        247,000.00          1
    123 HIGH STREET                    9.250          2,032.01         95
                                       9.000          2,032.01      260,000.00
    HASTINGS-ON-HUD  NY   10706          1            05/10/95         04
    0380116906                           05           07/01/95         30
    90022161                             O            06/01/25
    0


    1417637          562/562             F          266,250.00         ZZ
    SHAPIRO             ALAN             360        266,250.00          1
1


    35 ROYAL WAY                       8.875          2,118.41         75
                                       8.625          2,118.41      355,000.00
    NEW HYDE PARK    NY   11040          1            05/03/95         00
    457408                               05           07/01/95          0
    457408                               O            06/01/25
    0


    1417642          267/267             F          284,330.00         ZZ
    BURDITT             MICHAEL  S       360        284,330.00          1
    4286 HEATHERDALE COURT             8.625          2,211.49         85
                                       8.375          2,211.49      334,504.00
    MOORPARK         CA   93021          1            05/01/95         11
    7316957                              03           07/01/95         12
    7316957                              O            06/01/25
    0


    1417647          324/728             F          296,000.00         ZZ
    BURTON              JAMES    R       360        295,825.24          1
    11218 SOUTH TALL PINES WAY         8.625          2,302.26         90
                                       8.375          2,302.26      329,000.00
    SANDY            UT   84092          1            05/02/95         04
    0380121724                           05           06/01/95         25
    2454000749                           O            05/01/25
    0


    1417803          405/405             F          231,000.00         ZZ
    KING  III           WILLIAM  H       360        230,771.84          1
    112 WAIMELE PLACE                  9.500          1,942.38         61
                                       9.250          1,942.38      380,000.00
    KULA             HI   96790          2            03/02/95         00
    3592565                              05           05/01/95          0
    3592565                              O            04/01/25
    0


    1417807          405/405             F          133,000.00         ZZ
    NEWCOMER            THOMAS   D       360        132,802.18          1
    2141 AWIHI PLACE UNIT #5           9.500          1,118.34         70
                                       9.250          1,118.34      190,000.00
    KIHEI            HI   96753          1            02/15/95         00
    0003582343                           01           04/01/95          0
    0003582343                           O            03/01/25
    0


    1417810          439/439             F          224,000.00         ZZ
    BALES               DENNIS   R       360        223,868.43          1
    2019 MOUNTAIN AVENUE               8.650          1,746.24         80
                                       8.525          1,746.24      280,000.00
    SANTA BARBARA    CA   93101          1            04/18/95         00
    17651431                             05           06/01/95          0
1


    17651431                             O            05/01/25
    0


    1417814          439/439             F          360,000.00         ZZ
    BAUER               DONALD   R       360        359,797.12          1
    1271 TROPICANA LANE                8.850          2,857.88         80
                                       8.725          2,857.88      450,000.00
    SANTA ANA        CA   92705          1            04/27/95         00
    1779446                              05           06/01/95          0
    1779446                              O            05/01/25
    0


    1417815          731/728             F          265,500.00         ZZ
    PERNUDI             ALBERTO  F       360        265,500.00          1
    3795 NEW HAVEN ROAD                8.750          2,088.69         90
                                       8.500          2,088.69      295,000.00
    PASADENA         CA   91107          1            05/05/95         04
    0380116195                           05           07/01/95         25
    440006361                            O            06/01/25
    0


    1417817          439/439             F          231,300.00         ZZ
    SANDERS             JEFFREY  A       360        231,300.00          1
    9363 EAST MESA AVENUE              8.900          1,844.48         90
                                       8.775          1,844.48      257,000.00
    CLOVIS           CA   93611          1            05/03/95         10
    17787037                             05           07/01/95         25
    17787037                             O            06/01/25
    0


    1417830          439/439             F          279,000.00         ZZ
    REINER              DONOVAN          360        279,000.00          1
    4243 BEEMAN AVENUE                 8.800          2,204.87         90
                                       8.675          2,204.87      310,000.00
    STUDIO CITY      CA   91604          1            04/24/95         10
    17756677                             05           07/01/95         25
    17756677                             O            06/01/25
    0


    1417832          439/439             F          350,000.00         ZZ
    GADINSKY            BRIAN            360        349,798.62          1
    810 WARNER AVENUE                  8.750          2,753.46         47
                                       8.625          2,753.46      750,000.00
    LOS ANGELES      CA   90024          1            04/24/95         00
    17772302                             05           06/01/95          0
    17772302                             O            05/01/25
    0


1


    1417833          439/439             F          233,900.00         ZZ
    LOWE  JR            HAROLD   A       360        233,772.23          1
    2341 GRIMSBY COURT                 9.000          1,882.02         90
                                       8.875          1,882.02      259,990.00
    SAN JOSE         CA   95130          1            04/13/95         10
    17752908                             05           06/01/95         25
    17752908                             O            05/01/25
    0


    1417868          575/728             F          224,900.00         ZZ
    ZITO                STEVEN   J       360        224,767.22          1
    101 N. WILTSHIRE COURT             8.625          1,749.25         90
                                       8.375          1,749.25      249,900.00
    LA PLATA         MD   20646          1            04/28/95         14
    0380118399                           03           06/01/95         20
    474003015                            O            05/01/25
    0


    1417869          575/728             F          240,000.00         ZZ
    ENG                 CARL     J       360        239,861.92          1
    5820 ASCOT GLEN DRIVE              8.750          1,888.08         80
                                       8.500          1,888.08      300,000.00
    GLEN ALLEN       VA   23060          1            04/06/95         00
    0380117029                           03           06/01/95          0
    411006802                            O            05/01/25
    0


    1417872          575/728             F          400,000.00         ZZ
    HATHAWAY            CURTIS   H       360        399,549.84          1
    2 PINE LANE                        8.875          3,182.58         72
                                       8.625          3,182.58      560,000.00
    CHARLOTTESVILLE  VA   22901          1            03/31/95         00
    0380117219                           05           05/01/95          0
    412005184                            O            04/01/25
    0


    1417889          195/728             F          500,000.00         ZZ
    GAGLIARDI           GERALD   A       360        500,000.00          1
    66-7 ELY FERRY ROAD                8.500          3,844.57         58
                                       8.250          3,844.57      865,000.00
    LYME             CT   06371          5            05/08/95         00
    0380116559                           05           07/01/95          0
    44544                                O            06/01/25
    0


    1417892          403/728             F          500,000.00         ZZ
    DAVIDGE             NICHOLAS A       360        499,451.72          1
    7 FENCE CREEK DRIVE                9.000          4,023.12         77
                                       8.750          4,023.12      650,000.00
1


    MADISON          CT   06443          1            03/22/95         00
    0380116914                           05           05/01/95          0
    6375166                              O            04/01/25
    0


    1417893          403/728             F          600,000.00         ZZ
    LYONS               JAMES    R       360        599,645.76          1
    49 GROUSE LANE                     8.625          4,666.74         71
                                       8.375          4,666.74      851,000.00
    WOODBRIDGE       CT   06525          1            05/01/95         00
    0380116773                           05           06/01/95          0
    6376982                              O            05/01/25
    0


    1417894          593/728             F          240,000.00         ZZ
    FLAGG III           JOHN     C       360        239,861.91          1
    1284 EAST 10 SOUTH                 8.750          1,888.09         77
                                       8.500          1,888.09      315,309.00
    LINDON           UT   84042          1            04/26/95         00
    0380119579                           05           06/01/95          0
    554JCFLAGG                           O            05/01/25
    0


    1417916          898/728             F          375,000.00         ZZ
    ADELL               KEVIN            360        375,000.00          1
    26505 W 13 MILE ROAD               8.500          2,883.43         72
                                       8.250          2,883.43      524,660.00
    FRANKLIN         MI   48025          4            05/05/95         00
    0380123233                           05           07/01/95          0
    4533623                              O            06/01/25
    0


    1417921          180/728             F          352,000.00         ZZ
    FORD                DEWAYNE  M       360        351,614.00          1
    215 SOUTH GREY SQUIRREL WAY        9.000          2,832.28         80
                                       8.750          2,832.28      440,000.00
    FRANKTOWN        CO   80116          4            03/23/95         00
    0380117052                           05           05/01/95          0
    2859940                              O            04/01/25
    0


    1417939          439/439             F          264,000.00         ZZ
    HEIKKILA            RON      E       360        263,843.32          1
    3420 BLUE GRASS COURT              8.600          2,048.68         80
                                       8.475          2,048.68      330,000.00
    MORGAN HILL      CA   95037          1            04/24/95         00
    17765629                             05           06/01/95          0
    17765629                             O            05/01/25
    0
1




    1417940          439/439             F          290,000.00         ZZ
    GASTON              BERNARD          360        289,827.89          1
    7521 WEST 82ND STREET              8.600          2,250.44         63
                                       8.475          2,250.44      465,000.00
    LOS ANGELES      CA   90293          1            04/20/95         00
    17765074                             05           06/01/95          0
    17765074                             O            05/01/25
    0


    1417952          575/728             F          245,000.00         ZZ
    DRUCKMAN            MICHAEL  N       360        244,859.04          1
    12012 WHIPPOORWILL LANE            8.750          1,927.42         79
                                       8.500          1,927.42      312,500.00
    ROCKVILLE        MD   20852          1            04/06/95         00
    0380117110                           05           06/01/95          0
    421013954                            O            05/01/25
    0


    1417955          575/728             F          270,000.00         ZZ
    ABRAMOWITZ          DANIEL           360        269,844.66          1
    6513 WILMETT ROAD                  8.750          2,124.09         90
                                       8.500          2,124.09      300,000.00
    BETHESDA         MD   20817          1            04/11/95         14
    0380117136                           05           06/01/95         20
    421013967                            O            05/01/25
    0


    1417956          575/728             F          220,000.00         ZZ
    RASPA               CHARLES  M       360        220,000.00          1
    304 CLARE COURT                    9.000          1,770.17         89
                                       8.750          1,770.17      248,927.00
    MARLBORO         NJ   07751          1            05/04/95         14
    0380116583                           05           07/01/95         25
    442006738                            O            06/01/25
    0


    1417958          575/728             F           76,700.00         ZZ
    WEBB                RANDY    L       360         76,654.72          1
    3244 TEA ROSE DRIVE                8.625            596.56         70
                                       8.375            596.56      109,573.00
    JACKSONVILLE     FL   32223          1            04/21/95         00
    0380117144                           03           06/01/95          0
    425006298                            O            05/01/25
    0


    1417959          696/728             F          272,000.00         ZZ
    DOYLE               HUGH     P       360        272,000.00          1
1


    3205 VAN HAZEN STREET N.W.         8.250          2,043.45         80
                                       8.000          2,043.45      340,000.00
    WASHINGTON       DC   20015          1            05/08/95         00
    0380116575                           05           07/01/95          0
    3113309                              O            06/01/25
    0


    1417962          575/728             F          274,500.00         ZZ
    CASSIDY             DOUGLAS  L       360        274,182.99          1
    7 CRANDOL COURT                    8.750          2,159.49         90
                                       8.500          2,159.49      305,000.00
    POQUOSON         VA   23662          1            03/31/95         14
    0380117151                           05           05/01/95         20
    438004815                            O            04/01/25
    0


    1417964          575/728             F          229,600.00         ZZ
    SHERMAN             MICHAEL          360        229,457.29          1
    6 BRINLEY DRIVE                    8.375          1,745.13         80
                                       8.125          1,745.13      287,000.00
    OLD BRIDGE       NJ   07747          1            05/01/95         00
    0380117177                           05           06/01/95          0
    442006957                            O            05/01/25
    0


    1417968          575/728             F          220,500.00         ZZ
    KAZEM               SCOTT    N       360        220,217.83          1
    46419 CEDARHURST DRIVE             8.250          1,656.54         90
                                       8.000          1,656.54      245,000.00
    STERLING         VA   20165          1            03/30/95         14
    0380117185                           03           05/01/95         20
    450008212                            O            04/01/25
    0


    1417971          575/728             F          260,000.00         ZZ
    VASQUEZ             JUAN     F       360        259,834.21          1
    317 N. ST ASAPH STREET             8.250          1,953.29         73
                                       8.000          1,953.29      360,000.00
    ALEXANDRIA       VA   22314          1            04/20/95         00
    0380117201                           07           06/01/95          0
    450008230                            O            05/01/25
    0


    1417978          439/439             F          266,000.00         ZZ
    STEVENS             DARRELL  W       360        266,000.00          1
    3149 OAKWOOD ROAD                  8.450          2,035.90         80
                                       8.325          2,035.90      332,500.00
    CAMERON PARK     CA   95682          1            04/28/95         00
    17784828                             05           07/01/95          0
1


    17784828                             O            06/01/25
    0


    1418017          575/728             F          237,000.00         ZZ
    DEMBIEC             JEFFREY  E       360        237,000.00          1
    11528 PEBBLE CREEK DRIVE           8.375          1,801.37         80
                                       8.125          1,801.37      296,260.00
    TIMONIUM         MD   21093          1            05/03/95         00
    0380116716                           09           07/01/95          0
    1093475                              O            06/01/25
    0


    1418025          083/728             F          227,500.00         ZZ
    SHAKIBKOO           ERSEL            360        227,369.11          1
    4406 MEDLEY PLACE                  8.750          1,789.74         48
    (ENCINO AREA)                      8.500          1,789.74      475,000.00
    LOS ANGELES      CA   91316          1            04/19/95         00
    0380116666                           05           06/01/95          0
    1083318                              O            05/01/25
    0


    1418069          478/728             F          404,000.00         T
    KING                WARREN           360        403,590.37          1
    230 6TH AVENUE                     9.375          3,360.27         80
                                       9.125          3,360.27      505,000.00
    SANTA CRUZ       CA   95062          2            03/15/95         00
    0380116856                           05           05/01/95          0
    3214641213                           O            04/01/25
    0


    1418096          201/728             F          250,000.00         ZZ
    MANCIAS             FERNANDO G       360        249,870.39          1
    FM 907 WEST RIDGE                  9.250          2,056.69         84
    2/10TH EAST                        9.000          2,056.69      300,000.00
    ALAMO            TX   78516          1            04/24/95         10
    0380117466                           05           06/01/95         12
    6800804186                           O            05/01/25
    0


    1418100          403/728             F          420,000.00         ZZ
    KAZARIAN            DICKRAN  A       360        419,752.03          1
    225 TREASURE ROAD                  8.625          3,266.72         80
                                       8.375          3,266.72      525,000.00
    FAIRFIELD        CT   06430          1            04/21/95         00
    0380117854                           05           06/01/95          0
    6378772                              O            05/01/25
    0


1


    1418114          664/728             F          258,100.00         ZZ
    GREEN               PHILIP   P       360        258,100.00          1
    7968 SW 189TH AVENUE               9.000          2,076.74         80
                                       8.750          2,076.74      322,628.00
    BEAVERTON        OR   97007          1            05/03/95         00
    0380117375                           03           07/01/95          0
    1978014                              O            06/01/25
    0


    1418127          766/728             F           45,900.00         T
    AGUILERA            MICHAEL          360         45,900.00          1
    6345 COLLINS AVENUE #502           9.000            369.32         80
                                       8.750            369.32       57,400.00
    MIAMI BEACH      FL   33141          1            05/11/95         00
    0380119306                           08           07/01/95          0
    95HA031                              O            06/01/25
    0


    1418188          556/728             F          332,500.00         ZZ
    PACKER III          JAMES    G       360        332,308.70          1
    3221 N 1ST PLACE                   8.750          2,615.78         95
                                       8.500          2,615.78      350,000.00
    ARLINGTON        VA   22201          1            04/28/95         04
    0380117417                           05           06/01/95         30
    7257967                              O            05/01/25
    0


    1418199          267/267             F          348,800.00         ZZ
    COHEN               ROXANE           360        348,800.00          1
    1135 CANYON VIEW DRIVE             8.625          2,712.94         80
                                       8.375          2,712.94      436,000.00
    LAGUNA BEACH     CA   92651          1            04/28/95         00
    7322102                              05           07/01/95          0
    7322102                              O            06/01/25
    0


    1418214          313/728             F          165,500.00         ZZ
    MALONE SR           ELVIN            360        165,500.00          1
    548 BROOKSIDE DRIVE                8.875          1,316.80         35
                                       8.625          1,316.80      484,000.00
    MACON            GA   31210          2            05/12/95         00
    0380119868                           05           07/01/95          0
    5646047                              O            06/01/25
    0


    1418227          604/728             F          396,000.00         ZZ
    CAFFESE             ROBERT           360        395,619.06          1
    SKYHIGH DRIVE                      9.625          3,365.96         90
                                       9.375          3,365.96      440,000.00
1


    HAMILTON TOWNSH  PA   18360          1            03/17/95         10
    0380117508                           05           05/01/95         25
    54116716                             O            04/01/25
    0


    1418235          637/728             F           68,000.00         ZZ
    RAMLALL             KAMLA    R       360         68,000.00          1
    114-02 109TH AVENUE                9.250            559.42         50
                                       9.000            559.42      138,000.00
    RICHMOND HILL    NY   11419          1            05/03/95         00
    0380117797                           05           07/01/95          0
    4460689                              O            06/01/25
    0


    1418238          637/728             F          234,050.00         ZZ
    MIKE                DARRYL   C       360        234,050.00          1
    9 CHRISTINA AVENUE                 8.875          1,862.21         90
                                       8.625          1,862.21      260,100.00
    JAMESBURG        NJ   08831          1            05/02/95         12
    0380118217                           05           07/01/95         25
    4430294                              O            06/01/25
    0


    1418240          637/728             F          273,000.00         ZZ
    BARTON              EDMUND   C       360        273,000.00          1
    630 COALITION VIEW COURT           8.875          2,172.11         66
                                       8.625          2,172.11      415,000.00
    PARK CITY        UT   84060          1            05/05/95         00
    0380117698                           05           07/01/95          0
    3082583                              O            06/01/25
    0


    1418245          590/728             F          300,000.00         ZZ
    LETENDRE            LORRAINE         360        300,000.00          1
    15911 FISHER ISLAND DR             9.000          2,413.87         57
    #15911F                            8.750          2,413.87      530,000.00
    MIAMI            FL   33109          1            05/30/95         00
    0380126673                           01           07/01/95          0
    0501015277                           O            06/01/25
    0


    1418284          083/728             F          320,450.00         ZZ
    GAULT JR.           ROBERT   R       360        320,265.63          1
    31216 BOCA RATON PLACE             8.750          2,520.98         85
                                       8.500          2,520.98      377,000.00
    LAGUNA NIGUEL    CA   92677          1            04/24/95         14
    0380117326                           03           06/01/95         17
    1083354                              O            05/01/25
    0
1




    1418298          083/728             F          228,000.00         ZZ
    LAMBDIN             SCOTT            360        227,875.46          1
    313 HARFORD PLACE                  9.000          1,834.54         95
                                       8.750          1,834.54      240,000.00
    UPLAND           CA   91786          1            04/25/95         04
    0380117359                           05           06/01/95         30
    1080691                              O            05/01/25
    0


    1418302          439/439             F          364,000.00         ZZ
    HAWKINS             MARK     J       360        364,000.00          1
    16890 SPENCER AVENUE               8.300          2,747.42         80
                                       8.175          2,747.42      455,000.00
    LOS GATOS        CA   95032          1            05/01/95         00
    17775149                             05           07/01/95          0
    17775149                             O            06/01/25
    0


    1418305          439/439             F          462,400.00         ZZ
    MCGOVERN            MIKE             360        462,400.00          1
    1788 CORBETT HIGHLAND PLACE        8.550          3,571.86         80
                                       8.425          3,571.86      578,000.00
    ARROYO GRANDE    CA   93420          1            04/21/95         00
    17722836                             05           07/01/95          0
    17722836                             O            06/01/25
    0


    1418307          439/439             F          247,900.00         ZZ
    WILLIAMS            AUDLEY   M       360        247,900.00          1
    12648 SOUTHEAST 78TH PLACE         8.600          1,923.74         80
                                       8.475          1,923.74      309,900.00
    NEW CASTLE       WA   98056          1            04/27/95         00
    17751124                             05           07/01/95          0
    17751124                             O            06/01/25
    0


    1418308          439/439             F          285,000.00         ZZ
    YOUNG               DONALD   R       360        285,000.00          1
    6 RANDOLPH DRIVE                   8.050          2,101.18         80
                                       7.925          2,101.18      357,000.00
    DIX HILLS        NY   11746          1            05/11/95         00
    17777509                             05           07/01/95          0
    17777509                             O            06/01/25
    0


    1418341          776/728             F          493,600.00         ZZ
    RAETHER             DAVID            360        493,600.00          1
1


    1742 WARWICK ROAD                  9.250          4,060.73         80
                                       9.000          4,060.73      617,200.00
    SAN MARINO       CA   91108          1            05/03/95         95
    0380119520                           05           07/01/95          0
    1120601                              O            06/01/25
    0


    1418345          822/728             F          280,000.00         ZZ
    GILL                JOSEPH           360        277,915.55          1
    7 SADDLEVIEW LANE                  8.125          2,079.00         68
                                       7.875          2,079.00      415,000.00
    DOYLESTOWN       PA   18901          2            08/04/94         00
    0380117532                           05           10/01/94          0
    0076010139                           O            09/01/24
    0


    1418348          766/728             F           41,900.00         T
    ESCALONA            WILFREDO         360         41,900.00          1
    6345 COLLINS AVE #640              8.875            333.38         80
    #640                               8.625            333.38       52,400.00
    MIAMI BEACH      FL   33141          1            05/25/95         00
    0380122482                           08           07/01/95          0
    95HA035                              O            06/01/25
    0


    1418363          462/462             F          153,750.00         ZZ
    BUMKENS             BRUCE    K       360        153,674.37          1
    74 CALLE VISTA GRANDE              9.500          1,292.82         75
                                       9.250          1,292.82      205,000.00
    BERNALILLO       NM   87004          4            04/19/95         00
    4284551                              05           06/01/95          0
    4284551                              O            05/01/25
    0


    1418368          898/728             F          242,000.00         ZZ
    DESAI               MAHESH   B       360        242,000.00          1
    39296 FULTON COURT                 9.125          1,968.99         69
                                       8.875          1,968.99      352,500.00
    FARMINGTON HILL  MI   48331          5            05/08/95         00
    0380117821                           05           07/01/95          0
    5046084                              O            06/01/25
    0


    1418382          822/728             F          210,000.00         ZZ
    ALMANZOR            MARIA    L       360        208,435.66          1
    120 CHOPEN DRIVE                   8.125          1,559.25         55
                                       7.875          1,559.25      385,000.00
    WAYNE            NJ   07470          2            06/08/94         00
    0380117961                           05           08/01/94          0
1


    0366004042                           O            07/01/24
    0


    1418398          A04/728             F          100,000.00         ZZ
    GLASSLEY            ALBERT   S       360        100,000.00          1
    9237 TALBERT AVENUE                9.375            831.75         46
                                       9.125            831.75      220,000.00
    FOUNTAIN VALLEY  CA   92708          2            05/03/95         00
    0380117771                           05           07/01/95          0
    950414092                            O            06/01/25
    0


    1418443          076/728             F           75,000.00         ZZ
    FARRELL             J        W       360         74,964.07          1
    72720 CACTUS COURT NO C            9.625            637.49         66
                                       9.375            637.49      115,000.00
    PALM DESERT      CA   92260          1            04/12/95         00
    0380122805                           01           06/01/95          0
    4669402                              O            05/01/25
    0


    1418445          106/106             F          291,950.00         ZZ
    HYNSI               BLAIR    B       360        291,806.39          1
    7261 WOODLORE DRIVE                9.500          2,454.88         90
                                       9.250          2,454.88      324,400.00
    WEST BLOOMFIELD  MI   48323          1            04/03/95         04
    2545382                              03           06/01/95         20
    2545382                              O            05/01/25
    0


    1418447          637/728             F          250,000.00         T
    SERPE               RALPH            360        249,870.39          1
    2 NEW YORK BOULEVARD               9.250          2,056.69         53
                                       9.000          2,056.69      475,000.00
    SEA GIRT         NJ   08750          1            04/28/95         00
    0380118951                           05           06/01/95          0
    4028486                              O            05/01/25
    0


    1418451          575/728             F          341,100.00         ZZ
    SMITH               DAVID            360        341,100.00          1
    4600 ROBERTS ROAD                  9.250          2,806.15         90
                                       9.000          2,806.15      379,000.00
    LAND O LAKES     FL   34639          1            05/11/95         04
    0380117995                           05           07/01/95         20
    423006456                            O            06/01/25
    0


1


    1418455          637/728             F          151,150.00         ZZ
    NISPEL              JEFFREY  A       360        151,073.67          1
    1032 VESTAL LANE                   9.375          1,257.19         70
                                       9.125          1,257.19      215,931.00
    CARROLLTON       TX   75007          1            04/26/95         00
    0380119439                           03           06/01/95          0
    3943917                              O            05/01/25
    0


    1418456          562/728             F          180,000.00         ZZ
    BAUM                JEFFREY          360        180,000.00          1
    ROUTE 9W & FERN ROAD               8.750          1,416.07         59
                                       8.500          1,416.07      310,000.00
    PALISADES        NY   10964          1            05/12/95         00
    0380124207                           05           07/01/95          0
    90021098                             O            06/01/25
    0


    1418471          076/728             F          254,800.00         ZZ
    TABLADA             RICARDO          360        254,649.57          1
    16495 SOUTHEAST 57TH PLACE         8.625          1,981.81         80
                                       8.375          1,981.81      319,000.00
    BELLEVUE         WA   98006          1            04/12/95         00
    0380122813                           05           06/01/95          0
    4666452                              O            05/01/25
    0


    1418474          637/728             F          154,150.00         ZZ
    KINGSBURY           KEITH    A       360        154,061.31          1
    4938 GLACIER DRIVE                 8.750          1,212.70         80
                                       8.500          1,212.70      193,500.00
    EAGLE ROCK AREA  CA   90041          1            04/20/95         00
    0380119561                           05           06/01/95          0
    4514170                              O            05/01/25
    0


    1418477          299/728             F          297,000.00         ZZ
    FOWLER              JAMES    S       360        296,467.83          1
    662 ROCKY TOP ROAD                10.000          2,606.39         90
                                       9.750          2,606.39      330,000.00
    SPARTA           TN   38583          2            02/03/95         14
    0380119454                           05           03/01/95         17
    856351                               O            02/01/25
    0


    1418480          299/728             F          309,000.00         ZZ
    BLACKBURN           ROBERT   E       360        308,182.11          1
    10 VALLEY MEADOW DRIVE             9.750          2,654.79         80
                                       9.500          2,654.79      386,307.00
1


    T/O PARMA        NY   14559          1            02/28/95         00
    0380119785                           05           04/01/95          0
    281767                               O            03/01/25
    0


    1418482          299/728             F          256,400.00         ZZ
    DIRENZO             GREGORY  S       360        256,277.16          1
    17870 STONELEIGH DRIVE             9.625          2,179.38         76
                                       9.375          2,179.38      340,000.00
    ROUND HILL       VA   22141          4            04/14/95         00
    0380119538                           05           06/01/95          0
    257782                               O            05/01/25
    0


    1418486          076/728             F          531,991.00         ZZ
    DHARIA              TARUN    M       360        531,684.92          1
    788 STEPHANIE CIRCLE               8.750          4,185.18         80
                                       8.500          4,185.18      664,989.00
    GREAT FALLS      VA   22066          1            04/21/95         00
    0380122821                           03           06/01/95          0
    4656502                              O            05/01/25
    0


    1418487          299/728             F          297,000.00         ZZ
    HOOK                M        J       360        296,557.53          1
    5800 E 6TH AVENUE PARKWAY          9.500          2,497.34         64
                                       9.250          2,497.34      465,000.00
    DENVER           CO   80220          2            02/23/95         00
    0380119470                           05           04/01/95          0
    856796                               O            03/01/25
    0


    1418489          299/728             F          216,000.00         ZZ
    OLSON               W.       B       360        215,780.99          1
    8546 CANDLELIGHT DRIVE EAST        9.375          1,796.58         90
                                       9.125          1,796.58      240,000.00
    WILLOW SPRINGS   IL   60480          1            03/15/95         14
    0380119488                           05           05/01/95         17
    857120                               O            04/01/25
    0


    1418491          025/025             F          279,900.00         ZZ
    ZWERNER             MARK             360        279,721.51          1
    1103 S.W. TERRACE                  8.250          2,102.80         80
                                       8.000          2,102.80      349,926.00
    PEMBROKE PINES   FL   33027          1            04/28/95         00
    108252                               05           06/01/95          0
    108252                               O            05/01/25
    0
1




    1418492          299/728             F          216,000.00         ZZ
    FAUL JR.            LLOYD    J       360        215,332.60          1
    4059 TIMBER RIDGE DRIVE            9.375          1,796.58         60
                                       9.125          1,796.58      360,000.00
    VIRGINIA BEACH   VA   23455          1            11/14/94         00
    0380118647                           03           01/01/95          0
    271263                               O            12/01/24
    0


    1418496          299/728             F          481,000.00         ZZ
    VUKSICH             GREGORY  D       360        479,412.13          1
    3607 NORTH VERNON STREET           9.375          4,000.72         78
                                       9.125          4,000.72      620,000.00
    ARLINGTON        VA   22207          1            11/23/94         00
    0380119702                           05           01/01/95          0
    257753                               O            12/01/24
    0


    1418498          299/728             F          337,600.00         ZZ
    LAMBERT             MACIEJ           360        337,084.53          1
    249 ST. ANTHONY'S DRIVE            9.375          2,807.99         80
    MOORESTOWN TOWNSHIP                9.125          2,807.99      422,122.00
    BURLINGTON COUN  NJ   08057          1            02/28/95         00
    0380118662                           05           04/01/95          0
    279846                               O            03/01/25
    0


    1418501          299/728             F          220,000.00         ZZ
    FAY JR.             LAWRENCE J       360        219,288.84          1
    11 ATKINSON COURT                  8.250          1,652.79         88
    MEDFORD TOWNSHIP                   8.000          1,652.79      251,910.00
    BURLINGTON COUN  NJ   08055          1            12/22/94         04
    0380119256                           05           02/01/95         17
    274368                               O            01/01/25
    0


    1418503          299/728             F          346,000.00         ZZ
    SIMMONS             ARTHUR   W       360        345,610.62          1
    1921 GLENWICK DRIVE                8.875          2,752.93         90
                                       8.625          2,752.93      387,000.00
    PLANO            TX   75093          1            03/09/95         14
    0380118308                           05           05/01/95         17
    856990                               O            04/01/25
    0


    1418508          299/728             F          265,500.00         ZZ
    CASEY               SUSAN    M       360        265,201.20          1
1


    3710 ANNANDALE ROAD                8.875          2,112.44         90
                                       8.625          2,112.44      295,000.00
    ANNANDALE        VA   22003          1            03/24/95         10
    0380118274                           05           05/01/95         17
    279010                               O            04/01/25
    0


    1418509          299/728             F          239,200.00         ZZ
    KUHNS, III          WALTER   R       360        238,930.81          1
    65 COOL SPRINGS ROAD               8.875          1,903.18         80
                                       8.625          1,903.18      299,000.00
    SIGNAL MOUNTAIN  TN   37377          1            03/27/95         00
    0380118191                           05           05/01/95          0
    284330                               O            04/01/25
    0


    1418513          299/728             F          300,000.00         ZZ
    SMITH               RICHARD  A       360        299,687.74          1
    1022 SHORE VIEW CIRCLE             9.250          2,468.03         71
                                       9.000          2,468.03      422,847.00
    CROWNSVILLE      MD   21032          2            03/21/95         00
    0380119587                           05           05/01/95          0
    282045                               O            04/01/25
    0


    1418514          299/728             F          228,500.00         ZZ
    OWEN                WILLIAM  A       360        228,255.86          1
    14240 KENMONT DRIVE                9.125          1,859.16         77
                                       8.875          1,859.16      298,000.00
    MIDLOTHIAN       VA   23113          1            03/24/95         00
    0380119413                           05           05/01/95          0
    271052                               O            04/01/25
    0


    1418515          299/728             F          265,000.00         ZZ
    BENSON              JEFFREY  A       360        264,716.87          1
    36 OSHA SPRINGS ROAD               9.125          2,156.13         65
                                       8.875          2,156.13      412,000.00
    PLACITAS         NM   87043          4            03/15/95         00
    0380118209                           05           05/01/95          0
    280435                               O            04/01/25
    0


    1418516          299/299             F          248,000.00         ZZ
    MCDONALD            C        S       360        247,437.67          1
    14048 BIG BEAR COURT               8.875          1,973.20         80
                                       8.625          1,973.20      310,000.00
    MONTPELIER       VA   23192          1            01/09/95         00
    239351                               03           03/01/95          0
1


    235351                               O            02/01/25
    0


    1418540          076/728             F          229,000.00         ZZ
    FERNANDES           SUZANNE  M       360        228,767.80          1
    74 MEADOWVIEW ROAD                 9.375          1,904.71         90
                                       9.125          1,904.71      254,900.00
    GROTON           MA   01450          1            03/31/95         10
    0380122847                           03           05/01/95         25
    4427392                              O            04/01/25
    0


    1418557          306/728             F          240,000.00         ZZ
    HELTON              BARRY B          360        240,000.00          1
    3325 CLUBVIEW TERRACE              8.750          1,888.09         69
                                       8.500          1,888.09      350,000.00
    COLORADO SPRING  CO   80906          4            05/12/95         00
    0380118423                           05           07/01/95          0
    2199313                              O            06/01/25
    0


    1418575          313/728             F          328,500.00         ZZ
    SMITH               JEFF     W       360        328,500.00          1
    103 HOWARD OAKS DRIVE              8.375          2,496.84         90
                                       8.125          2,496.84      365,000.00
    MACON            GA   31210          1            05/15/95         04
    0380119835                           05           07/01/95         25
    5647623                              O            06/01/25
    0


    1418629          664/728             F          288,000.00         ZZ
    SUMPTER             VINCENT          360        288,000.00          1
    943 CLARA DRIVE                    9.250          2,369.31         80
                                       9.000          2,369.31      360,000.00
    PALO ALTO        CA   94303          2            05/02/95         00
    0380121567                           05           07/01/95          0
    2026631                              O            06/01/25
    0


    1418630          299/728             F          210,400.00         ZZ
    DAVIS               MICHAEL  W       360        210,070.24          1
    10080 POPLAR HALL COURT            9.250          1,730.91         93
                                       9.000          1,730.91      227,457.00
    MECHANICSVILLE   VA   23111          1            02/09/95         04
    0380118738                           03           04/01/95         25
    270982                               O            03/01/25
    0


1


    1418631          664/728             F          229,400.00         ZZ
    DIXON               DANIEL   E       360        229,400.00          1
    13654 SW HILLSHIRE DRIVE           8.750          1,804.70         90
                                       8.500          1,804.70      254,900.00
    TIGARD           OR   97223          1            05/04/95         10
    0380121575                           05           07/01/95         25
    1979558                              O            06/01/25
    0


    1418634          299/299             F          224,000.00         ZZ
    SOMERS              STEVEN   R       360        223,760.68          1
    12524 SURREY CIRCLE DRIVE          9.125          1,822.54         80
                                       8.875          1,822.54      280,000.00
    FORT WASHINGTON  MD   20744          1            03/20/95         00
    271524                               05           05/01/95          0
    271524                               O            04/01/25
    0


    1418635          299/299             F          226,000.00         ZZ
    MCCLOSKEY JR.       JOSEPH   F       360        225,389.39          1
    3915 TRIAD COURT                   9.125          1,838.82         87
                                       8.875          1,838.82      261,000.00
    WOODBRIDGE       VA   22192          2            12/12/94         11
    251990                               03           02/01/95         17
    251990                               O            01/01/25
    0


    1418637          267/267             F          358,200.00         ZZ
    HARRIGAN            ROBERT           360        358,200.00          1
    744 PLYMOUTH WAY                   8.625          2,786.05         90
                                       8.375          2,786.05      398,000.00
    BURLINGAME       CA   94010          1            04/24/95         10
    7305590                              05           07/01/95         25
    7305590                              O            06/01/25
    0


    1418638          267/267             F          266,000.00         ZZ
    GANDESBERY          THOMAS   R       360        266,000.00          1
    4026 LAKESHORE AVENUE              8.625          2,068.93         95
                                       8.375          2,068.93      280,000.00
    OAKLAND          CA   94610          1            05/01/95         11
    7305867                              05           07/01/95         30
    7305867                              O            06/01/25
    0


    1418639          267/267             F          413,100.00         ZZ
    MARTINEZ            JOSE     L       360        413,100.00          1
    281 E SHEPHERD AVENUE              8.625          3,213.05         90
                                       8.375          3,213.05      459,000.00
1


    FRESNO           CA   93720          1            04/28/95         12
    7305582                              05           07/01/95         25
    7305582                              O            06/01/25
    0


    1418640          776/728             F          233,700.00         ZZ
    REDECKER            THOMAS   M       360        233,700.00          1
    3939 COMMUNITY AVENUE              8.875          1,859.42         95
    LA CRESCENTA AREA                  8.625          1,859.42      246,000.00
    GLENDALE         CA   91214          1            05/12/95         14
    0380121781                           05           07/01/95         30
    2121323                              O            06/01/25
    0


    1418644          372/728             F          372,000.00         ZZ
    DAUCETT             MICHELLE L       360        371,802.04          1
    400 BUCKBOARD LANE                 9.125          3,026.71         80
                                       8.875          3,026.71      465,000.00
    OJAI             CA   93023          1            04/10/95         00
    0380121864                           05           06/01/95          0
    8484230                              O            05/01/25
    0


    1418645          299/728             F          149,250.00         ZZ
    GARRETT             ANDREW   S       360        149,094.63          1
    112 BOSCOBEL ROAD                  9.250          1,227.85         75
                                       9.000          1,227.85      199,900.00
    FREDERICKSBURG   VA   22405          1            03/06/95         00
    0380119686                           05           05/01/95          0
    272278                               O            04/01/25
    0


    1418674          169/169             F          272,200.00         ZZ
    GANNON              MARTIN   J       360        272,058.88          1
    1401-S NORTH WEILAND               9.250          2,239.33         90
                                       8.750          2,239.33      302,500.00
    CHICAGO          IL   60614          1            05/01/95         10
    2704153                              09           06/01/95         25
    2704153                              O            05/01/25
    0


    1418718          637/728             F          245,100.00         ZZ
    DI CARLO            MASSINILI        360        245,100.00          1
    4545 ALLOTT AVENUE                 9.500          2,060.94         95
                                       9.250          2,060.94      258,000.00
    SHERMAN OAKS     CA   91423          1            05/05/95         01
    0380119637                           05           07/01/95         30
    3462314                              O            06/01/25
    0
1




    1418765          074/728             F          265,500.00         ZZ
    LEE                 JAMES            360        265,094.61          1
    611 HOLLYRIDGE DRIVE               9.375          2,208.30         90
                                       9.125          2,208.30      295,000.00
    ENCINITAS        CA   92024          1            02/23/95         10
    0380124173                           05           04/01/95         25
    1567117913                           O            03/01/25
    0


    1418766          074/728             F          274,500.00         ZZ
    RAMIREZ             MIGUEL   A       360        274,500.00          2
    47-22 204TH STREET                 9.125          2,233.43         90
                                       8.875          2,233.43      305,000.00
    BAYSIDE          NY   11361          1            05/08/95         04
    0380122326                           05           07/01/95         25
    1111004370                           O            06/01/25
    0


    1418767          074/728             F          272,000.00         T
    KLEIN               ALAN             360        271,862.64          1
    14 BAY COLONY COURT                9.375          2,262.36         80
                                       9.125          2,262.36      340,000.00
    EAST HAMPTON     NY   11937          1            04/21/95         00
    0380123951                           05           06/01/95          0
    1111004846                           O            05/01/25
    0


    1418768          074/728             F          247,500.00         ZZ
    MELOTH              NANCY    A       360        247,375.01         85
    44 GRAMERCY PARK NORTH #16A        9.375          2,058.58         75
                                       9.125          2,058.58      330,000.00
    NEW YORK         NY   10010          1            04/25/95         00
    0380124397                           11           06/01/95          0
    1111004857                           O            05/01/25
    0


    1418769          074/728             F          215,900.00         T
    WADE                JOHN     D       360        215,796.57          1
    6450 DUNE DRIVE                    9.625          1,835.13         46
                                       9.375          1,835.13      475,000.00
    AVALON           NJ   08202          2            04/17/95         00
    0380120668                           05           06/01/95          0
    1112007045                           O            05/01/25
    0


    1418770          074/728             F          245,700.00         ZZ
    KATEN               IRENE    L       360        245,444.26          1
1


    129 TACKORA TRAIL                  9.250          2,021.32         90
                                       9.000          2,021.32      273,000.00
    RIDGEFIELD       CT   06877          1            03/30/95         14
    0380124546                           05           05/01/95         20
    1112008558                           O            04/01/25
    0


    1418771          074/728             F          375,000.00         ZZ
    COURNEY             DALE     E       360        374,820.35          1
    517 NORTH LAKE BOULEVARD           9.625          3,187.46         75
                                       9.375          3,187.46      502,000.00
    MAHOPAC          NY   10541          1            04/13/95         00
    0380124348                           05           06/01/95          0
    1500038650                           O            05/01/25
    0


    1418772          074/728             F          277,200.00         ZZ
    CONROY              MICHAEL  T       360        276,888.04          1
    5104 CHOWAN AVENUE                 8.875          2,205.53         90
                                       8.625          2,205.53      309,000.00
    ALEXANDRIA       VA   22304          1            03/24/95         01
    0380126715                           05           05/01/95         20
    1500045714                           O            04/01/25
    0


    1418773          074/728             F          230,000.00         ZZ
    WEBB                KENNETH  B       360        229,867.66          1
    4245 SHARPSBURG DRIVE              8.750          1,809.42         80
                                       8.500          1,809.42      290,000.00
    BIRMINGHAM       AL   35213          1            04/10/95         00
    0380124447                           05           06/01/95          0
    1503034791                           O            05/01/25
    0


    1418774          074/728             F          570,000.00         ZZ
    MANFREDI            JOSEPH   F       360        569,129.68          1
    24 LITTLE HARBOR ROAD              9.375          4,740.98         72
                                       9.125          4,740.98      795,000.00
    COHASSET         MA   02025          5            02/28/95         00
    0380124157                           05           04/01/95          0
    1506014510                           O            03/01/25
    0


    1418775          074/728             F          385,000.00         T
    SODERBERG           JERRY    P       360        384,566.74          1
    118 HIGHLANDS DRIVE                8.875          3,063.23         52
                                       8.625          3,063.23      745,211.00
    ELKHORN AT SUN   ID   83354          1            03/30/95         00
    0380123688                           03           05/01/95          0
1


    1506021071                           O            04/01/25
    0


    1418776          074/728             F          211,500.00         ZZ
    HARRIS              MICHAEL  F       360        211,384.47          1
    2121 NORTH 120TH STREET            9.000          1,701.78         90
                                       8.750          1,701.78      235,000.00
    SEATTLE          WA   98133          1            04/06/95         14
    0380123175                           05           06/01/95         25
    1506021639                           O            05/01/25
    0


    1418777          074/728             F          203,200.00         ZZ
    EDWARDS             GRANT    G       360        203,091.86          1
    15880 LYMINGTON COMMON             9.125          1,653.31         79
                                       8.875          1,653.31      258,000.00
    CHESTERFIELD     MO   63005          5            04/25/95         00
    0380122342                           05           06/01/95          0
    1506022358                           O            05/01/25
    0


    1418778          074/728             F          568,000.00         ZZ
    KIRKMAN             PETER    C       360        567,681.57          1
    4025   94TH AVE NORTHEAST          8.875          4,519.26         80
                                       8.625          4,519.26      710,000.00
    BELLEVUE         WA   98004          1            04/20/95         00
    0380124306                           05           06/01/95          0
    1506024568                           O            05/01/25
    0


    1418779          074/728             F          260,000.00         ZZ
    GLASER              DONALD   J       360        259,854.24          1
    6032 ANNETTE CIRCLE                8.875          2,068.68         80
                                       8.625          2,068.68      325,000.00
    HUNTINGTON BEAC  CA   92647          1            04/06/95         00
    0380124439                           05           06/01/95          0
    1507019202                           O            05/01/25
    0


    1418780          074/728             F          242,250.00         ZZ
    MURDOCK             RICK     W       360        242,110.63          1
    4565 LAKEWOOD COURT                8.750          1,905.78         84
                                       8.500          1,905.78      290,000.00
    RENO             NV   89509          1            04/19/95         10
    0380124181                           05           06/01/95         12
    1507024360                           O            05/01/25
    0


1


    1418781          074/728             F          220,000.00         ZZ
    HECK                MICHAEL  A       360        219,876.66          1
    38 CREEKWOOD DRIVE                 8.875          1,750.42         71
                                       8.625          1,750.42      310,478.00
    MONTGOMERY       TX   77356          4            04/25/95         00
    0380124462                           03           06/01/95          0
    1510007020                           O            05/01/25
    0


    1418783          074/728             F          244,000.00         ZZ
    FARIS               GREGORY  W       360        243,855.94          1
    2042   SANTA CRUZ AVENUE           8.625          1,897.81         80
                                       8.375          1,897.81      305,000.00
    MENLO PARK       CA   94025          1            04/18/95         00
    0380120650                           05           06/01/95          0
    1561290165                           O            05/01/25
    0


    1418784          074/728             F          270,000.00         ZZ
    ORENSTEIN           DAVID    B       360        270,000.00          1
    1228   OXFORD STREET               8.625          2,100.04         65
                                       8.375          2,100.04      420,000.00
    BERKELEY         CA   94709          1            05/01/95         00
    0380126491                           05           07/01/95          0
    1561290369                           O            06/01/25
    0


    1418785          074/728             F          385,600.00         ZZ
    EVANS               ROBERT   J       360        385,600.00          1
    146 UKIAH COURT                    8.625          2,999.16         80
                                       8.375          2,999.16      482,000.00
    WALNUT CREEK     CA   94595          1            05/01/95         00
    0380123563                           03           07/01/95          0
    1561290405                           O            06/01/25
    0


    1418787          074/728             F          350,000.00         ZZ
    SIMON               DAVID    E       360        350,000.00          1
    119 JORDAN AVENUE                  8.875          2,784.76         72
                                       8.625          2,784.76      491,000.00
    LOS ALTOS        CA   94022          1            05/04/95         00
    0380120635                           05           07/01/95          0
    1561291000                           O            06/01/25
    0


    1418788          074/728             F          269,600.00         ZZ
    NAVARRO             CHARLES          360        269,600.00          1
    5807 DAWN VIEW COURT               8.750          2,120.95         80
                                       8.500          2,120.95      337,000.00
1


    CASTRO VALLEY    CA   94552          1            05/01/95         00
    0380124223                           05           07/01/95          0
    1561291270                           O            06/01/25
    0


    1418790          074/728             F          350,000.00         ZZ
    FRIEDMAN            LEONARD  M       360        349,776.81          1
    317 SOUTH MCCARTY DRIVE            8.250          2,629.44         44
                                       8.000          2,629.44      811,000.00
    BEVERLY HILLS    CA   90212          1            04/27/95         00
    0380120585                           05           06/01/95          0
    1562120717                           O            05/01/25
    0


    1418791          074/728             F          237,500.00         ZZ
    MUSHARBASH          MUNTHER          360        237,500.00          1
    1001 SOUTH MOUNTVALE COURT         8.750          1,868.42         70
                                       8.500          1,868.42      340,000.00
    ANAHEIM          CA   92808          1            05/01/95         00
    0380123522                           03           07/01/95          0
    1562121491                           O            06/01/25
    0


    1418792          074/728             F          258,000.00         ZZ
    MILLER              JOYCE    B       360        257,851.56          1
    15 MORNING SUN                     8.750          2,029.69         80
                                       8.500          2,029.69      322,500.00
    IRVINE           CA   92715          1            04/26/95         00
    0380123530                           09           06/01/95          0
    1562121593                           O            05/01/25
    0


    1418793          074/728             F          250,000.00         ZZ
    ORR                 SCOTT            360        250,000.00          1
    481 WALES COURT                    8.875          1,989.12         72
                                       8.625          1,989.12      348,746.00
    COPPELL          TX   75019          1            05/10/95         00
    0380123712                           05           07/01/95          0
    1563102517                           O            06/01/25
    0


    1418794          074/728             F          320,000.00         ZZ
    WEST                BLAKE            360        320,000.00          1
    4900 BRADFORD COURT                9.375          2,661.60         80
                                       9.125          2,661.60      400,000.00
    FORT WORTH       TX   76132          1            05/05/95         00
    0380124199                           05           07/01/95          0
    1563103430                           O            06/01/25
    0
1




    1418795          074/728             F          348,500.00         ZZ
    STEELMAN            DAVID    D       360        348,304.62          1
    174 BAUM BAY DRIVE                 8.875          2,772.83         85
                                       8.625          2,772.83      410,000.00
    MILLEDGEVILLE    GA   31061          2            04/28/95         10
    0380126475                           05           06/01/95         12
    1566057340                           O            05/01/25
    0


    1418796          074/728             F          328,500.00         ZZ
    BRABAND             RICHARD  M       360        328,500.00          1
    5 WHITE CLIFF                      9.250          2,702.49         90
                                       9.000          2,702.49      365,000.00
    LAGUNA NIGUEL    CA   92677          1            05/01/95         11
    0380120643                           03           07/01/95         25
    1567119872                           O            06/01/25
    0


    1418797          074/728             F          399,200.00         ZZ
    TREISTER            NEIL             360        398,976.20          1
    401 RANGER ROAD                    8.875          3,176.22         80
                                       8.625          3,176.22      499,000.00
    FALLBROOK        CA   92028          1            04/21/95         00
    0380123647                           05           06/01/95          0
    1567120146                           O            05/01/25
    0


    1418798          074/728             F          228,000.00         ZZ
    BARNES              ROBERT   E       360        227,878.66          1
    2609 COLIBRI LANE                  9.125          1,855.09         88
                                       8.875          1,855.09      260,000.00
    CARLSBAD         CA   92009          2            04/20/95         11
    0380123787                           03           06/01/95         25
    1567120612                           O            05/01/25
    0


    1418800          074/728             F          264,000.00         ZZ
    PELSZYNSKI          STANLEY          360        264,000.00          1
    2052   MACKINNON AVENUE            8.750          2,076.89         80
                                       8.500          2,076.89      330,000.00
    ENCINITAS        CA   92007          1            05/03/95         00
    0380120627                           05           07/01/95          0
    1567122662                           O            06/01/25
    0


    1418801          074/728             F          505,000.00         ZZ
    INGRAM              KEITH    M       360        504,716.89          1
1


    1341 EAST DESERT WILLOW DRIVE      8.875          4,018.01         78
                                       8.625          4,018.01      655,649.00
    PHOENIX          AZ   85048          1            04/28/95         00
    0380121120                           03           06/01/95          0
    1569119760                           O            05/01/25
    0


    1418802          074/728             F          290,450.00         ZZ
    STUCKEY             LAUREL           360        290,287.16          1
    20019 CROW CREEK ROAD              8.875          2,310.96         89
                                       8.625          2,310.96      327,000.00
    CASTRO VALLEY    CA   94546          1            04/25/95         10
    0380121963                           03           06/01/95         25
    1573119436                           O            05/01/25
    0


    1418803          074/728             F          400,000.00         ZZ
    SABIN               SHARON   D       360        400,000.00          1
    36450 NE WILSONVILLE ROAD          8.750          3,146.81         44
                                       8.500          3,146.81      925,000.00
    NEWBERG          OR   97132          5            05/01/95         00
    0380121922                           05           07/01/95          0
    1575006645                           O            06/01/25
    0


    1418804          074/728             F          255,200.00         ZZ
    KONKOL              RICHARD  J       360        255,045.40          1
    633  S.E. MANCHESTER PLACE         8.500          1,962.27         80
                                       8.250          1,962.27      319,000.00
    PORTLAND         OR   97202          1            04/26/95         00
    0380123571                           05           06/01/95          0
    1575006984                           O            05/01/25
    0


    1418805          074/728             F          270,000.00         ZZ
    GILLESPIE           EDWARD   H       360        270,000.00          1
    13124 WHISPER CREED DRIVE          8.875          2,148.25         80
                                       8.625          2,148.25      339,525.00
    CHARLOTTE        NC   28277          1            05/08/95         00
    0380124256                           03           07/01/95          0
    1577011840                           O            06/01/25
    0


    1418806          074/728             F          387,250.00         ZZ
    LYNCH               DANIEL   C       360        387,027.20          1
    4262 SOUTH HUDSON PARKWAY          8.750          3,046.50         80
                                       8.500          3,046.50      485,000.00
    ENGLEWOOD        CO   80110          1            04/27/95         00
    0380123746                           05           06/01/95          0
1


    1579008482                           O            05/01/25
    0


    1418807          074/728             F          275,000.00         ZZ
    DORE                MARK     A       360        275,000.00          1
    1936 SOUTH ROUTT COURT             8.500          2,114.52         78
                                       8.250          2,114.52      355,000.00
    LAKEWOOD         CO   80225          2            05/09/95         00
    0380124165                           05           07/01/95          0
    1579008711                           O            06/01/25
    0


    1418808          074/728             F          336,000.00         ZZ
    HUNT                WAYNE    M       360        336,000.00          1
    40 WALSH STREET                    9.000          2,703.54         80
                                       8.750          2,703.54      420,000.00
    NUNTUCKET        MA   02554          1            05/10/95         00
    0380123761                           05           07/01/95          0
    1580012931                           O            06/01/25
    0


    1418809          074/728             F          214,000.00         ZZ
    HENRY               DOUGLAS  N       360        213,886.11          1
    16772  THORNGATE ROAD              9.125          1,741.18         80
                                       8.875          1,741.18      267,500.00
    BATH TOWNSHIP    MI   48823          2            04/24/95         00
    0380123480                           05           06/01/95          0
    1581012788                           O            05/01/25
    0


    1418810          074/728             F          229,500.00         ZZ
    BAILEY              JOSEPH           360        229,371.33          1
    RD 3 BOX 3328B                     8.875          1,826.01         90
                                       8.625          1,826.01      255,000.00
    EAST STROUDSBUR  PA   18301          1            04/24/95         14
    0380123985                           05           06/01/95         25
    1584006850                           O            05/01/25
    0


    1418811          074/728             F          202,000.00         ZZ
    SCHAFER             JACOB    F       360        202,000.00          1
    16 EN PROVENCE                     8.500          1,553.21         75
                                       8.250          1,553.21      270,000.00
    CHERRY HILL      NJ   08003          1            05/08/95         00
    0380124264                           05           07/01/95          0
    1584007966                           O            06/01/25
    0


1


    1418812          074/728             F          195,000.00         ZZ
    WILLIAMS            ROBERT   S       360        194,896.22          1
    1024 BENTON HARBOR BOULEVARD       9.125          1,586.59         75
                                       8.875          1,586.59      261,000.00
    MOUNT JULIET     TN   37122          1            04/28/95         00
    0380121880                           05           06/01/95          0
    1585009027                           O            05/01/25
    0


    1418813          074/728             F          232,650.00         ZZ
    MILLSAPS            BRYANT           360        232,522.92          1
    104 SOUTH GOVERNORS COVE           9.000          1,871.96         90
                                       8.750          1,871.96      258,500.00
    HENDERSONVILLE   TN   37075          1            04/28/95         04
    0380123720                           03           06/01/95         25
    1585009640                           O            05/01/25
    0


    1418814          074/728             F          292,000.00         ZZ
    GARCIA              ANA              360        291,836.29          1
    807 UNIVERSITY BLVD EAST           8.875          2,323.29         80
                                       8.625          2,323.29      365,000.00
    SILVER SPRING    MD   20903          2            04/28/95         00
    0380124280                           05           06/01/95          0
    1587009924                           O            05/01/25
    0


    1418815          074/728             F          244,000.00         ZZ
    PAOLETTI            CHARLES  R       240        243,278.12          1
    6015 LEBANON DRIVE                 9.125          2,214.99         70
                                       8.875          2,214.99      350,000.00
    FALLS CHURCH     VA   22041          5            03/31/95         00
    0380124132                           05           05/01/95          0
    1592010933                           O            04/01/15
    0


    1418816          074/728             F          264,000.00         ZZ
    ROSE                WAYNE    B       360        264,000.00          1
    1912 DARNELL ST                    8.875          2,100.50         73
                                       8.625          2,100.50      362,535.00
    LIBERTYVILLE     IL   60048          1            05/10/95         00
    0380124074                           05           07/01/95          0
    1601131915                           O            06/01/25
    0


    1418817          074/728             F          700,000.00         ZZ
    MACON               MICHAEL  G       360        699,553.63          1
    11819  SHEPARDS CROSSING           8.250          5,258.87         72
                                       8.000          5,258.87      985,000.00
1


    CLARKSVILLE      MD   21029          4            04/28/95         00
    0380122037                           05           06/01/95          0
    1721149766                           O            05/01/25
    0


    1418818          074/728             F          385,200.00         ZZ
    FISHMAN             LOREN    M       360        385,200.00         20
    330 WEST END AVENUE 9B             9.125          3,134.12         80
                                       8.875          3,134.12      487,000.00
    NEW YORK         NY   10023          1            05/12/95         00
    0380124405                           13           07/01/95          0
    1111005259                           O            06/01/25
    0


    1418819          074/728             F          690,000.00         ZZ
    MAGLIOCCO           JOSEPH   J       360        690,000.00        112
    65 CENTRAL PARK WEST #12B          9.000          5,551.90         75
                                       8.750          5,551.90      920,000.00
    NEW YORK         NY   10023          1            05/12/95         00
    0380124355                           12           07/01/95          0
    1112013762                           O            06/01/25
    0


    1418820          074/728             F          320,250.00         ZZ
    SWEENEY             GREGORY  B       360        319,880.15          1
    41     FREEMAN COURT               8.750          2,519.41         75
                                       8.500          2,519.41      427,000.00
    WINDHAM          ME   04062          1            03/31/95         00
    0380125451                           03           05/01/95          0
    1500031120                           O            04/01/25
    0


    1418821          074/728             F          218,250.00         ZZ
    ANDERSON            RANDY            360        218,136.85          1
    4460 N 125 WEST                    9.250          1,795.49         75
                                       9.000          1,795.49      291,000.00
    PLEASANT VIEW    UT   84414          5            04/11/95         00
    0380123241                           05           06/01/95          0
    1506023962                           O            05/01/25
    0


    1418822          074/728             F          225,000.00         ZZ
    FRENCH              JOHN     D       360        224,877.10          1
    11010  BELLE ROSE CIRCLE           9.000          1,810.40         87
                                       8.750          1,810.40      260,000.00
    SHREVEPORT       LA   71129          4            04/28/95         04
    0380124298                           03           06/01/95         25
    1510006912                           O            05/01/25
    0
1




    1418824          074/728             F          420,000.00         ZZ
    EDMONDSON           MIKE     R       360        420,000.00          1
    108 MORNING DOVE COURT             8.750          3,304.15         80
                                       8.500          3,304.15      525,000.00
    ARGYLE           TX   76226          4            05/12/95         00
    0380124140                           05           07/01/95          0
    1563103622                           O            06/01/25
    0


    1418826          076/728             F          210,000.00         ZZ
    JONES               CHRISTOPHH       360        209,885.29          1
    36982 KENMORE                      9.000          1,689.71         90
                                       8.750          1,689.71      235,500.00
    FARMINGTON HILL  MI   48335          1            04/21/95         10
    0380122854                           05           06/01/95         25
    4465852M                             O            05/01/25
    0


    1418838          232/232             F          500,000.00         ZZ
    NEWKIRK             PAUL     A       360        499,740.79          1
    2639 SILVER CLOUD DRIVE            9.250          4,113.38         66
                                       9.000          4,113.38      760,000.00
    PARK CITY        UT   84060          2            04/13/95         00
    527006                               05           06/01/95          0
    527006                               O            05/01/25
    0


    1418845          664/728             F          320,400.00         ZZ
    MINASSIAN           ARMEN    G       360        320,400.00          1
    60 ENCINO AVENUE                   8.875          2,549.25         90
                                       8.625          2,549.25      356,000.00
    CAMARILLO AREA   CA   93010          1            05/04/95         11
    0380122706                           05           07/01/95         17
    2035426                              O            06/01/25
    0


    1418847          640/640             F          273,600.00         ZZ
    STORZ               DANIEL   M       360        273,442.59          1
    575 KENROSE STREET                 8.750          2,152.41         80
                                       8.625          2,152.41      342,000.00
    COLLIERVILLE     TN   38017          1            04/26/95         00
    0780106                              05           06/01/95          0
    0780106                              O            05/01/25
    0


    1418851          076/728             F          258,875.00         ZZ
    TIBBETS             ALBERT   S       360        258,726.06          1
1


    5796 ARLENE WAY                    8.750          2,036.57         95
                                       8.500          2,036.57      272,500.00
    LIVERMORE        CA   94550          1            04/14/95         10
    0380122862                           05           06/01/95         30
    4462392                              O            05/01/25
    0


    1418862          617/617             F          324,000.00         ZZ
    HOGAN               MICHAEL  R       360        323,827.57          1
    9368 ROBYN HILLS DRIVE             9.125          2,636.18         80
                                       8.875          2,636.18      405,000.00
    SUNSET HILLS     MO   63127          1            04/05/95         00
    482791                               05           06/01/95          0
    482791                               O            05/01/25
    0


    1418865          617/617             F          288,000.00         ZZ
    ALDRICH             BRADLEY  D       360        287,621.92          1
    16443 ANDRAES DR.                  8.125          2,138.40         80
                                       7.875          2,138.40      360,000.00
    CHESTERFIELD     MO   63005          1            03/22/95         00
    482874                               03           05/01/95          0
    482874                               O            04/01/25
    0


    1418866          617/617             F          210,000.00         ZZ
    CLENDENIN           LAWRENCE H       360        209,882.27          1
    148 WEST ZIA ROAD                  8.875          1,670.85         52
                                       8.625          1,670.85      409,000.00
    SANTA FE         NM   87505          2            04/07/95         00
    482759                               05           06/01/95          0
    482759                               O            05/01/25
    0


    1418869          617/617             F          260,000.00         T
    CATRABONE           DONALD   R       360        259,603.01          1
    501 WINDSOR PLACE                  9.375          2,162.55         80
                                       9.125          2,162.55      325,000.00
    HILTON HEAD IS.  SC   29928          1            02/28/95         00
    650835                               08           04/01/95          0
    650835                               O            03/01/25
    0


    1418871          617/617             F          306,000.00         ZZ
    BROOKS              RICHARD  H       360        305,681.50          1
    14529 WELLINGTON ESTATES DRIVE     9.250          2,517.39         90
                                       9.000          2,517.39      340,000.00
    CHESTERFIELD     MO   63017          1            03/21/95         14
    482704                               03           05/01/95         25
1


    482704                               O            04/01/25
    0


    1418873          617/617             F          280,000.00         ZZ
    MUETTERTIES         JOHN     H       360        279,716.10          1
    4424 HUNTERS CHASE ROAD            9.375          2,328.90         79
                                       9.125          2,328.90      357,651.00
    LAS CRUCES       NM   88011          1            03/21/95         00
    482798                               05           05/01/95          0
    482798                               O            04/01/25
    0


    1418875          617/617             F          235,800.00         ZZ
    RATER               JOSEPH   M       360        235,534.62          1
    11 FLEETWOOD DRIVE                 8.875          1,876.14         90
                                       8.625          1,876.14      262,000.00
    LADUE            MO   63124          1            03/31/95         14
    482671                               03           05/01/95         17
    482671                               O            04/01/25
    0


    1418876          617/617             F          240,000.00         ZZ
    PROFFITT            BOB              360        239,868.91          1
    1305 ROBERTSON DRIVE               9.000          1,931.09         78
                                       8.750          1,931.09      310,000.00
    CRESTWOOD        KY   40014          2            04/07/95         00
    650237                               05           06/01/95          0
    650237                               O            05/01/25
    0


    1418877          617/617             F          335,700.00         ZZ
    STARSON, JR.        PETER    P       360        335,368.45          1
    1735 N. ATLANTIC BLVD.             9.500          2,822.75         90
                                       9.250          2,822.75      373,000.00
    FT. LAUDERDALE   FL   33305          1            04/04/95         14
    690304                               03           05/01/95         20
    690304                               O            04/01/25
    0


    1418881          617/617             F          217,600.00         ZZ
    LEVITT              SANDRA   L       360        217,471.53          1
    11505 DESERT CLASSIC, N.E.         8.625          1,692.47         80
                                       8.375          1,692.47      272,050.00
    ALBUQUERQUE      NM   87111          1            04/07/95         00
    482942                               03           06/01/95          0
    482942                               O            05/01/25
    0


1


    1418885          439/439             F          252,000.00         ZZ
    WATT                ROMAN    G       360        252,000.00          1
    1725 BRITTAN AVENUE                8.900          2,009.55         90
                                       8.775          2,009.55      280,000.00
    SAN CARLOS       CA   94070          1            05/05/95         04
    1778301                              05           07/01/95         25
    1778301                              O            06/01/25
    0


    1418899          686/686             F          245,500.00         R
    MCKITTRICK          CHRISTOP         360        245,500.00          1
    20076 OCEAN KEY DRIVE              8.875          1,953.31         80
                                       8.625          1,953.31      306,990.00
    BOCA RATON       FL   33498          1            05/10/95         00
    30816741177                          03           07/01/95          0
    30816741177                          O            06/01/25
    0


    1418900          686/686             F          107,000.00         ZZ
    CHAVEZ              MANUEL           360        107,000.00          1
    2225 PITTNER LANE                  8.500            822.74         70
                                       8.250            822.74      152,900.00
    PLANO            TX   75025          1            05/05/95         00
    30816796841                          05           07/01/95          0
    30816796841                          O            06/01/25
    0


    1418935          201/201             F          180,000.00         ZZ
    COSTANTINO          JOSEPH   A       360        180,000.00          1
    33 TRUE'S DRIVE                    8.875          1,432.17         68
    COUNTY OF SUFFOLK                  8.625          1,432.17      265,000.00
    WEST ISLIP       NY   11795          1            05/15/95         00
    2400804502                           05           07/01/95          0
    2400804502                           O            06/01/25
    0


    1418943          638/728             F          322,200.00         ZZ
    ARTIST              J        W       360        322,200.00          1
    6307 SOUTH JAMAICA COURT           8.875          2,563.57         75
                                       8.625          2,563.57      429,678.00
    ENGLEWOOD        CO   80111          1            05/12/95         00
    0380121690                           03           07/01/95          0
    02530574                             O            06/01/25
    0


    1418987          A53/728             F          267,300.00         ZZ
    ARONSON             IRA              360        262,438.52          1
    1044 BRAEMOOR UNIT #D              8.000          1,961.35         90
                                       7.750          1,961.35      297,000.00
1


    DOWNERS GROVE    IL   60515          1            04/28/93         11
    0380120015                           01           06/01/93         17
    290011718                            O            05/01/23
    0


    1418991          A53/728             F          227,700.00         ZZ
    CERAGIOLI           RICHARD  J       360        222,276.68          1
    1801 HOLLY LANE                    8.625          1,771.03         90
                                       8.375          1,771.03      253,000.00
    FLOSSMOOR        IL   60422          1            09/30/92         04
    0380120056                           05           11/01/92         17
    290011228                            O            10/01/22
    0


    1418994          A53/728             F          243,000.00         ZZ
    WOLFE               ARTHUR   H       360        237,978.82          1
    978 COVENTRY LANE                  8.375          1,846.98         45
                                       8.125          1,846.98      550,000.00
    HIGHLAND PARK    IL   60035          2            11/02/92         00
    0380120007                           05           01/01/93          0
    290011345                            O            12/01/22
    0


    1419170          076/728             F          103,600.00         ZZ
    MCFARLAND           ALEX             360        103,489.32          1
    163 RAINBOW DRIVE                  9.125            842.92         70
                                       8.875            842.92      148,000.00
    GRAND JUNCTION   CO   81503          1            03/03/95         00
    0380122888                           05           05/01/95          0
    4438032M                             O            04/01/25
    0


    1419178          A53/728             F          319,200.00         ZZ
    NEMETH              JEFFREY  M       360        309,001.46          1
    601 LAUREL AVENUE                  8.000          2,342.18         80
                                       7.750          2,342.18      399,000.00
    WILMETTE         IL   60091          1            05/06/94         00
    0380120064                           05           07/01/94          0
    290013625                            O            06/01/24
    0


    1419183          172/172             F          349,000.00         ZZ
    PARK                DAVID    S       360        348,340.72          1
    36 BLUE HILLS DRIVE                9.750          2,998.45         62
                                       9.500          2,998.45      569,000.00
    HOLMDEL          NJ   07733          1            01/09/95         00
    500057718                            05           03/01/95          0
    500057718                            O            02/01/25
    0
1




    1419184          172/172             F          228,000.00         ZZ
    BALDWIN JR          R        M       360        227,633.24          1
    2 SADDLE RIDGE DRIVE               9.125          1,855.08         75
                                       8.875          1,855.08      304,000.00
    CLINTON TOWNSHI  NJ   08801          1            02/15/95         00
    500057754                            05           04/01/95          0
    500057754                            O            03/01/25
    0


    1419185          172/172             F          230,700.00         ZZ
    REAVES              GEORGE   D       360        230,240.68          1
    8811 ROYAL CREST DRIVE             9.500          1,939.85         90
                                       9.250          1,939.85      258,925.00
    ADELPHI          MD   20783          1            01/25/95         12
    500057779                            05           03/01/95         20
    500057779                            O            02/01/25
    0


    1419187          172/172             F          350,000.00         ZZ
    GAYNOR              JAMES    W       360        349,422.15          1
    261 FORREST ROAD                   9.000          2,816.18         90
                                       8.750          2,816.18      392,000.00
    LOWER MERION TO  PA   19066          1            02/28/95         10
    500057972                            05           04/01/95         25
    500057972                            O            03/01/25
    0


    1419188          172/172             F          231,200.00         ZZ
    ASILIS              CARLOS           360        230,952.99          1
    16 MURRAY HILL MANOR               9.125          1,881.12         80
                                       8.875          1,881.12      289,000.00
    BOROUGH OF NEW   NJ   07974          1            03/15/95         00
    500057991                            01           05/01/95          0
    500057991                            O            04/01/25
    0


    1419189          172/172             F          220,000.00         ZZ
    SCHLEIMER           JOHN             360        219,764.97          1
    94 TULIP STREET                    9.125          1,789.99         68
                                       8.875          1,789.99      328,000.00
    CITY OF SUMMIT   NJ   07901          1            03/16/95         00
    500057992                            05           05/01/95          0
    500057992                            O            04/01/25
    0


    1419190          172/172             F          369,000.00         ZZ
    ESHELMAN            THOMAS   R       360        368,605.76          1
1


    2203 DELANCEY STREET               9.125          3,002.31         90
                                       8.875          3,002.31      410,000.00
    PHILADELPHIA     PA   19103          1            03/17/95         10
    500057996                            05           05/01/95         25
    500057996                            O            04/01/25
    0


    1419192          172/172             F          216,000.00         T
    KLASSEN             JOHN             360        215,786.66          1
    540 PEAK'S VIEW DRIVE              9.500          1,816.25         80
                                       9.250          1,816.25      270,000.00
    GALLATIN GATEWA  MT   59030          1            03/24/95         00
    500058045                            05           05/01/95          0
    500058045                            O            04/01/25
    0


    1419193          172/172             F          310,000.00         ZZ
    INNELLA             ROBIN            360        309,642.00          1
    4 BEACON BOULEVARD                 8.750          2,438.77         54
                                       8.500          2,438.77      580,000.00
    SEAGRIT BOROUGH  NJ   08750          1            03/27/95         00
    500058046                            05           05/01/95          0
    500058046                            O            04/01/25
    0


    1419194          172/172             F          209,000.00         ZZ
    FOTOUHI             NADER            360        208,788.08          1
    1 DANIEL STREET                    9.375          1,738.36         95
                                       9.125          1,738.36      220,000.00
    CHATHAM TOWNSHI  NJ   07928          1            03/24/95         11
    500058047                            05           05/01/95         30
    500058047                            O            04/01/25
    0


    1419195          172/172             F          229,500.00         ZZ
    ONDICH              LISA             360        229,248.34          1
    628 VASSAR ROAD                    9.000          1,846.61         90
                                       8.750          1,846.61      255,000.00
    TREDYFFRIN TOWN  PA   19087          1            03/24/95         10
    500058048                            05           05/01/95         25
    500058048                            O            04/01/25
    0


    1419196          172/172             F          317,000.00         ZZ
    MOMJIAN             MARK     A       360        316,614.56          1
    202 GARDEN PLACE                   8.500          2,437.46         68
                                       8.250          2,437.46      470,000.00
    RADNOR TOWNSHIP  PA   19087          1            03/31/95         00
    500058053                            05           05/01/95          0
1


    500058053                            O            04/01/25
    0


    1419197          172/172             F          244,600.00         ZZ
    SIMONOFF            ADAM     J       360        244,331.78          1
    8665 CHASE GLEN CIRCLE             9.000          1,968.11         80
                                       8.750          1,968.11      305,800.00
    FAIRFAX STATION  VA   22039          1            03/29/95         00
    500058054                            05           05/01/95          0
    500058054                            O            04/01/25
    0


    1419198          172/172             F          245,250.00         ZZ
    CANNELLA            ANTHONY  J       360        244,994.74          1
    150 GARY ROAD                      9.250          2,017.61         74
                                       9.000          2,017.61      335,000.00
    STAMFORD         CT   06903          1            03/31/95         00
    500058058                            05           05/01/95          0
    500058058                            O            04/01/25
    0


    1419199          172/172             F          220,000.00         ZZ
    DEGAN               DENNIS   D       360        219,739.29          1
    135 PITT ROADREET                  8.625          1,711.14         80
                                       8.375          1,711.14      276,000.00
    SPRINGIELD TOWN  NJ   07081          1            03/31/95         00
    500058059                            05           05/01/95          0
    500058059                            O            04/01/25
    0


    1419200          172/172             F          235,000.00         ZZ
    ARMSTRONG           RICHARD  N       360        234,871.64          1
    1690 KINDRA COURT                  9.000          1,890.86         72
                                       8.750          1,890.86      327,000.00
    BRENTWOOD        TN   37027          1            04/04/95         00
    500058060                            05           06/01/95          0
    500058060                            O            05/01/25
    0


    1419201          172/172             F          480,000.00         ZZ
    CONLIN              JOHN     W       360        479,709.22          1
    620 HILLENDALE ROAD                8.500          3,690.78         60
                                       8.250          3,690.78      800,000.00
    CHADDS FORD      PA   19317          1            04/06/95         00
    500058063                            05           06/01/95          0
    500058063                            O            05/01/25
    0


1


    1419202          172/172             F          276,000.00         ZZ
    QUALEY              DEBORAH  A       360        275,841.21          1
    12 PENNSYLVANIA AVE                8.750          2,171.29         80
                                       8.500          2,171.29      345,000.00
    REHOBOTH BEACH   DE   19973          1            04/08/95         00
    500058069                            05           06/01/95          0
    500058069                            O            05/01/25
    0


    1419203          172/172             F          327,250.00         ZZ
    MUSCIO              ARTHUR   P       360        327,061.72          1
    433 MEER AVENUE                    8.750          2,574.48         85
                                       8.500          2,574.48      385,000.00
    WYCKOFF TWP      NJ   07481          1            04/17/95         10
    500058129                            05           06/01/95         12
    500058129                            O            05/01/25
    0


    1419204          172/172             F          314,770.00         BB
    WARNE               BRADLEY  H       360        314,598.07          1
    3950 FALLS RIDGE DRIVE             9.000          2,532.71         79
                                       8.750          2,532.71      402,000.00
    ALPHARETTA       GA   30202          1            04/21/95         00
    500058152                            05           06/01/95          0
    500058152                            O            05/01/25
    0


    1419205          172/172             F          275,000.00         ZZ
    DAVIS               MARC     E       360        274,829.07          1
    10 APPLE TREE LANE                 8.375          2,090.20         72
                                       8.125          2,090.20      385,000.00
    WARREN TOWNSHIP  NJ   07060          1            04/28/95         00
    500058163                            05           06/01/95          0
    500058163                            O            05/01/25
    0


    1419206          172/172             F          256,500.00         ZZ
    WOLCZANSKI          JOSEPH   A       360        256,367.03          1
    4 CHUCKANUTTDRIVE                  9.250          2,110.16         90
                                       9.000          2,110.16      285,000.00
    OAKLAND BOROUGH  NJ   07436          1            04/28/95         11
    500058164                            05           06/01/95         25
    500058164                            O            05/01/25
    0


    1419207          172/172             F          220,000.00         BB
    EAGAN               PATRICK  J       360        219,879.83          1
    198 DEL PRADO DR                   9.000          1,770.17         85
                                       8.750          1,770.17      260,000.00
1


    CAMPBELL         CA   95008          1            04/24/95         10
    500058167                            05           06/01/95         12
    500058167                            O            05/01/25
    0


    1419208          172/172             F          251,100.00         ZZ
    AHO                 GEORGE   G       360        250,962.84          1
    47736 EDINBURGH DRIVE              9.000          2,020.41         79
                                       8.750          2,020.41      318,500.00
    PLYMOUTH TWP     MI   48170          1            05/01/95         00
    500058170                            05           06/01/95          0
    500058170                            O            05/01/25
    0


    1419209          172/172             F          253,900.00         ZZ
    GREWAL              TARLOCHANS       360        253,768.38          1
    10 CAPE MAY DRIVE                  9.250          2,088.77         80
                                       9.000          2,088.77      317,462.00
    MARLBORO TOWNSH  NJ   07746          1            04/27/95         00
    500058172                            05           06/01/95          0
    500058172                            O            05/01/25
    0


    1419210          172/172             F          313,950.00         ZZ
    DIAMOND             MARK     R       360        313,782.93          1
    44 POLING FARM COURT               9.125          2,554.40         75
                                       8.875          2,554.40      418,624.00
    MONTGOMERY TOWN  NJ   08502          1            04/28/95         00
    500058180                            05           06/01/95          0
    500058180                            O            05/01/25
    0


    1419211          172/172             F          265,000.00         ZZ
    GIBADLO             DONALD   E       360        264,835.29          1
    11 KIMISERLY ROAD                  8.375          2,014.19         73
                                       8.125          2,014.19      365,000.00
    SCITVATE         MA   02066          1            05/04/95         00
    500058181                            05           06/01/95          0
    500058181                            O            05/01/25
    0


    1419212          172/172             F          239,800.00         ZZ
    JONES               DOLORES  E       360        238,862.03          1
    1502-A S. PRAIRIE                  8.750          1,886.51         80
    BLDG #2 UNIT H18                   8.500          1,886.51      299,770.00
    CHICAGO          IL   60605          1            04/21/95         00
    500058183                            01           06/01/95          0
    500058183                            O            05/01/25
    0
1




    1419213          172/172             F          368,000.00         ZZ
    HELCHER             ROBERT   R       360        368,000.00          1
    8541 ESTATE DRIVE SOUTH            8.875          2,927.97         80
                                       8.625          2,927.97      460,000.00
    WEST PALM BEACH  FL   33414          1            05/05/95         00
    500058188                            05           07/01/95          0
    500058188                            O            06/01/25
    0


    1419214          172/172             F          464,000.00         ZZ
    BOLTON              THOMAS   A       360        464,000.00          1
    11944 LAKESHORE PLACE              8.500          3,567.76         80
                                       8.250          3,567.76      580,000.00
    NORTH PALM BEAC  FL   33408          1            05/08/95         00
    500058192                            05           07/01/95          0
    500058192                            O            06/01/25
    0


    1419215          172/172             F          383,300.00         ZZ
    CHUN                JOHN     Y       360        383,085.11          1
    8254 GEORGE WASHINGTON COURT       8.875          3,049.71         90
                                       8.625          3,049.71      425,925.00
    VIENNA           VA   22182          1            04/28/95         01
    500058193                            05           06/01/95         25
    500058193                            O            05/01/25
    0


    1419216          172/172             F          264,000.00         ZZ
    WOLF                BARRY            360        264,000.00          1
    128 NORTH 8TH AVENUE               8.875          2,100.50         75
                                       8.625          2,100.50      352,000.00
    BOROUGH OF HIGH  NJ   08904          1            05/15/95         00
    500058207                            05           07/01/95          0
    500058207                            O            06/01/25
    0


    1419218          076/076             F          250,000.00         ZZ
    FISHMAN             MILTON   H       360        250,000.00          1
    10461 N. 117TH PLACE               8.750          1,966.75         67
                                       8.500          1,966.75      375,000.00
    SCOTTSDALE       AZ   85259          1            05/05/95         00
    4655682                              03           07/01/95          0
    4655682                              O            06/01/25
    0


    1419219          076/076             F          650,000.00         ZZ
    RICHARDSON JR       CHARLES  C       360        649,616.24          1
1


    466 EAST SHORE ROAD                8.625          5,055.64         77
                                       8.375          5,055.64      855,000.00
    JAMESTOWN        RI   02835          1            05/01/95         00
    4578262                              05           06/01/95          0
    4578262                              O            05/01/25
    0


    1419220          076/076             F          278,550.00         ZZ
    THOMAS JR           WAYNE    F       360        278,401.77          1
    8906 SANDSTONE DRIVE               9.125          2,266.37         90
                                       8.875          2,266.37      310,000.00
    COLLEGE STATION  TX   77845          1            04/20/95         10
    4311742                              05           06/01/95         25
    4311742                              O            05/01/25
    0


    1419238          560/560             F          286,000.00         R
    PRUITT              KURT     C       360        280,992.95          1
    511 WANAAO ROAD                    8.250          2,148.62         80
                                       8.000          2,148.62      357,500.00
    KAILUA           HI   96734          1            07/12/94         00
    221510746                            05           09/01/94          0
    221510746                            O            08/01/24
    0


    1419239          560/560             F          305,662.49         ZZ
    JAMES III           THOMAS           360        305,032.59          1
    2005 LONG KNIFE COURT              9.375          2,543.63         75
                                       9.125          2,543.63      410,000.00
    LOUISVILLE       KY   40207          1            12/21/94         00
    450053616                            05           02/01/95          0
    450053616                            O            01/01/25
    0


    1419240          560/560             F           80,000.00         ZZ
    PISANO              COSMO            360         79,952.77          1
    161 WOODBROOK ROAD                 8.625            622.23         23
                                       8.375            622.23      359,900.00
    WHITE PLAINS     NY   10605          1            04/04/95         00
    450110887                            05           06/01/95          0
    450110887                            O            05/01/25
    0


    1419241          560/560             F          375,000.00         R
    MOSSER JR           RICHARD  P       360        374,684.25          1
    13461 EAST SAHUARO SUNSET          8.750          2,950.13         69
                                       8.500          2,950.13      550,000.00
    TUCSON           AZ   85749          1            04/10/95         00
    450115118                            03           06/01/95          0
1


    450115118                            O            05/01/25
    0


    1419242          560/560             F          370,000.00         ZZ
    COOK                PAUL     R       360        369,770.02          1
    9226 WHISPERING PINES DRIVE        8.375          2,812.27         78
                                       8.125          2,812.27      480,000.00
    SALINE           MI   48176          1            04/26/95         00
    450117577                            05           06/01/95          0
    450117577                            O            05/01/25
    0


    1419243          560/560             F          255,000.00         R
    GOULD               BARBARA  F       360        254,845.52          1
    919 S. BODIN STREET                8.500          1,960.73         85
                                       8.250          1,960.73      300,000.00
    HINSDALE         IL   60521          1            04/26/95         10
    450120845                            05           06/01/95         17
    450120845                            O            05/01/25
    0


    1419244          560/560             F           77,350.00         ZZ
    SHY SR              KENNETH  E       360         77,308.83          1
    531 SPRING MEADOW CROSSING         9.125            629.35         61
                                       8.875            629.35      128,576.00
    WENTZVILLE       MO   63385          1            04/28/95         00
    450123906                            03           06/01/95          0
    450123906                            O            05/01/25
    0


    1419245          560/560             F          232,200.00         R
    DATCHER-SPARKS      BELVA    J       360        232,069.82          1
    4361 AZTEC WAY                     8.875          1,847.49         90
                                       8.625          1,847.49      258,000.00
    OKEMOS           MI   48864          1            04/28/95         10
    450124342                            05           06/01/95         25
    450124342                            O            05/01/25
    0


    1419246          560/560             F          353,500.00         T
    BARAB               MARTIN   J       360        353,311.88          1
    610 VIA MONTE VISTA                9.125          2,876.19         69
                                       8.875          2,876.19      515,000.00
    PALM SPRINGS     CA   92262          2            04/28/95         00
    450130356                            05           06/01/95          0
    450130356                            O            05/01/25
    0


1


    1419247          560/560             F          306,800.00         ZZ
    DEDRICK             GREGG            360        306,800.00          1
    11618 PARAMONT WAY                 8.000          2,251.19         80
                                       7.750          2,251.19      383,500.00
    PROSPECT         KY   40059          1            05/10/95         00
    450131305                            05           07/01/95          0
    450131305                            O            06/01/25
    0


    1419248          560/560             F          283,500.00         ZZ
    WESCOTT             JOSEPH   A       360        283,500.00          1
    37 OLYMPIC LANE                    9.000          2,281.11         90
                                       8.750          2,281.11      315,000.00
    NORTH ANDOVER    MA   01845          1            05/10/95         04
    450131370                            05           07/01/95         25
    450131370                            O            06/01/25
    0


    1419249          560/560             F          224,200.00         ZZ
    THOMAS              GUY      A       360        224,200.00          1
    5336 VELOZ AVENUE                  9.000          1,803.96         95
                                       8.750          1,803.96      236,000.00
    TARZANA          CA   91356          1            04/28/95         10
    450131891                            05           07/01/95         30
    450131891                            O            06/01/25
    0


    1419250          560/560             F          280,850.00         ZZ
    LAWHEAD             CREIGHTONW       360        280,850.00          1
    2829 AVENIDA VALERA                8.500          2,159.49         80
                                       8.250          2,159.49      351,113.00
    CARLSBAD         CA   92009          1            05/08/95         00
    450131958                            03           07/01/95          0
    450131958                            O            06/01/25
    0


    1419251          560/560             F          157,000.00         ZZ
    SMITH               EDSON    T       360        157,000.00          1
    10 DEER MEADOW ROAD                8.750          1,235.12         62
                                       8.500          1,235.12      257,000.00
    DURHAM           NH   03824          1            05/12/95         00
    450132576                            05           07/01/95          0
    450132576                            O            06/01/25
    0


    1419253          560/560             F          245,600.00         ZZ
    QUEBRAL             BERNARD  R       360        245,600.00          1
    8241 EMERALD LANE                  8.875          1,954.10         90
                                       8.625          1,954.10      272,896.00
1


    WOODBURY         MN   55125          1            05/15/95         04
    450132808                            05           07/01/95         25
    450132808                            O            06/01/25
    0


    1419254          560/560             F          559,900.00         ZZ
    ANDERSON            J        W       360        559,900.00          1
    11 DEGRAAF COURT                   9.125          4,555.53         80
                                       8.875          4,555.53      699,900.00
    MAHWAH           NJ   07430          1            05/15/95         00
    450133483                            05           07/01/95          0
    450133483                            O            06/01/25
    0


    1419255          560/560             F          323,100.00         ZZ
    VAILL               BRIAN            360        323,100.00          1
    2116 VIZCAYA WAY                   9.125          2,628.85         90
                                       8.875          2,628.85      359,000.00
    SAN JOSE         CA   95124          1            05/04/95         14
    450133582                            03           07/01/95         25
    450133582                            O            06/01/25
    0


    1419256          560/560             F          268,000.00         ZZ
    LACKEY              JEFF     A       360        268,000.00          1
    1005 EAST CARDINAL DRIVE           8.500          2,060.69         89
                                       8.250          2,060.69      304,000.00
    SUNNYVALE        CA   94087          1            05/09/95         04
    450133608                            05           07/01/95         25
    450133608                            O            06/01/25
    0


    1419257          560/560             F          436,000.00         ZZ
    SHEPHERD            DENNIS   R       360        436,000.00          1
    3602 EASTFIELD ROAD                9.125          3,547.44         80
                                       8.875          3,547.44      545,000.00
    CARMEL           CA   93923          1            05/09/95         00
    450133699                            03           07/01/95          0
    450133699                            O            06/01/25
    0


    1419261          077/077             F          261,600.00         ZZ
    KOSCIELSKI          MATTHEW  F       360        261,600.00          1
    51346 NORTHILL COURT               8.875          2,081.41         75
                                       8.625          2,081.41      348,900.00
    GRANGER          IN   46530          1            05/10/95         00
    417680                               03           07/01/95          0
    417680                               O            06/01/25
    0
1




    1419265          076/076             F           87,500.00         ZZ
    CHANG               LILY             360         87,459.17          1
    6255 LINTON STREET                 9.750            751.77         70
                                       9.500            751.77      125,000.00
    PALM BEACH GARD  FL   33418          1            04/26/95         00
    4171522                              05           06/01/95          0
    4171522                              O            05/01/25
    0


    1419281          076/076             F           87,500.00         ZZ
    FENG                MICHAEL          360         87,500.00          1
    6267 LINTON STREET                 9.500            735.75         70
                                       9.250            735.75      125,000.00
    PALM BEACH GARD  FL   33418          1            05/03/95         00
    4171532                              05           07/01/95          0
    4171532                              O            06/01/25
    0


    1419283          076/076             F          350,000.00         ZZ
    WOODHEAD            J        D       360        350,000.00          1
    19395 S.W. EDY ROAD                8.750          2,753.45         54
                                       8.500          2,753.45      650,000.00
    SHERWOOD         OR   97140          1            05/03/95         00
    6070471                              05           07/01/95          0
    6070471                              O            06/01/25
    0


    1419287          136/728             F          216,000.00         ZZ
    SACKER              PAUL     M       360        216,000.00          1
    254-20 39TH AVENUE                 9.250          1,776.98         90
                                       9.000          1,776.98      240,000.00
    LITTLE NECK      NY   11362          1            05/15/95         04
    0380121831                           05           07/01/95         25
    1386430                              O            06/01/25
    0


    1419289          076/076             F          228,000.00         ZZ
    BIXLER              GARY     D       360        227,868.82          1
    14706 CROSSCREEK                   8.750          1,793.68         80
                                       8.500          1,793.68      285,000.00
    AUSTIN           TX   78737          1            04/28/95         00
    4775552M                             05           06/01/95          0
    4775552M                             O            05/01/25
    0


    1419296          076/076             F          169,000.00         ZZ
    COBB JR             CHARLES  K       360        169,000.00          1
1


    2851 HOWELL MILL RD NW             8.750          1,329.52         55
                                       8.500          1,329.52      310,000.00
    ATLANTA          GA   30327          5            05/03/95         00
    4780262                              05           07/01/95          0
    4780262                              O            06/01/25
    0


    1419304          076/076             F          281,250.00         ZZ
    CLARKE              STEVEN   M       360        281,250.00          1
    90 FRESH MEADOW ROAD               9.250          2,313.78         75
                                       9.000          2,313.78      375,000.00
    SOUTH KINGSTOWN  RI   02879          5            05/04/95         00
    4669262                              05           07/01/95          0
    4669262                              O            06/01/25
    0


    1419310          051/728             F          263,600.00         ZZ
    KETELSLEGER         MICHAEL  A       360        263,600.00          1
    1483 RANCHO HILLS DRIVE            8.875          2,097.32         90
                                       8.625          2,097.32      292,917.00
    CHINO HILLS      CA   91709          1            05/12/95         10
    0380124025                           05           07/01/95         25
    10106446                             O            06/01/25
    0


    1419316          076/076             F          142,500.00         ZZ
    GRUNEBAUM           SUSAN    L       360        142,500.00          1
    212 FAIRFIELD PLACE                8.375          1,083.11         60
                                       8.125          1,083.11      237,500.00
    FAIRFIELD        CT   06430          1            05/05/95         00
    4667772                              05           07/01/95          0
    4667772                              O            06/01/25
    0


    1419349          076/076             F          233,700.00         ZZ
    DUNMIRE II          WILLIAM  R       360        233,700.00          1
    4087 NORMANDALE DRIVE              8.500          1,796.95         95
                                       8.250          1,796.95      246,000.00
    SAN JOSE         CA   95118          1            05/09/95         10
    4665282                              05           07/01/95         25
    4665282                              O            06/01/25
    0


    1419384          403/728             F          277,000.00         ZZ
    DEVRIES             KEITH    M       360        276,832.18          1
    4 WATERHOUSE LANE                  8.500          2,129.90         90
                                       8.250          2,129.90      307,839.00
    CHESTER          CT   06412          1            04/27/95         04
    0380121393                           05           06/01/95         25
1


    6377980                              O            05/01/25
    0


    1419390          403/728             F          233,000.00         ZZ
    MEGENIS             DAVID    J       360        233,000.00          1
    8 NORTH PRINCETON DR               8.750          1,833.02         88
                                       8.500          1,833.02      265,000.00
    SHELTON          CT   06484          1            05/02/95         14
    0380122268                           05           07/01/95         25
    6376008                              O            06/01/25
    0


    1419408          A52/728             F          222,000.00         ZZ
    HIRSCH              EDWARD   D       360        222,000.00          1
    7405 CROMPTON COURT                8.625          1,726.69         71
                                       8.375          1,726.69      315,000.00
    DUNWOODY         GA   30350          2            05/23/95         00
    0380121336                           05           07/01/95          0
    HIRSCH                               O            06/01/25
    0


    1419409          363/363             F          252,000.00         ZZ
    PENNER              MARC     S       360        252,000.00          1
    14502 WHISPER WIND DRIVE           8.875          2,005.03         89
                                       8.750          2,005.03      284,000.00
    CARMEL           IN   46032          1            05/17/95         10
    8214822906                           03           07/01/95         30
    8214822906                           O            06/01/25
    0


    1419411          225/225             F          300,000.00         ZZ
    FLICK               CONRAD   L       360        298,982.18          1
    110 ST. LENVILLE DRIVE             9.125          2,440.90         80
                                       8.875          2,440.90      375,000.00
    CARY             NC   27511          1            01/27/95         00
    8804249                              03           03/01/95          0
    8804249                              O            02/01/25
    0


    1419682          225/225             F          320,000.00         ZZ
    BRANN               WILLIAM  F       360        318,931.41          1
    9510 PALMETTO DRIVE                9.000          2,574.79         80
                                       8.750          2,574.79      400,000.00
    ISLE OF THE PAL  SC   29451          1            11/14/94         00
    8002965                              08           01/01/95          0
    8002965                              O            12/01/24
    0


1


    1419683          225/225             F          275,000.00         ZZ
    GENTLESK, SR.       PHILIP   J       360        270,129.18          1
    6713 SETON HOUSE LANE              8.875          2,188.02         54
                                       8.625          2,188.02      510,000.00
    CHARLOTTE        NC   28277          1            09/30/94         00
    2379309                              03           11/01/94          0
    2379309                              O            10/01/24
    0


    1419684          225/225             F          268,000.00         ZZ
    FOWLER              RONALD   F       360        267,407.82          1
    5611 KESWICK COURT                 9.000          2,156.39         80
                                       8.750          2,156.39      335,000.00
    WILMINGTON       NC   28409          1            01/06/95         00
    8804325                              05           03/01/95          0
    8804325                              O            02/01/25
    0


    1419685          225/225             F          272,850.00         ZZ
    BLACK, SR.          JOHN     D       360        272,093.57          1
    2340 VERNON DRIVE                  9.000          2,195.41         75
                                       8.750          2,195.41      363,800.00
    CHARLOTTE        NC   28211          2            12/09/94         00
    8002779                              05           02/01/95          0
    8002779                              O            01/01/25
    0


    1419690          470/728             F          279,000.00         ZZ
    AMIGLIORE           GARY     C       360        279,000.00          1
    530 SOUTH SANTIAGO WAY             8.500          2,145.27         90
                                       8.250          2,145.27      310,000.00
    ANAHEIM          CA   92807          1            05/19/95         11
    0380122094                           03           07/01/95         17
    01171718                             O            06/01/25
    0


    1419692          225/225             F          257,650.00         ZZ
    ROOS                JOHN     T       360        256,485.08          1
    119 DRAYMORE WAY                   9.000          2,073.11         79
                                       8.750          2,073.11      327,000.00
    CARY             NC   27513          1            11/22/94         00
    8002684                              05           01/01/95          0
    8002684                              O            12/01/24
    0


    1419704          225/225             F          500,000.00         ZZ
    EDLIN               TODD     H       360        498,649.23          1
    33 SPRING OAKS COURT               9.125          4,068.16         80
                                       8.875          4,068.16      625,000.00
1


    ATLANTA          GA   30327          1            12/23/94         00
    8003417                              05           02/01/95          0
    8003417                              O            01/01/25
    0


    1419712          225/225             F          279,000.00         ZZ
    GOLKE               DAVID    A       360        278,338.52          1
    1119 S DARLING DRIVE NW            9.750          2,397.04         89
                                       9.500          2,397.04      315,000.00
    ALEXANDRIA       MN   56308          1            12/23/94         14
    8804158                              05           02/01/95         17
    8804158                              O            01/01/25
    0


    1419713          225/225             F          248,500.00         ZZ
    RIBANDO             PHILIP   P       360        247,670.19          1
    8226 BAR HARBOR LANE               9.000          1,999.48         64
                                       8.750          1,999.48      390,000.00
    CHARLOTTE        NC   28210          1            11/18/94         00
    2343240                              03           01/01/95          0
    2343240                              O            12/01/24
    0


    1419714          225/225             F          233,000.00         ZZ
    MARCOUX II          J        P       360        232,625.20          1
    21 BEAUMONT'S POND DRIVE           9.125          1,895.76         90
                                       8.875          1,895.76      259,000.00
    MANSFIELD        MA   02048          1            02/08/95         14
    8804606                              05           04/01/95         17
    8804606                              O            03/01/25
    0


    1419718          225/225             F          240,000.00         ZZ
    TEISMANN            JAMES    E       360        239,334.65          1
    1005 ERIN'S WAY                    9.000          1,931.09         74
                                       8.750          1,931.09      328,500.00
    RALEIGH          NC   27617          2            12/22/94         00
    8003264                              03           02/01/95          0
    8003264                              O            01/01/25
    0


    1419721          225/225             F          650,000.00         ZZ
    SALNOSKE            KARL     D       360        648,053.45          1
    8275 ALVORD STREET                 8.625          5,055.63         62
                                       8.375          5,055.63    1,050,000.00
    MCLEAN           VA   22102          1            12/20/94         00
    8804373                              05           02/01/95          0
    8804373                              O            01/01/25
    0
1




    1419726          225/225             F          377,000.00         ZZ
    SEMERTZIDES         JAMES    N       360        376,166.97          1
    20 JAY COURT                       9.000          3,033.43         80
                                       8.750          3,033.43      472,500.00
    SAYVILLE         NY   11782          1            01/11/95         00
    8804151                              05           03/01/95          0
    8804151                              O            02/01/25
    0


    1419727          225/225             F          375,000.00         ZZ
    VAN EVERY           SHERRY   M       360        342,412.73          1
    4010 SEMINOLE COURT                9.125          3,051.12         29
                                       8.875          3,051.12    1,300,000.00
    CHARLOTTE        NC   28210          2            10/14/94         00
    8002363                              05           12/01/94          0
    8002363                              O            11/01/24
    0


    1419730          225/225             F          247,000.00         ZZ
    RUECKERT            DANIEL   C       360        246,213.02          1
    25672 SW LADD HILL RD              9.500          2,076.90         78
                                       9.250          2,076.90      317,500.00
    SHERWOOD         OR   97140          1            01/25/95         00
    2388866                              05           03/01/95          0
    2388866                              O            02/01/25
    0


    1419732          225/225             F          220,000.00         ZZ
    MCIVER              JEFFREY  L       360        218,405.36          1
    2306 VIRGINIA STREET               9.250          1,809.88         80
                                       9.000          1,809.88      275,000.00
    BERKELEY         CA   94709          1            01/03/95         00
    8600409                              05           02/01/95          0
    8600409                              O            01/01/25
    0


    1419734          225/225             F          230,400.00         ZZ
    LAUGHNER            MICHAEL  P       360        228,427.30          1
    2105 NEUSE COLONY DRIVE            8.750          1,812.55         93
                                       8.500          1,812.55      250,300.00
    CLAYTON          NC   27520          1            11/01/94         14
    8002014                              03           12/01/94         25
    8002014                              O            11/01/24
    0


    1419735          225/225             F          343,000.00         ZZ
    BENZVI              ISRAEL   B       360        341,794.16          1
1


    5709 SUGARBRUSH LANE               8.750          2,698.38         70
                                       8.500          2,698.38      490,000.00
    ROCKVILLE        MD   20852          1            11/29/94         00
    8101097                              03           01/01/95          0
    8101097                              O            12/01/24
    0


    1419737          225/225             F          220,500.00         ZZ
    NISHI               GARY     K       360        219,919.61          1
    2184 COYOTE CREEK COURT            9.250          1,813.99         90
                                       9.000          1,813.99      245,000.00
    RANCHO CORDOVA   CA   95670          1            12/13/94         14
    8600378                              03           02/01/95         17
    8600378                              O            01/01/25
    0


    1419740          776/728             F          420,000.00         ZZ
    KASLOW              MICHAEL          360        420,000.00          1
    15454 SOUTH MOUNTAIN ROAD          9.250          3,455.24         65
                                       9.000          3,455.24      650,000.00
    SANTA PAULA      CA   93060          2            05/11/95         00
    0380122474                           05           07/01/95          0
    2121309                              O            06/01/25
    0


    1419744          225/225             F          217,700.00         ZZ
    SANDERS, JR         THOMAS   J       360        217,111.86          1
    8017 PONY PASTURE COURT            9.125          1,771.28         90
                                       8.875          1,771.28      241,976.00
    RALEIGH          NC   27612          1            12/30/94         14
    8804248                              05           02/01/95         17
    8804248                              O            01/01/25
    0


    1419746          225/225             F          230,400.00         ZZ
    JOHNSON, III        W        P       360        230,270.84          1
    150 SOUTH 294TH PLACE              8.875          1,833.16         90
                                       8.625          1,833.16      256,000.00
    FEDERAL WAY      WA   98003          1            04/19/95         14
    8501663                              05           06/01/95         25
    8501663                              O            05/01/25
    0


    1419752          225/225             F          290,500.00         ZZ
    O'NEILL             MICHAEL  C       360        290,500.00          1
    8800 N 66TH PL                     8.750          2,285.36         57
                                       8.500          2,285.36      510,000.00
    PARADISE VALLEY  AZ   85253          2            05/01/95         00
    8501901                              05           07/01/95          0
1


    8501901                              O            06/01/25
    0


    1419753          225/225             F          210,000.00         ZZ
    NEWTON, JR          CHARLES  R       360        209,447.24          1
    13117 SIERRA COURT                 9.250          1,727.61         80
                                       9.000          1,727.61      263,000.00
    LAKE OSWEGO      OR   97035          1            12/09/94         00
    8600314                              05           02/01/95          0
    8600314                              O            01/01/25
    0


    1419758          225/225             F          247,500.00         ZZ
    HORTON              PHILIP   A       360        246,980.80          1
    1 CABBAGE CROSSING                 9.250          2,036.12         90
                                       9.000          2,036.12      275,000.00
    SAVANNAH         GA   31411          1            01/13/95         14
    8003496                              03           03/01/95         17
    8003496                              O            02/01/25
    0


    1419759          225/225             F          276,800.00         ZZ
    RAGHURAM            RAJAGOPAL        360        276,032.62          1
    1483 EDDINGTON PLACE               9.000          2,227.19         80
                                       8.750          2,227.19      346,000.00
    SAN JOSE         CA   95128          1            12/09/94         00
    8600375                              05           02/01/95          0
    8600375                              O            01/01/25
    0


    1419763          225/225             F          389,500.00         ZZ
    MALIK               PANKAJ           240        386,398.19          1
    11501 GREAT FALLS WAY              8.625          3,411.04         80
                                       8.375          3,411.04      486,925.00
    GREAT FALLS      VA   22066          1            12/29/94         00
    8101238                              03           02/01/95          0
    8101238                              O            01/01/15
    0


    1419766          225/225             F          248,000.00         T
    NASH                HENRY    G       360        247,849.77          1
    6801 COLUMBUS ROAD                 8.500          1,906.90         80
                                       8.250          1,906.90      310,000.00
    LIZELLA          GA   31052          1            04/27/95         00
    8005207                              05           06/01/95          0
    8005207                              O            05/01/25
    0


1


    1419796          225/225             F          296,000.00         ZZ
    PATUCCI             MARY             360        295,691.91          1
    225 ROSELAND AVENUE                9.250          2,435.12         80
                                       9.000          2,435.12      370,000.00
    ESSEX FELLS      NJ   07021          1            03/24/95         00
    8804900                              05           05/01/95          0
    8804900                              O            04/01/25
    0


    1419805          225/225             F          283,500.00         ZZ
    MARTINO             ANTHONY  M       360        283,345.15          1
    21 RIVER PINE DRIVE                9.000          2,281.10         90
                                       8.750          2,281.10      315,000.00
    ROME             GA   30165          1            04/28/95         14
    8004904                              05           06/01/95         25
    8004904                              O            05/01/25
    0


    1419807          225/225             F          312,000.00         ZZ
    GONZALEZ            JOHN     P       360        311,497.76          1
    25 VERSAILLES BLVD.                8.875          2,482.42         78
                                       8.625          2,482.42      400,000.00
    NEW ORLEANS      LA   70125          1            03/14/95         00
    8804895                              05           05/01/95          0
    8804895                              O            04/01/25
    0


    1419808          225/225             F          219,000.00         ZZ
    KNIGHT              RICHARD  M       360        218,516.11          1
    4715 CHESTERFIELD PLACE            9.000          1,762.12         73
                                       8.750          1,762.12      303,025.00
    HIGH POINT       NC   27282          1            01/03/95         00
    8400336                              05           03/01/95          0
    8400336                              O            02/01/25
    0


    1419813          966/728             F          650,000.00         ZZ
    RING III            JOSEPH   J       360        650,000.00          1
    1608 CLIFFVIEW                     8.625          5,055.63         72
                                       8.375          5,055.63      907,575.00
    PLANO            TX   75093          1            05/23/95         00
    0380121948                           03           07/01/95          0
    0109410                              O            06/01/25
    0


    1419815          439/439             F          221,000.00         ZZ
    DINAPOLI            JEFF             360        221,000.00          1
    8 AZALEA LANE                      8.050          1,629.33         67
                                       7.925          1,629.33      329,850.00
1


    SAN CARLOS       CA   94070          1            05/18/95         00
    1780047                              01           07/01/95          0
    1780047                              O            06/01/25
    0


    1419816          225/225             F          440,000.00         ZZ
    O'CONNOR            KEVIN    P       360        439,759.66          1
    1520 NE 103 STREET                 9.000          3,540.34         80
                                       8.750          3,540.34      550,000.00
    MIAMI SHORES     FL   33138          1            04/28/95         00
    8805057                              05           06/01/95          0
    8805057                              O            05/01/25
    0


    1419817          225/225             F          391,500.00         ZZ
    KEISER              GLEN     C       360        390,720.55          1
    41 PUMPKIN HILL ROAD               9.500          3,291.94         88
                                       9.250          3,291.94      445,000.00
    WESTPORT         CT   06880          1            01/17/95         14
    8804370                              05           03/01/95         17
    8804370                              O            02/01/25
    0


    1419818          439/439             F          303,700.00         ZZ
    KOTERAS             PATRICIA G       360        303,700.00          1
    11345 DRYSDALE LANE                8.150          2,260.29         90
                                       8.025          2,260.29      337,444.00
    LOS ALAMITOS     CA   90720          1            05/10/95         10
    1777147                              05           07/01/95         25
    1777147                              O            06/01/25
    0


    1419820          225/225             F          245,600.00         ZZ
    MORRIS              JOHN     V       360        245,084.80          1
    32 HERITAGE DRIVE                  9.250          2,020.49         80
                                       9.000          2,020.49      310,000.00
    SAN RAFAEL       CA   94901          1            01/13/95         00
    8600351                              03           03/01/95          0
    8600351                              O            02/01/25
    0


    1419821          439/439             F          242,400.00         ZZ
    OFTEDAL             TERRY    M       360        242,400.00          1
    7747 KNOLLBROOK DRIVE              8.200          1,812.56         80
                                       8.075          1,812.56      303,000.00
    PLEASANTON       CA   94588          1            05/16/95         00
    1764486                              05           07/01/95          0
    1764486                              O            06/01/25
    0
1




    1419822          439/439             F          222,300.00         ZZ
    RODRIGUEZ           RALPH    D       360        222,300.00          1
    4621 AMBERWOOD AVENUE              8.200          1,662.26         90
                                       8.075          1,662.26      247,000.00
    LA PALMA         CA   90623          1            05/16/95         10
    1778398                              05           07/01/95         25
    1778398                              O            06/01/25
    0


    1419823          439/439             F          324,000.00         ZZ
    LEE                 PHILLIP          360        324,000.00          1
    2310 SUNSET DRIVE                  8.250          2,434.11         90
                                       8.125          2,434.11      360,000.00
    VENTURA          CA   93001          1            05/15/95         10
    1771900                              05           07/01/95         25
    1771900                              O            06/01/25
    0


    1419824          439/439             F          435,000.00         ZZ
    CLAUS               NORMAN   H       360        435,000.00          1
    1384 FAIRWAY DRIVE                 8.250          3,268.01         67
                                       8.125          3,268.01      649,253.00
    LOS ALTOS        CA   94024          1            05/10/95         00
    1772313                              05           07/01/95          0
    1772313                              O            06/01/25
    0


    1419825          439/439             F          262,400.00         ZZ
    CAPLINGER           MICHAEL  A       360        262,400.00          1
    12775 FAIRBROOK ROAD               8.250          1,971.33         80
                                       8.125          1,971.33      328,000.00
    SAN DIEGO        CA   92131          1            05/10/95         00
    1773672                              05           07/01/95          0
    1773672                              O            06/01/25
    0


    1419827          439/439             F          356,000.00         ZZ
    TAKAHASHI           SCOTT            360        356,000.00          1
    19402 STURGESS DRIVE               8.250          2,674.51         80
                                       8.125          2,674.51      445,000.00
    TORRANCE         CA   90503          1            05/17/95         00
    1776209                              05           07/01/95          0
    1776209                              O            06/01/25
    0


    1419828          439/439             F          360,000.00         ZZ
    ENGEL               BRUCE            360        360,000.00          1
1


    126 RED HILL CIRLE                 8.250          2,704.56         80
                                       8.125          2,704.56      450,000.00
    TIBURON          CA   94920          1            05/16/95         00
    1780119                              01           07/01/95          0
    1780119                              O            06/01/25
    0


    1419829          439/439             F          296,100.00         ZZ
    DEKEYZER            JOHAN    A       360        296,100.00          1
    16 SANTA RIDA                      8.250          2,224.51         80
                                       8.125          2,224.51      370,125.00
    IRVINE           CA   92714          1            05/12/95         00
    1782257                              03           07/01/95          0
    1782257                              O            06/01/25
    0


    1419830          439/439             F          333,000.00         ZZ
    KWIETKAUSKI         RICHARD  S       360        333,000.00          1
    21850 EATON PLACE                  8.450          2,548.70         80
                                       8.325          2,548.70      416,250.00
    CUPERTINO        CA   95014          1            05/16/95         00
    1774732                              05           07/01/95          0
    1774732                              O            06/01/25
    0


    1419831          439/439             F          239,400.00         ZZ
    SANDOVAL            MIGUEL           360        239,400.00          1
    21252 VALLEY VIEW DRIVE            8.450          1,832.31         90
                                       8.325          1,832.31      266,000.00
    WALNUT           CA   91789          1            05/18/95         10
    1781559                              05           07/01/95         17
    1781559                              O            06/01/25
    0


    1419832          439/439             F          328,000.00         T
    LEONARD             CHARLES  F       360        328,000.00          1
    920 SIESTA KEY PLACE               8.500          2,522.04         80
                                       8.375          2,522.04      410,000.00
    SARASOTA         FL   34242          1            05/19/95         00
    1782722                              05           07/01/95          0
    1782722                              O            06/01/25
    0


    1419833          439/439             F          488,000.00         ZZ
    JUDICE              STEVE            360        488,000.00          1
    525 CRESS DRIVE                    8.550          3,769.61         80
                                       8.425          3,769.61      610,000.00
    SANTA CRUZ       CA   95060          2            05/09/95         00
    1778008                              05           07/01/95          0
1


    1778008                              O            06/01/25
    0


    1419835          225/225             F          480,000.00         ZZ
    HOFFMAN             JEFFREY  G       360        478,703.28          1
    5300 CROSS ROAD MANOR              9.125          3,905.43         71
                                       8.875          3,905.43      680,000.00
    ATLANTA          GA   30327          1            12/23/94         00
    8300182                              05           02/01/95          0
    8300182                              O            01/01/25
    0


    1419836          225/225             F          250,000.00         ZZ
    WALSH               VINCENT  A       360        249,732.89          1
    70 HAMPTON ROAD                    9.125          2,034.09         56
                                       8.875          2,034.09      450,000.00
    CHATHAM          NJ   07928          1            03/30/95         00
    8805000                              05           05/01/95          0
    8805000                              O            04/01/25
    0


    1419837          439/439             F          320,000.00         ZZ
    BRANDT              EDUARDO  M       360        320,000.00          1
    460 BONTANA AVENUE                 8.600          2,483.24         80
                                       8.475          2,483.24      400,000.00
    FT LAUDERDALE    FL   33301          1            05/18/95         00
    1780445                              05           07/01/95          0
    1780445                              O            06/01/25
    0


    1419838          439/439             F          280,000.00         ZZ
    TOLLEY              BRUCE    W       360        280,000.00          1
    1447 RICHARDSON AVENUE             8.750          2,202.77         50
                                       8.625          2,202.77      560,000.00
    LOS ALTOS        CA   94024          1            05/01/95         00
    1777674                              05           07/01/95          0
    1777674                              O            06/01/25
    0


    1419839          225/225             F          280,000.00         ZZ
    BARNUM              ROBERT   B       360        279,223.74          1
    2128 NORTHWEST 97TH STREET         9.000          2,252.94         67
                                       8.750          2,252.94      420,725.00
    SEATTLE          WA   98117          1            12/08/94         00
    8600316                              05           02/01/95          0
    8600316                              O            01/01/25
    0


1


    1419841          225/225             F          212,000.00         ZZ
    VOSSLER             ROBERT   M       360        211,599.56          1
    4960 BIRMINGHAM DR                 9.750          1,821.40         80
                                       9.500          1,821.40      265,000.00
    SAN JOSE         CA   95136          1            01/09/95         00
    8600425                              05           03/01/95          0
    8600425                              O            02/01/25
    0


    1419842          225/225             F          303,200.00         ZZ
    MCLAIN              KIMBERLY A       360        302,073.93          1
    19 MARINA DRIVE                    9.250          2,494.35         80
                                       9.000          2,494.35      380,000.00
    SAVANNAH         GA   31411          1            01/16/95         00
    8300180                              03           03/01/95          0
    8300180                              O            02/01/25
    0


    1419843          225/225             F          312,000.00         ZZ
    ROSATO              RALPH    M       360        311,825.09          1
    1946 MOORINGLINE DRIVE             8.875          2,482.41         71
                                       8.625          2,482.41      445,000.00
    VERO BEACH       FL   32963          1            04/13/95         00
    8220303                              03           06/01/95          0
    8220303                              O            05/01/25
    0


    1419844          225/225             F          243,500.00         ZZ
    PONS JR             JULIUS   C       360        243,226.25          1
    LOT 58 HORSESHOE BEND              9.000          1,959.25         80
                                       8.750          1,959.25      305,000.00
    RALEIGH          NC   27615          1            04/07/95         00
    8004858                              03           06/01/95          0
    8004858                              O            05/01/25
    0


    1419848          225/225             F          260,000.00         T
    XENOS               MICHAEL  J       360        259,861.64          1
    605 SALTSPRAY COURT                9.125          2,115.44         65
                                       8.875          2,115.44      402,000.00
    COROLLA          NC   27927          1            05/05/95         00
    8003717                              03           06/01/95          0
    8003717                              O            05/01/25
    0


    1419849          225/225             F          267,750.00         ZZ
    FALK                WILLIAM  R       360        267,607.51          1
    14 GUINEVERE CIRCLE                9.125          2,178.51         80
                                       8.875          2,178.51      334,700.00
1


    SHREWSBURY       MA   01545          1            04/27/95         00
    8805213                              05           06/01/95          0
    8805213                              O            05/01/25
    0


    1419851          225/225             F          320,000.00         ZZ
    WARREN              LARRY    E       360        319,649.11          1
    7728 N 50TH ST                     9.000          2,574.79         80
                                       8.750          2,574.79      400,000.00
    PARADISE VALLEY  AZ   85253          1            03/02/95         00
    8501628                              05           05/01/95          0
    8501628                              O            04/01/25
    0


    1419855          593/728             F        1,000,000.00         T
    RONEY               BROOKE   B       360      1,000,000.00          1
    6531 SILVER LAKE DRIVE             8.375          7,600.73         37
                                       8.125          7,600.73    2,750,000.00
    PARK CITY        UT   84060          1            05/18/95         00
    0380124017                           05           07/01/95          0
    6622260                              O            06/01/25
    0


    1419856          225/225             F          225,000.00         ZZ
    MA                  CLIFF    L       360        223,651.97          1
    15381 NW WOODED WAY                9.250          1,851.01         90
                                       9.000          1,851.01      250,000.00
    BEAVERTON        OR   97006          1            12/22/94         14
    8501021                              03           02/01/95         17
    8501021                              O            01/01/25
    0


    1419857          225/225             F          267,200.00         ZZ
    BOTTORFF            STEVEN   S       360        266,439.88          1
    5721 WESTERN AVENUE NW             8.875          2,125.96         80
                                       8.625          2,125.96      335,000.00
    WASHINGTON       DC   20015          1            12/19/94         00
    8804088                              05           02/01/95          0
    8804088                              O            01/01/25
    0


    1419858          225/225             F          298,500.00         ZZ
    TANEYHILL           JAMES    A       360        297,423.43          1
    1507 SMITH STREET                  8.625          2,321.70         90
                                       8.375          2,321.70      331,750.00
    MCLEAN           VA   22101          1            11/30/94         14
    8101180                              05           01/01/95         17
    8101180                              O            12/01/24
    0
1




    1419859          225/225             F          277,050.00         ZZ
    HOLT                LARRY    D       360        276,615.79          1
    35371 BLUFF DRIVE                  9.250          2,279.22         75
                                       9.000          2,279.22      370,000.00
    BELLE HAVEN      VA   23306          4            02/22/95         00
    8803947                              05           04/01/95          0
    8803947                              O            03/01/25
    0


    1419860          225/225             F          392,000.00         ZZ
    ATLAS               SCOTT    W       360        390,913.22          1
    12518 SW IRON MOUNTAIN BLVD        9.000          3,154.12         80
                                       8.750          3,154.12      494,707.00
    PORTLAND         OR   97219          1            12/09/94         00
    8500897                              05           02/01/95          0
    8500897                              O            01/01/25
    0


    1419861          225/225             F          209,100.00         ZZ
    NELSON, JR.         WILLIAM  H       360        208,577.52          1
    24038 DUDLEY COURT                 9.500          1,758.23         90
                                       9.250          1,758.23      234,900.00
    HOLLYWOOD        MD   20636          4            12/20/94         10
    8803923                              05           02/01/95         20
    8803923                              O            01/01/25
    0


    1419862          225/225             F          330,000.00         T
    HELLER              MARK     E       360        328,839.88          1
    9968 E BAYVIEW DR                  8.750          2,596.11         63
                                       8.500          2,596.11      530,000.00
    SCOTTSDALE       AZ   85258          1            11/14/94         00
    8500845                              03           01/01/95          0
    8500845                              O            12/01/24
    0


    1419863          225/225             F          310,000.00         ZZ
    YORKE               JOHN     B       360        309,830.67          1
    1515 STANFORD PLACE                9.000          2,494.33         80
                                       8.750          2,494.33      387,500.00
    CHARLOTTE        NC   28207          1            04/19/95         00
    8900795                              05           06/01/95          0
    8900795                              O            05/01/25
    0


    1419864          225/225             F          248,000.00         ZZ
    KASINDORF           HENRI    E       360        247,380.37          1
1


    7000 QUISENBERRY WAY               9.500          2,085.31         80
                                       9.250          2,085.31      310,500.00
    BOWIE            MD   20720          1            12/28/94         00
    8101158                              05           02/01/95          0
    8101158                              O            01/01/25
    0


    1419865          225/225             F          328,000.00         ZZ
    SIDOROWICZ          MICHAEL  J       360        327,158.76          1
    39835 WRINKLE FREE LANE            9.375          2,728.14         68
                                       9.125          2,728.14      485,000.00
    LEONARDTOWN      MD   20650          4            12/19/94         00
    8803840                              05           02/01/95          0
    8803840                              O            01/01/25
    0


    1419866          225/225             F          520,500.00         ZZ
    GILDAR              DAVID    A       360        519,408.13          1
    110 SOUTH SMEAD COURT              9.250          4,282.02         75
                                       9.000          4,282.02      694,000.00
    ROSWELL          GA   30076          1            01/17/95         00
    8300215                              03           03/01/95          0
    8300215                              O            02/01/25
    0


    1419867          225/225             F          243,000.00         ZZ
    GAFFNEY             KEVIN    J       360        242,101.01          1
    243 HUNTINGTON ROAD                8.500          1,868.45         86
                                       8.250          1,868.45      285,000.00
    ATLANTA          GA   30309          2            11/25/94         11
    8828917                              05           01/01/95         20
    8828917                              O            12/01/24
    0


    1419868          225/225             F          260,000.00         ZZ
    GUY                 HECTOR           360        259,854.25          1
    700 PAUL AVENUE                    8.875          2,068.67         80
                                       8.625          2,068.67      325,000.00
    PALO ALTO        CA   94306          1            04/11/95         00
    8600593                              05           06/01/95          0
    8600593                              O            05/01/25
    0


    1419869          225/225             F          600,000.00         ZZ
    CRAWFORD            E        M       360        598,530.56          1
    143 BLACKLAND ROAD                 8.500          4,613.48         63
                                       8.250          4,613.48      965,000.00
    ATLANTA          GA   30342          1            01/03/95         00
    8300197                              05           03/01/95          0
1


    8300197                              O            02/01/25
    0


    1419870          225/225             F          264,000.00         ZZ
    INMAN               DANIEL           360        263,695.13          1
    9563 VANCOUVER LANE                8.750          2,076.88         80
                                       8.500          2,076.88      330,000.00
    WINDSOR          CA   95492          1            03/21/95         00
    8600554                              05           05/01/95          0
    8600554                              O            04/01/25
    0


    1419871          225/225             F          292,500.00         ZZ
    KOYFMAN             MINA             360        291,749.86          1
    36 MANDON DRIVE                    9.375          2,432.86         90
                                       9.125          2,432.86      325,000.00
    WAYNE            NJ   07470          1            12/28/94         14
    8400552                              05           02/01/95         17
    8400552                              O            01/01/25
    0


    1419872          225/225             F          320,000.00         ZZ
    VOEGELI             JAMES    F       360        313,056.69          1
    10065 DELLWOOD ROAD NORTH          9.500          2,690.73         67
                                       9.250          2,690.73      480,000.00
    STILLWATER       MN   55082          4            12/09/94         00
    8803773                              05           02/01/95          0
    8803773                              O            01/01/25
    0


    1419873          225/225             F          230,000.00         ZZ
    COX                 BRIAN    L       360        229,853.34          1
    8733 SOUTH WILLOW GREEN DRIVE      8.250          1,727.91         66
                                       8.000          1,727.91      350,000.00
    SANDY            UT   84121          1            04/24/95         00
    8600615                              05           06/01/95          0
    8600615                              O            05/01/25
    0


    1419902          A02/728             F          238,400.00         ZZ
    RICHARDS            WAYNE    E       360        238,400.00          1
    1136 THOUSAND OAKS DRIVE           8.500          1,833.09         80
                                       8.250          1,833.09      298,000.00
    BARTLETT         IL   60103          1            05/24/95         00
    0380123829                           05           07/01/95          0
    NOTGIVEN                             O            06/01/25
    0


1


    1419912          561/728             F          215,000.00         ZZ
    JACKSON             ROBERT   R       360        215,000.00          1
    4812 MOUNT ZION ROAD               9.000          1,729.94         80
                                       8.750          1,729.94      270,000.00
    FREDERICK        MD   21702          1            05/15/95         00
    0380122367                           05           07/01/95          0
    6084651                              O            06/01/25
    0


    1419915          324/728             F          361,250.00         ZZ
    LEWIS               RUDOLPH  W       360        361,047.47          1
    1307 ALHAMBRA DRIVE                8.875          2,874.27         85
                                       8.625          2,874.27      425,000.00
    APOLLO BEACH     FL   33572          1            04/27/95         04
    0380123472                           05           06/01/95         30
    5038351                              O            05/01/25
    0


    1419918          324/728             F          299,500.00         ZZ
    FORD                FRANKIE  L       360        299,500.00          1
    2089 WEBSTER DRIVE                 9.000          2,409.85         80
                                       8.750          2,409.85      377,546.00
    PARK CITY        UT   84060          2            05/12/95         00
    0380126996                           05           07/01/95          0
    5045786                              O            06/01/25
    0


    1419925          267/267             F          313,875.00         ZZ
    BERNARD             DOUGLAS  E       360        313,875.00          1
    8759 ROSEWOOD AVENUE               8.375          2,385.68         90
                                       8.125          2,385.68      348,750.00
    WEST HOLLYWOOD   CA   90048          1            05/10/95         11
    7322479                              05           07/01/95         25
    7322479                              O            06/01/25
    0


    1419926          369/369             F          268,400.00         ZZ
    MAHONEY             BRIAN    P       360        268,400.00          1
    4439 E DESERT LANE COURT           8.875          2,135.52         84
                                       8.625          2,135.52      319,500.00
    GILBERT          AZ   85234          1            05/12/95         11
    48413371                             05           07/01/95         25
    48413371                             O            06/01/25
    0


    1419929          324/728             F          219,950.00         ZZ
    BARNES JR           R        D       360        219,950.00          1
    6510 CHARLESTON DRIVE              8.375          1,671.78         80
                                       8.125          1,671.78      274,950.00
1


    COLLEYVILLE      TX   76034          1            05/24/95         00
    0380126970                           03           07/01/95          0
    2443019249                           O            06/01/25
    0


    1419931          047/047             F          330,500.00         ZZ
    YARBROUGH           ROBERT   D       360        330,500.00          1
    10010 CIRCA VALLE VERDE            9.625          2,809.22         72
                                       8.625          2,809.22      460,000.00
    EL CAJON         CA   92021          1            05/08/95         00
    10856966                             05           07/01/95          0
    10856966                             O            06/01/25
    0


    1419935          A73/728             F          465,000.00         ZZ
    THACKER             LEROY            360        465,000.00          1
    943 GATEWOOD COURT NW              8.875          3,699.75         73
                                       8.625          3,699.75      645,000.00
    ATLANTA          GA   30327          2            05/24/95         00
    0380122755                           05           07/01/95          0
    100053                               O            06/01/25
    0


    1419939          562/562             F          255,000.00         ZZ
    SHIELDS             ANSEL            360        255,000.00          1
    1390 SUNNY RIDGE ROAD              9.250          2,097.83         85
                                       9.000          2,097.83      300,000.00
    MOHEGAN LAKE     NY   10547          1            05/25/95         01
    457309                               05           07/01/95         20
    457309                               O            06/01/25
    0


    1419974          624/728             F          303,300.00         ZZ
    KONDO               KEVIN    M       360        303,300.00          3
    709 TWIN VIEW DRIVE                8.500          2,332.11         90
                                       8.250          2,332.11      337,000.00
    HONOLULU         HI   96817          1            05/10/95         10
    0380125121                           05           07/01/95         25
    70015026573F                         O            06/01/25
    0


    1420018          180/728             F          157,500.00         ZZ
    MASCORRO            ROBERT   V       360        157,500.00          1
    685 PERSIMMON HILL                 9.500          1,324.35         75
                                       9.250          1,324.35      210,000.00
    BULVERDE         TX   78163          2            05/05/95         00
    0380123092                           05           07/01/95          0
    3381399                              O            06/01/25
    0
1




    1420064          369/369             F          221,400.00         ZZ
    BALIAN              ALEXANDERH       360        221,400.00          1
    7211 NI RIVER LANDING              8.625          1,722.03         90
                                       8.375          1,722.03      247,000.00
    FREDERICKSBURG   VA   22407          1            05/16/95         10
    47970504                             05           07/01/95         25
    47970504                             O            06/01/25
    0


    1420104          267/267             F          369,000.00         ZZ
     MURPHY             THOMAS   J       360        369,000.00          1
    1772 SHAWNESS CT.                  8.375          2,804.67         90
                                       8.125          2,804.67      410,000.00
    THOUSAND OAKS    CA   91362          1            05/11/95         11
    7323645                              03           07/01/95         25
    7323645                              O            06/01/25
    0


    1420110          267/267             F          287,200.00         ZZ
    SIVILOTTI           MASSIMO  A       360        287,200.00          1
    1211 VIA GRANATE ST                8.375          2,182.93         80
                                       8.125          2,182.93      359,000.00
    SIERRA MADRE     CA   91024          1            05/18/95         00
    7323247                              05           07/01/95          0
    7323247                              O            06/01/25
    0


    1420111          267/267             F          320,000.00         ZZ
    STINE               DONALD           360        320,000.00          1
    3541 ADAMSVILLE AVE                8.250          2,404.06         80
                                       8.000          2,404.06      400,000.00
    CALABASAS        CA   91302          1            05/10/95         00
    7322110                              05           07/01/95          0
    7322110                              O            06/01/25
    0


    1420181          637/728             F          212,300.00         BB
    CAMERON             CRAIG    A       360        212,300.00          1
    3314 SOUTHWIND CIRCLE              8.750          1,670.17         95
                                       8.500          1,670.17      223,500.00
    ROCKLIN          CA   95677          1            05/08/95         01
    0380126210                           05           07/01/95         30
    4400685                              O            06/01/25
    0


    1420212          A02/728             F          399,000.00         ZZ
    SAKAS               PETER    S       360        399,000.00          1
1


    3475 LAKE KNOLL DRIVE              8.625          3,103.38         79
                                       8.375          3,103.38      505,000.00
    NORTHBROOK       IL   60062          2            05/24/95         00
    0380125667                           05           07/01/95          0
    108175                               O            06/01/25
    0


    1420273          696/728             F          650,000.00         ZZ
    TISSERA             JOSE     S       360        649,146.74          1
    987 SPRING HILL ROAD               8.125          4,826.23         66
                                       7.875          4,826.23      999,000.00
    MCLEAN           VA   22102          1            03/29/95         00
    0380124777                           05           05/01/95          0
    2155096                              O            04/01/25
    0


    1420308          670/670             F          220,000.00         ZZ
    BROGAN              JAMES            360        219,876.66          1
    9016 BURROUGHS ROAD                8.875          1,750.42         50
                                       8.625          1,750.42      440,000.00
    LOS ANGELES      CA   90046          1            04/06/95         00
    33880                                05           06/01/95          0
    33880                                O            05/01/25
    0


    1420309          670/670             F          215,650.00         ZZ
    RAO                 PETER    A       360        215,650.00          1
    124 ABERDEEN LANE                  8.875          1,715.81         95
                                       8.625          1,715.81      227,000.00
    STATE COLLEGE    PA   16801          1            05/15/95         11
    219916                               05           07/01/95         25
    219916                               O            06/01/25
    0


    1420310          670/670             F          490,000.00         ZZ
    KOBREN              STACI    L       360        490,000.00          1
    18 THE GRASSLANDS                  8.970          3,932.08         67
                                       8.720          3,932.08      740,000.00
    WOODBURY         NY   11797          1            05/04/95         00
    443425                               05           07/01/95          0
    443425                               O            06/01/25
    0


    1420311          670/670             F          476,000.00         ZZ
    KHALFAN             SAJJAD   A       360        476,000.00          1
    48 WESTWOOD COURT                  8.650          3,710.75         70
                                       8.400          3,710.75      680,000.00
    WOODBURY         NY   11797          1            05/03/95         00
    443433                               05           07/01/95          0
1


    443433                               O            06/01/25
    0


    1420312          670/670             F          420,000.00         ZZ
    BRALOWER            JOHN     I       360        420,000.00          1
    30 YELLOW COTE ROAD                8.620          3,265.23         80
                                       8.370          3,265.23      525,000.00
    OYSTER BAY       NY   11771          1            05/19/95         00
    443476                               05           07/01/95          0
    443476                               O            06/01/25
    0


    1420313          670/670             F          412,000.00         ZZ
    RASKIN              KENNETH  A       360        412,000.00          1
    15 BROOK LANE                      8.625          3,204.50         80
                                       8.375          3,204.50      515,000.00
    SCARSDALE        NY   10583          1            05/24/95         00
    445355                               05           07/01/95          0
    445355                               O            06/01/25
    0


    1420314          670/670             F          243,200.00         ZZ
    REAUX JR            WILLIAM  Y       360        243,200.00          1
    12510 LAKE SHERWOOD AVE            8.625          1,891.59         80
                                       8.375          1,891.59      305,000.00
    BATON ROUGE      LA   70816          2            05/10/95         00
    458144                               03           07/01/95          0
    458144                               O            06/01/25
    0


    1420315          670/670             F          210,000.00         ZZ
    SOULTOUKIS          DIMITRIOSA       360        209,877.28          1
    290 CINNABAR LANE                  8.675          1,640.84         77
                                       8.425          1,640.84      273,770.00
    YARDLEY          PA   19067          1            04/21/95         00
    478237                               05           06/01/95          0
    478237                               O            05/01/25
    0


    1420316          670/670             F          284,000.00         ZZ
    BECKMANN            BRUCE    R       360        283,827.95          1
    6 CAMELOT DRIVE                    8.500          2,183.72         80
                                       8.250          2,183.72      355,500.00
    SHREWSBURY       MA   01545          1            04/18/95         00
    503185                               05           06/01/95          0
    503185                               O            05/01/25
    0


1


    1420318          670/670             F          150,000.00         ZZ
    LUSTIG              JAMES    V       360        149,915.90          1
    5237 E DAKOTA AVENUE               8.875          1,193.47         53
                                       8.625          1,193.47      283,500.00
    DENVER           CO   80222          1            04/28/95         00
    507270                               05           06/01/95          0
    507270                               O            05/01/25
    0


    1420319          670/670             F          203,150.00         ZZ
    DE OLIVEIRA, JR.    HARRY    Q       360        203,150.00          1
    9636 WYOMING TERRACE               8.125          1,508.39         69
                                       7.875          1,508.39      297,500.00
    BLOOMINGTON      MN   55438          1            05/15/95         00
    510661                               05           07/01/95          0
    510661                               O            06/01/25
    0


    1420320          670/670             F          530,000.00         ZZ
    JONI                SAJ-NICOL        360        529,688.70          1
    11 SCOTT STREET                    8.650          4,131.72         64
                                       8.400          4,131.72      828,500.00
    CAMBRIDGE        MA   02138          1            04/28/95         00
    511170                               05           06/01/95          0
    511170                               O            05/01/25
    0


    1420321          670/670             F          500,000.00         ZZ
    MCDANIEL            WILLIAM  J       360        499,712.32          1
    4600 OLD LEEDS ROAD                8.750          3,933.51         70
                                       8.500          3,933.51      720,000.00
    BIRMINGHAM       AL   35213          2            04/20/95         00
    511861                               05           06/01/95          0
    511861                               O            05/01/25
    0


    1420322          670/670             F          500,000.00         ZZ
    BOYLE  JR           CHARLES  J       360        500,000.00          1
    5206 GREEN FALLS COURT             8.200          3,738.78         70
                                       7.950          3,738.78      714,500.00
    AUSTIN           TX   78746          1            05/25/95         00
    519430                               03           07/01/95          0
    519430                               O            06/01/25
    0


    1420323          670/670             F          435,000.00         ZZ
    GOLDRICK            CYNTHIA  M       360        435,000.00          1
    601 COQUINA LANE                   8.200          3,252.74         80
                                       7.950          3,252.74      543,750.00
1


    AUSTIN           TX   78746          1            05/26/95         00
    519537                               03           07/01/95          0
    519537                               O            06/01/25
    0


    1420324          670/670             F          308,000.00         ZZ
    BOMMARITO           GUY              360        308,000.00          1
    301 INWOOD ROAD                    8.250          2,313.91         80
                                       8.000          2,313.91      385,000.00
    AUSTIN           TX   78746          1            05/16/95         00
    519588                               05           07/01/95          0
    519588                               O            06/01/25
    0


    1420325          670/670             F          327,200.00         ZZ
    WAGNER              DANIEL   F       360        327,200.00          1
    135 CREEKWAY BEND                  8.125          2,429.46         80
                                       7.875          2,429.46      409,000.00
    SOUTHLAKE        TX   76092          1            05/10/95         00
    526517                               05           07/01/95          0
    526517                               O            06/01/25
    0


    1420326          670/670             F          280,000.00         ZZ
    BOOTH               JOHN     W       360        279,841.64          1
    72-581 GREENBRIAR LANE             8.833          2,219.39         80
                                       8.583          2,219.39      350,000.00
    PALM DESERT      CA   92260          1            04/27/95         00
    526681                               05           06/01/95          0
    526681                               O            05/01/25
    0


    1420327          670/670             F          203,150.00         T
    MCCLURE             MARK     C       360        203,036.10          1
    121 MISSION HILLS DRIVE            8.875          1,616.36         59
                                       8.625          1,616.36      350,000.00
    RANCHO MIRAGE    CA   92270          1            04/12/95         00
    526886                               03           06/01/95          0
    526886                               O            05/01/25
    0


    1420328          670/670             F          255,000.00         ZZ
    SWENSON             SUSAN            360        254,849.44          1
    24719 CALLE LARGO                  8.625          1,983.37         70
                                       8.375          1,983.37      365,000.00
    CALABASAS        CA   91302          1            04/17/95         00
    527084                               05           06/01/95          0
    527084                               O            05/01/25
    0
1




    1420329          670/670             F          325,000.00         ZZ
    ZEILON              ROBERT           360        325,000.00          1
    3607 GREEN VISTA DRIVE             8.125          2,413.12         73
                                       7.875          2,413.12      450,000.00
    ENCINO           CA   91346          1            05/16/95         00
    527939                               05           07/01/95          0
    527939                               O            06/01/25
    0


    1420330          670/670             F          300,000.00         ZZ
    LE                  HANH     T       360        300,000.00          1
    611 NORTH 18TH STREET              8.650          2,338.71         75
                                       8.400          2,338.71      400,000.00
    MONTEBELLO       CA   90640          2            05/18/95         00
    528463                               05           07/01/95          0
    528463                               O            06/01/25
    0


    1420332          670/670             F          310,000.00         ZZ
    MOORE               KEVIN    O       360        310,000.00          1
    15 WOODLAND PLACE                  9.000          2,494.34         79
                                       8.750          2,494.34      395,000.00
    CHAPPAQUA        NY   10514          1            05/02/95         00
    528625                               05           07/01/95          0
    528625                               O            06/01/25
    0


    1420333          670/670             F          306,400.00         ZZ
    DWOSH               JACK             360        306,400.00          1
    228 QUAKERBRIDGE COURT             8.110          2,271.80         80
                                       7.860          2,271.80      383,000.00
    MOORESTOWN       NJ   08057          1            05/25/95         00
    528943                               03           07/01/95          0
    528943                               O            06/01/25
    0


    1420334          670/670             F          255,000.00         ZZ
    DIMMERMAN           ALAN             360        255,000.00          1
    5A EDELWEISS LANE                  8.625          1,983.37         63
                                       8.375          1,983.37      406,000.00
    VOORHEES         NJ   08043          1            05/24/95         00
    530425                               05           07/01/95          0
    530425                               O            06/01/25
    0


    1420335          670/670             F          400,000.00         ZZ
    NOLAN III           WILLIAM  J       360        400,000.00          1
1


    5 MARSH CREEK                      8.850          3,175.42         46
                                       8.600          3,175.42      879,871.00
    LAGUNA NIGUEL    CA   92677          1            05/11/95         00
    531014                               05           07/01/95          0
    531014                               O            06/01/25
    0


    1420337          670/670             F          500,000.00         ZZ
    KHORRAMI            MEHRAN           360        500,000.00          1
    2 HORSESHOE ROAD                   8.250          3,756.34         39
                                       8.000          3,756.34    1,300,000.00
    OLD WESTBURY     NY   11568          1            05/18/95         00
    534838                               05           07/01/95          0
    534838                               O            06/01/25
    0


    1420340          670/670             F          295,000.00         ZZ
    AUSTIN              DEAN             360        295,000.00          1
    3363 ALANA DRIVE                   8.625          2,294.48         57
                                       8.375          2,294.48      518,000.00
    SHERMAN OAKS     CA   91403          1            05/05/95         00
    535711                               05           07/01/95          0
    535711                               O            06/01/25
    0


    1420341          670/670             F          301,500.00         ZZ
    JOHNSON             JOE              360        301,330.97          1
    3855 NORTH COUNTRY CLUB DRIVE      8.875          2,398.87         90
                                       8.625          2,398.87      335,000.00
    LONG BEACH       CA   90807          1            04/06/95         10
    9036458                              05           06/01/95         17
    9036458                              O            05/01/25
    0


    1420343          670/670             F          250,000.00         ZZ
    TLOCZKOWSKI         RICHARD  F       360        249,877.03          1
    63 SOMERSET DRIVE                  9.500          2,102.14         79
                                       9.250          2,102.14      318,090.00
    HOLBROOK         NY   11741          1            05/01/95         00
    563005                               05           06/01/95          0
    563005                               O            05/01/25
    0


    1420344          670/670             F          220,000.00         ZZ
    KRIETSCH            KELLY    E       360        219,876.66          1
    3555 SOUTH ZACHARY WAY             8.875          1,750.42         80
                                       8.625          1,750.42      275,000.00
    FLAGSTAFF        AZ   86001          1            04/19/95         00
    576352                               05           06/01/95          0
1


    576352                               O            05/01/25
    0


    1420345          670/670             F          211,000.00         ZZ
    JANOWSKI            KENNETH          360        210,872.17          1
    12 COUNTRY MEADOW                  8.500          1,622.41         80
                                       8.250          1,622.41      264,000.00
    MANSFIELD        NJ   07840          1            04/27/95         00
    612090                               05           06/01/95          0
    612090                               O            05/01/25
    0


    1420346          670/670             F          265,000.00         R
    D'ALOIA             PAUL     R       360        264,843.54          1
    265 OREGON ROAD                    8.625          2,061.15         68
                                       8.375          2,061.15      391,850.00
    CHESHIRE         CT   06410          1            04/12/95         00
    641651                               05           06/01/95          0
    641651                               O            05/01/25
    0


    1420348          670/670             F          354,750.00         ZZ
    GOLDEN              LINDSAY  I       360        354,540.56          1
    19206 ARIA COURT                   8.625          2,759.21         80
                                       8.375          2,759.21      445,322.00
    BROOKEVILLE      MD   20833          1            04/25/95         00
    706086                               05           06/01/95          0
    706086                               O            05/01/25
    0


    1420350          670/670             F          215,750.00         ZZ
    MORIN               CHARLES  R       360        215,635.18          1
    3 RIDGEWOOD ROAD                   9.125          1,755.42         88
                                       8.875          1,755.42      245,750.00
    PLAISTOW         NH   03865          1            04/17/95         10
    720178                               05           06/01/95         25
    720178                               O            05/01/25
    0


    1420351          670/670             F          225,000.00         ZZ
    CHANDRASEKARAN      DAMODARAN        360        225,000.00          1
    12 MARSHALL COURT                  8.875          1,790.21         78
                                       8.625          1,790.21      290,000.00
    PLAINSBORO       NJ   08536          1            05/10/95         00
    820750                               05           07/01/95          0
    820750                               O            06/01/25
    0


1


    1420352          670/670             F          240,000.00         ZZ
    CALASCIONE          FRANK            360        240,000.00          1
    7 PINE EDGE PLACE                  8.875          1,909.55         61
                                       8.625          1,909.55      395,856.00
    DIX HILLS        NY   11746          1            05/04/95         00
    916927                               05           07/01/95          0
    916927                               O            06/01/25
    0


    1420353          670/670             F          320,000.00         ZZ
    RAWLE               RICHARD  T       360        319,825.21          1
    4138 & 4166 N 300 WEST             9.000          2,574.79         66
                                       8.750          2,574.79      488,000.00
    PROVO            UT   84604          2            04/25/95         00
    967965                               05           06/01/95          0
    967965                               O            05/01/25
    0


    1420354          670/670             F          215,650.00         ZZ
    BRADY               RICHARD  P       360        215,532.21          1
    3540 RANGE VIEW ROAD               9.000          1,735.17         95
                                       8.750          1,735.17      227,000.00
    GREELEY          CO   80634          1            04/27/95         04
    1005460                              05           06/01/95         25
    1005460                              O            05/01/25
    0


    1420355          670/670             F          108,000.00         ZZ
    THOMPSON            L.       F       360        107,881.56          1
    4711 & 4713 S GLENN                9.000            869.00         89
                                       8.750            869.00      121,500.00
    SPRINGFIELD      MO   65810          2            04/06/95         10
    1049057                              05           05/01/95         17
    1049057                              O            04/01/25
    0


    1420356          670/670             F          249,350.00         ZZ
    GARY                KEVIN    D       360        249,069.39          1
    4119 MOTOR AVENUE                  8.875          1,983.94         95
                                       8.625          1,983.94      262,500.00
    CULVER CITY      CA   90232          1            03/16/95         14
    1090404                              05           05/01/95         25
    1090404                              O            04/01/25
    0


    1420357          670/670             F          218,650.00         T
    LERNER              BARRY            360        218,520.91          1
    10014 NORTH BIGHORN BUTTE DRIV     8.625          1,700.64         80
                                       8.375          1,700.64      273,317.00
1


    TUCSON           AZ   85737          1            04/17/95         00
    1109764                              03           06/01/95          0
    1109764                              O            05/01/25
    0


    1420358          670/670             F          285,000.00         ZZ
    PETRO               PAUL     W       360        284,836.03          1
    3501 ALTABROAK DRIVE               8.750          2,242.10         80
                                       8.500          2,242.10      359,000.00
    BIRMINGHAM       AL   35243          1            04/24/95         00
    1120510                              05           06/01/95          0
    1120510                              O            05/01/25
    0


    1420361          670/670             F          275,000.00         ZZ
    GERSTEIN            RICHARD  S       360        274,837.64          1
    35 TRINITY PLACE                   8.625          2,138.92         70
                                       8.375          2,138.92      395,000.00
    EAST HANOVER     NJ   07936          1            04/21/95         00
    1133442                              05           06/01/95          0
    1133442                              O            05/01/25
    0


    1420363          670/670             F          235,500.00         ZZ
    O'CONNOR            GLORIA   G       360        235,384.17          1
    59 YALE STREET                     9.500          1,980.21         51
                                       9.250          1,980.21      463,000.00
    WINCHESTER       MA   01890          2            04/11/95         00
    1134603                              05           06/01/95          0
    1134603                              O            05/01/25
    0


    1420364          670/670             F          768,000.00         ZZ
    STRASSBERG          MARK     H       360        767,601.85          1
    2752 BAKER STREET                  9.250          6,318.15         80
                                       9.000          6,318.15      966,000.00
    SAN FRANCISCO    CA   94123          2            04/10/95         00
    1144473                              05           06/01/95          0
    1144473                              O            05/01/25
    0


    1420365          670/670             F          332,500.00         ZZ
    OUBRE, JR           NATHANIELL       360        332,313.59          1
    569 ACACIA STREET                  8.875          2,645.52         90
                                       8.625          2,645.52      369,500.00
    SIERRA MADRE     CA   91024          1            04/19/95         11
    1148440                              05           06/01/95         25
    1148440                              O            05/01/25
    0
1




    1420366          670/670             F          220,800.00         ZZ
    MCCAULEY, III       WILLIAM  R       360        220,800.00          1
    10253 TAN RARA DRIVE               8.625          1,717.36         95
                                       8.375          1,717.36      232,500.00
    KNOXVILLE        TN   37922          1            05/12/95         01
    1151181                              05           07/01/95         30
    1151181                              O            06/01/25
    0


    1420367          670/670             F          344,000.00         ZZ
    KOHNEN              NANCY    C       360        343,807.15          1
    10584 CHIPPENHAM ROAD              8.875          2,737.02         80
                                       8.625          2,737.02      430,000.00
    CAMARILLO AREA   CA   93012          1            04/13/95         00
    1156924                              05           06/01/95          0
    1156924                              O            05/01/25
    0


    1420368          670/670             F          413,700.00         ZZ
    APPLEGATE           DAVID    J       360        413,700.00          1
    16 MANDALAY                        9.000          3,328.72         75
                                       8.750          3,328.72      554,000.00
    LAGUNA NIGUEL    CA   92677          2            05/04/95         00
    1159277                              03           07/01/95          0
    1159277                              O            06/01/25
    0


    1420369          670/670             F          304,000.00         ZZ
    MORTIMER            WYNDHAM  G       360        304,000.00          1
    3621 UNION HILL ROAD               8.875          2,418.77         80
                                       8.625          2,418.77      380,000.00
    CANTON           GA   30114          1            05/10/95         00
    1165698                              05           07/01/95          0
    1165698                              O            06/01/25
    0


    1420370          670/670             F          352,000.00         ZZ
    MITCHELL            DAVID    F       360        352,000.00          1
    11 GOLDEN COURT                    8.750          2,769.19         64
                                       8.500          2,769.19      552,000.00
    MONTEBELLO       NY   10901          1            05/05/95         00
    2441501                              05           07/01/95          0
    2441501                              O            06/01/25
    0


    1420371          670/670             F          238,500.00         ZZ
    HARTMANN            CRAIG            360        238,500.00          1
1


    4 HALSEY ROAD                      8.625          1,855.03         90
                                       8.375          1,855.03      265,000.00
    TOWACO           NJ   07082          1            05/05/95         04
    1176496                              05           07/01/95         22
    1176496                              O            06/01/25
    0


    1420372          670/670             F          276,750.00         ZZ
    HANSEN              MICHAEL  D       360        276,750.00          1
    4587 CHATAHOOCHEE COURT            8.750          2,177.20         75
                                       8.500          2,177.20      369,000.00
    MARIETTA         GA   30067          1            05/10/95         00
    1182163                              03           07/01/95          0
    1182163                              O            06/01/25
    0


    1420373          670/670             F           84,800.00         ZZ
    LARA                BENNY    R       360         84,800.00          1
    6804 GEORGE TOWN NW                8.875            674.71         80
                                       8.625            674.71      106,000.00
    ALBUQUERQUE      NM   87120          2            05/11/95         00
    1186046                              05           07/01/95          0
    1186046                              O            06/01/25
    0


    1420375          670/670             F          315,000.00         ZZ
    YOUNG               JOSEPH   E       360        314,840.92        360
    300 EAST 54TH STREET               9.375          2,620.02         75
    APT #32-BCD                        9.125          2,620.02      425,000.00
    NEW YORK         NY   10022          1            04/11/95         00
    1370456                              13           06/01/95          0
    1370456                              O            05/01/25
    0


    1420377          670/670             F          248,000.00         ZZ
    HAMMOND             JOHN     J       360        247,748.54          1
    31 ALWIN TERRACE                   9.375          2,062.74         80
                                       9.125          2,062.74      310,000.00
    LITTLE SILVER    NJ   07739          1            03/20/95         00
    2206382                              05           05/01/95          0
    2206382                              O            04/01/25
    0


    1420378          670/670             F          270,000.00         ZZ
    TOKARZ              STANLEY          360        269,867.19          1
    5731 BAYVIEW DRIVE                 9.500          2,270.31         90
                                       9.250          2,270.31      300,000.00
    FORT LAUDERDALE  FL   33308          1            04/21/95         01
    2219484                              05           06/01/95         17
1


    2219484                              O            05/01/25
    0


    1420379          670/670             F          322,000.00         T
    STODDARD            WILLIAM  J       360        321,841.61          1
    713 S E MACARTHUR BLVD             9.500          2,707.56         70
                                       9.250          2,707.56      460,000.00
    STUART           FL   34996          1            04/06/95         00
    2219867                              05           06/01/95          0
    2219867                              O            05/01/25
    0


    1420380          670/670             F          226,300.00         ZZ
    DERLOSHON           TOBIAS   M       360        226,300.00          1
    17034 W 67TH CIRCLE                8.500          1,740.06         80
                                       8.250          1,740.06      282,895.00
    GOLDEN           CO   80403          1            05/11/95         00
    2220547                              03           07/01/95          0
    2220547                              O            06/01/25
    0


    1420381          670/670             F          560,000.00         ZZ
    WHEELER             JAMES    R       360        559,686.06          1
    35 IXORA WAY                       8.875          4,455.61         80
                                       8.625          4,455.61      700,000.00
    OCEAN RIDGE      FL   33435          1            04/14/95         00
    2220962                              05           06/01/95          0
    2220962                              O            05/01/25
    0


    1420382          670/670             F          243,000.00         ZZ
    ROSOFF              SUZANNE          360        242,863.77          1
    5415 COLLINS AVENUE                8.875          1,933.42         90
    #207                               8.625          1,933.42      270,000.00
    MIAMI BEACH      FL   33140          1            04/25/95         01
    2221268                              06           06/01/95         17
    2221268                              O            05/01/25
    0


    1420383          670/670             F          350,000.00         ZZ
    WEAVER              CAROLYN          360        349,813.74          1
    18 ISLA BAHIA DRIVE                9.125          2,847.72         43
                                       8.875          2,847.72      825,000.00
    FORT LAUDERDALE  FL   33316          2            04/25/95         00
    2221578                              03           06/01/95          0
    2221578                              O            05/01/25
    0


1


    1420384          670/670             F          491,750.00         ZZ
    VANDERSCHELDEN      DALE     L       360        491,459.66          1
    21308 SNAG ISLAND DRIVE EAST       8.625          3,824.79         71
                                       8.375          3,824.79      702,000.00
    SUMNER           WA   98390          1            04/17/95         00
    2231760                              05           06/01/95          0
    2231760                              O            05/01/25
    0


    1420385          670/670             F          223,650.00         ZZ
    NOTO                MARYANN  E       360        223,534.05          1
    300 NORTH STANLEY PLACE            9.250          1,839.92         95
                                       9.000          1,839.92      235,462.00
    CHANDLER         AZ   85226          1            04/25/95         21
    2368889                              03           06/01/95         30
    2368889                              O            05/01/25
    0


    1420387          670/670             F          500,000.00         ZZ
    KOEPKE              PETER            360        500,000.00         20
    45 EAST 82ND STREET                9.250          4,113.38         46
    APT #9-E                           9.000          4,113.38    1,100,000.00
    NEW YORK         NY   10028          1            05/03/95         00
    2437708                              13           07/01/95          0
    2437708                              O            06/01/25
    0


    1420388          670/670             F          216,000.00         ZZ
    DESIATO             MICHAEL  G       360        215,890.92          1
    41 BEECHWOOD ROAD                  9.375          1,796.58         90
                                       9.125          1,796.58      240,000.00
    HARTSDALE        NY   10530          1            04/24/95         04
    2440687                              05           06/01/95         25
    2440687                              O            05/01/25
    0


    1420389          670/670             F          232,000.00         ZZ
    HINDES              RICHARD  D       360        231,879.72          1
    404 OAKWOOD ROAD                   9.250          1,908.61         80
                                       9.000          1,908.61      290,000.00
    PORT JEFFERSON   NY   11777          1            04/14/95         00
    2440784                              05           06/01/95          0
    2440784                              O            05/01/25
    0


    1420390          670/670             F          325,000.00         ZZ
    IACONO              VINCENT          360        325,000.00          1
    3 STERN DRIVE                      8.875          2,585.85         64
                                       8.625          2,585.85      510,000.00
1


    PORT JEFFERSON   NY   11777          1            05/11/95         00
    2443767                              05           07/01/95          0
    2443767                              O            06/01/25
    0


    1420391          670/670             F          450,000.00         ZZ
    THOMAS              RICHARD          360        449,493.56          1
    4963 LOS FELIZ BOULEVARD           8.875          3,580.41         75
                                       8.625          3,580.41      600,000.00
    LOS ANGELES      CA   90027          1            03/23/95         00
    2882426                              05           05/01/95          0
    2882426                              O            04/01/25
    0


    1420392          670/670             F          300,000.00         ZZ
    FULLER              DAVID    J       360        300,000.00          1
    306-308 16TH STREET                9.625          2,549.97         80
                                       9.375          2,549.97      375,000.00
    SEAL BEACH       CA   90740          1            05/01/95         00
    2882825                              05           07/01/95          0
    2882825                              O            06/01/25
    0


    1420394          670/670             F        1,000,000.00         ZZ
    GREENBERG           ROBERT   Y       360        999,481.57          1
    500 THE STRAND                     9.250          8,226.76         50
                                       9.000          8,226.76    2,000,000.00
    MANHATTAN BEACH  CA   90266          5            04/07/95         00
    2883597                              05           06/01/95          0
    2883597                              O            05/01/25
    0


    1420396          670/670             F          250,000.00         ZZ
    FARLEY              KEITH    W       360        249,856.16          1
    1524 VIRGINIA AVENUE               8.750          1,966.76         54
                                       8.500          1,966.76      465,000.00
    GLENDALE         CA   91202          1            04/06/95         00
    2884071                              05           06/01/95          0
    2884071                              O            05/01/25
    0


    1420398          670/670             F          293,450.00         ZZ
    MARASCO             CHRIS            360        293,450.00          1
    1328 OAK TRAIL STREET              8.750          2,308.58         95
                                       8.500          2,308.58      308,903.00
    NEWBURY PARK     CA   91320          1            05/08/95         11
    2884607                              03           07/01/95         25
    2884607                              O            06/01/25
    0
1




    1420399          670/670             F          353,250.00         ZZ
    DAVENPORT           WILLIAM  B       360        353,250.00          1
    12132 PINE STREET                  8.750          2,779.02         90
                                       8.500          2,779.02      392,500.00
    LOS ALAMITOS     CA   90720          1            05/01/95         11
    2884852                              05           07/01/95         20
    2884852                              O            06/01/25
    0


    1420401          670/670             F          229,500.00         ZZ
    WILSON              MATTHEW          360        229,364.50          1
    6220 PACIFIC AVENUE #103           8.625          1,785.03         90
                                       8.375          1,785.03      255,000.00
    PLAYA DEL REY    CA   90293          1            04/07/95         21
    30007852                             01           06/01/95         20
    30007852                             O            05/01/25
    0


    1420402          670/670             F          320,000.00         ZZ
    BERLINGER           TOD              360        320,000.00          1
    4415 MEADOWLARK LANE               8.625          2,488.93         80
                                       8.375          2,488.93      400,000.00
    SANTA BARBARA    CA   93105          1            05/15/95         00
    2885140                              05           07/01/95          0
    2885140                              O            06/01/25
    0


    1420403          670/670             F          382,350.00         ZZ
    GOODMAN             STEVEN   L       360        382,135.65          1
    4032 HILTON HEAD WAY               8.875          3,042.15         80
                                       8.625          3,042.15      477,956.00
    TARZANA          CA   91356          1            04/19/95         00
    2885271                              03           06/01/95          0
    2885271                              O            05/01/25
    0


    1420405          670/670             F          428,000.00         ZZ
    ROMBRO              S        R       360        427,753.75          1
    1220 24TH STREET                   8.750          3,367.08         80
                                       8.500          3,367.08      535,000.00
    HERMOSA BEACH    CA   90254          1            04/25/95         00
    2885581                              05           06/01/95          0
    2885581                              O            05/01/25
    0


    1420406          670/670             F          332,000.00         ZZ
    BRUST               MICHAEL  D       360        332,000.00          1
1


    4224 VIRGINIA ROAD                 8.375          2,523.44         80
                                       8.125          2,523.44      415,000.00
    LONG BEACH       CA   90807          1            05/10/95         00
    2886413                              05           07/01/95          0
    2886413                              O            06/01/25
    0


    1420407          670/670             F          411,200.00         ZZ
    FELMAN              MARK             360        411,200.00          1
    3093 MANNING AVENUE                8.500          3,161.78         80
                                       8.250          3,161.78      514,000.00
    LOS ANGELES      CA   90064          2            05/09/95         00
    2886545                              05           07/01/95          0
    2886545                              O            06/01/25
    0


    1420408          670/670             F        1,000,000.00         ZZ
    CAMBURN             CLAYTON  B       360      1,000,000.00          1
    6070 RAMIREZ CANYON ROAD           8.250          7,512.67         72
                                       8.000          7,512.67    1,400,000.00
    MALIBU           CA   90265          1            05/12/95         00
    2886804                              05           07/01/95          0
    2886804                              O            06/01/25
    0


    1420409          670/670             F        1,000,000.00         ZZ
    EILERS              DANIEL   L       360      1,000,000.00          1
    13300 COUNTRY WAY                  8.885          7,963.62         66
                                       8.635          7,963.62    1,525,000.00
    LOS ALTOS HILLS  CA   94022          1            05/22/95         00
    2939819                              05           07/01/95          0
    2939819                              O            06/01/25
    0


    1420410          670/670             F          165,000.00         ZZ
    CRAPO               LAWRENCE M       360        164,906.33          1
    12218 MILLER AVENUE                8.815          1,305.73         30
                                       8.565          1,305.73      550,000.00
    SARATOGA         CA   95070          1            04/24/95         00
    2940001                              05           06/01/95          0
    2940001                              O            05/01/25
    0


    1420411          670/670             F          425,000.00         ZZ
    DAVIDIAN            GARY     G       360        425,000.00          1
    1003 EL CERRITO WAY                8.095          3,146.70         78
                                       7.845          3,146.70      548,000.00
    PALO ALTO        CA   94306          1            05/18/95         00
    2940060                              05           07/01/95          0
1


    2940060                              O            06/01/25
    0


    1420412          670/670             F          450,000.00         ZZ
    FREIER              ANDREW           360        450,000.00          1
    1338 KIRBY ROAD                    8.455          3,445.77         60
                                       8.205          3,445.77      750,000.00
    MCLEAN           VA   22101          1            05/15/95         00
    2942836                              05           07/01/95          0
    2942836                              O            06/01/25
    0


    1420414          670/670             F          280,000.00         ZZ
    HORTON              JAMES    E       360        279,842.47          1
    4791 CEDAR AVENUE                  8.858          2,224.40         80
                                       8.608          2,224.40      350,000.00
    YORBA LINDA      CA   92686          1            04/20/95         00
    2948885                              05           06/01/95          0
    2948885                              O            05/01/25
    0


    1420415          670/670             F          474,400.00         ZZ
    CLARK-CAMBILARGIU   BARBARA          360        474,121.35          1
    6605 VIA SIENA                     8.650          3,698.28         80
                                       8.400          3,698.28      593,000.00
    RANCHO PALOS VE  CA   90274          1            03/31/95         00
    2949610                              05           06/01/95          0
    2949610                              O            05/01/25
    0


    1420416          670/670             F          500,000.00         ZZ
    TOLWIN              MICHAEL          360        499,721.14          1
    528 N PALM DRIVE                   8.900          3,987.19         36
                                       8.650          3,987.19    1,425,000.00
    BEVERLY HILLS    CA   90210          1            04/11/95         00
    2949628                              05           06/01/95          0
    2949628                              O            05/01/25
    0


    1420418          670/670             F          396,000.00         ZZ
    WEIR                PAUL     D       360        395,760.10          1
    10684 CRANKS ROAD                  8.500          3,044.90         80
                                       8.250          3,044.90      495,000.00
    CULVER CITY      CA   90230          1            04/25/95         00
    2949661                              05           06/01/95          0
    2949661                              O            05/01/25
    0


1


    1420419          670/670             F          616,700.00         ZZ
    KHANNA              CHAND            360        616,312.74          1
    24500 BRECKENRIDGE PLAC            8.325          4,665.62         71
                                       8.075          4,665.62      880,000.00
    SANTA CLARITA    CA   91321          2            04/28/95         00
    2951304                              05           06/01/95          0
    2951304                              O            05/01/25
    0


    1420421          670/670             F          146,400.00         ZZ
    BENNETT             CLINTON  S       360        146,400.00          1
    18125 RIDGEGATE COURT              8.285          1,103.46         80
                                       8.035          1,103.46      183,000.00
    GLADSTONE        OR   97027          1            05/01/95         00
    2952351                              05           07/01/95          0
    2952351                              O            06/01/25
    0


    1420422          670/670             F          257,600.00         ZZ
    WHITTIER            JENNIFER L       360        257,600.00          1
    15336 SW BURGUNDY STREE            8.630          2,004.51         80
                                       8.380          2,004.51      322,000.00
    TIGARD           OR   97224          1            05/08/95         00
    2952505                              05           07/01/95          0
    2952505                              O            06/01/25
    0


    1420423          670/670             F          200,000.00         ZZ
    COX                 WILLIAM  V       360        199,884.92          1
    12 VUELTA MARIA                    8.750          1,573.41         21
                                       8.500          1,573.41      976,520.00
    SANTA FE         NM   87501          1            04/18/95         00
    2954770                              05           06/01/95          0
    2954770                              O            05/01/25
    0


    1420424          670/670             F          192,500.00         ZZ
    FRANZHEIM           ROBERTA          360        192,392.08          1
    338.5 CAMINO CERRITO               8.875          1,531.62         70
                                       8.625          1,531.62      275,000.00
    SANTA FE         NM   87501          1            04/25/95         00
    2954834                              05           06/01/95          0
    2954834                              O            05/01/25
    0


    1420425          670/670             F          428,000.00         ZZ
    QUIET               CORAL            360        428,000.00          1
    6301 E HILLCREST BLVD              8.650          3,336.56         80
                                       8.400          3,336.56      535,000.00
1


    PHOENIX          AZ   85251          1            05/02/95         00
    2954869                              05           07/01/95          0
    2954869                              O            06/01/25
    0


    1420427          670/670             F          270,000.00         T
    SILLS               ROBERT           360        270,000.00          1
    32 SOUTH HOWELLS POINT RD          8.675          2,109.65         75
                                       8.425          2,109.65      360,000.00
    BELLPORT         NY   11713          1            05/15/95         00
    2956811                              05           07/01/95          0
    2956811                              O            06/01/25
    0


    1420428          670/670             F          540,000.00         ZZ
    KRISIK              JOHN     F       360        539,687.38          1
    575 N WEST RIDGE ROAD              8.720          4,236.62         66
                                       8.470          4,236.62      820,000.00
    JACKSON          WY   83001          1            04/13/95         00
    2959046                              05           06/01/95          0
    2959046                              O            05/01/25
    0


    1420429          670/670             F          272,000.00         ZZ
    PREECE              RONALD   D       360        271,840.89          1
    2167 E MONTANE                     8.670          2,124.31         80
                                       8.420          2,124.31      340,000.00
    DRAPER           UT   84020          1            04/27/95         00
    2959062                              05           06/01/95          0
    2959062                              O            05/01/25
    0


    1420430          670/670             F          253,600.00         ZZ
    ANDERSON            GARTH    W       360        253,600.00          1
    135 CASTLE ROAD                    8.875          2,017.76         80
                                       8.625          2,017.76      317,000.00
    CHAPPAQUA        NY   10514          1            05/02/95         00
    2960257                              05           07/01/95          0
    2960257                              O            06/01/25
    0


    1420432          670/670             F          248,000.00         ZZ
    LARSON              JOHN     W       360        247,872.77          1
    7716 BAJA COVE                     9.300          2,049.23         80
                                       9.050          2,049.23      310,000.00
    AUSTIN           TX   78759          1            04/13/95         00
    2961091                              05           06/01/95          0
    2961091                              O            05/01/25
    0
1




    1420433          670/670             F          400,000.00         ZZ
    KAZIN               MICHAEL          360        399,787.13          1
    4113 LELAND STREET                 9.125          3,254.54         51
                                       8.875          3,254.54      799,000.00
    CHEVY CHASE      MD   20815          1            04/24/95         00
    2962667                              05           06/01/95          0
    2962667                              O            05/01/25
    0


    1420434          670/670             F          293,000.00         ZZ
    HAROUNI             FERIAL   S       360        292,835.74          1
    1242 DEVON AVENUE                  8.875          2,331.24         55
                                       8.625          2,331.24      540,000.00
    LOS ANGELES      CA   90024          2            04/21/95         00
    2964601                              05           06/01/95          0
    2964601                              O            05/01/25
    0


    1420435          670/670             F          460,000.00         ZZ
    THONIS              PETER    W       360        459,735.34          1
    30 BANCROFT ROAD                   8.750          3,618.83         70
                                       8.500          3,618.83      660,000.00
    WELLESLEY        MA   02181          1            05/01/95         00
    2965178                              05           06/01/95          0
    2965178                              O            05/01/25
    0


    1420438          670/670             F          376,000.00         ZZ
    LINSKY              MARK     I       360        375,782.32          1
    754 ARCHER STREET                  8.720          2,949.95         80
                                       8.470          2,949.95      470,000.00
    SAN DIEGO        CA   92109          1            04/28/95         00
    2967308                              05           06/01/95          0
    2967308                              O            05/01/25
    0


    1420439          670/670             F          175,000.00         T
    COSNER              L        R       240        175,000.00          1
    50 SEAGATE DRIVE #903B             8.875          1,560.48         60
                                       8.625          1,560.48      295,000.00
    NAPLES           FL   33940          1            05/18/95         00
    2967707                              09           07/01/95          0
    2967707                              O            06/01/15
    0


    1420440          670/670             F          257,800.00         ZZ
    SANDERS             ARTHUR   B       360        257,647.79          1
1


    19652 BISCAYNE BAY DRIV            8.625          2,005.15         95
                                       8.375          2,005.15      274,000.00
    BOCA RATON       FL   33498          1            04/21/95         10
    3116573                              03           06/01/95         30
    3116573                              O            05/01/25
    0


    1420441          670/670             F          234,000.00         ZZ
    DOMENECH            MARTIN   P       360        234,000.00          1
    804 SHORE DRIVE                    8.875          1,861.81         90
                                       8.625          1,861.81      260,000.00
    NORTH PALM BEAC  FL   33408          1            05/10/95         01
    3676731                              05           07/01/95         25
    3676731                              O            06/01/25
    0


    1420443          670/670             F          370,000.00         ZZ
    RODGERS             JAMES    K       360        369,775.85          1
    36 VISTA VERDE WAY                 8.500          2,844.98         46
                                       8.250          2,844.98      810,000.00
    PORTOLA VALLEY   CA   94028          2            04/24/95         00
    4848616                              05           06/01/95          0
    4848616                              O            05/01/25
    0


    1420444          670/670             F          700,000.00         ZZ
    SMOTHERS III        THOMAS   B       360        699,604.12          1
    1976 WARM SPRINGS ROAD             8.833          5,548.46         39
                                       8.583          5,548.46    1,800,000.00
    GLEN ELLEN       CA   95452          5            04/24/95         00
    4848713                              05           06/01/95          0
    4848713                              O            05/01/25
    0


    1420445          670/670             F          316,000.00         T
    PHILLIPS            THEODORE L       360        315,807.89          1
    7100 DEER AVENUE                   8.483          2,425.97         80
                                       8.233          2,425.97      395,000.00
    TAHOMA           CA   96142          1            04/26/95         00
    4848756                              05           06/01/95          0
    4848756                              O            05/01/25
    0


    1420448          670/670             F          450,545.00         ZZ
    MCKNIGHT            CRAIG    L       360        450,266.10          1
    4704 MAPLE BROOK                   8.395          3,430.84         80
                                       8.145          3,430.84      563,182.00
    MARIETTA         GA   30067          1            04/21/95         00
    4864913                              05           06/01/95          0
1


    4864913                              O            05/01/25
    0


    1420449          670/670             F          272,000.00         ZZ
    BUHYOFF             ERIC     J       360        271,847.51          1
    136 MOCKING BIRD LANE              8.875          2,164.16         80
                                       8.625          2,164.16      340,000.00
    MARATHON         FL   33050          1            04/12/95         00
    5265070                              05           06/01/95          0
    5265070                              O            05/01/25
    0


    1420450          670/670             F          328,000.00         R
    MONROE, JR          ROBERT   L       360        328,000.00          1
    #6 SPICEBERRY PLACE                8.300          2,475.70         80
                                       8.050          2,475.70      410,000.00
    THE WOODLANDS    TX   77382          1            05/11/95         00
    6193081                              05           07/01/95          0
    6193081                              O            06/01/25
    0


    1420451          670/670             F          250,000.00         ZZ
    HARRIS              JAMES    M       360        250,000.00          1
    4136 RILEY STREET                  8.770          1,970.33         52
                                       8.520          1,970.33      490,000.00
    HOUSTON          TX   77005          1            05/19/95         00
    6193102                              05           07/01/95          0
    6193102                              O            06/01/25
    0


    1420452          670/670             F          260,800.00         ZZ
    POLING              MICHAEL  A       360        260,649.95          1
    1105 PARK STREET SE                8.750          2,051.72         82
                                       8.500          2,051.72      320,000.00
    VIENNA           VA   22180          2            04/12/95         21
    7908539                              05           06/01/95         14
    7908539                              O            05/01/25
    0


    1420453          670/670             F          350,000.00         ZZ
    GREENE              MITCHELL E       360        349,798.63          1
    268 WATCHUNG FORK                  8.750          2,753.45         55
                                       8.500          2,753.45      646,750.00
    WESTFIELD        NJ   07090          1            04/20/95         00
    7922795                              05           06/01/95          0
    7922795                              O            05/01/25
    0


1


    1420454          670/670             F          248,000.00         ZZ
    RANDAZZO            MICHAEL  A       360        247,860.97          1
    13843 SAN SEBASTIAN WAY            8.875          1,973.20         48
                                       8.625          1,973.20      520,000.00
    POWAY            CA   92064          2            04/14/95         00
    7925433                              05           06/01/95          0
    7925433                              O            05/01/25
    0


    1420455          670/670             F          260,000.00         ZZ
    LANDERS             DAVID    W       360        259,854.24          1
    TAINTER HILL ROAD                  8.875          2,068.68         76
                                       8.625          2,068.68      345,000.00
    WHITINGHAM       VT   05361          1            04/14/95         00
    7936800                              05           06/01/95          0
    7936800                              O            05/01/25
    0


    1420456          670/670             F          209,000.00         ZZ
    SMITH-BALKUM        TERRI    L       360        208,891.64          1
    255 EAST CEDAR LANE                9.250          1,719.40         95
                                       9.000          1,719.40      220,000.00
    TEANECK          NJ   07666          1            04/13/95         19
    8007781                              05           06/01/95         30
    8007781                              O            05/01/25
    0


    1420458          670/670             F          357,500.00         T
    BARANASKAS          ROBERT   C       360        357,328.73          1
    27 B MOUNTAIN REACH                9.625          3,038.72         55
                                       9.375          3,038.72      650,000.00
    STRATTON         VT   05155          1            04/14/95         00
    8516197                              05           06/01/95          0
    8516197                              O            05/01/25
    0


    1420459          670/670             F          225,150.00         ZZ
    BOYER, JR           ROBERT   W       360        225,017.07          1
    7 BOWMAN WAY                       8.625          1,751.20         95
                                       8.375          1,751.20      237,000.00
    NEWARK           DE   19711          1            04/28/95         11
    8516618                              05           06/01/95         25
    8516618                              O            05/01/25
    0


    1420460          670/670             F          236,500.00         ZZ
    BARTON              STANLEY  W       360        236,360.36          1
    1587 MISTY WOOD DRIVE              8.625          1,839.48         80
                                       8.375          1,839.48      295,675.00
1


    ROSEVILLE        CA   95747          1            04/25/95         00
    8555842                              05           06/01/95          0
    8555842                              O            05/01/25
    0


    1420461          670/670             F          468,000.00         ZZ
    BUTERA              DONALD   J       360        467,744.36          1
    1071 CALLE ANACAPA                 9.000          3,765.64         79
                                       8.750          3,765.64      595,000.00
    ENCINITAS        CA   92024          1            04/20/95         00
    8594538                              05           06/01/95          0
    8594538                              O            05/01/25
    0


    1420462          670/670             F          215,000.00         T
    DELLAPOSTA          STEVEN   A       360        214,885.59          1
    25 EAST HAYCOCK POINT ROAD         9.125          1,749.31         80
                                       8.875          1,749.31      272,000.00
    BRANFORD         CT   06405          1            04/28/95         00
    8596786                              05           06/01/95          0
    8596786                              O            05/01/25
    0


    1420464          670/670             F          399,920.00         ZZ
    WARMS               MARK     E       360        399,707.17          1
    28 MIDDLE ROAD                     9.125          3,253.89         80
                                       8.875          3,253.89      499,900.00
    BRONXVILLE       NY   10708          1            04/20/95         00
    8779023                              05           06/01/95          0
    8779023                              O            05/01/25
    0


    1420465          670/670             F          231,200.00         ZZ
    GLASS               LINDSAY          360        231,080.14          1
    3 FALMOUTH ROAD                    9.250          1,902.03         80
                                       9.000          1,902.03      289,000.00
    CHATHAM          NJ   07928          1            04/28/95         00
    8783837                              05           06/01/95          0
    8783837                              O            05/01/25
    0


    1420468          670/670             F          380,000.00         ZZ
    GOODALL             STEPHEN  C       360        379,781.37          1
    6884 AVIANO DRIVE                  8.750          2,989.46         80
                                       8.500          2,989.46      475,000.00
    CAMARILLO        CA   93012          1            04/21/95         00
    9008667                              05           06/01/95          0
    9008667                              O            05/01/25
    0
1




    1420469          670/670             F          210,000.00         ZZ
    VIOLA, III          SAVERIO          360        210,000.00          1
    48 WINN ROAD                       9.375          1,746.68         75
                                       9.125          1,746.68      280,000.00
    FALMOUTH         ME   04105          2            05/01/95         00
    9009191                              05           07/01/95          0
    9009191                              O            06/01/25
    0


    1420470          670/670             F          275,000.00         ZZ
    NEHRENZ             THOMAS   J       360        274,845.82          1
    10 WOODHUE COURT                   8.875          2,188.03         52
                                       8.625          2,188.03      535,000.00
    REDWOOD CITY     CA   94062          1            04/10/95         00
    9009868                              05           06/01/95          0
    9009868                              O            05/01/25
    0


    1420472          670/670             F          360,000.00         ZZ
    BLACK               DONALD   T       360        359,808.42          1
    82 STANTON ROAD                    9.125          2,929.08         55
                                       8.875          2,929.08      665,000.00
    DARIEN           CT   06820          1            04/21/95         00
    9035141                              05           06/01/95          0
    9035141                              O            05/01/25
    0


    1420474          670/670             F          252,000.00         ZZ
    MALLIN              ROBERT   H       360        251,858.72          1
    4602 EAST ONYX AVENUE              8.875          2,005.03         80
                                       8.625          2,005.03      315,000.00
    PHOENIX          AZ   85028          1            04/17/95         00
    9039414                              05           06/01/95          0
    9039414                              O            05/01/25
    0


    1420475          670/670             F          385,600.00         ZZ
    PEABODY, JR         ROBERT   R       360        385,389.37          1
    6476 CHIQUITA WAY                  9.000          3,102.63         80
                                       8.750          3,102.63      482,000.00
    CARMICHAEL       CA   95608          1            04/13/95         00
    9093117                              05           06/01/95          0
    9093117                              O            05/01/25
    0


    1420476          670/670             F          484,000.00         ZZ
    LORENTZEN           MARK     K       360        483,735.62          1
1


    1123 LUNETA DRIVE                  9.000          3,894.38         80
                                       8.750          3,894.38      606,000.00
    DEL MAR          CA   92014          1            04/18/95         00
    9103147                              05           06/01/95          0
    9103147                              O            05/01/25
    0


    1420477          670/670             F          364,500.00         ZZ
    BARRY               CHARLES  C       360        364,290.28          1
    2743 LAGUNA STREET                 8.750          2,867.53         90
                                       8.500          2,867.53      405,000.00
    SAN FRANCISCO    CA   94123          1            04/07/95         04
    9108084                              01           06/01/95         25
    9108084                              O            05/01/25
    0


    1420478          670/670             F          220,000.00         T
    GRAVELLE            A        E       360        219,879.83          1
    7132 THIRSTY CACTUS LANE           9.000          1,770.17         67
                                       8.750          1,770.17      329,321.00
    SCOTTSDALE       AZ   85262          1            04/10/95         00
    9113541                              05           06/01/95          0
    9113541                              O            05/01/25
    0


    1420479          670/670             F          339,300.00         ZZ
    GORLA               BARBARA          360        339,104.78          1
    26 CLERMONT                        8.750          2,669.28         90
                                       8.500          2,669.28      377,014.00
    NEWPORT COAST A  CA   92657          1            04/06/95         14
    9128352                              03           06/01/95         17
    9128352                              O            05/01/25
    0


    1420482          670/670             F          244,000.00         ZZ
    DEL VECCHIO         JOHN     D       360        243,866.72          1
    5 GRITMAN COURT                    9.000          1,963.28         95
                                       8.750          1,963.28      257,500.00
    WESTWOOD         NJ   07675          1            04/25/95         01
    30004268                             05           06/01/95         30
    30004268                             O            05/01/25
    0


    1420483          670/670             F          281,200.00         ZZ
    LEVENTIS            JAMES    P       360        281,042.35          1
    9313 CARMICHAEL DRIVE              8.875          2,237.36         95
                                       8.625          2,237.36      296,000.00
    LA MESA          CA   91941          1            04/19/95         10
    30004926                             05           06/01/95         25
1


    30004926                             O            05/01/25
    0


    1420484          670/670             F          506,250.00         ZZ
    UNG, JR             BASIL    B       360        506,250.00          1
    4 VILLAGE CIRCLE                   8.625          3,937.57         75
                                       8.375          3,937.57      675,000.00
    MANHATTAN BEACH  CA   90266          1            05/08/95         00
    30005027                             03           07/01/95          0
    30005027                             O            06/01/25
    0


    1420485          670/670             F          500,000.00         ZZ
    MORROW              JOHN     C       360        499,747.50          1
    12655 ROUGH & READY HIGHWAY        9.375          4,158.75         67
                                       9.125          4,158.75      750,000.00
    GRASS VALLEY     CA   95945          2            04/11/95         00
    30005540                             05           06/01/95          0
    30005540                             O            05/01/25
    0


    1420486          670/670             F          285,600.00         ZZ
    FOSCHAAR            G        M       360        285,435.68          1
    1643 DEVONSHIRE COURT              8.750          2,246.82         80
                                       8.500          2,246.82      357,000.00
    WESTLAKE VILLAG  CA   91361          1            04/17/95         00
    30006368                             05           06/01/95          0
    30006368                             O            05/01/25
    0


    1420487          670/670             F          260,000.00         ZZ
    GRAHAM              BILLY    R       360        259,861.63          1
    2629 N HALL CIRCLE                 9.125          2,115.45         65
                                       8.875          2,115.45      405,000.00
    MESA             AZ   85203          2            04/21/95         00
    30009685                             05           06/01/95          0
    30009685                             O            05/01/25
    0


    1420488          670/670             F          340,000.00         ZZ
    NOCKET              MICHAEL  E       360        339,809.38          1
    160 12TH STREET                    8.875          2,705.20         73
                                       8.625          2,705.20      470,000.00
    SEAL BEACH       CA   90740          1            04/14/95         00
    30011124                             05           06/01/95          0
    30011124                             O            05/01/25
    0


1


    1420489          670/670             F          650,000.00         ZZ
    BOWNES              PATRICK  B       360        649,626.03          1
    2649 OCEAN STREET                  8.750          5,113.55         77
                                       8.500          5,113.55      850,000.00
    CARLSBAD         CA   92008          1            04/21/95         00
    30012449                             05           06/01/95          0
    30012449                             O            05/01/25
    0


    1420490          670/670             F          544,000.00         ZZ
    HOWLAND             PAMELA   A       360        544,000.00          1
    910 SISKIYOU DRIVE                 8.750          4,279.65         80
                                       8.500          4,279.65      680,000.00
    MENLO PARK       CA   94025          1            05/03/95         00
    30012651                             05           07/01/95          0
    30012651                             O            06/01/25
    0


    1420491          670/670             F          224,000.00         ZZ
    HEFFNER, JR         LAWRENCE E       360        223,877.64          1
    1060 MARTHA'S COURT WEST           9.000          1,802.36         80
                                       8.750          1,802.36      280,000.00
    KNOXVILLE        MD   21758          2            04/28/95         00
    30013909                             05           06/01/95          0
    30013909                             O            05/01/25
    0


    1420494          670/670             F          240,200.00         ZZ
    SHERMAN             BRIAN    K       360        240,200.00          1
    12628 CAMINITO DESTELLO            8.750          1,889.66         80
                                       8.500          1,889.66      300,310.00
    SAN DIEGO        CA   92130          1            05/01/95         00
    30017033                             03           07/01/95          0
    30017033                             O            06/01/25
    0


    1420495          670/670             F          427,950.00         ZZ
    LUCIA               MORRIS   V       360        427,690.74          1
    3350 MANDEVILLE CANYON             8.500          3,290.57         80
                                       8.250          3,290.57      534,938.00
    LOS ANGELES      CA   90049          1            04/26/95         00
    30017874                             05           06/01/95          0
    30017874                             O            05/01/25
    0


    1420496          670/670             F          352,500.00         ZZ
    TRUJILLO            LOUIS    R       360        352,291.88          1
    5450 EAST LONG PLACE               8.625          2,741.71         75
                                       8.375          2,741.71      470,000.00
1


    LITTLETON        CO   80122          2            04/12/95         00
    30019052                             03           06/01/95          0
    30019052                             O            05/01/25
    0


    1420497          670/670             F          236,250.00         ZZ
    SADLER              RICHARD  L       360        236,120.95          1
    745 CHAMPIONS CLUB                 9.000          1,900.93         75
                                       8.750          1,900.93      315,000.00
    ALPHARETTA       GA   30201          1            04/28/95         00
    30021944                             03           06/01/95          0
    30021944                             O            05/01/25
    0


    1420498          670/670             F          468,750.00         ZZ
    KIRWAN              RICK     E       360        468,487.21          1
    14945 RANCHO ANTIGUO               8.875          3,729.59         75
                                       8.625          3,729.59      625,000.00
    DEL MAR          CA   92014          1            04/20/95         00
    30024561                             05           06/01/95          0
    30024561                             O            05/01/25
    0


    1420499          670/670             F          513,000.00         ZZ
    CULP                GORDON   L       360        512,704.85          1
    5334 S W LANDER STREET             8.750          4,035.78         80
                                       8.500          4,035.78      645,000.00
    SEATTLE          WA   98116          2            04/27/95         00
    30026211                             05           06/01/95          0
    30026211                             O            05/01/25
    0


    1420500          670/670             F          316,000.00         ZZ
    POND                BRIAN    R       360        316,000.00          1
    340 ATTEBURY DRIVE                 8.625          2,457.82         80
                                       8.375          2,457.82      395,000.00
    SAN MARCOS       CA   92069          1            05/04/95         00
    30026601                             05           07/01/95          0
    30026601                             O            06/01/25
    0


    1420501          670/670             F          284,000.00         ZZ
    ROBINSON            DOUGLAS  P       360        284,000.00          1
    4271 CANFIELD DRIVE                8.625          2,208.93         80
                                       8.375          2,208.93      355,000.00
    FREMONT          CA   94536          1            05/01/95         00
    30046751                             03           07/01/95          0
    30046751                             O            06/01/25
    0
1




    1420503          670/670             F          226,400.00         ZZ
    DYER                RICHARD  S       360        226,400.00          1
    8625 BRIGHT ANGEL WAY              8.750          1,781.09         80
                                       8.500          1,781.09      283,000.00
    LAS VEGAS        NV   89129          1            05/10/95         00
    30028787                             05           07/01/95          0
    30028787                             O            06/01/25
    0


    1420504          670/670             F          247,650.00         ZZ
    JENNETTE, JR        LARRY    F       360        247,503.78          1
    1000 EULALIA ROAD                  8.625          1,926.20         80
                                       8.375          1,926.20      310,000.00
    ATLANTA          GA   30319          1            04/25/95         00
    30029686                             05           06/01/95          0
    30029686                             O            05/01/25
    0


    1420506          670/670             F          551,600.00         ZZ
    GROWER              JOHN     H       360        551,600.00          1
    872 LADERA LANE                    8.750          4,339.44         79
                                       8.500          4,339.44      698,500.00
    SANTA BARBARA    CA   93108          1            05/05/95         00
    30031699                             05           07/01/95          0
    30031699                             O            06/01/25
    0


    1420507          670/670             F          243,000.00         ZZ
    HALL                NORMAN   L       360        242,860.19          1
    2283 TERRA BELLA LANE              8.750          1,911.69         90
                                       8.500          1,911.69      270,000.00
    CAMARILLO        CA   93012          1            04/26/95         11
    30034949                             05           06/01/95         17
    30034949                             O            05/01/25
    0


    1420509          670/670             F          500,000.00         ZZ
    AMSALEM             ANNIE    M       360        499,733.91          1
    15 OAK VALE                        9.125          4,068.17         80
                                       8.875          4,068.17      625,000.00
    NEWTON           MA   02168          1            04/26/95         00
    30036399                             05           06/01/95          0
    30036399                             O            05/01/25
    0


    1420510          670/670             F          245,000.00         ZZ
    VOLK                JAMES            360        244,855.35          1
1


    5227 WESTFIELD COURT               8.625          1,905.59         77
                                       8.375          1,905.59      320,000.00
    LAKE OSWEGO      OR   97035          1            04/27/95         00
    30037867                             05           06/01/95          0
    30037867                             O            05/01/25
    0


    1420511          670/670             F          228,600.00         ZZ
    COWGER              THOMAS   M       360        228,465.03          1
    8532 SANDY HOOK DRIVE              8.625          1,778.03         65
                                       8.375          1,778.03      355,000.00
    HUNTINGTON BEAC  CA   92646          2            04/24/95         00
    30038987                             05           06/01/95          0
    30038987                             O            05/01/25
    0


    1420512          670/670             F          252,000.00         ZZ
    LARKIN              FREDERICKJ       360        252,000.00          1
    13151 ABANA PLACE                  9.250          2,073.15         90
                                       9.000          2,073.15      280,000.00
    CERRITOS         CA   90703          1            04/27/95         10
    30041163                             05           07/01/95         25
    30041163                             O            06/01/25
    0


    1420513          670/670             F          148,000.00         ZZ
    RUTHERFORD          JOHN             360        148,000.00          1
    6620 E CHOLLA STREET               9.250          1,217.56         80
                                       9.000          1,217.56      185,000.00
    SCOTTSDALE       AZ   85254          2            05/01/95         00
    30041848                             05           07/01/95          0
    30041848                             O            06/01/25
    0


    1420514          670/670             F          346,500.00         ZZ
    ABRAHAM             ANTHONY          360        346,320.37          1
    9245 S MILLER LANE                 9.250          2,850.57         90
                                       9.000          2,850.57      385,000.00
    LAS VEGAS        NV   89113          1            04/25/95         10
    30042534                             05           06/01/95         20
    30042534                             O            05/01/25
    0


    1420515          670/670             F          539,000.00         ZZ
    SWIFT               ROBERT   J       360        538,697.82          1
    2211 BLUFF CREEK DRIVE             8.875          4,288.53         76
                                       8.625          4,288.53      710,000.00
    KINGWOOD         TX   77345          1            04/27/95         00
    30045576                             03           06/01/95          0
1


    30045576                             O            05/01/25
    0


    1420516          670/670             F          387,000.00         ZZ
    VALJI               KARIM            360        387,000.00          1
    3312 FRONT STREET                  9.250          3,183.76         90
                                       9.000          3,183.76      430,000.00
    SAN DIEGO        CA   92103          2            05/02/95         11
    30052432                             05           07/01/95         20
    30052432                             O            06/01/25
    0


    1420517          670/670             F          125,600.00         ZZ
    PURNELL             LOUIS    R       360        125,600.00          1
    4019 13TH STREET N.E.              8.875            999.33         80
                                       8.625            999.33      157,000.00
    WASHINGTON       DC   20017          2            05/12/95         00
    30070457                             05           07/01/95          0
    30070457                             O            06/01/25
    0


    1420552          439/439             F          501,000.00         ZZ
    BLOOMFIELD          ALLEN            360        501,000.00          2
    259 WEST 22ND STREET               8.800          3,959.28         62
                                       8.675          3,959.28      820,000.00
    NEW YORK         NY   10011          1            05/25/95         00
    17768763                             05           07/01/95          0
    17768763                             O            06/01/25
    0


    1420554          439/439             F          415,000.00         ZZ
    LOO                 JOSEPH           360        415,000.00          1
    1723 CAMDEN AVENUE                 8.650          3,235.22         70
                                       8.525          3,235.22      600,000.00
    SOUTH PASADENA   CA   91030          5            05/22/95         00
    17813858                             05           07/01/95          0
    17813858                             O            06/01/25
    0


    1420556          439/439             F          228,000.00         ZZ
    RUSLIM              TJAHJADI         360        228,000.00          1
    22 JEAN PLACE                      8.300          1,720.91         80
                                       8.175          1,720.91      285,000.00
    SYOSSET          NY   11791          1            05/25/95         00
    17718685                             05           07/01/95          0
    17718685                             O            06/01/25
    0


1


    1420572          369/369             F          250,000.00         ZZ
    DUNN                DANIEL   T       360        250,000.00          1
    14027 CLARENDON POINTE CT.         8.125          1,856.25         68
                                       7.875          1,856.25      370,500.00
    HUNTERSVILLE     NC   28078          1            05/23/95         00
    48679047                             05           07/01/95          0
    48679047                             O            06/01/25
    0


    1420573          232/232             F          134,000.00         ZZ
    MERLINO             ANGELA           360        134,000.00          1
    3674 CURRY STREET                  8.875          1,066.16         73
                                       8.625          1,066.16      185,000.00
    YORKTOWN HEIGHT  NY   10598          1            05/22/95         00
    609503350                            05           07/01/95          0
    609503350                            O            06/01/25
    0


    1420584          608/787             F           82,650.00         ZZ
    GAFFNEY             LINDA    K       360         82,597.30          1
    1204 WORTHINGTON DRIVE             8.250            620.92         95
                                       8.000            620.92       87,000.00
    EXTON            PA   19341          1            04/26/95         10
    0380125170                           01           06/01/95         30
    50011226                             O            05/01/25
    0


    1420585          A39/787             F          166,850.00         ZZ
    BRAJEVICH           NICHOLAS J       360        166,850.00          1
    24985 AMBERWOOD                    8.125          1,238.86         75
                                       7.875          1,238.86      222,500.00
    MISSION VIEJO    CA   92692          1            05/25/95         00
    0380124843                           03           07/01/95          0
    9500254                              O            06/01/25
    0


    1420589          439/439             F          223,000.00         ZZ
    MITCHELL            MICHAEL  E       360        223,000.00          1
    2033 LYON AVENUE                   8.550          1,722.59         79
                                       8.425          1,722.59      285,000.00
    BELMONT          CA   94002          2            05/16/95         00
    1779566                              05           07/01/95          0
    1779566                              O            06/01/25
    0


    1420591          439/439             F          255,000.00         ZZ
    HAMILTON            SANDRA           360        255,000.00          1
    30122 SONRISA LANE                 8.000          1,871.10         85
                                       7.875          1,871.10      300,000.00
1


    LAGUNA NIGUEL    CA   92677          1            05/31/95         10
    1785048                              05           07/01/95         12
    1785048                              O            06/01/25
    0


    1420592          439/439             F          344,800.00         ZZ
    BRAGANZA            RABINDRA A       360        344,800.00          1
    3767 LINCOLNWOOD DRIVE             8.200          2,578.26         80
                                       8.075          2,578.26      431,000.00
    SANTA BARBARA    CA   93110          4            05/25/95         00
    1778179                              05           07/01/95          0
    1778179                              O            06/01/25
    0


    1420593          439/439             F          209,000.00         ZZ
    SCHENDEL            CURTIS   A       360        209,000.00          1
    1624 PACKARD CIRCLE                8.200          1,562.81         95
                                       8.075          1,562.81      220,000.00
    CORONA           CA   91719          1            05/31/95         10
    1781727                              05           07/01/95         30
    1781727                              O            06/01/25
    0


    1420594          439/439             F          367,700.00         ZZ
    GLASER              STEPHEN  A       360        367,700.00          1
    725 FRENCH TOWN ROAD               8.200          2,749.50         79
                                       8.075          2,749.50      465,443.00
    ARGYLE           TX   76226          1            05/26/95         00
    1784025                              05           07/01/95          0
    1784025                              O            06/01/25
    0


    1420595          439/439             F          340,000.00         ZZ
    ANDREWS             JEFFREY  A       360        340,000.00          1
    1649 KAMSACK DRIVE                 8.650          2,650.54         80
                                       8.525          2,650.54      425,000.00
    SUNNYVALE        CA   94087          1            05/16/95         00
    1773409                              05           07/01/95          0
    1773409                              O            06/01/25
    0


    1420596          439/439             F          240,700.00         ZZ
    PERRY               PATRICK          360        240,700.00          1
    5307 CARMENTO DRIVE                8.700          1,885.00         90
                                       8.575          1,885.00      267,551.00
    AGOURA           CA   91301          1            05/23/95         10
    1776823                              05           07/01/95         25
    1776823                              O            06/01/25
    0
1




    1420597          439/439             F          255,000.00         ZZ
    FONDACABE           GREGG    R       360        255,000.00          1
    1925 HILLMAN AVENUE                8.700          1,996.99         74
                                       8.575          1,996.99      345,000.00
    BELMONT          CA   94002          5            05/17/95         00
    1781312                              05           07/01/95          0
    1781312                              O            06/01/25
    0


    1420619          A39/787             F          196,000.00         ZZ
    KENNEDY             CHRISTOPH        360        196,000.00          1
    4571 LARKWOOD AVENUE               8.000          1,438.18         80
                                       7.750          1,438.18      245,000.00
    WOODLAND HILLS   CA   91364          1            05/18/95         00
    0380124702                           05           07/01/95          0
    9500302                              O            06/01/25
    0


    1420641          696/728             F          400,000.00         ZZ
    GARITY              JAMES    K       360        400,000.00          1
    ROUTE 746 BOX 344                  8.750          3,146.80         58
                                       8.500          3,146.80      699,000.00
    PHILOMONT        VA   22131          1            05/30/95         00
    0380125113                           05           07/01/95          0
    2085267                              O            06/01/25
    0


    1420655          696/728             F          222,000.00         ZZ
    BONAVENTURE JR      ROBERT   L       360        222,000.00          1
    6132 32ND PLACE NW                 8.250          1,667.81         80
                                       8.000          1,667.81      277,500.00
    WASHINGTON       DC   20015          1            05/31/95         00
    0380125261                           05           07/01/95          0
    3113403                              O            06/01/25
    0


    1420656          561/728             F          310,500.00         ZZ
    STEINMETZ           SCOTT    A       360        310,500.00          1
    8606 NORTHFIELDS CIRCLE            8.625          2,415.04         90
                                       8.375          2,415.04      345,000.00
    LUTHERVILLE      MD   21093          1            05/26/95         04
    0380125469                           05           07/01/95         25
    5559695                              O            06/01/25
    0


    1420709          077/077             F          292,500.00         ZZ
    SUCHARETZA          BRIAN    S       360        292,500.00          1
1


    50752 PICKETT RIDGE COURT          8.750          2,301.10         90
                                       8.500          2,301.10      325,000.00
    GRANGER          IN   46530          1            05/26/95         10
    418094                               05           07/01/95         25
    418094                               O            06/01/25
    0


    1420733          403/403             F          219,000.00         ZZ
    LONDON              JONATHAN B       360        219,000.00          1
    80 NEWTON ROAD                     8.875          1,742.47         80
                                       8.625          1,742.47      274,000.00
    WOODBRIDGE       CT   06525          1            05/23/95         00
    6380315                              05           07/01/95          0
    6380315                              O            06/01/25
    0


    1420776          083/728             F          275,000.00         ZZ
    CROMACK             ROBERT   D       360        275,000.00          1
    3696 COLDBROOK CIRCLE              8.375          2,090.20         56
                                       8.125          2,090.20      496,000.00
    BUCKINGHAM       PA   18901          1            05/08/95         00
    0380125998                           05           07/01/95          0
    1083836                              O            06/01/25
    0


    1420777          083/728             F          297,500.00         ZZ
    DEBUS               RONALD   K       360        297,500.00          1
    5614 AZURE WAY                     8.750          2,340.43         70
                                       8.500          2,340.43      425,000.00
    LONG BEACH       CA   90803          1            05/02/95         00
    0380126400                           01           07/01/95          0
    1083464                              O            06/01/25
    0


    1420778          561/728             F          265,000.00         ZZ
    CARLSON             ROY      H       360        265,000.00          1
    212 OLD LANDING COURT              8.625          2,061.15         75
                                       8.375          2,061.15      354,745.00
    FREDERICKSBURG   VA   22405          2            05/28/95         00
    0380127978                           05           07/01/95          0
    8535890                              O            06/01/25
    0


    1420824          025/025             F          350,000.00         ZZ
    CIABATTARI          JOHN             360        350,000.00          1
    125 ALAMANDA WAY                   8.875          2,784.76         80
                                       8.625          2,784.76      438,950.00
    STUART           FL   34996          1            05/10/95         00
    543349                               05           07/01/95          0
1


    543349                               O            06/01/25
    0


    1420842          241/728             F          249,000.00         ZZ
    HOLMES              DANA     L       360        248,867.49          1
    1014 DEEP WOODS TRAIL              9.125          2,025.95         63
                                       8.875          2,025.95      400,000.00
    BRENTWOOD        TN   37027          2            04/17/95         00
    0380126160                           05           06/01/95          0
    7033582                              O            05/01/25
    0


    1420863          363/363             F          296,000.00         ZZ
    ROHOLT              PHILIP   C       360        296,000.00          1
    1205 LAS OLAS N.W.                 8.875          2,355.11         78
                                       8.750          2,355.11      380,000.00
    NORTH CANTON     OH   44720          1            05/05/95         00
    8214822702                           05           07/01/95          0
    8214822702                           O            06/01/25
    0


    1420870          025/025             F          428,800.00         ZZ
    MURRAY              THERESA  C       360        428,800.00          1
    7901 E UPPER RIDGE DRIVE           8.500          3,297.10         76
                                       8.250          3,297.10      568,944.00
    PARKLAND         FL   33067          1            05/24/95         00
    432347                               03           07/01/95          0
    432347                               O            06/01/25
    0


    1420880          334/728             F           35,000.00         ZZ
    HOWELL              ELSIE    J       360         34,964.50          1
    13432 JONES ROAD                   9.375            291.12         37
                                       9.125            291.12       95,000.00
    HOUSTON          TX   77070          1            03/24/95         00
    0380126335                           05           05/01/95          0
    33635                                O            04/01/25
    0


    1420881          267/267             F          328,500.00         ZZ
    COLLINS             MICHAEL          360        328,500.00          1
    2666 N MOUNTAIN AVENUE             8.625          2,555.04         90
                                       8.375          2,555.04      365,000.00
    CLAREMONT        CA   91711          1            05/08/95         11
    7316931                              05           07/01/95         25
    7316931                              O            06/01/25
    0


1


    1420882          267/267             F          241,775.00         ZZ
    D'ALESSANDRO        CRAIG    R       360        241,775.00          1
    215 WHITING STREET NO. 2           8.250          1,816.38         95
                                       8.000          1,816.38      254,500.00
    EL SUGENDO       CA   90245          1            05/25/95         10
    7316999                              01           07/01/95         30
    7316999                              O            06/01/25
    0


    1420883          267/267             F          310,500.00         ZZ
    LERNER              DIEGO    F       360        310,500.00          1
    531 ESPLANADE #705                 8.250          2,332.69         90
                                       8.000          2,332.69      345,000.00
    REDONDO BEACH    CA   90277          1            05/24/95         10
    7324154                              01           07/01/95         25
    7324154                              O            06/01/25
    0


    1420884          267/267             F          216,000.00         ZZ
    JUARROS             JESSE    R       360        216,000.00          1
    2122 GALBRETH ROAD                 8.375          1,641.76         90
                                       8.125          1,641.76      240,000.00
    PASADENA         CA   91104          2            05/23/95         11
    7323768                              05           07/01/95         25
    7323768                              O            06/01/25
    0


    1420885          267/267             F          260,000.00         ZZ
    CALDWELL            RUBY     M       360        260,000.00          1
    2275 LOCUST STREET                 8.375          1,976.19         50
                                       8.125          1,976.19      520,000.00
    SAN DIEGO        CA   92106          5            05/16/95         00
    8320752                              05           07/01/95          0
    8320752                              O            06/01/25
    0


    1420886          267/267             F          264,900.00         ZZ
    JURADO              ALEXANDERL       360        264,900.00          1
    6290 CANNERY COURT                 8.375          2,013.44         90
                                       8.125          2,013.44      294,432.00
    YORBA LINDA      CA   92686          1            05/15/95         10
    7325176                              03           07/01/95         25
    7325176                              O            06/01/25
    0


    1420887          267/267             F          230,000.00         ZZ
    ANDERSON            PAUL     M       360        230,000.00          1
    13335 ROXTON CIRCLE                8.375          1,748.17         57
                                       8.125          1,748.17      405,000.00
1


    SAN DIEGO        CA   92130          2            05/18/95         00
    7323271                              03           07/01/95          0
    7323271                              O            06/01/25
    0


    1420889          267/267             F          420,000.00         ZZ
    BAKALYAR            STEPHEN  R       360        420,000.00          1
    817 JONIVE ROAD                    8.500          3,229.44         80
                                       8.250          3,229.44      525,000.00
    SEBASTOPOL       CA   95472          5            05/09/95         00
    7305697                              05           07/01/95          0
    7305697                              O            06/01/25
    0


    1420915          171/728             F          315,000.00         ZZ
    STAGER              REED     R       360        315,000.00          1
    3955 SOUTHWEST MOUNT ADAMS DRI     8.500          2,422.08         70
                                       8.250          2,422.08      450,000.00
    PORTLAND         OR   97201          1            05/17/95         00
    0380127028                           05           07/01/95          0
    37087202                             O            06/01/25
    0


    1420917          670/670             F          279,200.00         ZZ
    JOHNSON             LEE      H       360        279,200.00          1
    515 BELLAIRE STREET                8.500          2,146.81         80
                                       8.250          2,146.81      349,000.00
    DENVER           CO   80220          1            05/24/95         00
    537837                               05           07/01/95          0
    537837                               O            06/01/25
    0


    1420918          670/670             F          232,200.00         ZZ
    GREEN               JEFFORY          360        232,066.41          1
    8157 SOUTH GRAMBLING WAY           8.750          1,826.72         90
                                       8.500          1,826.72      258,000.00
    SANDY            UT   84094          1            05/02/95         12
    674452                               05           06/01/95         25
    674452                               O            05/01/25
    0


    1420920          670/670             F          360,000.00         ZZ
    WILSON              SHELIA   R       360        360,000.00          1
    6531 BASALTO STREET                8.875          2,864.33         80
                                       8.625          2,864.33      450,000.00
    CARLSBAD         CA   92009          2            05/18/95         00
    2884992                              05           07/01/95          0
    2884992                              O            06/01/25
    0
1




    1420921          670/670             F          650,000.00         T
    JOHNSON             CARYN            360        650,000.00          1
    6460 SAN MARCOS PASS ROAD          9.375          5,406.38         71
                                       9.125          5,406.38      925,000.00
    SANTA BARBARA    CA   93105          1            05/18/95         00
    2885476                              05           07/01/95          0
    2885476                              O            06/01/25
    0


    1420922          670/670             F          300,000.00         ZZ
    SPRINGER            JAY              360        299,802.75          1
    5 OAKWOOD ROAD                     8.100          2,222.25         69
                                       7.850          2,222.25      440,000.00
    ALLENDALE        NJ   07401          1            04/28/95         00
    2956772                              05           06/01/95          0
    2956772                              O            05/01/25
    0


    1420923          670/670             F          270,200.00         ZZ
    JOHNSON             REGINALD         360        270,200.00          1
    8300 GULLANE COURT                 8.750          2,125.67         89
                                       8.500          2,125.67      305,000.00
    FORT WASHINGTON  MD   20744          1            05/17/95         21
    8614555                              05           07/01/95         17
    8614555                              O            06/01/25
    0


    1420924          670/670             F          638,400.00         ZZ
    JOHNSON             ARTHUR   Q       360        638,023.09          1
    6010 FOLSOM AVENUE                 8.625          4,965.41         80
                                       8.375          4,965.41      798,000.00
    LA JOLLA         CA   92037          1            04/20/95         00
    9032541                              05           06/01/95          0
    9032541                              O            05/01/25
    0


    1420925          670/670             F          229,900.00         ZZ
    ROBINSON            BOYD     E       360        229,900.00          1
    2051 SEQUOIA CREST                 8.875          1,829.19         95
                                       8.625          1,829.19      242,000.00
    VISTA            CA   92083          1            05/01/95         10
    30026750                             03           07/01/95         25
    30026750                             O            06/01/25
    0


    1420939          172/172             F          283,840.00         ZZ
    ALLEN               DAVID    A       360        283,840.00          1
1


    4 ROBERTS ROAD                     8.750          2,232.97         80
                                       8.500          2,232.97      354,800.00
    TOWNSHIP OF RAN  NJ   07869          1            05/15/95         00
    091812400                            05           07/01/95          0
    091812400                            O            06/01/25
    0


    1420942          757/757             F          233,200.00         ZZ
    STRIPLAND           DAVID    W       360        233,200.00          1
    4895 ROSEWOOD LAKE DRIVE           8.375          1,772.49         80
                                       8.125          1,772.49      291,500.00
    CUMMING          GA   30130          1            05/31/95         00
    2496537                              05           07/01/95          0
    2496537                              O            06/01/25
    0


    1420968          324/728             F          225,000.00         ZZ
    ADAMS               DAVID    W       360        225,000.00          1
    2832 WOODBURY CIRCLE               8.750          1,770.08         75
                                       8.500          1,770.08      300,000.00
    ST GEORGE        UT   84770          2            05/23/95         00
    0380126921                           05           07/01/95          0
    2454000805                           O            06/01/25
    0


    1420981          077/077             F          236,000.00         ZZ
    NORDLUND            WILLIS   J       360        236,000.00          1
    SULLIVAN ROAD                      8.375          1,793.78         80
                                       8.125          1,793.78      295,000.00
    BEAVER           WV   25813          1            05/31/95         00
    346562                               05           07/01/95          0
    346562                               O            06/01/25
    0


    1420990          369/369             F          300,000.00         ZZ
    ADAMS               PETER    W       360        300,000.00          1
    10808 RONDEAU WOODS COURT          8.250          2,253.81         88
                                       8.000          2,253.81      341,000.00
    RALEIGH          NC   27614          1            05/26/95         10
    0048759914                           05           07/01/95         25
    0048759914                           O            06/01/25
    0


    1421141          083/728             F          272,000.00         ZZ
    PLATT               RICHARD  W       360        272,000.00          1
    13 CANTERBURY LANE                 8.750          2,139.83         80
                                       8.500          2,139.83      340,000.00
    CLINTON TOWNSHI  NJ   08833          1            05/15/95         00
    0380127432                           05           07/01/95          0
1


    1083907                              O            06/01/25
    0


    1421149          225/225             F          440,000.00         ZZ
    SOLLARS             GARY     L       360        439,753.33          1
    4405 NICKLAUS DR.                  8.875          3,500.84         80
                                       8.625          3,500.84      550,000.00
    LAWRENCE         KS   66047          1            04/29/95         00
    8600612                              05           06/01/95          0
    8600612                              O            05/01/25
    0


    1421153          225/225             F          375,000.00         ZZ
    SCHILD              PETER    J       360        374,380.89          1
    7307 SEAN RIDGE LANE               9.000          3,017.33         52
                                       8.750          3,017.33      730,000.00
    CHARLOTTE        NC   28277          1            02/15/95         00
    8400717                              03           04/01/95          0
    8400717                              O            03/01/25
    0


    1421291          083/728             F          262,500.00         ZZ
    TOMITA              TAKASHI          360        262,500.00          1
    29266 ALFIERI STREET               8.875          2,088.57         75
                                       8.625          2,088.57      350,000.00
    LAGUNA NIGUEL    CA   92677          1            05/04/95         00
    0380127564                           03           07/01/95          0
    1083430                              O            06/01/25
    0

   TOTAL NUMBER OF LOANS   :        655

   TOTAL ORIGINAL BALANCE  :   200,188,289.49

   TOTAL PRINCIPAL BALANCE :   199,986,492.99

   TOTAL ORIGINAL P+I      :     1,590,668.88

   TOTAL CURRENT P+I       :     1,590,668.88


                             ***************************
                             *      END OF REPORT      *
                             ***************************

  RUN ON     : 06/19/95           RFC DISCLOSURE SYSTEM       RFFSDFIX-01
  AT         : 11.54.48           FIXED PASSTHRU REPORT       AMORTIZED BALANCE
  SERIES     : RFMSI I 1995-S9                                CUTOFF : 06/01/95
  POOL       : 0004172
             :
             :
  POOL STATUS: F

    RFC LOAN NUMBER                      SUB SERV FEE
    PRINCIPAL BALANCE                    MSTR SERV FEE
    ORIG RATE                            ALL EXP
    RFC NET RATE                         MISC EXP
    NET MTG RATE(INVSTR RATE)            SPREAD
    POST STRIP RATE                      STRIP
  ---------------------------------------------------------------------------

      1399586                              .2500
      215,315.05                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            8.0000                         .9700

      1400866                              .2500
       73,464.79                           .0300
            9.6250                         .0000
            9.3750                         .0000
            9.3450                         .0000
            8.0000                        1.3450

      1402139                              .2500
      999,453.77                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            8.0000                         .7200

      1404259                              .2500
      223,784.52                           .0300
            9.6250                         .0000
            9.3750                         .0000
            9.3450                         .0000
            8.0000                        1.3450

      1404638                              .1250
      325,000.00                           .0800
            8.0000                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7950                         .0000

      1405610                              .2500
      250,000.00                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            8.0000                         .8450
1



      1406595                              .2500
      620,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.9700                         .0000

      1406640                              .2500
      179,911.46                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            8.0000                        1.2200

      1406806                              .2500
      676,000.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            8.0000                         .2200

      1407681                              .2500
      320,837.83                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            8.0000                        1.0950

      1407711                              .2500
      590,800.00                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            8.0000                         .7200

      1407869                              .1250
      232,647.01                           .0800
            8.8500                         .0000
            8.7250                         .0000
            8.6450                         .0000
            8.0000                         .6450

      1414818                              .2500
      242,277.58                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            8.0000                        1.0950

      1414819                              .2500
      234,500.00                           .0300
            9.7500                         .0000
            9.5000                         .0000
            9.4700                         .0000
            8.0000                        1.4700
1



      1414951                              .2500
      359,594.87                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950

      1414998                              .2500
      264,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .0000

      1415028                              .1250
      246,243.44                           .0800
            9.2500                         .0000
            9.1250                         .0000
            9.0450                         .0000
            8.0000                        1.0450

      1415033                              .2500
      208,689.13                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            8.0000                        1.1700

      1415292                              .2500
      999,481.58                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            8.0000                         .9700

      1415516                              .2500
      455,200.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.0000                         .4700

      1415532                              .2500
      327,816.11                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1415656                              .2500
      199,774.93                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950
1



      1415810                              .2500
      238,900.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            8.0000                         .0950

      1415821                              .2500
      231,869.93                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950

      1415852                              .2500
      102,600.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950

      1415999                              .2500
       75,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.0000                         .9200

      1416003                              .2500
      499,739.42                           .0800
            9.2250                         .0000
            8.9750                         .0000
            8.8950                         .0000
            8.0000                         .8950

      1416007                              .2500
       46,700.00                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            8.0000                         .7200

      1416029                              .2500
      319,200.00                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            8.0000                         .8450

      1416043                              .2500
      519,684.97                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            8.0000                         .2200
1



      1416051                              .2500
    1,000,000.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950

      1416055                              .2500
      199,500.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950

      1416070                              .2500
      199,791.84                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            8.0000                         .9700

      1416095                              .2500
      246,400.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950

      1416206                              .2500
      349,346.41                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950

      1416210                              .2500
      375,576.86                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950

      1416453                              .2500
      259,804.27                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950

      1416479                              .2500
      269,696.15                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450
1



      1416480                              .2500
      259,707.40                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1416576                              .2500
      138,000.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.0000                         .4700

      1416597                              .2500
       28,000.00                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            8.0000                        1.2200

      1416629                              .2500
      109,000.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950

      1416630                              .2500
      283,600.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1416655                              .2500
      308,767.70                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            8.0000                        1.1700

      1416662                              .2500
      205,603.41                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            8.0000                        1.5450

      1416702                              .2500
      254,626.65                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            8.0000                        1.5450
1



      1416709                              .2500
      299,722.54                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            8.0000                        1.5450

      1416719                              .2500
      471,831.49                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            8.0000                        1.4200

      1416726                              .2500
      264,535.94                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            8.0000                        1.2950

      1416746                              .2500
      283,543.13                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.0000                         .7950

      1416765                              .2500
      380,000.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            8.0000                         .2200

      1416955                              .2500
      406,250.00                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            8.0000                         .7200

      1416973                              .2500
      228,837.38                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            8.0000                        1.2200

      1417018                              .2500
      290,537.03                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450
1



      1417019                              .2500
      255,856.47                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950

      1417121                              .2500
      296,750.07                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            8.0000                        1.0950

      1417134                              .2500
      635,652.60                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            8.0000                         .7200

      1417193                              .2500
      226,232.65                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.0000                         .9200

      1417194                              .2500
      208,303.25                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            8.0000                        1.4200

      1417197                              .2500
      297,241.40                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            8.0000                        1.2950

      1417210                              .2500
      415,204.71                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         .0000
            8.0000                        1.6700

      1417241                             1.1250
      258,641.50                           .0800
           10.2500                         .0000
            9.1250                         .0000
            9.0450                         .0000
            8.0000                        1.0450
1



      1417272                              .2500
      215,700.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7950                         .0000

      1417273                              .2500
      382,330.78                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         .0000
            8.0000                        1.6700

      1417360                              .2500
      153,700.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700

      1417361                              .2500
       72,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.0000                         .7950

      1417363                              .2500
      120,000.00                           .0800
            9.0750                         .0000
            8.8250                         .0000
            8.7450                         .0000
            8.0000                         .7450

      1417378                              .2500
      359,200.00                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            8.0000                         .7200

      1417382                              .2500
       52,000.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950

      1417447                              .2500
      372,000.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            8.0000                         .2200
1



      1417450                              .2500
      462,133.96                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1417502                              .2500
      580,932.51                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            8.0000                         .7200

      1417553                              .2500
       60,000.00                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            8.0000                         .8450

      1417578                              .2500
      215,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1417587                              .2500
      674,667.98                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            8.0000                        1.2200

      1417588                              .2500
      267,200.00                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            8.0000                        1.0950

      1417590                              .2500
      316,000.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            8.0000                         .2200

      1417610                              .2500
      190,000.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950
1



      1417614                              .2500
      247,000.00                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            8.0000                         .9700

      1417637                              .2500
      266,250.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1417642                              .2500
      284,330.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950

      1417647                              .2500
      295,825.24                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            8.0000                         .3450

      1417803                              .2500
      230,771.84                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            8.0000                        1.1700

      1417807                              .2500
      132,802.18                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            8.0000                        1.1700

      1417810                              .1250
      223,868.43                           .0800
            8.6500                         .0000
            8.5250                         .0000
            8.4450                         .0000
            8.0000                         .4450

      1417814                              .1250
      359,797.12                           .0800
            8.8500                         .0000
            8.7250                         .0000
            8.6450                         .0000
            8.0000                         .6450
1



      1417815                              .2500
      265,500.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.0000                         .4700

      1417817                              .1250
      231,300.00                           .0800
            8.9000                         .0000
            8.7750                         .0000
            8.6950                         .0000
            8.0000                         .6950

      1417830                              .1250
      279,000.00                           .0800
            8.8000                         .0000
            8.6750                         .0000
            8.5950                         .0000
            8.0000                         .5950

      1417832                              .1250
      349,798.62                           .0800
            8.7500                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1417833                              .1250
      233,772.23                           .0800
            9.0000                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.0000                         .7950

      1417868                              .2500
      224,767.22                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            8.0000                         .3450

      1417869                              .2500
      239,861.92                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.0000                         .4700

      1417872                              .2500
      399,549.84                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950
1



      1417889                              .2500
      500,000.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            8.0000                         .2200

      1417892                              .2500
      499,451.72                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            8.0000                         .7200

      1417893                              .2500
      599,645.76                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            8.0000                         .3450

      1417894                              .2500
      239,861.91                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.0000                         .4700

      1417916                              .2500
      375,000.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            8.0000                         .2200

      1417921                              .2500
      351,614.00                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            8.0000                         .7200

      1417939                              .1250
      263,843.32                           .0800
            8.6000                         .0000
            8.4750                         .0000
            8.3950                         .0000
            8.0000                         .3950

      1417940                              .1250
      289,827.89                           .0800
            8.6000                         .0000
            8.4750                         .0000
            8.3950                         .0000
            8.0000                         .3950
1



      1417952                              .2500
      244,859.04                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.0000                         .4700

      1417955                              .2500
      269,844.66                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.0000                         .4700

      1417956                              .2500
      220,000.00                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            8.0000                         .7200

      1417958                              .2500
       76,654.72                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            8.0000                         .3450

      1417959                              .2500
      272,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.9700                         .0000

      1417962                              .2500
      274,182.99                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.0000                         .4700

      1417964                              .2500
      229,457.29                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            8.0000                         .0950

      1417968                              .2500
      220,217.83                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.9700                         .0000
1



      1417971                              .2500
      259,834.21                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.9700                         .0000

      1417978                              .1250
      266,000.00                           .0800
            8.4500                         .0000
            8.3250                         .0000
            8.2450                         .0000
            8.0000                         .2450

      1418017                              .2500
      237,000.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            8.0000                         .0950

      1418025                              .2500
      227,369.11                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.0000                         .4700

      1418069                              .2500
      403,590.37                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            8.0000                        1.0950

      1418096                              .2500
      249,870.39                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            8.0000                         .9700

      1418100                              .2500
      419,752.03                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            8.0000                         .3450

      1418114                              .2500
      258,100.00                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            8.0000                         .7200
1



      1418127                              .2500
       45,900.00                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            8.0000                         .7200

      1418188                              .2500
      332,308.70                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.0000                         .4700

      1418199                              .2500
      348,800.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950

      1418214                              .2500
      165,500.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950

      1418227                              .2500
      395,619.06                           .0300
            9.6250                         .0000
            9.3750                         .0000
            9.3450                         .0000
            8.0000                        1.3450

      1418235                              .2500
       68,000.00                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            8.0000                         .9700

      1418238                              .2500
      234,050.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950

      1418240                              .2500
      273,000.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950
1



      1418245                              .2500
      300,000.00                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            8.0000                         .7200

      1418284                              .2500
      320,265.63                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.0000                         .4700

      1418298                              .2500
      227,875.46                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            8.0000                         .7200

      1418302                              .1250
      364,000.00                           .0800
            8.3000                         .0000
            8.1750                         .0000
            8.0950                         .0000
            8.0000                         .0950

      1418305                              .1250
      462,400.00                           .0800
            8.5500                         .0000
            8.4250                         .0000
            8.3450                         .0000
            8.0000                         .3450

      1418307                              .1250
      247,900.00                           .0800
            8.6000                         .0000
            8.4750                         .0000
            8.3950                         .0000
            8.0000                         .3950

      1418308                              .1250
      285,000.00                           .0800
            8.0500                         .0000
            7.9250                         .0000
            7.8450                         .0000
            7.8450                         .0000

      1418341                              .2500
      493,600.00                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            8.0000                         .9700
1



      1418345                              .2500
      277,915.55                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.8450                         .0000

      1418348                              .2500
       41,900.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950

      1418363                              .2500
      153,674.37                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            8.0000                        1.1700

      1418368                              .2500
      242,000.00                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            8.0000                         .8450

      1418382                              .2500
      208,435.66                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.8450                         .0000

      1418398                              .2500
      100,000.00                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            8.0000                        1.0950

      1418443                              .2500
       74,964.07                           .0300
            9.6250                         .0000
            9.3750                         .0000
            9.3450                         .0000
            8.0000                        1.3450

      1418445                              .2500
      291,806.39                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            8.0000                        1.1700
1



      1418447                              .2500
      249,870.39                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            8.0000                         .9700

      1418451                              .2500
      341,100.00                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            8.0000                         .9700

      1418455                              .2500
      151,073.67                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            8.0000                        1.0950

      1418456                              .2500
      180,000.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.0000                         .4700

      1418471                              .2500
      254,649.57                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            8.0000                         .3450

      1418474                              .2500
      154,061.31                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.0000                         .4700

      1418477                              .2500
      296,467.83                           .0300
           10.0000                         .0000
            9.7500                         .0000
            9.7200                         .0000
            8.0000                        1.7200

      1418480                              .2500
      308,182.11                           .0300
            9.7500                         .0000
            9.5000                         .0000
            9.4700                         .0000
            8.0000                        1.4700
1



      1418482                              .2500
      256,277.16                           .0300
            9.6250                         .0000
            9.3750                         .0000
            9.3450                         .0000
            8.0000                        1.3450

      1418486                              .2500
      531,684.92                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.0000                         .4700

      1418487                              .2500
      296,557.53                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            8.0000                        1.2200

      1418489                              .2500
      215,780.99                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            8.0000                        1.0950

      1418491                              .2500
      279,721.51                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .0000

      1418492                              .2500
      215,332.60                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            8.0000                        1.0950

      1418496                              .2500
      479,412.13                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            8.0000                        1.0950

      1418498                              .2500
      337,084.53                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            8.0000                        1.0950
1



      1418501                              .2500
      219,288.84                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.9700                         .0000

      1418503                              .2500
      345,610.62                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950

      1418508                              .2500
      265,201.20                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950

      1418509                              .2500
      238,930.81                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950

      1418513                              .2500
      299,687.74                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            8.0000                         .9700

      1418514                              .2500
      228,255.86                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            8.0000                         .8450

      1418515                              .2500
      264,716.87                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            8.0000                         .8450

      1418516                              .2500
      247,437.67                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450
1



      1418540                              .2500
      228,767.80                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            8.0000                        1.0950

      1418557                              .2500
      240,000.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.0000                         .4700

      1418575                              .2500
      328,500.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            8.0000                         .0950

      1418629                              .2500
      288,000.00                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            8.0000                         .9700

      1418630                              .2500
      210,070.24                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            8.0000                         .9700

      1418631                              .2500
      229,400.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.0000                         .4700

      1418634                              .2500
      223,760.68                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.0000                         .7950

      1418635                              .2500
      225,389.39                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.0000                         .7950
1



      1418637                              .2500
      358,200.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950

      1418638                              .2500
      266,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950

      1418639                              .2500
      413,100.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950

      1418640                              .2500
      233,700.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950

      1418644                              .2500
      371,802.04                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            8.0000                         .8450

      1418645                              .2500
      149,094.63                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            8.0000                         .9700

      1418674                              .5000
      272,058.88                           .0800
            9.2500                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700

      1418718                              .2500
      245,100.00                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            8.0000                        1.2200
1



      1418765                              .2500
      265,094.61                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            8.0000                        1.0950

      1418766                              .2500
      274,500.00                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            8.0000                         .8450

      1418767                              .2500
      271,862.64                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            8.0000                        1.0950

      1418768                              .2500
      247,375.01                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            8.0000                        1.0950

      1418769                              .2500
      215,796.57                           .0300
            9.6250                         .0000
            9.3750                         .0000
            9.3450                         .0000
            8.0000                        1.3450

      1418770                              .2500
      245,444.26                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            8.0000                         .9700

      1418771                              .2500
      374,820.35                           .0300
            9.6250                         .0000
            9.3750                         .0000
            9.3450                         .0000
            8.0000                        1.3450

      1418772                              .2500
      276,888.04                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950
1



      1418773                              .2500
      229,867.66                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.0000                         .4700

      1418774                              .2500
      569,129.68                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            8.0000                        1.0950

      1418775                              .2500
      384,566.74                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950

      1418776                              .2500
      211,384.47                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            8.0000                         .7200

      1418777                              .2500
      203,091.86                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            8.0000                         .8450

      1418778                              .2500
      567,681.57                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950

      1418779                              .2500
      259,854.24                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950

      1418780                              .2500
      242,110.63                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.0000                         .4700
1



      1418781                              .2500
      219,876.66                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950

      1418783                              .2500
      243,855.94                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            8.0000                         .3450

      1418784                              .2500
      270,000.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            8.0000                         .3450

      1418785                              .2500
      385,600.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            8.0000                         .3450

      1418787                              .2500
      350,000.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950

      1418788                              .2500
      269,600.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.0000                         .4700

      1418790                              .2500
      349,776.81                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.9700                         .0000

      1418791                              .2500
      237,500.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.0000                         .4700
1



      1418792                              .2500
      257,851.56                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.0000                         .4700

      1418793                              .2500
      250,000.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950

      1418794                              .2500
      320,000.00                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            8.0000                        1.0950

      1418795                              .2500
      348,304.62                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950

      1418796                              .2500
      328,500.00                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            8.0000                         .9700

      1418797                              .2500
      398,976.20                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950

      1418798                              .2500
      227,878.66                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            8.0000                         .8450

      1418800                              .2500
      264,000.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.0000                         .4700
1



      1418801                              .2500
      504,716.89                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950

      1418802                              .2500
      290,287.16                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950

      1418803                              .2500
      400,000.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.0000                         .4700

      1418804                              .2500
      255,045.40                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            8.0000                         .2200

      1418805                              .2500
      270,000.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950

      1418806                              .2500
      387,027.20                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.0000                         .4700

      1418807                              .2500
      275,000.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            8.0000                         .2200

      1418808                              .2500
      336,000.00                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            8.0000                         .7200
1



      1418809                              .2500
      213,886.11                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            8.0000                         .8450

      1418810                              .2500
      229,371.33                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950

      1418811                              .2500
      202,000.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            8.0000                         .2200

      1418812                              .2500
      194,896.22                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            8.0000                         .8450

      1418813                              .2500
      232,522.92                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            8.0000                         .7200

      1418814                              .2500
      291,836.29                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950

      1418815                              .2500
      243,278.12                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            8.0000                         .8450

      1418816                              .2500
      264,000.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950
1



      1418817                              .2500
      699,553.63                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.9700                         .0000

      1418818                              .2500
      385,200.00                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            8.0000                         .8450

      1418819                              .2500
      690,000.00                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            8.0000                         .7200

      1418820                              .2500
      319,880.15                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.0000                         .4700

      1418821                              .2500
      218,136.85                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            8.0000                         .9700

      1418822                              .2500
      224,877.10                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            8.0000                         .7200

      1418824                              .2500
      420,000.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.0000                         .4700

      1418826                              .2500
      209,885.29                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            8.0000                         .7200
1



      1418838                              .2500
      499,740.79                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.0000                         .9200

      1418845                              .2500
      320,400.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950

      1418847                              .1250
      273,442.59                           .0800
            8.7500                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1418851                              .2500
      258,726.06                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.0000                         .4700

      1418862                              .2500
      323,827.57                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.0000                         .7950

      1418865                              .2500
      287,621.92                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7950                         .0000

      1418866                              .2500
      209,882.27                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1418869                              .2500
      259,603.01                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            8.0000                        1.0450
1



      1418871                              .2500
      305,681.50                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.0000                         .9200

      1418873                              .2500
      279,716.10                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            8.0000                        1.0450

      1418875                              .2500
      235,534.62                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1418876                              .2500
      239,868.91                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700

      1418877                              .2500
      335,368.45                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            8.0000                        1.1700

      1418881                              .2500
      217,471.53                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950

      1418885                              .1250
      252,000.00                           .0800
            8.9000                         .0000
            8.7750                         .0000
            8.6950                         .0000
            8.0000                         .6950

      1418899                              .2500
      245,500.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450
1



      1418900                              .2500
      107,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.0000                         .1700

      1418935                              .2500
      180,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1418943                              .2500
      322,200.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950

      1418987                              .2500
      262,438.52                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .0000

      1418991                              .2500
      222,276.68                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            8.0000                         .3450

      1418994                              .2500
      237,978.82                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            8.0000                         .0950

      1419170                              .2500
      103,489.32                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            8.0000                         .8450

      1419178                              .2500
      309,001.46                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .0000
1



      1419183                              .2500
      348,340.72                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            8.0000                        1.4200

      1419184                              .2500
      227,633.24                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.0000                         .7950

      1419185                              .2500
      230,240.68                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            8.0000                        1.1700

      1419187                              .2500
      349,422.15                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700

      1419188                              .2500
      230,952.99                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.0000                         .7950

      1419189                              .2500
      219,764.97                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.0000                         .7950

      1419190                              .2500
      368,605.76                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.0000                         .7950

      1419192                              .2500
      215,786.66                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            8.0000                        1.1700
1



      1419193                              .2500
      309,642.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1419194                              .2500
      208,788.08                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            8.0000                        1.0450

      1419195                              .2500
      229,248.34                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700

      1419196                              .2500
      316,614.56                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.0000                         .1700

      1419197                              .2500
      244,331.78                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700

      1419198                              .2500
      244,994.74                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.0000                         .9200

      1419199                              .2500
      219,739.29                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950

      1419200                              .2500
      234,871.64                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700
1



      1419201                              .2500
      479,709.22                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.0000                         .1700

      1419202                              .2500
      275,841.21                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1419203                              .2500
      327,061.72                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1419204                              .2500
      314,598.07                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700

      1419205                              .2500
      274,829.07                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1419206                              .2500
      256,367.03                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.0000                         .9200

      1419207                              .2500
      219,879.83                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700

      1419208                              .2500
      250,962.84                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700
1



      1419209                              .2500
      253,768.38                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.0000                         .9200

      1419210                              .2500
      313,782.93                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.0000                         .7950

      1419211                              .2500
      264,835.29                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1419212                              .2500
      238,862.03                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1419213                              .2500
      368,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1419214                              .2500
      464,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.0000                         .1700

      1419215                              .2500
      383,085.11                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1419216                              .2500
      264,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450
1



      1419218                              .2500
      250,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1419219                              .2500
      649,616.24                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950

      1419220                              .2500
      278,401.77                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.0000                         .7950

      1419238                              .2500
      280,992.95                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.9700                         .0000

      1419239                              .2500
      305,032.59                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            8.0000                        1.0950

      1419240                              .2500
       79,952.77                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            8.0000                         .3450

      1419241                              .2500
      374,684.25                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.0000                         .4700

      1419242                              .2500
      369,770.02                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            8.0000                         .0950
1



      1419243                              .2500
      254,845.52                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            8.0000                         .2200

      1419244                              .2500
       77,308.83                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            8.0000                         .8450

      1419245                              .2500
      232,069.82                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950

      1419246                              .2500
      353,311.88                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            8.0000                         .8450

      1419247                              .2500
      306,800.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .0000

      1419248                              .2500
      283,500.00                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            8.0000                         .7200

      1419249                              .2500
      224,200.00                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            8.0000                         .7200

      1419250                              .2500
      280,850.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            8.0000                         .2200
1



      1419251                              .2500
      157,000.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.0000                         .4700

      1419253                              .2500
      245,600.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950

      1419254                              .2500
      559,900.00                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            8.0000                         .8450

      1419255                              .2500
      323,100.00                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            8.0000                         .8450

      1419256                              .2500
      268,000.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            8.0000                         .2200

      1419257                              .2500
      436,000.00                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            8.0000                         .8450

      1419261                              .2500
      261,600.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1419265                              .2500
       87,459.17                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            8.0000                        1.4200
1



      1419281                              .2500
       87,500.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            8.0000                        1.1700

      1419283                              .2500
      350,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1419287                              .2500
      216,000.00                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            8.0000                         .9700

      1419289                              .2500
      227,868.82                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1419296                              .2500
      169,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1419304                              .2500
      281,250.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.0000                         .9200

      1419310                              .2500
      263,600.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950

      1419316                              .2500
      142,500.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450
1



      1419349                              .2500
      233,700.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.0000                         .1700

      1419384                              .2500
      276,832.18                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            8.0000                         .2200

      1419390                              .2500
      233,000.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.0000                         .4700

      1419408                              .2500
      222,000.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            8.0000                         .3450

      1419409                              .1250
      252,000.00                           .0800
            8.8750                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700

      1419411                              .2500
      298,982.18                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.0000                         .7950

      1419682                              .2500
      318,931.41                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700

      1419683                              .2500
      270,129.18                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450
1



      1419684                              .2500
      267,407.82                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700

      1419685                              .2500
      272,093.57                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700

      1419690                              .2500
      279,000.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            8.0000                         .2200

      1419692                              .2500
      256,485.08                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700

      1419704                              .2500
      498,649.23                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.0000                         .7950

      1419712                              .2500
      278,338.52                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            8.0000                        1.4200

      1419713                              .2500
      247,670.19                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700

      1419714                              .2500
      232,625.20                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.0000                         .7950
1



      1419718                              .2500
      239,334.65                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700

      1419721                              .2500
      648,053.45                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950

      1419726                              .2500
      376,166.97                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700

      1419727                              .2500
      342,412.73                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.0000                         .7950

      1419730                              .2500
      246,213.02                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            8.0000                        1.1700

      1419732                              .2500
      218,405.36                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.0000                         .9200

      1419734                              .2500
      228,427.30                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1419735                              .2500
      341,794.16                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200
1



      1419737                              .2500
      219,919.61                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.0000                         .9200

      1419740                              .2500
      420,000.00                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            8.0000                         .9700

      1419744                              .2500
      217,111.86                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.0000                         .7950

      1419746                              .2500
      230,270.84                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1419752                              .2500
      290,500.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1419753                              .2500
      209,447.24                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.0000                         .9200

      1419758                              .2500
      246,980.80                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.0000                         .9200

      1419759                              .2500
      276,032.62                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700
1



      1419763                              .2500
      386,398.19                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950

      1419766                              .2500
      247,849.77                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.0000                         .1700

      1419796                              .2500
      295,691.91                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.0000                         .9200

      1419805                              .2500
      283,345.15                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700

      1419807                              .2500
      311,497.76                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1419808                              .2500
      218,516.11                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700

      1419813                              .2500
      650,000.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            8.0000                         .3450

      1419815                              .1250
      221,000.00                           .0800
            8.0500                         .0000
            7.9250                         .0000
            7.8450                         .0000
            7.8450                         .0000
1



      1419816                              .2500
      439,759.66                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700

      1419817                              .2500
      390,720.55                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            8.0000                        1.1700

      1419818                              .1250
      303,700.00                           .0800
            8.1500                         .0000
            8.0250                         .0000
            7.9450                         .0000
            7.9450                         .0000

      1419820                              .2500
      245,084.80                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.0000                         .9200

      1419821                              .1250
      242,400.00                           .0800
            8.2000                         .0000
            8.0750                         .0000
            7.9950                         .0000
            7.9950                         .0000

      1419822                              .1250
      222,300.00                           .0800
            8.2000                         .0000
            8.0750                         .0000
            7.9950                         .0000
            7.9950                         .0000

      1419823                              .1250
      324,000.00                           .0800
            8.2500                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1419824                              .1250
      435,000.00                           .0800
            8.2500                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450
1



      1419825                              .1250
      262,400.00                           .0800
            8.2500                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1419827                              .1250
      356,000.00                           .0800
            8.2500                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1419828                              .1250
      360,000.00                           .0800
            8.2500                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1419829                              .1250
      296,100.00                           .0800
            8.2500                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1419830                              .1250
      333,000.00                           .0800
            8.4500                         .0000
            8.3250                         .0000
            8.2450                         .0000
            8.0000                         .2450

      1419831                              .1250
      239,400.00                           .0800
            8.4500                         .0000
            8.3250                         .0000
            8.2450                         .0000
            8.0000                         .2450

      1419832                              .1250
      328,000.00                           .0800
            8.5000                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950

      1419833                              .1250
      488,000.00                           .0800
            8.5500                         .0000
            8.4250                         .0000
            8.3450                         .0000
            8.0000                         .3450
1



      1419835                              .2500
      478,703.28                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.0000                         .7950

      1419836                              .2500
      249,732.89                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.0000                         .7950

      1419837                              .1250
      320,000.00                           .0800
            8.6000                         .0000
            8.4750                         .0000
            8.3950                         .0000
            8.0000                         .3950

      1419838                              .1250
      280,000.00                           .0800
            8.7500                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1419839                              .2500
      279,223.74                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700

      1419841                              .2500
      211,599.56                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            8.0000                        1.4200

      1419842                              .2500
      302,073.93                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.0000                         .9200

      1419843                              .2500
      311,825.09                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450
1



      1419844                              .2500
      243,226.25                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700

      1419848                              .2500
      259,861.64                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.0000                         .7950

      1419849                              .2500
      267,607.51                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.0000                         .7950

      1419851                              .2500
      319,649.11                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700

      1419855                              .2500
    1,000,000.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            8.0000                         .0950

      1419856                              .2500
      223,651.97                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.0000                         .9200

      1419857                              .2500
      266,439.88                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1419858                              .2500
      297,423.43                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950
1



      1419859                              .2500
      276,615.79                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.0000                         .9200

      1419860                              .2500
      390,913.22                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700

      1419861                              .2500
      208,577.52                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            8.0000                        1.1700

      1419862                              .2500
      328,839.88                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1419863                              .2500
      309,830.67                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700

      1419864                              .2500
      247,380.37                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            8.0000                        1.1700

      1419865                              .2500
      327,158.76                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            8.0000                        1.0450

      1419866                              .2500
      519,408.13                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.0000                         .9200
1



      1419867                              .2500
      242,101.01                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.0000                         .1700

      1419868                              .2500
      259,854.25                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1419869                              .2500
      598,530.56                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.0000                         .1700

      1419870                              .2500
      263,695.13                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1419871                              .2500
      291,749.86                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            8.0000                        1.0450

      1419872                              .2500
      313,056.69                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            8.0000                        1.1700

      1419873                              .2500
      229,853.34                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .0000

      1419902                              .2500
      238,400.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            8.0000                         .2200
1



      1419912                              .2500
      215,000.00                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            8.0000                         .7200

      1419915                              .2500
      361,047.47                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950

      1419918                              .2500
      299,500.00                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            8.0000                         .7200

      1419925                              .2500
      313,875.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1419926                              .2500
      268,400.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1419929                              .2500
      219,950.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            8.0000                         .0950

      1419931                             1.0000
      330,500.00                           .0800
            9.6250                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1419935                              .2500
      465,000.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950
1



      1419939                              .2500
      255,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.0000                         .9200

      1419974                              .2500
      303,300.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            8.0000                         .2200

      1420018                              .2500
      157,500.00                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            8.0000                        1.2200

      1420064                              .2500
      221,400.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950

      1420104                              .2500
      369,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1420110                              .2500
      287,200.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1420111                              .2500
      320,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .0000

      1420181                              .2500
      212,300.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.0000                         .4700
1



      1420212                              .2500
      399,000.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            8.0000                         .3450

      1420273                              .2500
      649,146.74                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.8450                         .0000

      1420308                              .2500
      219,876.66                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1420309                              .2500
      215,650.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1420310                              .2500
      490,000.00                           .0800
            8.9700                         .0000
            8.7200                         .0000
            8.6400                         .0000
            8.0000                         .6400

      1420311                              .2500
      476,000.00                           .0800
            8.6500                         .0000
            8.4000                         .0000
            8.3200                         .0000
            8.0000                         .3200

      1420312                              .2500
      420,000.00                           .0800
            8.6200                         .0000
            8.3700                         .0000
            8.2900                         .0000
            8.0000                         .2900

      1420313                              .2500
      412,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950
1



      1420314                              .2500
      243,200.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950

      1420315                              .2500
      209,877.28                           .0800
            8.6750                         .0000
            8.4250                         .0000
            8.3450                         .0000
            8.0000                         .3450

      1420316                              .2500
      283,827.95                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.0000                         .1700

      1420318                              .2500
      149,915.90                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1420319                              .2500
      203,150.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7950                         .0000

      1420320                              .2500
      529,688.70                           .0800
            8.6500                         .0000
            8.4000                         .0000
            8.3200                         .0000
            8.0000                         .3200

      1420321                              .2500
      499,712.32                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1420322                              .2500
      500,000.00                           .0800
            8.2000                         .0000
            7.9500                         .0000
            7.8700                         .0000
            7.8700                         .0000
1



      1420323                              .2500
      435,000.00                           .0800
            8.2000                         .0000
            7.9500                         .0000
            7.8700                         .0000
            7.8700                         .0000

      1420324                              .2500
      308,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .0000

      1420325                              .2500
      327,200.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7950                         .0000

      1420326                              .2500
      279,841.64                           .0800
            8.8330                         .0000
            8.5830                         .0000
            8.5030                         .0000
            8.0000                         .5030

      1420327                              .2500
      203,036.10                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1420328                              .2500
      254,849.44                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950

      1420329                              .2500
      325,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7950                         .0000

      1420330                              .2500
      300,000.00                           .0800
            8.6500                         .0000
            8.4000                         .0000
            8.3200                         .0000
            8.0000                         .3200
1



      1420332                              .2500
      310,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700

      1420333                              .2500
      306,400.00                           .0800
            8.1100                         .0000
            7.8600                         .0000
            7.7800                         .0000
            7.7800                         .0000

      1420334                              .2500
      255,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950

      1420335                              .2500
      400,000.00                           .0800
            8.8500                         .0000
            8.6000                         .0000
            8.5200                         .0000
            8.0000                         .5200

      1420337                              .2500
      500,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .0000

      1420340                              .2500
      295,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950

      1420341                              .2500
      301,330.97                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1420343                              .2500
      249,877.03                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            8.0000                        1.1700
1



      1420344                              .2500
      219,876.66                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1420345                              .2500
      210,872.17                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.0000                         .1700

      1420346                              .2500
      264,843.54                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950

      1420348                              .2500
      354,540.56                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950

      1420350                              .2500
      215,635.18                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.0000                         .7950

      1420351                              .2500
      225,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1420352                              .2500
      240,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1420353                              .2500
      319,825.21                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700
1



      1420354                              .2500
      215,532.21                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700

      1420355                              .2500
      107,881.56                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700

      1420356                              .2500
      249,069.39                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1420357                              .2500
      218,520.91                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950

      1420358                              .2500
      284,836.03                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1420361                              .2500
      274,837.64                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950

      1420363                              .2500
      235,384.17                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            8.0000                        1.1700

      1420364                              .2500
      767,601.85                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.0000                         .9200
1



      1420365                              .2500
      332,313.59                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1420366                              .2500
      220,800.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950

      1420367                              .2500
      343,807.15                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1420368                              .2500
      413,700.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700

      1420369                              .2500
      304,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1420370                              .2500
      352,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1420371                              .2500
      238,500.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950

      1420372                              .2500
      276,750.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200
1



      1420373                              .2500
       84,800.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1420375                              .2500
      314,840.92                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            8.0000                        1.0450

      1420377                              .2500
      247,748.54                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            8.0000                        1.0450

      1420378                              .2500
      269,867.19                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            8.0000                        1.1700

      1420379                              .2500
      321,841.61                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            8.0000                        1.1700

      1420380                              .2500
      226,300.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.0000                         .1700

      1420381                              .2500
      559,686.06                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1420382                              .2500
      242,863.77                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450
1



      1420383                              .2500
      349,813.74                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.0000                         .7950

      1420384                              .2500
      491,459.66                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950

      1420385                              .2500
      223,534.05                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.0000                         .9200

      1420387                              .2500
      500,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.0000                         .9200

      1420388                              .2500
      215,890.92                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            8.0000                        1.0450

      1420389                              .2500
      231,879.72                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.0000                         .9200

      1420390                              .2500
      325,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1420391                              .2500
      449,493.56                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450
1



      1420392                              .2500
      300,000.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            8.0000                        1.2950

      1420394                              .2500
      999,481.57                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.0000                         .9200

      1420396                              .2500
      249,856.16                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1420398                              .2500
      293,450.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1420399                              .2500
      353,250.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1420401                              .2500
      229,364.50                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950

      1420402                              .2500
      320,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950

      1420403                              .2500
      382,135.65                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450
1



      1420405                              .2500
      427,753.75                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1420406                              .2500
      332,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1420407                              .2500
      411,200.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.0000                         .1700

      1420408                              .2500
    1,000,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .0000

      1420409                              .2500
    1,000,000.00                           .0800
            8.8850                         .0000
            8.6350                         .0000
            8.5550                         .0000
            8.0000                         .5550

      1420410                              .2500
      164,906.33                           .0800
            8.8150                         .0000
            8.5650                         .0000
            8.4850                         .0000
            8.0000                         .4850

      1420411                              .2500
      425,000.00                           .0800
            8.0950                         .0000
            7.8450                         .0000
            7.7650                         .0000
            7.7650                         .0000

      1420412                              .2500
      450,000.00                           .0800
            8.4550                         .0000
            8.2050                         .0000
            8.1250                         .0000
            8.0000                         .1250
1



      1420414                              .2500
      279,842.47                           .0800
            8.8580                         .0000
            8.6080                         .0000
            8.5280                         .0000
            8.0000                         .5280

      1420415                              .2500
      474,121.35                           .0800
            8.6500                         .0000
            8.4000                         .0000
            8.3200                         .0000
            8.0000                         .3200

      1420416                              .2500
      499,721.14                           .0800
            8.9000                         .0000
            8.6500                         .0000
            8.5700                         .0000
            8.0000                         .5700

      1420418                              .2500
      395,760.10                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.0000                         .1700

      1420419                              .2500
      616,312.74                           .0800
            8.3250                         .0000
            8.0750                         .0000
            7.9950                         .0000
            7.9950                         .0000

      1420421                              .2500
      146,400.00                           .0800
            8.2850                         .0000
            8.0350                         .0000
            7.9550                         .0000
            7.9550                         .0000

      1420422                              .2500
      257,600.00                           .0800
            8.6300                         .0000
            8.3800                         .0000
            8.3000                         .0000
            8.0000                         .3000

      1420423                              .2500
      199,884.92                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200
1



      1420424                              .2500
      192,392.08                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1420425                              .2500
      428,000.00                           .0800
            8.6500                         .0000
            8.4000                         .0000
            8.3200                         .0000
            8.0000                         .3200

      1420427                              .2500
      270,000.00                           .0800
            8.6750                         .0000
            8.4250                         .0000
            8.3450                         .0000
            8.0000                         .3450

      1420428                              .2500
      539,687.38                           .0800
            8.7200                         .0000
            8.4700                         .0000
            8.3900                         .0000
            8.0000                         .3900

      1420429                              .2500
      271,840.89                           .0800
            8.6700                         .0000
            8.4200                         .0000
            8.3400                         .0000
            8.0000                         .3400

      1420430                              .2500
      253,600.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1420432                              .2500
      247,872.77                           .0800
            9.3000                         .0000
            9.0500                         .0000
            8.9700                         .0000
            8.0000                         .9700

      1420433                              .2500
      399,787.13                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.0000                         .7950
1



      1420434                              .2500
      292,835.74                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1420435                              .2500
      459,735.34                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1420438                              .2500
      375,782.32                           .0800
            8.7200                         .0000
            8.4700                         .0000
            8.3900                         .0000
            8.0000                         .3900

      1420439                              .2500
      175,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1420440                              .2500
      257,647.79                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950

      1420441                              .2500
      234,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1420443                              .2500
      369,775.85                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.0000                         .1700

      1420444                              .2500
      699,604.12                           .0800
            8.8330                         .0000
            8.5830                         .0000
            8.5030                         .0000
            8.0000                         .5030
1



      1420445                              .2500
      315,807.89                           .0800
            8.4830                         .0000
            8.2330                         .0000
            8.1530                         .0000
            8.0000                         .1530

      1420448                              .2500
      450,266.10                           .0800
            8.3950                         .0000
            8.1450                         .0000
            8.0650                         .0000
            8.0000                         .0650

      1420449                              .2500
      271,847.51                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1420450                              .2500
      328,000.00                           .0800
            8.3000                         .0000
            8.0500                         .0000
            7.9700                         .0000
            7.9700                         .0000

      1420451                              .2500
      250,000.00                           .0800
            8.7700                         .0000
            8.5200                         .0000
            8.4400                         .0000
            8.0000                         .4400

      1420452                              .2500
      260,649.95                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1420453                              .2500
      349,798.63                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1420454                              .2500
      247,860.97                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450
1



      1420455                              .2500
      259,854.24                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1420456                              .2500
      208,891.64                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.0000                         .9200

      1420458                              .2500
      357,328.73                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            8.0000                        1.2950

      1420459                              .2500
      225,017.07                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950

      1420460                              .2500
      236,360.36                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950

      1420461                              .2500
      467,744.36                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700

      1420462                              .2500
      214,885.59                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.0000                         .7950

      1420464                              .2500
      399,707.17                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.0000                         .7950
1



      1420465                              .2500
      231,080.14                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.0000                         .9200

      1420468                              .2500
      379,781.37                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1420469                              .2500
      210,000.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            8.0000                        1.0450

      1420470                              .2500
      274,845.82                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1420472                              .2500
      359,808.42                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.0000                         .7950

      1420474                              .2500
      251,858.72                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1420475                              .2500
      385,389.37                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700

      1420476                              .2500
      483,735.62                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700
1



      1420477                              .2500
      364,290.28                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1420478                              .2500
      219,879.83                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700

      1420479                              .2500
      339,104.78                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1420482                              .2500
      243,866.72                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700

      1420483                              .2500
      281,042.35                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1420484                              .2500
      506,250.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950

      1420485                              .2500
      499,747.50                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            8.0000                        1.0450

      1420486                              .2500
      285,435.68                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200
1



      1420487                              .2500
      259,861.63                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.0000                         .7950

      1420488                              .2500
      339,809.38                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1420489                              .2500
      649,626.03                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1420490                              .2500
      544,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1420491                              .2500
      223,877.64                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700

      1420494                              .2500
      240,200.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1420495                              .2500
      427,690.74                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.0000                         .1700

      1420496                              .2500
      352,291.88                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950
1



      1420497                              .2500
      236,120.95                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700

      1420498                              .2500
      468,487.21                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1420499                              .2500
      512,704.85                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1420500                              .2500
      316,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950

      1420501                              .2500
      284,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950

      1420503                              .2500
      226,400.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1420504                              .2500
      247,503.78                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950

      1420506                              .2500
      551,600.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200
1



      1420507                              .2500
      242,860.19                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1420509                              .2500
      499,733.91                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.0000                         .7950

      1420510                              .2500
      244,855.35                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950

      1420511                              .2500
      228,465.03                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950

      1420512                              .2500
      252,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.0000                         .9200

      1420513                              .2500
      148,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.0000                         .9200

      1420514                              .2500
      346,320.37                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.0000                         .9200

      1420515                              .2500
      538,697.82                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450
1



      1420516                              .2500
      387,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.0000                         .9200

      1420517                              .2500
      125,600.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1420552                              .1250
      501,000.00                           .0800
            8.8000                         .0000
            8.6750                         .0000
            8.5950                         .0000
            8.0000                         .5950

      1420554                              .1250
      415,000.00                           .0800
            8.6500                         .0000
            8.5250                         .0000
            8.4450                         .0000
            8.0000                         .4450

      1420556                              .1250
      228,000.00                           .0800
            8.3000                         .0000
            8.1750                         .0000
            8.0950                         .0000
            8.0000                         .0950

      1420572                              .2500
      250,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7950                         .0000

      1420573                              .2500
      134,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1420584                              .2500
       82,597.30                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .0000
1



      1420585                              .2500
      166,850.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7950                         .0000

      1420589                              .1250
      223,000.00                           .0800
            8.5500                         .0000
            8.4250                         .0000
            8.3450                         .0000
            8.0000                         .3450

      1420591                              .1250
      255,000.00                           .0800
            8.0000                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7950                         .0000

      1420592                              .1250
      344,800.00                           .0800
            8.2000                         .0000
            8.0750                         .0000
            7.9950                         .0000
            7.9950                         .0000

      1420593                              .1250
      209,000.00                           .0800
            8.2000                         .0000
            8.0750                         .0000
            7.9950                         .0000
            7.9950                         .0000

      1420594                              .1250
      367,700.00                           .0800
            8.2000                         .0000
            8.0750                         .0000
            7.9950                         .0000
            7.9950                         .0000

      1420595                              .1250
      340,000.00                           .0800
            8.6500                         .0000
            8.5250                         .0000
            8.4450                         .0000
            8.0000                         .4450

      1420596                              .1250
      240,700.00                           .0800
            8.7000                         .0000
            8.5750                         .0000
            8.4950                         .0000
            8.0000                         .4950
1



      1420597                              .1250
      255,000.00                           .0800
            8.7000                         .0000
            8.5750                         .0000
            8.4950                         .0000
            8.0000                         .4950

      1420619                              .2500
      196,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.6700                         .0000

      1420641                              .2500
      400,000.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.0000                         .4700

      1420655                              .2500
      222,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.9700                         .0000

      1420656                              .2500
      310,500.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            8.0000                         .3450

      1420709                              .2500
      292,500.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1420733                              .2500
      219,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1420776                              .2500
      275,000.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            8.0000                         .0950
1



      1420777                              .2500
      297,500.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.0000                         .4700

      1420778                              .2500
      265,000.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            8.0000                         .3450

      1420824                              .2500
      350,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1420842                              .2500
      248,867.49                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            8.0000                         .8450

      1420863                              .1250
      296,000.00                           .0800
            8.8750                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700

      1420870                              .2500
      428,800.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.0000                         .1700

      1420880                              .2500
       34,964.50                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            8.0000                        1.0950

      1420881                              .2500
      328,500.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950
1



      1420882                              .2500
      241,775.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .0000

      1420883                              .2500
      310,500.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .0000

      1420884                              .2500
      216,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1420885                              .2500
      260,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1420886                              .2500
      264,900.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1420887                              .2500
      230,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1420889                              .2500
      420,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.0000                         .1700

      1420915                              .2500
      315,000.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            8.0000                         .2200
1



      1420917                              .2500
      279,200.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.0000                         .1700

      1420918                              .2500
      232,066.41                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1420920                              .2500
      360,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1420921                              .2500
      650,000.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            8.0000                        1.0450

      1420922                              .2500
      299,802.75                           .0800
            8.1000                         .0000
            7.8500                         .0000
            7.7700                         .0000
            7.7700                         .0000

      1420923                              .2500
      270,200.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1420924                              .2500
      638,023.09                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950

      1420925                              .2500
      229,900.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450
1



      1420939                              .2500
      283,840.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1420942                              .2500
      233,200.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1420968                              .2500
      225,000.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.0000                         .4700

      1420981                              .2500
      236,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1420990                              .2500
      300,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .0000

      1421141                              .2500
      272,000.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.0000                         .4700

      1421149                              .2500
      439,753.33                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1421153                              .2500
      374,380.89                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700
1



      1421291                              .2500
      262,500.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950

  TOTAL NUMBER OF LOANS:      655
  TOTAL BALANCE........:        199,986,492.99



  RUN ON     : 06/19/95            RFC DISCLOSURE SYSTEM      RFFSDFIX-01
  AT         : 11.54.48            INITIAL SECURITY FEES      AMORTIZED BALANCE
  SERIES     : RFMSI I 1995-S9      FIXED SUMMARY REPORT      CUTOFF : 06/01/95
  POOL       : 0004172
             :
             :
  POOL STATUS: F

                                   WEIGHTED AVERAGES      FROM         TO
  ---------------------------------------------------------------------------
  ORIG RATE                             8.8526            8.0000     10.2500
  RFC NET RATE                          8.6087            7.7500      9.7500
  NET MTG RATE(INVSTR RATE)             8.5466            7.6700      9.7200
  POST STRIP RATE                       7.9905            7.6700      8.0000
  SUB SERV FEE                           .2439             .1250      1.1250
  MSTR SERV FEE                          .0620             .0300       .0800
  ALL EXP                                .0000             .0000       .0000
  MISC EXP                               .0000             .0000       .0000
  SPREAD                                 .0000             .0000       .0000
  STRIP                                  .5562             .0000      1.7200







  TOTAL NUMBER OF LOANS:   655
  TOTAL BALANCE........:     199,986,492.99


                             ***************************
                             *      END OF REPORT      *
                             ***************************


                       EXHIBIT G

           FORM OF SELLER/SERVICER CONTRACT


     This Seller/Servicer Contract (as may be amended, supplemented or otherwise modified from time to time, this "Contract") is made this _________ day of _______, 19____, by and between Residential Funding Corporation, its successors and assigns ("Residential Funding") and _____________________ (the "Seller/Servicer," and,
together with Residential Funding, the "parties" and each, individually, a "party").

     WHEREAS, the Seller/Servicer desires to sell Loans to, and/or service Loans for, Residential Funding, and Residential Funding desires to purchase Loans from the Seller/Servicer and/or have the Seller/Servicer service various of its Loans, pursuant to the terms of this Contract and the Residential Funding Seller and
Servicer Guides incorporated herein by reference, as amended, supplemented or otherwise modified, from time to time (together, the "Guides").

     NOW, THEREFORE, in consideration of the premises, and the terms, conditions and agreements set forth below, the parties agree as follows:

1.   Incorporation of Guides by Reference.

     The Seller/Servicer acknowledges that it has received and read the Guides. All provisions of the Guides are incorporated by reference into and made a part of this Contract, and shall be binding upon the parties; provided, however, that the Seller/Servicer shall be entitled to sell Loans to and/or service Loans for Residential Funding only if and for so long as it shall have been authorized to do so by Residential
Funding in writing. Specific reference in this Contract to particular provisions of the Guides and not to other provisions does not mean that those provisions of the Guides not specifically cited in this Contract are not applicable. All terms used herein shall have the same meanings as such terms have in the Guides, unless the context clearly requires otherwise.

2.   Amendments.

     This Contract may not be amended or modified orally, and no provision of this Contract may be waived or amended except in writing signed by the party against whom enforcement is sought. Such a written waiver or amendment must expressly reference this Contract. However, by their terms, the Guides may be amended or supplemented by Residential Funding from time to time. Any such amendment(s) to the Guides shall be binding upon the parties hereto.

3.   Representations and Warranties.

     a.   Reciprocal Representations and Warranties.

          The Seller/Servicer and Residential Funding each represents and warrants to the other that as of the date of this Contract:

          (1)  Each party is duly organized, validly
               existing, and in good standing under the laws of its jurisdiction of organization, is qualified, if necessary, to do business and in good standing in each jurisdiction in which it is required to be so qualified, and has the requisite power and authority to enter into this Contract and all other agreements which are contemplated by this Contract and to carry out its obligations hereunder and under the
               Guides and under such other agreements.

          (2)  This Contract has been duly authorized,
               executed and delivered by each party and constitutes a valid and legally binding agreement of each party enforceable in accordance with its terms.

          (3)  There is no action, proceeding or
               investigation pending or threatened, and no basis therefor is known to either party, that could affect the validity or prospective validity of this Contract.

          (4) Insofar as its capacity to carry out any obligation under this Contract is concerned, neither party is in violation of any charter, articles of incorporation, bylaws, mortgage, indenture, indebtedness, agreement, instrument, judgment, decree, order, statute, rule or regulation and none of the foregoing adversely affects its capacity to fulfill any of its obligations under this Contract. Its execution of, and performance pursuant to, this Contract will not result in a violation of any of the foregoing.

     b. Seller/Servicer's Representations, Warranties and Covenants.

          In addition to the representations,
          warranties and covenants made by the
          Seller/Servicer pursuant to subparagraph (a) of this paragraph 3, the Seller/Servicer makes the representations, warranties and covenants set forth in the Guides and, upon request, agrees to deliver to Residential
          Funding the certified Resolution of Board of Directors which authorizes the execution and delivery of this Contract.

4.   Remedies of Residential Funding.

     If an Event of Seller Default or an Event of Servicer Default shall occur, Residential Funding may, at its option, exercise one or more of those remedies set forth in the Guides.

5.   Seller/Servicer's Status as Independent
Contractor.

     At no time shall the Seller/Servicer represent that it is acting as an agent of Residential Funding.
The Seller/Servicer shall, at all times, act as an independent contractor.

6.   Prior Agreements Superseded.

     This Contract restates, amends and supersedes any and all prior Seller Contracts or Servicer Contracts between the parties except that any subservicing agreement executed by the Seller/Servicer in connection with any loan-security exchange transaction shall not be affected.

7.   Assignment.

     This Contract may not be assigned or transferred, in whole or in part, by the Seller/Servicer without the prior written consent of Residential Funding.
Residential Funding may sell, assign, convey, hypothecate, pledge or in any other way transfer, in whole or in part, without restriction, its rights under this Contract and the Guides with respect to any Commitment or Loan.

8.   Notices.

     All notices, requests, demands or other
communications that are to be given under this Contract shall be in writing, addressed to the appropriate parties and sent by telefacsimile or by overnight courier or by United States mail, postage prepaid, to the addresses and telefacsimile numbers specified below. However, another name, address and/or telefacsimile number may be substituted by the Seller/Servicer pursuant to the requirements of this paragraph 8, or Residential Funding pursuant to an amendment to the Guides.

If to Residential Funding, notices must be sent to the appropriate address or telefacsimile number specified in the Guides.

If to the Seller/Servicer, notice must be sent to:







     Attention:

     Telefacsimile Number:  (___) ___-____

9.   Jurisdiction and Venue.

     Each of the parties irrevocably submits to the jurisdiction of any state or federal court located in Hennepin County, Minnesota, over any action, suit or proceeding to enforce or defend any right under this Contract or otherwise arising from any loan sale or servicing relationship existing in connection with this Contract, and each of the parties irrevocably agrees that all claims in respect of any such action or proceeding may be heard or determined in such state or federal court. Each of the parties irrevocably waives the defense of an inconvenient forum to the maintenance of any such action or proceeding and any other substantive or procedural rights or remedies it may have with respect to the maintenance of any such action or proceeding in any such forum. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Each of the parties further agrees not to institute any legal actions or proceedings against the other party or any director, officer, employee, attorney, agent or property of the other party, arising out of or relating to this Contract in any court other than as hereinabove specified in this paragraph 9.

10.  Miscellaneous.

     This Contract, including all documents
incorporated by reference herein, constitutes the entire understanding between the parties hereto and supersedes all other agreements, covenants, representations, warranties, understandings and communications between the parties, whether written or oral, with respect to the transactions contemplated by this Contract. All paragraph headings contained herein are for convenience only and shall not be construed as part of this Contract. Any provision of this Contract that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, and, to this end, the provisions hereof are severable. This Contract shall be governed by, and construed and enforced in accordance with, applicable federal laws and the laws of the State of Minnesota.
     IN WITNESS WHEREOF, the duly authorized officers of the Seller/Servicer and Residential Funding have executed this Seller/Servicer Contract as of the date first above written.

ATTEST:                SELLER/SERVICER

[Corporate Seal]


(Name of
Seller/Servicer)

By:                           By:
   (Signature)                   (Signature)


                              By:
  (Typed Name)                   (Typed Name)


Title:                        Title:





ATTEST:      RESIDENTIAL FUNDING CORPORATION


By:                           By:
     (Signature)                        (Signature)


                              By:
     (Typed Name)                       (Typed Name)


Title:                        Title:
                       EXHIBIT H
             FORMS OF REQUEST FOR RELEASE

DATE:
TO:
RE:       REQUEST FOR RELEASE OF DOCUMENTS

In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage Loan File described below.

Pooling and Servicing Agreement Dated:
Series#:
Account#:
Pool#:
Loan#:
Borrower Name(s):
Reason for Document Request: (circle one)    Mortgage
Loan Prepaid in Full
                                   Mortgage Loan
Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing
Agreement."


Residential Funding Corporation
Authorized Signature

*******************************************************
***********************
TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.

          Enclosed Documents: [ ] Promissory Note
                              [ ] Primary Insurance
Policy
                              [ ] Mortgage or Deed of
Trust
                              [ ] Assignment(s) of
Mortgage or Deed of Trust
                              [ ] Title Insurance
Policy
                              [ ] Other:



Name

Title

Date
                      EXHIBIT I-1

       FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF       )
               : ss.:
COUNTY OF      )

          [NAME OF OFFICER], being first duly sworn, deposes and says:

          1. That he is [Title of Officer] of [Name of Owner] (record or beneficial owner of the Mortgage
Pass-Through Certificates, Series 1995-S9, Class [R-I]
[R-II] (the "Owner")), a [savings institution]
[corporation] duly organized and existing under the laws of [the State of __________________] [the United
States], on behalf of which he makes this affidavit and agreement.

          2. That the Owner (i) is not and will not be a "disqualified organization" as of [date of transfer] within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"),
(ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class [R-I] [R-II] Certificates, and
(iii) is acquiring the Class [R-I] [R-II] Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan
Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

          3.  That the Owner is aware (i) of the tax
that would be imposed on transfers of Class [R-I] [R-
II] Certificates to disqualified organizations under the Code, that applies to all transfers of Class [R-I]
[R-II] Certificates after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class [R-I] [R-
II] Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

          4.  That the Owner is aware of the tax
imposed on a "pass-through entity" holding Class [R-I]
[R-II] Certificates if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

          5. The Purchaser is not an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement
Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or an investment manager, named fiduciary or a trustee of any such plan, or any other
Person acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any such plan.

          6. That the Owner is aware that the Trustee will not register the transfer of any Class [R-I] [R-
II] Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

          7.  That the Owner has reviewed the
restrictions set forth on the face of the Class [R-I]
[R-II] Certificates and the provisions of Section
5.02(f) of the Pooling and Servicing Agreement under which the Class [R-I] [R-II] Certificates were issued
(in particular, clause (iii)(A) and (iii)(B) of Section
5.02(f) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section
5.02(f)). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

          8. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class [R-I]
[R-II] Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

          9.  The Owner's Taxpayer Identification
Number is ______________.

          10.  This affidavit and agreement relates
only to the Class [R-I] [R-II] Certificates held by the Owner and not to any other holder of the Class [R-I]
[R-II] Certificates. The Owner understands that the liabilities described herein relate only to the Class
[R-I] [R-II] Certificates.

          11. That no purpose of the Owner relating to the transfer of any of the Class [R-I] [-II]
Certificates by the Owner is or will be to impede the assessment or collection of any tax.

          12.  That the Owner has no present knowledge
or expectation that it will be unable to pay any United
States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the person from whom it acquired the Class [R-I] [R-II]
Certificate that the Owner intends to pay taxes associated with holding such Class [R-I] [R-II]
Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class [R-I] [R-II] Certificate.

          13.  That the Owner has no present knowledge
or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class [R-I] [R-II] Certificates remain outstanding.

          14.  The Owner is a citizen or resident of
the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.
          IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ____ day of _______________, 199__.

                              [NAME OF OWNER]


                              By:
                              [Name of Officer]
                              [Title of Officer]
[Corporate Seal]

ATTEST:



[Assistant] Secretary



          Personally appeared before me the above-named
[Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

          Subscribed and sworn before me this ____ day of ________________, 199__.




                              NOTARY PUBLIC

                              COUNTY OF
                              STATE OF
                              My Commission expires the
                              ____ day of
                              _______________, 19__.
                      EXHIBIT I-2

            FORM OF TRANSFEROR CERTIFICATE


                                __________________,
19__


Residential Funding Mortgage
  Securities I, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

Bankers Trust Company
Four Albany Street
New York, New York 10006
Attention:  Residential Funding Corporation Series
1995-S9

         Re:  Mortgage Pass-Through Certificates,
              Series 1995-S9, Class [R-I] [R-II]

Ladies and Gentlemen:

         This letter is delivered to you in connection with the transfer by _______________________________
(the "Seller") to _______________________________ (the
"Purchaser") of $_____________ Initial Certificate
Principal Balance of Mortgage Pass-Through
Certificates, Series 1995-S9, Class [R-I] [R-II] (the
"Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and
Servicing Agreement"), dated as of June 1, 1995 among
Residential Funding Mortgage Securities I, Inc., as seller (the "Company"), Residential Funding
Corporation, as master servicer, and Bankers Trust
Company, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing
Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

         1. No purpose of the Seller relating to the transfer of the Certificate by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

         2.   The Seller understands that the
Purchaser has delivered to the Trustee and the Master
Servicer a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as
Exhibit I-1. The Seller does not know or believe that any representation contained therein is false.


         3.   The Seller has at the time of the
transfer conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of a Class [R-I] [R-II] Certificate may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.

         4.   The Seller has no actual knowledge that
the proposed Transferee is not both a United States
Person and a Permitted Transferee.

                                Very truly yours,




                                (Seller)


                                By:
                                Name:
                                Title:
                       EXHIBIT J

        FORM OF INVESTOR REPRESENTATION LETTER

                        ______________, 19__

Residential Funding Mortgage
  Securities I, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MN 55437

Bankers Trust Company
Four Albany Street
New York, New York 10006

Attention:  Residential Funding Corporation Series
1995-S9

         RE:  Mortgage Pass-Through Certificates,
              Series 1995-S9, Class B-

Ladies and Gentlemen:

         _________________________ (the "Purchaser")
intends to purchase from ___________________________
(the "Seller") $_____________ Initial Certificate
Principal Balance of Mortgage Pass-Through
Certificates, Series 1995-S9, Class __ (the
"Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing
Agreement"), dated as of June 1, 1995 among Residential
Funding Mortgage Securities I, Inc., as seller (the
"Company"), Residential Funding Corporation, as master servicer, and Bankers Trust Company, as trustee (the
"Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

              1.     The Purchaser understands that
         (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the
         "Act") or any state securities law, (b) the Company is not required to so register or qualify the Certificates, (c) the
         Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

              2.     The Purchaser is acquiring the
         Certificates for its own account for
         investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

              3.     The Purchaser is (a) a
         substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates,
         (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

              4.     The Purchaser has been furnished
         with, and has had an opportunity to review
         (a) [a copy of the Private Placement
         Memorandum, dated ___________________, 19__,
         relating to the Certificates (b)] a copy of the Pooling and Servicing Agreement and [b]
         [c] such other information concerning the Certificates, the Mortgage Loans and the Company as has been requested by the Purchaser from the Company or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Company or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Private
         Placement Memorandum (the "Memorandum")
         relating to the original sale (the "Original
         Sale") of the Certificates by the Company, the Purchaser acknowledges that such
         Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Company solely for use in connection with the Original Sale and the Company did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Company with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with
         (a) error or omission, or alleged error or omission, contained in the Memorandum, or (b) any information, development or event arising after the date of the Memorandum.]

              5.     The Purchaser has not and will
         not nor has it authorized or will it
         authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

              6.     The Purchaser is not an employee
         benefit or other plan subject to the
         prohibited transaction provisions of the
         Employee Retirement Income Security Act of
         1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or an investment manager, a named fiduciary or a trustee of any such plan, or any other person acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any such plan, and understands that registration of transfer of any Certificate to any such plan, or to any person acting on behalf of or purchasing any Certificate with "plan assets" of any such plan, will not be made unless such plan or person delivers an opinion of its counsel, addressed and satisfactory to the Trustee, the Company and the Master Servicer, to the effect that the purchase and holding of a Certificate by, on behalf of, or with "plan assets" of any such plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section
         406 of ERISA or Section 4975 of the Code, and will not subject the Company, the Master
         Servicer or the Trustee to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.

              7.     The Purchaser is not a non-United
         States person.

                                Very truly yours,




                                By:

                                Name:

                                Title:

                       EXHIBIT K

       FORM OF TRANSFEROR REPRESENTATION LETTER




                                 , 19


Residential Funding Mortgage
  Securities I, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MN 55437

Bankers Trust Company
Four Albany Street
New York, New York 10006

Attention: Residential Funding Corporation Series 1995-
S9

         Re:  Mortgage Pass-Through Certificates,
              Series 1995-S9, Class B-

Ladies and Gentlemen:

         In connection with the sale by
(the "Seller") to                    (the "Purchaser")
of $            Initial Certificate Principal Balance
of Mortgage Pass-Through Certificates, Series 1995-S9,
Class   (the "Certificates"), issued pursuant to the
Pooling and Servicing Agreement (the "Pooling and
Servicing Agreement"), dated as of June 1, 1995 among
Residential Funding Mortgage Securities I, Inc., as seller (the "Company"), Residential Funding
Corporation, as master servicer, and Bankers Trust
Company, as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

         Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the
"Act"), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The
Seller will not act, in any manner set forth in the foregoing sentence with respect to any Certificate.
The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing
Agreement.

                        Very truly yours,



                        (Seller)



                        By:

                        Name:

                        Title:

                       EXHIBIT L

     [FORM OF RULE 144A INVESTMENT REPRESENTATION]


Description of Rule 144A Securities, including numbers:
    _______________________________________________
    _______________________________________________
    _______________________________________________
    _______________________________________________


         The undersigned  seller, as registered holder
(the "Seller"), intends to transfer the Rule 144A
Securities described above to the undersigned buyer
(the "Buyer").

         1.  In connection with such transfer and in
accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A
Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A
Securities under the Securities Act of 1933, as amended
(the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A
Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

         2. The Buyer warrants and represents to, and covenants with, the Seller, the Trustee and the Master
Servicer (as defined in the Pooling and Servicing
Agreement (the "Agreement"), dated as of June 1, 1995 among Residential Funding Corporation as Master
Servicer, Residential Funding Mortgage Securities I,
Inc. as depositor pursuant to Section 5.02 of the Agreement and Bankers Trust Company as trustee, as follows:

              a.  The Buyer understands that the Rule
    144A Securities have not been registered under the 1933 Act or the securities laws of any state.

              b.  The Buyer considers itself a
    substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

              c.  The Buyer has been furnished with
    all information regarding the Rule 144A Securities that it has requested from the Seller, the Trustee or the Servicer.

              d.  Neither the Buyer nor anyone acting
    on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A
    Securities, any interest in the Rule 144A
    Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A
    Securities, any interest in the Rule 144A
    Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule
    144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A
    Securities a violation of Section 5 of the 1933
    Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

              e.  The Buyer is a "qualified
    institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The
    Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

         [3. The Buyer warrants and represents to, and covenants with, the Seller, the Trustee, Master
Servicer and the Company that either (1) the Buyer is
(A) not an employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security
Act of 1974, as amended ("ERISA")), or a plan (within the meaning of Section 4975(e)(1) of the Internal
Revenue Code of 1986 ("Code")), which (in either case) is subject to ERISA or Section 4975 of the Code (both a "Plan"), and (B) is not directly or indirectly purchasing the Rule 144A Securities on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, or (2) the Buyer understands that registration of transfer of any Rule 144A Securities to any Plan, or to any Person acting on behalf of or purchasing any Certificate with "plan assets of any Plan, will not be made unless such Plan or Person delivers an opinion of its counsel, addressed and satisfactory to the Trustee, the Company and the Master Servicer, to the effect that the purchase and holding of the Rule 144A Securities by, on behalf of or with "plan assets" of such Plan would not constitute or result in a prohibited transaction under
Section 406 of ERISA or Section 4975 of the Code, and would not subject the Company, the Master Servicer or the Trustee to any obligation or liability (including liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.]

         4.  This document may be executed in one or
more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

         IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.




Print Name of Seller               Print Name of Buyer

By:                                By:

  Name:                              Name:
  Title:                             Title:

Taxpayer Identification:             Taxpayer
Identification:

No.                                No.


Date:                              Date:





                                   ANNEX 1 TO EXHIBIT L


  QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE
144A

[For Buyers Other Than Registered Investment Companies]


       The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

       1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice
President or other executive officer of the Buyer.

       2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis
$______________________ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

  ___  Corporation, etc.  The Buyer is a corporation
       (other than a bank, savings and loan
       association or similar institution),
       Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal
       Revenue Code.

  ___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.
  ___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least
       $25,000,000 as demonstrated in its latest annual financial statements.

  ___  Broker-Dealer.  The Buyer is a dealer
       registered pursuant to Section 15 of the Securities Exchange Act of 1934.

  ___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

  ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

  ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of
       1974.

  ___  Investment Adviser.   The Buyer is an
       investment adviser registered under the
       Investment Advisers Act of 1940.

  ___  SBIC.  The Buyer is a Small Business Investment
       Company licensed by the U.S. Small Business
       Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

  ___ Business Development Company. The Buyer is a business development company as defined in
       Section 202(a)(22) of the Investment Advisers
       Act of 1940.

  ___ Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement
       Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

       3.      The term "securities" as used herein
does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

       4.      For purposes of determining the
aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

       5.      The Buyer acknowledges that it is
familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

  ___   ___         Will the Buyer be purchasing the
Rule 144A
  Yes   No          Securities only for the Buyer's own
account?

       6.      If the answer to the foregoing question
is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

       7.      The Buyer will notify each of the
parties to which this certification is made of any changes in the information and conclusions herein.
Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.



                         Print Name of Buyer

                         By:

                              Name:
                              Title:

                         Date:

                                   ANNEX 2 TO EXHIBIT L


  QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE
144A

 [For Buyers That Are Registered Investment Companies]


          The undersigned hereby certifies as follows in connection with the Rule 144A Investment
Representation to which this Certification is attached:

           1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice
President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933
("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

          2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least
$100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

____      The Buyer owned $___________________ in
          securities (other than the excluded
          securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____      The Buyer is part of a Family of Investment
          Companies which owned in the aggregate
          $______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3.   The term "Family of Investment
Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

          4.   The term "securities" as used herein
does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's
Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations,
(iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

          5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A.
In addition, the Buyer will only purchase for the Buyer's own account.

          6.   The undersigned will notify each of the
parties to which this certification is made of any changes in the information and conclusions herein.
Until such notice, the Buyer's purchase of Rule 144A
Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.




                              Print Name of Buyer


                              By:

                                 Name:

                                 Title:


                              IF AN ADVISER:



                              Print Name of Buyer


                              Date:





                       EXHIBIT M

      [Text of Amendment to Pooling and Servicing
     Agreement Pursuant to Section 11.01(e) for a
                   Limited Guaranty]


                      ARTICLE XII

Subordinate Certificate Loss Coverage; Limited Guaranty

          Section 12.01.  Subordinate Certificate Loss
Coverage; Limited Guaranty.  (a) Subject to subsection
(c) below, prior to the later of the third Business Day prior to each Distribution Date or the related
Determination Date, the Master Servicer shall determine whether it or any Subservicer will be entitled to any reimbursement pursuant to Section 4.02(a) on such Distribution Date for Advances or Subservicer Advances previously made, (which will not be Advances or Subservicer Advances that were made with respect to delinquencies which were subsequently determined to be Excess Special Hazard Losses, Excess Fraud Losses,
Excess Bankruptcy Losses or Extraordinary Losses) and, if so, the Master Servicer shall demand payment from Residential Funding of an amount equal to the amount of any Advances or Subservicer Advances reimbursed pursuant to Section 4.02(a), to the extent such Advances or Subservicer Advances have not been included in the amount of the Realized Loss in the related
Mortgage Loan, and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section
4.02(a).

          (b)  Subject to subsection (c) below, prior
to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether any Realized Losses (other than Excess Special Hazard
Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses) will be allocated to the Class B Certificates on such Distribution Date pursuant to Section 4.05, and, if so, the Master Servicer shall demand payment from Residential Funding of the amount of such Realized Loss and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section
4.02(a); provided, however, that the amount of such demand in respect of any Distribution Date shall in no event be greater than the sum of (i) the additional amount of Accrued Certificate Interest that would have been paid for the Class B Certificateholders on such Distribution Date had such Realized Loss or Losses not occurred plus (ii) the amount of the reduction in the Certificate Principal Balances of the Class B
Certificates on such Distribution Date due to such Realized Loss or Losses. Notwithstanding such payment, such Realized Losses shall be deemed to have been borne by the Certificateholders for purposes of Section 4.05.
Excess Special Hazard Losses, Excess Fraud Losses,
Excess Bankruptcy Losses and Extraordinary Losses allocated to the Class B Certificates will not be covered by the Subordinate Certificate Loss Obligation.

          (c)  Demands for payments pursuant to this
Section shall be made prior to the later of the third
Business Day prior to each Distribution Date or the
related Determination Date by the Master Servicer with
written notice thereof to the Trustee.  The maximum
amount that Residential Funding shall be required to
pay pursuant to this Section on any Distribution Date
(the "Amount Available") shall be equal to the lesser
of (X)                  minus the sum of (i) all
previous payments made under subsections (a) and (b) hereof and (ii) all draws under the Limited Guaranty made in lieu of such payments as described below in subsection (d) and (Y) the then outstanding Certificate
Principal Balances of the Class B Certificates, or such lower amount as may be established pursuant to Section
12.02. Residential Funding's obligations as described in this Section are referred to herein as the "Subordinate Certificate Loss Obligation."

          (d)  The Trustee will promptly notify General
Motors Acceptance Corporation of any failure of Residential Funding to make any payments hereunder and shall demand payment pursuant to the limited guaranty
(the "Limited Guaranty"), executed by General Motors
Acceptance Corporation, of Residential Funding's obligation to make payments pursuant to this Section, in an amount equal to the lesser of (i) the Amount
Available and (ii) such required payments, by delivering to General Motors Acceptance Corporation a written demand for payment by wire transfer, not later than the second Business Day prior to the Distribution
Date for such month, with a copy to the Master
Servicer.

          (e) All payments made by Residential Funding pursuant to this Section or amounts paid under the Limited Guaranty shall be deposited directly in the Certificate Account, for distribution on the Distribution Date for such month to the Class B
Certificateholders.

          (f)  The Company shall have the option, in
its sole discretion, to substitute for either or both of the Limited Guaranty or the Subordinate Certificate
Loss Obligation another instrument in the form of a corporate guaranty, an irrevocable letter of credit, a surety bond, insurance policy or similar instrument or a reserve fund; provided that (i) the Company obtains an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that obtaining such substitute corporate guaranty, irrevocable letter of credit, surety bond, insurance policy or similar instrument or reserve fund will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860(F)(a)(1) of the Code or on "contributions after the startup date" under Section 860(G)(d)(1) of the Code or (b) either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificate is outstanding, and (ii) no such substitution shall be made unless (A) the substitute Limited Guaranty or Subordinate
Certificate Loss Obligation is for an initial amount not less than the then current Amount Available and contains provisions that are in all material respects equivalent to the original Limited Guaranty or Subordinate Certificate Loss Obligation (including that no portion of the fees, reimbursements or other obligations under any such instrument will be borne by the Trust Fund), (B) the long term debt obligations of any obligor of any substitute Limited Guaranty or Subordinate Certificate Loss Obligation (if not supported by the Limited Guaranty) shall be rated at least the lesser of (a) the rating of the long term debt obligations of General Motors Acceptance
Corporation as of the date of issuance of the Limited
Guaranty and (b) the rating of the long term debt obligations of General Motors Acceptance Corporation at the date of such substitution and (C) the Company obtains written confirmation from each nationally recognized credit rating agency that rated the Class B
Certificates at the request of the Company that such substitution shall not lower the rating on the Class B
Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency. Any replacement of the Limited Guaranty or Subordinate
Certificate Loss Obligation pursuant to this Section shall be accompanied by a written Opinion of Counsel to the substitute guarantor or obligor, addressed to the Master Servicer and the Trustee, that such substitute instrument constitutes a legal, valid and binding obligation of the substitute guarantor or obligor, enforceable in accordance with its terms, and concerning such other matters as the Master Servicer and the Trustee shall reasonably request. Neither the Company, the Master Servicer nor the Trustee shall be obligated to substitute for or replace the Limited
Guaranty or Subordinate Certificate Loss Obligation under any circumstance.

          Section 12.02.  Amendments Relating to the
Limited Guaranty.  Notwithstanding Sections 11.01 or
12.01: (i) the provisions of this Article XII may be amended, superseded or deleted, (ii) the Limited
Guaranty or Subordinate Certificate Loss Obligation may be amended, reduced or canceled, and (iii) any other provision of this Agreement which is related or incidental to the matters described in this Article XII may be amended in any manner; in each case by written instrument executed or consented to by the Company and Residential Funding but without the consent of any Certificateholder and without the consent of the Master
Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of, the Master
Servicer or the Trustee, as applicable; provided that the Company shall also obtain a letter from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the Company to the effect that such amendment, reduction, deletion or cancellation will not lower the rating on the Class
B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency, unless
(A) the Holder of 100% of the Class B Certificates is
Residential Funding or an Affiliate of Residential
Funding, or (B) such amendment, reduction, deletion or cancellation is made in accordance with Section
11.01(e) and, provided further that the Company obtains, in the case of a material amendment or supersession (but not a reduction, cancellation or deletion of the Limited Guaranty or the Subordinate
Certificate Loss Obligation), an Opinion of Counsel
(which need not be an opinion of Independent counsel) to the effect that any such amendment or supersession will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under
Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or (b) either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificate is outstanding. A copy of any such instrument shall be provided to the Trustee and the Master Servicer together with an Opinion of Counsel that such amendment complies with this Section 12.02.
                       EXHIBIT N

              [Form of Limited Guaranty]

                   LIMITED GUARANTY

    RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.

          Mortgage Pass-Through Certificates
                    Series 1995-S9



 , 199__


Bankers Trust Company
Four Albany Street
New York, New York 10006

Attention:  Residential Funding Corporation Series
1995-S9

Ladies and Gentlemen:

          WHEREAS, Residential Funding Corporation, a
Delaware corporation ("Residential Funding"), an indirect wholly-owned subsidiary of General Motors
Acceptance Corporation, a New York corporation
("GMAC"), plans to incur certain obligations as described under Section 12.01 of the Pooling and Servicing Agreement dated as of June 1, 1995 (the
"Servicing Agreement"), among Residential Funding
Mortgage Securities I, Inc. (the "Company"),
Residential Funding and Bankers Trust Company (the
"Trustee") as amended by Amendment No. ___ thereto, dated as of ________, with respect to the Mortgage
Pass-Through Certificates, Series 1995-S9 (the
"Certificates"); and

          WHEREAS, pursuant to Section 12.01 of the Servicing Agreement, Residential Funding agrees to make payments to the Holders of the Class B Certificates with respect to certain losses on the Mortgage Loans as described in the Servicing Agreement; and

          WHEREAS, GMAC desires to provide certain assurances with respect to the ability of Residential
Funding to secure sufficient funds and faithfully to perform its Subordinate Certificate Loss Obligation;

          NOW THEREFORE, in consideration of the
premises herein contained and certain other good and valuable consideration, the receipt of which is hereby acknowledged, GMAC agrees as follows:

          1.   Provision of Funds.  (a) GMAC agrees to
contribute and deposit in the Certificate Account on behalf of Residential Funding (or otherwise provide to Residential Funding, or to cause to be made available to Residential Funding), either directly or through a subsidiary, in any case prior to the related
Distribution Date, such moneys as may be required by Residential Funding to perform its Subordinate
Certificate Loss Obligation when and as the same arises from time to time upon the demand of the Trustee in accordance with Section 12.01 of the Servicing
Agreement.

          (b) The agreement set forth in the preceding clause (a) shall be absolute, irrevocable and unconditional and shall not be affected by the transfer by GMAC or any other person of all or any part of its or their interest in Residential Funding, by any insolvency, bankruptcy, dissolution or other proceeding affecting Residential Funding or any other person, by any defense or right of counterclaim, set-off or recoupment that GMAC may have against Residential
Funding or any other person or by any other fact or circumstance. Notwithstanding the foregoing, GMAC's obligations under clause (a) shall terminate upon the earlier of (x) substitution for this Limited Guaranty pursuant to Section 12.01(f) of the Servicing
Agreement, or (y) the termination of the Trust Fund pursuant to the Servicing Agreement.

          2.   Waiver.  GMAC hereby waives any failure
or delay on the part of Residential Funding, the Trustee or any other person in asserting or enforcing any rights or in making any claims or demands hereunder. Any defective or partial exercise of any such rights shall not preclude any other or further exercise of that or any other such right. GMAC further waives demand, presentment, notice of default, protest, notice of acceptance and any other notices with respect to this Limited Guaranty, including, without limitation, those of action or nonaction on the part of Residential Funding or the Trustee.

          3.   Modification, Amendment and Termination.
This Limited Guaranty may be modified, amended or terminated only by the written agreement of GMAC and the Trustee and only if such modification, amendment or termination is permitted under Section 12.02 of the Servicing Agreement. The obligations of GMAC under this Limited Guaranty shall continue and remain in effect so long as the Servicing Agreement is not modified or amended in any way that might affect the obligations of GMAC under this Limited Guaranty without the prior written consent of GMAC.

          4.   Successor.  Except as otherwise
expressly provided herein, the guarantee herein set forth shall be binding upon GMAC and its respective successors.

          5.   Governing Law.  This Limited Guaranty
shall be governed by the laws of the State of New York.

          6.   Authorization and Reliance.  GMAC
understands that a copy of this Limited Guaranty shall be delivered to the Trustee in connection with the execution of Amendment No. 1 to the Servicing Agreement and GMAC hereby authorizes the Company and the Trustee to rely on the covenants and agreements set forth herein.

          7. Definitions. Capitalized terms used but not otherwise defined herein shall have the meaning given them in the Servicing Agreement.

          8. Counterparts. This Limited Guaranty may be executed in any number of counterparts, each of which shall be deemed to be an original and such counterparts shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, GMAC has caused this
Limited Guaranty to be executed and delivered by its respective officers thereunto duly authorized as of the day and year first above written.

                              GENERAL MOTORS ACCEPTANCE
                              CORPORATION


                              By:
                              Name:
                              Title:


Acknowledged by:

BANKERS TRUST COMPANY,
  as Trustee


By:
Name:
Title:


RESIDENTIAL FUNDING MORTGAGE
  SECURITIES I, INC.


By:
Name:
Title:
                       EXHIBIT O

FORM OF LENDER CERTIFICATION FOR ASSIGNMENT OF MORTGAGE
LOAN


                                   __________________,
19____

Residential Funding Mortgage
  Securities I, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

Bankers Trust Company
Four Albany Street
New York, New York 10006

Attention:  Residential Funding Corporation Series
1995-S9

          Re:  Mortgage Pass-Through Certificates,
               Series 1995-S9 Assignment of Mortgage
               Loan

Ladies and Gentlemen:

          This letter is delivered to you in connection with the assignment by _________________ (the
"Trustee") to _______________________ (the "Lender") of
_______________ (the "Mortgage Loan") pursuant to
Section 3.13(d) of the Pooling and Servicing Agreement
(the "Pooling and Servicing Agreement"), dated as of June 1, 1995 among Residential Funding Mortgage
Securities I, Inc., as seller (the "Company"),
Residential Funding Corporation, as master servicer, and the Trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Lender hereby certifies, represents and warrants to, and covenants with, the Master Servicer and the Trustee that:

       (i)     the Mortgage Loan is secured by
Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;

      (ii)     the substance of the assignment is, and
is intended to be, a refinancing of such Mortgage Loan and the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;

     (iii) the Mortgage Loan following the proposed assignment will be modified to have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and

      (iv) such assignment is at the request of the borrower under the related Mortgage Loan.

                              Very truly yours,




                              (Lender)

                              By:

                              Name:

                              Title:

                       EXHIBIT P


Planned Principal Balances and Targeted Principal
Balances


For information on the Planned Principal Balances and Targeted Principal Balances, see Prospectus Supplement dated June 22, 1995 to the Prospectus dated April 20,
1995 for Residential Funding Securities I, Inc.,
Mortgage Pass-Through Certificates Series 1995-S9. See pages S-35 through S-38.


                       EXHIBIT Q


            Schedule of Discount Fractions



1995-S9 SCHEDULE OF DISCOUNT MORTGAGE LOANS

LOAN      PRINCIPAL    NET    MTG DISCOUNT    PO
NUMBER    BALANCE      RATE   FRACTION        BALANCE


1420619   $196,000.00  7.6700% 4.12500000%    $8,085.00
1419178   $309,001.46  7.7200% 3.50000000%   $10,815.05
1418987   $262,438.52  7.7200% 3.50000000%    $9,185.35
1419247   $306,800.00  7.7200% 3.50000000%   $10,738.00
1414998   $264,000.00  7.7200% 3.50000000%    $9,240.00
1420411   $425,000.00  7.7650% 2.93750000%   $12,484.38
1420922   $299,802.75  7.7700% 2.87500000%    $8,619.33
1420333   $306,400.00  7.7800% 2.75000000%    $8,426.00
1418865   $287,621.92  7.7950% 2.56250000%    $7,370.31
1404638   $325,000.00  7.7950% 2.56250000%    $8,328.13
1417272   $215,700.00  7.7950% 2.56250000%    $5,527.31
1420591   $255,000.00  7.7950% 2.56250000%    $6,534.38
1420319   $203,150.00  7.7950% 2.56250000%    $5,205.72
1420585   $166,850.00  7.7950% 2.56250000%    $4,275.53
1420572   $250,000.00  7.7950% 2.56250000%    $6,406.25
1420325   $327,200.00  7.7950% 2.56250000%    $8,384.50
1420329   $325,000.00  7.7950% 2.56250000%    $8,328.13
1419815   $221,000.00  7.8450% 1.93750000%    $4,281.88
1420273   $649,146.74  7.8450% 1.93750000%   $12,577.22
1418382   $208,435.66  7.8450% 1.93750000%    $4,038.44
1418345   $277,915.55  7.8450% 1.93750000%    $5,384.61
1418308   $285,000.00  7.8450% 1.93750000%    $5,521.88
1420322   $500,000.00  7.8700% 1.62500000%    $8,125.00
1420323   $435,000.00  7.8700% 1.62500000%    $7,068.75
1420337   $500,000.00  7.9200% 1.00000000%    $5,000.00
1418491   $279,721.51  7.9200% 1.00000000%    $2,797.22
1420584    $82,597.30  7.9200% 1.00000000%      $825.97
1420882   $241,775.00  7.9200% 1.00000000%    $2,417.75
1420408 $1,000,000.00  7.9200% 1.00000000%   $10,000.00
1420883   $310,500.00  7.9200% 1.00000000%    $3,105.00
1419873   $229,853.34  7.9200% 1.00000000%    $2,298.53
1420111   $320,000.00  7.9200% 1.00000000%    $3,200.00
1420990   $300,000.00  7.9200% 1.00000000%    $3,000.00
1420324   $308,000.00  7.9200% 1.00000000%    $3,080.00
1419818   $303,700.00  7.9450% 0.68750000%    $2,087.94
1420421   $146,400.00  7.9550% 0.56250000%      $823.50
1417968   $220,217.83  7.9700% 0.37500000%      $825.82
1417971   $259,834.21  7.9700% 0.37500000%      $974.38
1418501   $219,288.84  7.9700% 0.37500000%      $822.33
1417959   $272,000.00  7.9700% 0.37500000%    $1,020.00
1420655   $222,000.00  7.9700% 0.37500000%      $832.50
1418817   $699,553.63  7.9700% 0.37500000%    $2,623.33
1418790   $349,776.81  7.9700% 0.37500000%    $1,311.66
1406595   $620,000.00  7.9700% 0.37500000%    $2,325.00
1419238   $280,992.95  7.9700% 0.37500000%    $1,053.72
1420450   $328,000.00  7.9700% 0.37500000%    $1,230.00
1420419   $616,312.74  7.9950% 0.06250000%      $385.20
1419821   $242,400.00  7.9950% 0.06250000%      $151.50
1419822   $222,300.00  7.9950% 0.06250000%      $138.94
1420594   $367,700.00  7.9950% 0.06250000%      $229.81
1420593   $209,000.00  7.9950% 0.06250000%      $130.63
1420592   $344,800.00  7.9950% 0.06250000%      $215.50


        16,798,186.76  7.8867% 1.41597036%  $237,857.35